As filed with the Securities and Exchange Commission on July 21, 2016

Registration No. 333-[●]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Industrial Property Trust Inc.

(Exact name of registrant as specified in governing instruments)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

Dwight L. Merriman III

Chief Executive Officer

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

copies to:

Judith D. Fryer, Esq.

Alice L. Connaughton, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(2)
Primary Offering, Class A and Class T Common Stock, $0.01 par value per share	$450,000,000
Distribution Reinvestment Plan, Class A and Class T Common Stock, $0.01 par value per share	$150,000,000
Total, Class A and Class T Common Stock, $0.01 par value per share	$600,000,000	$60,420

(1)	Estimated for purposes of determining the registration fees pursuant to Rule 457(o) under the Securities Act of 1933. Represents an indeterminate number of shares to be offered by the registrant at prices to be determined by the registrant from time to time, with an aggregate offering amount of $600,000,000. Includes an indeterminate number of shares to be issued under the registrant’s distribution reinvestment plan with an aggregate offering amount of $150,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.
(2)	Pursuant to Rule 415(a)(6) of the Securities Act of 1933, this Registration Statement includes $600,000,000 of unsold securities that were previously registered with respect to which the Registrant paid filing fees of $68,760. The filing fees previously paid with respect to shares being carried forward to this Registration Statement reduce the filing fees currently due to $0.00.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities registered pursuant to this Registration Statement are unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-184126) initially filed by the Registrant on September 27, 2012 (the “Prior Registration Statement”). The Prior Registration Statement, as amended, registered securities with a maximum offering price of $2,000,000,000. Of the amount of securities registered pursuant to the Prior Registration Statement, more than $600,000,000 of securities remain unsold and the Registrant is carrying forward a total of $600,000,000 of such unsold securities to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED July 21, 2016

$600,000,000 Maximum Offering

$2,000 Minimum Purchase

Industrial Property Trust Inc. was formed in 2012 to make investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. We are externally managed by Industrial Property Advisors LLC, or the “Advisor.” We believe we have been organized and have operated in a manner so as to qualify as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes, commencing with our taxable year that ended on December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than a date which is two years after the effective date of this offering, or [●], 2018, unless further extended in accordance with federal securities laws. We have registered shares of our common stock that may be offered in any combination of the two classes of shares of our common stock: Class A shares and Class T shares. The offering price for the shares in the primary offering is $10.44 per Class A share and $9.83 per Class T share. The offering price was arbitrarily determined by our board of directors based on our estimated net asset value, or “NAV,” as determined on August 13, 2015, plus any applicable per share up-front sales commissions, dealer manager fees and organization and offering expenses to be paid with respect to the Class A shares and the Class T shares. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. Our initial public offering, or the “Initial Offering,” commenced in July 2013 and we broke escrow in September 2013. As of July 6, 2016, we had raised gross proceeds of approximately $1.3 billion from the sale of approximately 135 million shares of our common stock pursuant to the Initial Offering, which includes proceeds raised from the sale of shares through our distribution reinvestment plan. Shares are issued in book entry form only.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 29. These risks include, among others:

•	We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives;

•	We are subject to risks related to owning real estate, including changes in economic, demographic and real estate market conditions. Therefore, the amount of distributions we may pay to you in the future, if any, is uncertain, there is no guarantee of any return on your investment in us and you may lose the amount you invest;

•	Because our charter does not require us to pursue a transaction to provide liquidity to our stockholders, there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a blind pool offering; we have not identified specific investments to make with all of the proceeds of this offering. You will not have the opportunity to evaluate all of the investments we will make with the offering proceeds prior to purchasing shares of our common stock;

•	We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus;

•	This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments;

•	Distributions have been and may continue to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include net proceeds from primary shares sold in our public offerings and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from these sources as well as proceeds from the sales of assets, proceeds from the issuance of shares pursuant to our distribution reinvestment plan and cash resulting from a waiver or deferral of fees. There is no limit on distributions that may be made from these sources. To the extent we pay distributions from sources other than our cash flows from operating activities, we may have less funds available for the acquisition of properties, and your overall return may be reduced.

•	We expect to compete with other entities sponsored or advised by affiliates of Industrial Property Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, or the “Sponsor,” for investments, and certain of those entities will have priority with respect to certain investment opportunities. The Advisor and its affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which we refer to in this prospectus as customers, and the fact that we do not have arm’s length agreements with the Advisor, Dividend Capital Property Management LLC, or the “Property Manager,” or any other affiliates of or parties related to the Sponsor, which could result in actions that are not in your best interests;

•	If we terminate our agreement with the Advisor, we may be required to pay significant fees to the Sponsor, which will reduce cash available for distribution to you; and

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC (1)		MAXIMUM COMMISSIONS AND EXPENSES (2)	PROCEEDS TO COMPANY (1)
Primary Offering
Per Class A Share of Common Stock	$10.44	(3)	$1.2007	$9.2400
Per Class T Share of Common Stock	$9.83	(3)	$0.5898	$9.2400
Total Maximum (2)	$450,000,000		$38,137,500	$411,862,500
Distribution Reinvestment Plan Offering
Per Class A Share of Common Stock	$9.92	(3)	$0.1984	$9.7203
Per Class T Share of Common Stock	$9.83	(3)	$0.1966	$9.6332
Total Maximum	$150,000,000		$3,000,000	$147,000,000
Total Maximum Offering (2)	$600,000,000		$41,137,500	$558,862,500

(1)	Assumes we sell $450.0 million in the primary offering and $150.0 million pursuant to our distribution reinvestment plan.
(2)	“Commissions” are the aggregate sales commissions and dealer manager fees to be paid from primary offering gross proceeds, applying the assumption that 45% of primary offering gross proceeds come from sales of Class A shares and 55% of primary offering gross proceeds come from sales of Class T shares. “Expenses” are the amounts reimbursed to the Advisor for paying other distribution-related costs and cumulative organization and offering expenses in the amount of up to $12.0 million, or 2.0% of aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan. In addition, these amounts do not include the 1.0% annual distribution fee payable on Class T shares purchased in the primary offering. See “Plan of Distribution” for additional information regarding underwriting compensation.
(3)	These amounts have been rounded to the nearest whole cent throughout this prospectus and the actual per share offering prices for the Class A shares and Class T shares are $10.4407 and $9.8298, respectively, and the actual per share price distribution reinvestment plan offering prices for the Class A shares and Class T shares are $9.9187 and $9.8298, respectively.

The date of this prospectus is [●], 2016.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution” below for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the applicable subscription agreement. A specimen copy of the applicable subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B, Appendix C and Appendix D for both the Class A shares and the Class T shares, the Class A shares only and the Class T shares only, respectively. Each subscription agreement includes representations covering, among other things, suitability.

•	Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable, or wire transfer directed, to “Industrial Property Trust Inc.,” and the completed subscription agreement, along with the check or wire transfer, should be delivered to Dividend Capital, PO Box 219079, Kansas City, Missouri 64121-9079 or sent overnight to Dividend Capital, c/o DST Systems, Inc., 430 W. 7th Street, Suite 219079, Kansas City, Missouri, 64105. After you have satisfied the applicable minimum purchase requirement of $2,000, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Securities and Exchange Commission, which we refer to as the “SEC,” as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

The Sponsor and each participating broker dealer shall make reasonable efforts to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the “Code.”

The minimum purchase for New York residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

Unless you are transferring all of your shares of our common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until shares of our common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama—In addition to our suitability requirements, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident’s investment in us and other similar public, illiquid direct participation programs.

California—In addition to our suitability requirements, investors must have either: (i) a net worth (excluding the value of an investor’s home, furnishings and automobiles) of least $250,000; or (ii) an annual gross income of at least $85,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $150,000. In addition, an investor must have a net worth of at least ten times such investor’s investment in our shares.

Iowa—An Iowa investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an investor’s total investment in our shares or any of our affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

Kansas—In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of us and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. generally accepted accounting principles.

Kentucky—In addition to our suitability requirements, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our shares or the shares of our affiliates’ non-publicly traded real estate investment trusts.

Maine—In addition to our suitability requirements, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Massachusetts —In addition to our suitability requirements, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other similar illiquid direct participation programs. For this purpose, “liquid net worth” is that portion of an investor’s net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

New Jersey—In addition to our suitability requirements, a New Jersey investor’s total investment in this offering and similar direct participation programs shall not exceed 10% of his or her liquid net worth. For this purpose, “liquid net worth” is defined as that portion of an investor’s net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

New Mexico—In addition to our suitability requirements, an investor’s investment in us, other public real estate programs sponsored by our affiliates and other public, non-traded real estate programs may not exceed 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

North Dakota—In addition to our suitability requirements, North Dakota investors must represent that, in addition to the suitability standards stated above, they have a net worth of at least ten times their investment in this offering.

Ohio—In addition to our suitability requirements, an Ohio investor’s investment in us, our affiliates and other public, non-traded real estate programs may not exceed 10% of such investor’s liquid net worth.

Oregon—In addition to our suitability requirements, an investor must have a net worth of at least ten times such investor’s investment in our shares.

Tennessee —In addition to our suitability requirements, Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth (excluding the value of an investor’s home, furnishings and automobiles).

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

In determining suitability, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors.” References in this prospectus to “us,” “we,” “our” or “the Company” refer to Industrial Property Trust Inc. and its consolidated subsidiaries.

Industrial Property Trust Inc.

We were formed as a Maryland corporation on August 28, 2012 to make investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers throughout the U.S. Prior to giving effect to the Initial Offering, our sole investor was the Advisor, Industrial Property Advisors LLC, which initially purchased 20,000 shares of our common stock in connection with our formation. The Advisor paid $200,000 for its initial purchase of 20,000 shares of common stock. The Sponsor contributed $1,000 to Industrial Property Operating Partnership LP, or the “Operating Partnership,” in connection with our formation. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. Messrs. Blumberg, Mulvihill and Zucker are a part of the Advisor’s management team.

We believe that we have been organized and have operated in a manner so as to qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, and our main telephone number is (303) 339-3650.

Class A and Class T Shares of Common Stock

We have registered shares of our common stock that may be offered in any combination of the two classes of shares of our common stock: Class A shares and Class T shares. For Class A shares, the sales commission and the dealer manager fee are a percentage of $10.44 per share. For Class T shares, the sales commission and the dealer manager fee are a percentage of $9.83 per share. In addition, for Class T shares, the distribution fee accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. If we report an estimated per share value prior to the termination of the offering, the distribution fee will continue to be calculated as a percentage of the current gross offering price per Class T share until we report an estimated per share value following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated per share value. In the event the current gross offering price changes during the offering or an estimated per share value reported after termination of the offering changes, the distribution fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new gross offering price or the new estimated per share value, without regard to the actual price at which a particular Class T share was issued. The ongoing distribution fees with respect to Class T shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any sales commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The distributions paid with respect to all outstanding Class T shares will be reduced by the distribution fees calculated with respect to Class T shares issued in the primary offering.

Other than the differing fees, Class A shares and Class T shares have identical rights and privileges, such as identical voting rights. See “Description of Capital Stock—Common Stock” for more details regarding our classes of common stock. The following summarizes the differences in fees and commissions between the classes of our common stock on a per share basis:

	Class A	Class T
Initial Offering Price	$10.44	$9.83
Sales Commission	7.0%	2.0%
Dealer Manager Fee	2.5%	2.0%
Distribution Fee (1)	None	1.0%

(1)

We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account was reached. Stockholders will receive a transaction confirmation from the transfer agent, on our behalf, that their Class T shares have been converted into Class A shares. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. See “Description of Capital Stock—Distributions.” Assuming a constant gross offering price or estimated per share value of $9.83 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the 10% limit being reached, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $550 in distribution fees will be paid to the Dealer Manager over approximately 5.5 years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.83, an investor would pay approximately $0.54 in distribution fees to the Dealer Manager over approximately 5.5 years.

If we redeem a portion, but not all of the Class T shares purchased pursuant to this offering and held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares purchased pursuant to this offering and held in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

The fees listed above will be payable on a class-specific basis. The per share amount of distributions on Class A shares and Class T shares will differ because of the distribution fees that are only payable from distributions on Class T shares. Distribution amounts paid with respect to Class T shares will be lower than those paid with respect to Class A shares because distributions paid with respect to Class T shares will be reduced by the payment of the distribution fees.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding. In addition, we would expect that an investment in Class T shares would have a better overall return than an investment in Class A shares over the life of such an investment in shares of our common stock.

Investment Strategy and Objectives

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation through the potential sale of our assets or other Liquidity Event (as defined below).

There is no assurance that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

We will supplement this prospectus during the offering period in connection with the acquisition of any significant investments.

Investment Strategy

As of July 6, 2016, we owned and managed, either directly or through our 20.0% ownership interest in the Build-To-Core Industrial Partnership I LP, or the “BTC Partnership,” a real estate portfolio that included properties with an aggregate total purchase price of approximately $2.5 billion, comprised of 218 industrial buildings totaling approximately 34.4 million square feet located in 27 markets throughout the U.S., with 434 customers, and was 92.8% occupied (94.0% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes both occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date:

•	209 industrial buildings totaling approximately 32.6 million square feet comprised our operating portfolio, which includes stabilized properties, and were 96.4% occupied (96.7% leased). Our operating portfolio has an estimated weighted-average aggregate purchase price capitalization rate of approximately 5.4% (5.6% excluding contractual free rent during a portion of the year following acquisition for certain of the properties).

•	Nine industrial buildings totaling approximately 1.8 million square feet comprised our development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or achieving 90% occupancy.

As of July 6, 2016, we owned and managed 23 buildings totaling approximately 4.1 million square feet of the total 34.4 million square feet (discussed above) through our 20.0% ownership interest in the BTC Partnership. Additionally, as of that date, the BTC Partnership had three buildings under construction totaling approximately 1.7 square feet, and four buildings in the pre-construction phase for an additional 0.9 million square feet.

The weighted-average aggregate purchase price capitalization rate is calculated based on the aggregate projected cash net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Advisor and its affiliates.

We will continue to focus our investment activities on and use the proceeds raised in our public offerings principally for building a national industrial warehouse operating company. Our investment activities include the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Creditworthiness does not necessarily mean investment grade, and it is anticipated that much of our portfolio will be comprised of non-investment grade customers. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business information that is provided to us by such prospective customers, as well as other market and economic information that is generally publicly available. In general, our investment strategy adheres to the following core principles:

•	Careful selection of target markets and submarkets, with an intent to overweight locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution hubs;

•	Primary focus on highly functional, generic bulk distribution and light industrial facilities;

•	Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

•	Emphasis on a mix of creditworthy national, regional and local customers.

For a description of highly functional, generic bulk distribution and light industrial facilities, please see “Investment Strategy, Objectives and Policies—Investment Strategy.”

Although we expect that our investment activities will focus primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. However, we will not invest more than 25% of the net proceeds we receive from the sale of shares of our common stock in this offering in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our Company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include: (i) equity investments in commercial real property; (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate; and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Subject to the 25% limitation described above, we may invest in any of these asset classes, including those that present greater risk.

We may finance a portion of the purchase price of any real estate asset that we acquire with borrowings on an interim or permanent basis from banks, institutional investors and other lenders. Such borrowings may be secured by a mortgage or other security interest in some, or all, of our assets.

Our charter limits the aggregate amount we may borrow to an amount not to exceed 300% of our net assets, unless our board of directors determines that a higher level is appropriate. For these purposes, net assets are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

There is no public trading market for shares of our common stock. On a limited basis, you may be able to have your shares redeemed through our share redemption program. In the future we may also consider various forms of additional liquidity, each of which we refer to as a “Liquidity Event,” including but not limited to (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Summary Risk Factors

An investment in shares of our common stock involves significant risks. See “Risk Factors” beginning on page 29. These risks include, among others:

•	We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives;

•	We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions. Due to the risks involved in the ownership of real estate and real-estate related investments, the amount of distributions we may pay to you in the future, if any, is uncertain. There is no guarantee of any return on your investment in us and you may lose the amount you invest;

•	Because there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a “blind pool” offering; we have not identified specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to evaluate all of the investments we will make with the proceeds of this offering prior to purchasing shares of our common stock;

•	We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus;

•	This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments;

•	Distributions have been and may continue to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include net proceeds of our public offerings and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from these sources as well as from the sales of assets and cash resulting from a waiver or deferral of fees. There is no limit on distributions that may be made from these sources. To the extent we pay distributions from sources other than our cash flows from operating activities, we may have less funds available for the acquisition of properties, and your overall return may be reduced;

•

We expect to compete with other entities sponsored or advised by affiliates of the Sponsor for investments, including Industrial Logistics Realty Trust Inc., or “ILT”, and Dividend Capital Diversified Property Fund Inc., or “DPF”. DPF does have, and ILT may have, priority with respect to certain investment opportunities. In addition, the Advisor and its affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for customers and the fact that we do not have arm’s length agreements with the Advisor, the

Property Manager, or any other affiliates of or parties related to the Sponsor, all of which could result in actions that are not in your best interests;

•	If we terminate our agreement with the Advisor, we may be required to pay significant fees to the Sponsor, which will reduce cash available for distribution to you;

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders;

•	Our use of leverage, such as mortgage indebtedness and other borrowings, increases the risk of loss on our investments;

•	Prolonged disruptions in the U.S. and global credit markets could adversely affect our ability to finance or refinance investments and the ability of our customers to meet their obligations, which could affect our ability to meet our financial objectives and make distributions;

•	Our charter does not require us to pursue a transaction to provide liquidity to our stockholders. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity with respect to your investment in shares of our common stock;

•	We will not be a registered investment company, and we will not be subject to the provisions of the Investment Company Act of 1940, or the “Investment Company Act.” If we become subject to the Investment Company Act, it could significantly impair the operation of our business; and

•	If we internalize the management functions performed by the Advisor, it could result in significant payments to the owners of the Advisor, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

Compensation to the Advisor and its Affiliates

The Advisor and its affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of a majority of our board of directors, including a majority of the independent directors. In addition, the Sponsor has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, or the “Special Units.” Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below and is presented based on the assumptions that (i) we sell the maximum offering amount, (ii) the maximum amount of commissions and fees are paid for each primary offering share, and (iii) there is no reallocation of shares between our primary offering and our distribution reinvestment plan. The allocation of amounts between the Class A shares and Class T shares assumes that 45% of the common shares sold in the primary offering are Class A shares and 55% are Class T shares. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares and Class T shares in the Initial Offering and on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold.

See “Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units. See “The Advisor and the Advisory Agreement—The Advisory Agreement” for a description of the reimbursements and other payments we will make to the Advisor for all of the expenses it incurs on our behalf. These expenses include the costs of all or a portion of the wages or other compensation of employees or other personnel incurred by the Advisor or its affiliates in performing certain services for us, including but not limited to the compensation payable to our principal executive officer and our principal financial officer, provided however, that we will not reimburse the Advisor if the Advisor receives a specific fee for the activities which generate such expenses. For the year ended December 31, 2015, we did not reimburse the Advisor or its affiliates for any compensation payable to our principal executive officer. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described below if such revision is approved by a majority of our board of directors, including a majority of the independent directors.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage
Sales Commission—the Dealer Manager	Up to 7.0% of gross proceeds from the sale of Class A shares in the primary offering and 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering. All of the sales commissions may be reallowed to participating broker dealers. The sales commissions are not payable with respect to shares issued under our distribution reinvestment plan.

$19,125,000 ($14,175,000 for the Class A shares and $4,950,000 for the Class T shares).

Assuming we sell the maximum offering amount and 100% of shares sold are either Class A shares or Class T shares, the maximum aggregate sales commissions will equal $31,500,000 or $9,000,000, respectively.

Dealer Manager Fee—the Dealer Manager

Up to 2.5% of the gross proceeds from the sale of Class A shares in the primary offering and 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering.

The Dealer Manager may reallow a portion of the dealer manager fees to participating broker dealers and to broker dealers servicing investors’ accounts, referred to as servicing broker dealers. The dealer manager fees are not payable with respect to shares issued under our distribution reinvestment plan.

$10,012,500 ($5,062,500 for the Class A shares and $4,950,000 for the Class T shares).

Assuming we sell the maximum offering amount and 100% of shares sold are either Class A shares or Class T shares, the maximum aggregate dealer manager fees will equal $11,250,000 or $9,000,000, respectively.

Distribution Fee—the Dealer Manager	With respect to our Class T shares only, we will pay the Dealer Manager a distribution fee that accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. If we report an estimated per share value prior to the termination of the offering, the distribution fee will continue to be calculated as a percentage of the current gross offering price per Class T share until we report an estimated per share value following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated

Assuming 55% of the shares sold are Class T shares, the aggregate distribution fees will equal $13,612,500.

Assuming 100% of the shares sold are Class T shares, the maximum aggregate distribution fees will equal $24,750,000.

Assuming we sell $225,000,000 in shares in the initial year of the offering rather than the maximum offering amount, and assuming 100% of shares sold are Class T shares, we estimate that the aggregate distribution fees in the initial year of the offering will equal $1,125,000. This estimate also assumes that we sell the $225,000,000 in equal amounts throughout the year.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount

per share value. In the event the current gross offering price changes during the offering or an estimated per share value reported after termination of the offering changes, the distribution fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new gross offering price or the new estimated per share value, without regard to the actual price at which a particular Class T share was issued.

The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year. We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. See “Description of Capital Stock—Common Stock—Class T Shares.”

All or a portion of the distribution fee may be reallowed or advanced by the Dealer Manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T shares, referred to as servicing broker dealers.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	Up to 2.0% of the aggregate gross offering proceeds from the sale of shares in our public offerings, including shares issued pursuant to our distribution reinvestment plan, to reimburse the Advisor for paying cumulative organization expenses and expenses of our public offerings including certain distribution-related expenses of the Dealer Manager, participating broker dealers and servicing broker dealers.	$12,000,000 ($5,400,000 for the Class A shares and $6,600,000 for the Class T shares).

Acquisition Stage
Acquisition Fees—the Advisor

Acquisition of Real Properties

Acquisition fees are payable to the Advisor in connection with the acquisition of real property, and will vary depending on whether the Advisor provides development services or development oversight services, each as described below, in connection with the acquisition (including, but not limited to, forward commitment acquisitions) or stabilization (including, but not limited to, development and value add transactions) of such real property, or both. We refer to such properties for which the Advisor provides development services or development oversight services as development real properties. For each real property acquired for which the Advisor does not provide development services or development oversight services, the acquisition fee is an amount equal to 2.0% of the total purchase price of the properties acquired (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of development real properties, which we refer to collectively as development services, or overseeing the provision of these services by third parties on our behalf, which we refer to as development oversight services, the acquisition fee, which we refer to as the development acquisition fee, will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed (or our proportional interest therein with respect to real properties held in joint

Operational Stage:

Assuming no debt financing to purchase assets, the estimated acquisition fees are $10,958,088 ($4,811,029 for the Class A shares and $6,147,059 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, the estimated acquisition fees are $41,397,222 ($18,175,000 for the Class A shares and $23,222,222 for the Class T shares).

Development, Construction, or Improvement Stage:

Assuming no debt financing to purchase assets, the estimated acquisition fees are $21,494,712 ($9,437,019 for the Class A shares and $12,057,692 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, the estimated acquisition fees are $77,084,483 ($33,843,103 for the Class A shares and $43,241,379 for the Class T shares).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
ventures or co-ownership arrangements). If the Advisor engages a third party to provide development services directly to us, the third party will be compensated directly by us and the Advisor will receive the development acquisition fee if it provides the development oversight services.

Acquisition of Interest in Real Estate-Related Entities

	With respect to real properties other than development real properties, the Advisor is also entitled to receive acquisition fees of (i) 2.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with generally accepted accounting principles in the U.S., or “GAAP,” and (ii) 2.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity.	Amount will depend on our proportional share and cannot be determined at the present time.

Acquisition of Debt and Other Investments

The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.

For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.

Assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time, the estimated acquisition fees are $5,333,292 ($2,429,332 for the Class A shares and $3,103,960 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, but no third party expenses, which cannot be determined at the present time, the estimated acquisition fees are $21,494,712 ($9,437,019 for the Class A shares and $12,057,692 for the Class T shares).

Operational Stage
Asset Management Fees—the Advisor	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 2.5% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement. The term “disposition” shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock.

Property Management and Leasing Fees—the Property Manager or its affiliates	Property management fees may be paid to the Property Manager or its affiliates in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount

extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.

Liquidity Stage
Special Units—Industrial Property Advisors Group LLC, the parent of the Advisor

In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions. The Special Units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement defined below in “—The Advisor,” or (ii) the listing of our common stock on a national securities exchange, or other Liquidity Event.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. The stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement. See “The Operating Partnership Agreement—Redemption Rights of Special Units.”

Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

The table and the accompanying disclosure below provide information regarding fees paid to the Dealer Manager, the Advisor, and their affiliates in connection with our operations and the Initial Offering. The table includes amounts incurred for the three months ended March 31, 2016 and 2015, as well as amounts receivable (payable) as of March 31, 2016 and December 31, 2015.

	Incurred
	For the Three Months		Receivable (Payable) as of
	Ended March 31,		March 31,	December 31,
(in thousands)	2016	2015	2016	2015
Sales commissions—the Dealer Manager	$6,758	$9,397	$(106)	$(498)
Dealer manager fees—the Dealer Manager	4,171	3,401	(123)	(500)
Offering costs—the Advisor or its affiliates, including the Dealer Manager	2,570	2,741	143	(377)
Distribution fees—the Dealer Manager (1)	622	—	(250)	(110)
Acquisition fees—the Advisor	7,129	1,545	(176)	(941)
Asset management fees—the Advisor (2)	3,395	875	(1,173)	(961)
Asset management fees related to dispositions—the Advisor (3)	1,466	—	—	—
Other expense reimbursements—the Advisor	890	485	(14)	(119)
Development acquisition fees—the Advisor (4)	116	—	(39)	(39)

Total	$27,117	$18,444	$(1,738)	$(3,545)

(1)	Amount payable is included in distributions payable on the condensed consolidated balance sheets contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference. As of March 31, 2016, approximately $16.4 million in distribution fees may be paid to the Dealer Manager within the next five years to the extent such fees become contractually payable.
(2)	Includes asset management fees other than asset management fees related to dispositions.
(3)	These fees were incurred in conjunction with the sell down of our ownership interest in the BTC Partnership and were netted against the gain from the sale. Amount is included in net loss on sell down of joint venture ownership interest on the condensed consolidated statements of operations contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference.
(4)	Development acquisition fees are included in the total development project costs of the respective properties and are capitalized in construction in progress, which is included in net investment in real estate properties on the condensed consolidated balance sheets contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference.

As set forth in “The Advisor and The Advisory Agreement” section of this Prospectus, in addition to the fees we pay to the Advisor and its affiliates in connection with services they provide to us, the Advisor may, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. For the three months ended March 31, 2016 and for the year ended December 31, 2015, the BTC Partnership incurred approximately $0.4 and $2.2 million, respectively, in acquisition and asset management fees which were paid to the Advisor pursuant to the services agreement between the general partner of the BTC Partnership and the Advisor. See “The Advisor and The Advisory Agreement—Services Agreement.”

Expense Support Agreement

        We entered into an Expense Support and Conditional Reimbursement Agreement, which we refer to herein as the “Expense Support Agreement,” with the Operating Partnership and the Advisor. Pursuant to the Expense Support Agreement, the Advisor has agreed to defer payment of all or a portion of the asset management fees otherwise payable to it pursuant to the Advisory Agreement if Company-defined funds from operations, or “CDFFO”, as disclosed in our quarterly and annual reports, for a particular quarter is less than the aggregate distributions that would have been declared for such quarter assuming daily distributions at a specified quarterly rate per share of common stock, or the “Baseline Distributions.” Baseline Distributions were equal to: $0.11250 per share from January 1 through June 30, 2014; $0.11875 per share from July 1 through September 30, 2014; and $0.1250 per share from October 1, 2014 through June 30, 2015. In addition, pursuant to the Expense Support Agreement that was in effect through June 30, 2015, prior to the amendment and restatement of the agreement as described below, the Advisor, in its sole discretion, could elect to fund certain expenses of ours and the Operating Partnership as expense support payments. Subject to certain conditions and limitations, the Advisor is entitled to reimbursement from us for any asset management fees that were deferred and any expense support payments that it made pursuant to the agreement that was in effect through June 30, 2015. The amounts potentially reimbursable to the Advisor will begin to expire within three years after the quarter in which such reimbursable amount originated. The amounts deferred or supported through June 30, 2015 will begin to expire in the fourth quarter of 2016 and will fully expire in the second quarter of 2018. As of March 31, 2016, the cumulative amount of expense support deferred or paid by the Advisor was approximately $7.4 million, of which approximately $5.4 million is potentially reimbursable to the Advisor.

The Expense Support Agreement was amended and restated in August 2015, effective from July 1, 2015 through June 30, 2018. Pursuant to the amended and restated Expense Support Agreement, for the period from July 1, 2015 through June 30, 2018, Baseline Distributions means the aggregate cash distributions that are declared on our common stock in accordance with the quarterly distribution rate for such quarter; provided that for purposes of calculating the amount of payment by the Advisor pursuant to the Expense Support Agreement, such amount will not exceed the amount that would have been declared on shares of our common stock assuming a quarterly distribution rate of $0.13515 per share (which is the rate that our board of directors authorized for the fourth quarter of 2015 with respect to our Class A shares). Starting with any asset management fees waived pursuant to the agreement on or after July 1, 2015, the Advisor will not be entitled to reimbursement from us.

In addition, beginning on July 1, 2015 and ending upon the termination or expiration of Expense Support Agreement, if, in a given calendar quarter, our CDFFO is less than the Baseline Distributions for such quarter, and the waived asset management fee is not sufficient to satisfy the shortfall for such quarter, or a “Deficiency,” the Advisor will be required to fund certain expenses of us or the Operating Partnership in an amount equal to such Deficiency. Starting with any such payments made by the Advisor on or after July 1, 2015 to cover a Deficiency, the Advisor is not entitled to reimbursement from us. The Expense Support Agreement, as amended, will govern all waivers and payments made by the Advisor from July 1, 2015 through the second quarter of 2018. The Advisor will still be entitled to reimbursement of amounts owed to it by us prior to July 1, 2015 pursuant to the prior versions of the Expense Support Agreement in accordance with the terms thereof.

For the period beginning on July 1, 2015 and terminating on the earlier of the expiration or termination of the agreement, in no event will the aggregate of the waived asset management fees and the Deficiency support payments, when added to all amounts deferred or paid by the Advisor prior to August 14, 2015 under the prior versions of the Expense Support Agreement (approximately $5.4 million), exceed $30.0 million, or the “Maximum Amount.”

Although the Expense Support Agreement has an effective term through June 30, 2018, it may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days’ written notice to the Advisor. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Advisory Agreement, (ii) the delivery by us of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a Liquidity Event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2018 will remain operative and in full force and effect through the end of such quarter.

The table below provides information regarding expense support payment obligations incurred by the Advisor:

	For the Three Months Ended March 31,
(in thousands)	2016	2015
Asset management fees	$267	$542
Other expense support	—	—

Total expense support from the Advisor (1)	$267	$542

(1)	As of March 31, 2016, approximately $0.3 million of expense support was payable to us by the Advisor.

Conflicts of Interest

The Advisor and certain of its affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

•	The managers, directors, officers and other employees of the Advisor, its affiliates and related parties, must allocate their time between advising us and managing various other real estate programs and projects and business activities in which they may be involved, which may be numerous and may change as programs are closed or new programs are formed;

•	The compensation payable by us to the Advisor and its affiliates and related parties may not be on terms that would result from arm’s length negotiations between unaffiliated parties;

•	We may purchase assets from, sell assets to, or enter into business combinations involving certain affiliates of the Advisor (if approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to us);

•	We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•	We expect to compete with other entities sponsored or advised by affiliates of the Sponsor for certain investments, including ILT and DPF, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf; further, DPF does have, and ILT may have, priority with respect to certain other investment opportunities;

•	Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our investments;

•	The Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor will increase if we use debt financing to acquire properties;

•	The Property Manager is an affiliate of the Advisor and the Dealer Manager and the Advisor are related parties. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager, and (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if the Dealer Manager was unrelated to the Advisor; and

•	The Advisor and parties related to, or affiliated with, the Advisor, including the Dealer Manager and the Property Manager, will receive compensation from us. These compensation arrangements may cause these entities to take or not to take certain actions. For example, these arrangements may provide an incentive for the Advisor to sell or not sell assets, or engage or not engage in other transactions such as a merger or listing. Considerations relating to compensation from us to the Advisor and its affiliates and related parties could result in decisions that are not in your best interests, which could result in a decline in the value of your investment.

For a more detailed discussion of these conflicts of interest, see “Conflicts of Interest” beginning on page 122 of this prospectus.

Our UPREIT Structure

An Umbrella Partnership Real Estate Investment Trust, which we refer to as “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because, among other reasons, a sale of property directly to the REIT in exchange for cash or REIT shares, or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, an owner of a property who desires to defer the taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and generally defer taxation of gain until the transferor later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Our Operating Partnership

We intend to own all of our assets directly or indirectly through our Operating Partnership or its subsidiaries. We contributed $198,000 that we received from the Advisor to the Operating Partnership in exchange for 19,800 partnership units in the Operating Partnership, or “OP Units”. In addition, our wholly-owned subsidiary, IPT-GP Inc. (formerly known as LIT-GP Inc.), or “IPT-GP”, contributed $2,000 to the operating partnership in exchange for 200 OP Units. Subsequently, IPT-GP was dissolved and its 200 OP Units were distributed to us. As a result, we own 20,000 OP Units. We intend that the proceeds of the offering will be provided to the Operating Partnership for investment and operational purposes. The Sponsor has invested $1,000 in the Operating Partnership as a limited partner and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We currently have six members on our board of directors, four of whom are independent of us, the Advisor and our respective affiliates. Our board of directors has established an Audit Committee, an Investment Committee, a Nominating and Corporate Governance Committee and a Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

Our board of directors has adopted a delegation of authority policy and pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee is not a committee of our board of directors.

The Advisor

The Advisor was formed as a Delaware limited liability company on August 28, 2012. In connection with our formation, the Advisor initially invested $200,000 in the Company in exchange for 20,000 shares of our common stock. We have entered into a third amended and restated advisory agreement with the Advisor, dated August 14, 2015, as amended on February 17, 2016, which we refer to as the “Advisory Agreement,” pursuant to which the Advisor manages our day-to-day operating and acquisition activities and implements our investment strategy. Under the Advisory Agreement, the Advisor must use reasonable efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of an entity related to the Advisor.

The Sponsor

The Sponsor was formed as a Delaware limited liability company on August 28, 2012. The Sponsor contributed $1,000 to the Operating Partnership in connection with its formation. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor is jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates.

Affiliates of the Advisor and Related Entities

Various affiliates of or parties related to the Advisor are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” may assist in effecting transactions related to potential private placements by the Operating Partnership of tenancy-in-common interests in real properties, Delaware statutory trust interests, and similar private placements. Furthermore, we expect that we may enter into, and the Advisor expects that it may enter into, contractual arrangements with other related entities. We refer to each of the Advisor, the Property Manager, the Exchange Facilitator and other affiliates of the Advisor and Sponsor, as a “Sponsor affiliated entity” and we refer to each of the Dealer Manager and other parties related to the Advisor and the Sponsor as a “Sponsor related party” and collectively we refer to all of them as “Sponsor affiliated entities and related parties.”

Structure Chart

The chart below shows the relationships among various Sponsor affiliated entities and related parties. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. The Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/or their affiliates. As of the date of this prospectus, the Sponsor has issued, and in the future may issue, equity or profits interests or derivatives thereof to certain of its employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions has or is expected to result in a change in control of the Sponsor.

(1)	See “Beneficial Ownership of Shares of Common Stock and OP Units of the Operating Partnership” for information concerning the number of shares of our common stock owned by our officers and directors as of July 6, 2016.

Terms of the Offering

We have registered shares of our common stock that may be offered in any combination of the two classes of shares of our common stock: Class A shares and Class T shares. We are offering up to $2.0 billion in shares of our common stock, 75% of which may be offered to the public at a price of $10.44 per Class A share and $9.83 per Class T share, and 25% of which may be offered pursuant to our distribution reinvestment plan at a price of $9.92 per Class A share and $9.83 per Class T share. In each case, the offering price was arbitrarily determined by our board of directors based on our estimated NAV as determined on August 13, 2015, plus any applicable per share up-front sales commissions, dealer manager fees and organization and offering expenses to be paid with respect to the Class A shares and the Class T shares. We reserve the right to reallocate the shares of common stock between the primary offering and our distribution reinvestment plan. The share classes have different sales commissions and dealer manager fees and there is an ongoing distribution fee with respect to the Class T shares. We plan to offer and sell any combination of Class A shares and Class T shares with a dollar value up to the maximum offering amount.

We commenced the Initial Offering in July 2013 and we broke escrow in September 2013. We have raised gross proceeds of approximately $1.3 billion from the sale of approximately 135 million shares of our common stock in the Initial Offering, which includes proceeds raised from the sale of shares through our distribution reinvestment plan. Shares are issued in book entry form only. We expect that the Initial Offering will terminate on or before the effective date of this offering. We currently expect that this offering will terminate on [●], 2018, which is two years after the effective date of this offering, unless extended by our board of directors in accordance with Rule 415 of the Securities Act of 1933, as amended, or the “Securities Act.” Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the SEC to register additional Class A shares and Class T shares so that we may continuously offer shares of our common stock. If our board of directors determines to extend the offering beyond [●], 2018, we will notify stockholders by filing a supplement to this prospectus with the SEC. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Our board of directors, in its sole discretion, may determine from time to time during this offering to reclassify shares of our common stock, as permitted by our charter, in order to offer shares of one or more additional classes of common stock in this offering. Any additional class of common stock may be offered at a different price and may be subject to different fees and expenses than the shares currently being offered.

Estimated Use of Proceeds

Assuming that 45% of the primary offering gross proceeds come from sales of Class A shares and 55% of primary offering gross proceeds come from sales of Class T shares, our management team expects to invest approximately 89.7% to 91.3% of the gross offering proceeds to acquire real property, debt and other investments as described above. If all of our primary offering gross proceeds come from sales of Class A shares, we expect to invest approximately 86.8% to 89.1% of the gross offering proceeds. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of either Class A shares or Class T shares. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. In addition, as noted below, until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, some or all of our distributions may continue to be paid from other sources, which may include the net proceeds from our public offerings. We have not established a cap on the amount of our distributions that may be paid from any of these sources.

Distributions

We believe that we have qualified for taxation as a REIT commencing with our taxable year that ended on December 31, 2013. In order to qualify as a REIT, among other requirements, we are generally required to distribute 90% of our annual REIT taxable income (determined without regard to the dividends paid deduction and our net capital gain or loss) to our stockholders. Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Cash distributions have been and may continue to be paid from other sources, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses and proceeds from the sales of assets. We have not established a cap on the amount of our distributions that may be paid from any of these sources. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering.

Our board of directors authorized daily cash distributions at a quarterly rate of $0.1125 per share of common stock to all common stockholders of record as of the close of business on each day commencing on the date that we met the minimum offering requirements in connection with the Initial Offering and ending on the last day of the quarter in which the minimum offering requirements were met with respect to the Initial Offering, which we refer to as the “Initial Quarter.” Accordingly, the Initial Quarter commenced on September 6, 2013 and ended on September 30, 2013. Our board of directors also authorized daily cash distributions at a quarterly rate of $0.1125 per share of common stock to all common stockholders of record as of the close of business on each day for the fourth quarter of 2013 and the first and second quarters of 2014.

For the third quarter of 2014, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the quarter at a quarterly rate of $0.11875 per share of common stock. This distribution rate represented an increase of $0.00625 per share, or 5.6%, compared to our quarterly cash distribution rate of $0.1125 per share from September 6, 2013 through June 30, 2014.

For the fourth quarter of 2014, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the quarter at a quarterly rate of $0.1250 per share of common stock. This distribution rate represented an increase of $0.00625 per share, or 5.3%, compared to our quarterly cash distribution rate of $0.11875 per share for the third quarter of 2014.

For the first and second quarters of 2015, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the respective quarter at a quarterly rate of $0.1250 per share of common stock.

For the third quarter of 2015, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the third quarter of 2015 at a quarterly rate of $0.1250 per Class A share of common stock and $0.1250 per Class T share of common stock less the annual distribution fees that are payable monthly with respect to such Class T shares (calculated on a daily basis). We did not have any Class T shares of common stock outstanding prior to the third quarter of 2015.

For the fourth quarter of 2015 and the first, second and third quarters of 2016, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the respective quarter at a quarterly rate of $0.13515 per Class A share of common stock and $0.13515 per Class T share of common stock less the annual distribution fees that are payable monthly with respect to such Class T shares (calculated on a daily basis). This distribution rate represents an increase of $0.01015 per share with respect to the Class A shares, or 8.1%, compared to our quarterly cash distribution rate of $0.1250 per Class A share for the third quarter of 2015.

We intend to continue to accrue and make cash distributions on a quarterly basis. Quarterly cash distributions for each stockholder will be calculated for each day the stockholder has been a stockholder of record during such quarter. Cash distributions for stockholders participating in our distribution reinvestment plan will be reinvested into shares of the same class as the shares to which the distributions relate. Cash distributions have been and may continue to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings, net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses and proceeds from the sales of assets. We have not established a cap on the amount of our distributions that may be paid from any of these sources. For the three months ended March 31, 2016, 100% of our total distributions were funded from sources other than cash flows from operating activities, specifically 48.0% were funded with proceeds from financing activities, which consisted of debt financings, and 52.0% were funded with proceeds from the issuance of distribution reinvestment plan shares, or “DRIP shares,” as so elected by certain stockholders. For the year ended December 31, 2015, approximately 10.1% of our total distributions were funded from operating activities, as determined on a GAAP basis, and 89.9% were funded from sources other than cash flows from operating activities, specifically 37.8% were funded with proceeds from financing activities, which consisted of debt financings, and 52.1% were funded with proceeds from the issuance of DRIP shares, as so elected by certain stockholders.

There can be no assurances that the current cash distribution rate will be maintained. In the near-term, we expect that we may need to continue to utilize cash flows from financing activities, as determined on a GAAP basis, and cash resulting from the expense support received from the Advisor to pay cash distributions, which if insufficient could negatively impact our ability to pay cash distributions. See “Prospectus Summary—Compensation to the Advisor and its Affiliates—Expense Support Agreement” and “Management Compensation—Expense Support Agreement” for further detail regarding the Expense Support Agreement among us, the Operating Partnership and the Advisor.

The per share amount of distributions on Class A shares and Class T shares will differ because of different class-specific expenses. Distribution amounts paid with respect to Class T shares will be lower than those paid with respect to Class A shares because distributions paid with respect to Class T shares will be reduced by the payment of the distribution fees. We will pay a distribution fee on all Class T shares issued in the primary offering. All Class T shares will receive the same per share distribution. In the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), the excess will be accrued as a reduction to the NAV per share of each Class T share.

The following table outlines sources used, as determined on a GAAP basis, to pay total distributions (which are paid in cash or reinvested in shares of our common stock through our distribution reinvestment plan) for the periods indicated below:

	Source of Distributions
($ in thousands)	Provided by Operating Activities (1)		Proceeds from Financing Activities (2)		Proceeds from Issuance of DRIP Shares (3)		Total Gross Distributions (4)
2016
March 31	$—	—%	$7,410	48.0%	$8,040	52.0%	$15,450

Total	$—	—%	$7,410	48.0%	$8,040	52.0%	$15,450

2015
December 31	$—	—%	$4,899	47.4%	$5,443	52.6%	$10,342
September 30	—	—	3,392	47.7	3,725	52.3	7,117
June 30	2,700	48.2	—	—	2,900	51.8	5,600
March 31	—	—	1,756	49.3	1,806	50.7	3,562

Total	$2,700	10.1%	$10,047	37.8%	$13,874	52.1%	$26,621

(1)	For the quarters ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, the Advisor provided expense support of $0.3 million, $1.4 million, $0.4 million, $1.0 million and $0.5 million, respectively.
(2)	For the periods presented, all distributions provided by financing activities were funded from debt financings.
(3)	Stockholders may elect to have cash distributions reinvested in shares of our common stock through our distribution reinvestment plan.
(4)	Gross distributions are total distributions before the deduction of distribution fees.

For the three months ended March 31, 2016 and for the year ended December 31, 2015, our cash flows used in operating activities, as determined on a GAAP basis, were $0.8 million and $7.1 million, respectively, as compared to our aggregate total gross distributions declared (which are paid in cash or reinvested in DRIP shares) of $15.5 million and $26.6 million, respectively.

We believe that our aggregate funds from operations, or “FFO,” loss of $9.5 million, or $0.37 per share, as compared to the aggregate total distributions (which are paid in cash or reinvested in DRIP shares) declared of $46.5 million, or $1.34 per share, each for the period from inception (August 28, 2012) to March 31, 2016, are not indicative of future performance as we are in the acquisition phase of our life cycle. See “Selected Financial Data” for details regarding our FFO.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares you own automatically reinvested in additional shares of the same class at a price equal to $9.92 per Class A share and $9.83 per Class T share. As of the date of this prospectus, the price paid under our distribution reinvestment plan is 7.3% and 6.4% higher than the estimated NAV per share of our common stock for Class A shares and Class T shares, respectively. Consequently, participants in our distribution reinvestment plan will pay more for their shares than the estimated NAV per share of our common stock. Our board of directors may amend or terminate the distribution reinvestment plan at its discretion at any time; provided, however, that if our board of directors materially amends or terminates the distribution reinvestment plan, such material amendment or termination, as applicable, will only be effective upon 10 days’ written notice, which we will provide by filing a Current Report on Form 8-K with the SEC, and, if we are still engaged in this offering, we will also provide a notice in a supplement to this prospectus filed with the SEC. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price currently equal to or at a discount from the purchase price you initially paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialpropertytrust.com.

Share Purchase Anniversary	Redemption Price as a Percentage of the Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

During the period of any public offering, the redemption price will be equal to or less than the price of the respective class shares offered in the relevant offering. If we are engaged in a public offering and the redemption price calculated in accordance with the terms of the share redemption program would result in a price that is higher than the then-current public offering price of such class of common stock, then the redemption price will be reduced and will be equal to the then-current public offering price of such class of common stock. For purposes of determining the redemption price of shares issued pursuant to stock dividends, the purchase price will be deemed to be the then current offering price for such class of shares at the time of the dividend.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly Redemption Cap” which will equal the lesser of: (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is 12 months prior to the end of the current quarter, and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, less the number of shares redeemed in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder or stockholders during such quarter, which amount may be less than the Aggregate Redemption Cap described below. Our board of directors reserves the right, in its sole discretion, to limit the number of shares to be redeemed for each class of shares by applying the Quarterly Redemption Cap on a per class basis. In order for the board of directors to change the application of the Quarterly Redemption Cap from a general basis to a per class basis, we will notify stockholders through a prospectus supplement and/or a current or periodic report filed with the SEC, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new application will apply. In addition, our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than five percent of the number of shares of common stock outstanding at the beginning of such 12-month period (referred to herein as the “Aggregate Redemption Cap”), unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, debt related or other investments, or redemptions of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock under any circumstances.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interests of our stockholders. In addition, our board of directors, in its sole discretion, may determine at any time to modify the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. Any such price modification may be arbitrarily determined by our board of directors, or may be determined on a different basis, including but not limited to a price equal to an estimated value per share or the then current NAV per share. If our board of directors decides to materially amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice, which we will provide by filing a Current Report on Form 8-K with the SEC. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension, amendment or termination of our share redemption program. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange.

Based on the estimated NAV per share of our common stock determined by our board of directors on August 13, 2015, we have repurchased shares of our common stock at prices that are higher than the estimated NAV per share and, accordingly, these repurchases have been and any future repurchases may be dilutive to our remaining stockholders.

For the years ended December 31, 2015 and 2014, we received eligible redemption requests related to approximately 105,000 and 12,000 shares of our common stock, respectively, all of which we redeemed using cash flows from financing activities, for an aggregate amount of approximately $1.0 million, or an average price of $9.85 per share, and $0.1 million, or an average price of $10.00 per share, respectively. For the quarter ended March 31, 2016, we received eligible redemption requests related to approximately 59,192 shares of our common stock, all of which we redeemed using cash flows from financing activities, for an aggregate amount of approximately $0.6 million, or an average price of $9.63 per share.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act”. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “non-accelerated filer” under the Securities Exchange Act of 1934, or the “Exchange Act”, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.0 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Investment Company Act of 1940 Exemption

We intend to conduct the operations of the Company and its subsidiaries so that none of them will be required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        We will conduct our businesses primarily through the Operating Partnership, a wholly-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to carry out specific activities. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the Operating Partnership intend to conduct our operations so that they comply with the limit imposed by the 40% test and neither will be primarily engaged in or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Therefore, we expect that we and the Operating Partnership will not be subject to registration or regulation as an investment company under the Investment Company Act. The securities issued to the Operating Partnership by its wholly-owned or majority-owned subsidiaries, which subsidiaries are neither investment companies nor companies exempt under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, as well as any securities of any of the Company’s direct subsidiaries, which direct subsidiaries are neither investment companies nor companies exempt under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, are not investment securities for the purpose of the 40% test.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership satisfies the 40% test. However, as stated above, we expect that even in such a situation most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities, and we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act, even if some special purpose subsidiaries do rely on Section 3(c)(7).

One or more of our subsidiaries or subsidiaries of the Operating Partnership may seek to qualify for an exception or an exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption, as interpreted by the staff of the SEC, generally requires that at least 55% of such a subsidiary’s portfolio be comprised of qualifying assets, and at least 80% of the total asset portfolio must be comprised of qualifying assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets that are neither qualifying assets nor real estate-related assets). We expect our subsidiaries to rely on guidance published by the SEC or the staff of the SEC or on our own analyses of guidance published with respect to other types of assets to determine which assets are qualifying assets and real estate-related assets.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exemption, will not change in a manner that adversely affects our operations. To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Any additional guidance could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities, those of the Operating Partnership, or other subsidiaries.

Qualification for these exceptions or exemptions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (i) change the manner in which we conduct our operations to avoid being required to register as an investment company, (ii) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (iii) register as an investment company, any of which would negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. See “Risk Factors” for a discussion of certain risks associated with the Investment Company Act.

Information About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments and in certain other instances, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q: WHAT IS A “REIT”?

A: In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income (excluding net capital gains) for each year and meet certain other qualification requirements;

•	Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q: WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A: The key members of the Advisor’s management team include, in alphabetical order, John Blumberg, David Fazekas, Andrea Karp, Thomas McGonagle, Dwight Merriman III, Lainie Minnick, James Mulvihill, Scott Recknor, Gary Reiff, Peter Vanderburg, J. R. Wetzel, Joshua Widoff, Brian C. Wilkinson and Evan Zucker. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate, debt and other investments.

Certain affiliates of the Sponsor, directly or indirectly through affiliated entities, have sponsored four public REITs including Keystone Property Trust (New York Stock Exchange (“NYSE”): KTR), (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, ILT, Industrial Income Trust Inc., which we refer to herein as “IIT,” DPF, and DCT Industrial Trust Inc. (formerly known as Dividend Capital Trust Inc. and which we refer to herein as “DCT”) (NYSE: DCT). Owners of the Sponsor, directly or indirectly through affiliated entities, have also sponsored numerous private entities.

Collectively, as of December 31, 2015, the public and private real estate programs sponsored by certain direct and/or indirect owners of the Sponsor, together with their affiliates and others, had raised approximately $11.5 billion of equity capital and equity capital commitments and had purchased interests in real properties and loans secured by real properties having combined acquisition and development costs of approximately $15.4 billion.

Q: WHY DO WE PLAN TO OFFER TWO CLASSES OF OUR COMMON STOCK AND WHAT ARE THE SIMILARITIES AND DIFFERENCES BETWEEN THE CLASSES?

A: We have registered shares of our common stock that may be offered in any combination of the two classes of shares of our common stock: Class A shares and Class T shares. We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in our shares and to provide participating broker dealers with more flexibility to facilitate an investment in our shares. Investors will be able to choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to sales commissions and other underwriting compensation payable with respect to each class.

The following summarizes the differences in fees and sales commissions between the classes of our common stock on a per share basis.

	Class A	Class T
Offering Price	$10.44	$9.83
Sales Commission	7.0%	2.0%
Dealer Manager Fee	2.5%	2.0%
Distribution Fee (1)	None	1.0%

(1)

We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on behalf of the Company, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account was reached. Stockholders will receive a transaction confirmation from the transfer agent, on behalf of the Company, that their Class T shares have been converted into Class A shares. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. See “Description of Capital Stock—Distributions.” Assuming a constant gross offering price or estimated per share value of $9.83 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the 10% limit being reached, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $550 in distribution fees will be paid to the Dealer Manager over approximately 5.5 years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.83, an investor would pay approximately $0.54 in distribution fees to the Dealer Manager over approximately 5.5 years.

Class A Shares

•	Higher front-end sales commission and dealer manager fee than Class T shares, which are one-time fees charged at the time of purchase of the shares. See “Plan of Distribution” for additional information concerning purchases eligible for reduced sales commissions.

•	No distribution fees. Distribution amounts paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares will be reduced by the payment of the distribution fees.

Class T Shares

•	Lower front-end sales commission and dealer manager fee than Class A shares.

•	Class T shares purchased in the primary offering pay distribution fees at an annualized rate of 1.0 % of the current gross offering price of Class T shares purchased in our offering (or if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock, if any has been disclosed), payable on a monthly basis. Distribution amounts paid with respect to all Class T shares, including those issued pursuant to the distribution reinvestment plan, will be lower than those paid with respect to Class A shares because distributions paid with respect to all Class T shares will be reduced by the payment of the distribution fees. In addition, the cost of your investment may be higher than it would have been if you had purchased Class A shares and qualified for a reduced sales commission.

The fees listed above will be payable on a class-specific basis.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

When considering an investment in our Class A shares or Class T shares, you should consider whether you would prefer an investment in Class A shares with higher upfront fees and commissions and likely higher distributions during the period when distribution fees are being paid with respect to Class T shares versus an investment in Class T shares with lower upfront fees and commissions but lower distributions due to ongoing distribution fees. In addition, we would expect that an investment in Class T shares would have a better overall return than an investment in Class A shares over the life of such an investment in shares of our common stock. Further, for the same investment amount, you will receive more Class T shares than you would if you purchased Class A shares, due to the differences in the purchase prices of the Class A shares and Class T shares. Further, you should consider whether you qualify for any volume discounts if you choose to purchase Class A shares. Please review the more detailed description of our classes of shares in the section entitled “Description of Capital Stock” in this prospectus, and consult with your financial advisor before making your investment decision.

Q: WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A: The Advisor will choose which real property, debt and other investments to make based on specific investment objectives and criteria, including preserving and protecting our stockholders’ capital contributions, providing current income to our stockholders in the form of regular cash distributions and realizing capital appreciation upon the potential sale of our assets, and subject to the direction, oversight and approval of our board of directors, and under certain circumstances our Investment Committee. If we are considering purchasing an investment from an affiliate, a majority of our board of directors (including a majority of our independent directors) will need to approve such investment.

Q: WHY DO YOU PLAN ON FOCUSING YOUR INVESTMENTS ON INDUSTRIAL PROPERTIES?

A: We believe that ownership of industrial properties may have certain potential advantages relative to ownership of other classes of real estate, including but not limited to the following:

•	We believe that industrial properties generally exhibit lower rent volatility than other types of commercial real estate, resulting in greater revenue stability;

•	We believe that, because industrial properties are typically leased on a net basis, meaning the lessee undertakes to pay all the expenses of maintaining the leased property, such as insurance, taxes, utilities and repairs, the owner has limited cost responsibilities;

•	We believe that operating costs and capital improvement costs are generally lower for industrial properties;

•	We believe that, because industrial properties contain generic-use space, well-located buildings tend to better hold their value, with older buildings earning rents closely comparable to those of newer buildings;

•	We believe that value in the industrial sector is primarily driven by location and access to transportation infrastructure, not by aesthetics, which helps to significantly slow the pace of building obsolescence;

•	We believe that the diversity of customers in the industrial sector is broad and generally tracks the overall economy, reducing risk and providing cash flow stability; and

•	We believe that consumers’ continual demand for greater product selection will drive the need for additional industrial space.

We believe that based on these factors, among others, cash flows generated by industrial properties should exhibit greater stability and certainty than those generated by other types of real estate assets.

Although our management team believes that there may be certain advantages to investing in industrial properties, by focusing on industrial properties, we will not have the advantage of a portfolio of properties that is well diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, transportation or distribution trends which may change user demand for distribution space on a national or regional basis, and other economic trends or events which would cause industrial properties to under-perform other property types.

Q: WHAT IS THE LIQUIDITY EVENT HISTORY OF PROGRAMS SPONSORED BY YOUR ADVISOR?

A: Certain affiliates and owners of the Advisor, directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT and IIT and currently sponsor DPF and ILT. Two of these four public REITs have had a liquidity event. The following summary sets forth additional details with respect to each of these REITs.

DCT initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT’s charter included an investment objective to provide its stockholders with liquidity within 10 years after the commencement of its initial public offering, which occurred in February 2003. DCT’s liquidity event occurred in December 2006, when DCT completed a listing on the NYSE at an offering price of $12.25 per share.

IIT sold shares of its common stock to investors from December 2009 through April 2012 at a share price of $10.00 per share in its initial public offering. IIT sold shares of its common stock pursuant to a follow-on offering from April 2012 through July 2013 at a share price of $10.40 per share. IIT announced an estimated NAV per share of its common stock of $11.04 as of December 31, 2014. On November 4, 2015, IIT completed its merger with and into Western Logistics II LLC, or “WL II”, an affiliate of Global Logistic Properties Limited, or “GLP”, in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share, as well as a distribution of units of beneficial interest in the liquidating trust described below, or the “DC Industrial Liquidating Trust.” Academy Partners Ltd. Liability Company, or “Academy Partners”, is the former owner of the names “Industrial Income Trust Inc.”, “Industrial Income Trust” and “IIT”, which we refer to collectively as the “Trademarks” and GLP (or its affiliate), which is unrelated to Academy Partners and its Dividend Capital Group LLC affiliates, is the present owner and source of services provided under the Trademarks. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. The DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT’s former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per unit of DC Industrial Liquidating Trust would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT’s management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust currently anticipates completing its liquidation within the 12 to 24 months following November 4, 2015. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT’s former stockholders in connection with the DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust.

DPF sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in two fixed-priced primary public offerings and from January 2006 through February 2011 at a share price of $9.50 per share pursuant to its distribution reinvestment plan. On July 12, 2012, DPF commenced a new ongoing public primary offering of three new classes of common stock with daily NAV based pricing. DPF announced an NAV per share of $7.40 as of February 29, 2016. Subject to certain qualifications, DPF originally disclosed that it intended to effect a liquidity event in 2016 but has subsequently disclosed that it intends to operate as a perpetual life REIT with respect to purchasers of shares in its current offering.

ILT’s initial public offering of shares of its common stock went effective with the SEC in February 2016 at a share price of $10.00 per Class A share and $9.4149 per Class T share. ILT filed a post-effective amendment to its registration statement on July 1, 2016 in order to offer Class A shares, Class T shares and Class W shares of its common stock. Until the post-effective amendment to ILT’s registration statement is declared effective, ILT will not be offering Class W shares of its common stock. ILT’s offering documents indicate an intention to consider alternatives to effect a liquidity event for its stockholders beginning seven to 10 years following the investment of substantially all of the net proceeds from ILT’s public offerings.

Questions and Answers Relating to this Offering

Q: HOW DOES A “BEST EFFORTS” OFFERING WORK?

A: When shares of common stock are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock. Therefore, we cannot guarantee the sale of any minimum number of shares in this offering.

Q: WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A: In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase Class A shares of our common stock at a reduced purchase price. The sales commission, the dealer manager fees and the organization and offering expense reimbursement that are payable by other investors in this offering may be reduced or waived for our affiliates.

Q: HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A: If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement using one of the forms attached to this prospectus as Appendix B, Appendix C and Appendix D for both the Class A shares and the Class T shares, the Class A shares only and the Class T shares only, respectively, for a specific number and class of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q: HOW WILL THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A: We will pay to the Dealer Manager a sales commission and a dealer manager fee in connection with the sale of our Class A shares and Class T shares in this offering, out of offering proceeds. In addition, we will reimburse the Advisor for our cumulative organization and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to contribute any additional amounts to us or to pay any additional amounts in connection with the fees and expenses described in this prospectus. In addition, with respect to Class T shares, we will pay the Dealer Manager an ongoing distribution fee monthly in arrears, which will be paid over time.

In addition, until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distribution fees payable to the Dealer Manager. Therefore, some or all of these ongoing fees may be paid from other sources, such as cash flows from financing activities, which may include borrowings, net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses and proceeds from sales of assets. The use of these sources to pay the ongoing fees payable to the Dealer Manager may reduce the funds available to us for investment.

Q: WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A: Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces taxable income as well as earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q: WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A: You may find updated information on the internet website, www.industrialpropertytrust.com. Information contained in our website does not constitute part of this prospectus. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Exchange Act and, under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of our common stock involves a number of risks. You should specifically consider the following material risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Sponsor affiliated entities may not be an accurate barometer of our future results.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of investments by other Sponsor affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of other Sponsor affiliated programs in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. We have a share redemption program, but it is limited in terms of the amount of shares which may be redeemed over a 12-month period. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock to be less than what you paid, less than your proportionate value of the assets we own and less than the amount you would receive on any liquidation of our assets. This may be the result, in part, of the fact that the amount of funds available for investment were reduced by funds used to pay sales commissions, dealer manager fees and acquisition and other fees payable to the Advisor and other related parties. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, you may not be able to sell your shares without incurring a substantial loss. Also, upon the occurrence of a Liquidity Event, including but not limited to listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); a sale, merger, or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration, or our liquidation, you may receive less than what you paid for your shares. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Because of the illiquid nature of our shares, you should consider our shares as a long-term investment and be prepared to hold them for an indefinite period of time.

This is a “blind pool” offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

You will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments that we have not yet identified prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. We may invest in any asset class, including those that present greater risk than industrial assets. Because you cannot evaluate our future investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact an investment in shares of our common stock.

This offering is being made on a “best efforts” basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified industrial portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantial funds in this offering, we will make fewer additional investments in properties, and will more likely focus on making investments in loans and real estate related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

You may be at a greater risk of loss than the Sponsor or the Advisor since our primary source of capital is funds raised through the sale of shares of our common stock.

Because our primary source of capital is funds raised through the sale of shares of our common stock, any losses that may occur will be borne primarily by you, rather than by the Sponsor or the Advisor.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

Because the Advisor and the Dealer Manager are affiliates of, or otherwise related to, the Sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with a securities offering. This lack of an independent due diligence review and investigation increases the risk of your investment.

We are required to pay substantial compensation to the Advisor and its affiliates or related parties, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interest and other payments that we are required to pay to the Advisor and its affiliates or related parties may increase or decrease during this offering or future offerings from those described in the “Management Compensation” section if such change is approved by a majority of our board of directors, including a majority of the independent directors. These payments to the Advisor and its affiliates or related parties will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and will not accurately represent the current value of our assets at any particular time; therefore the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for each class of shares of our common stock has not been based on appraisals for any assets we currently own or may own nor do we intend to obtain such appraisals or adjust the offering price. Therefore, the fixed offering price established for each class of shares of our common stock will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Similarly, the amount you may receive upon redemption of your shares, if you determine to participate in our share redemption program, will be no greater than, and may be less than, the amount you paid for the shares regardless of any increase in the underlying value of any assets we own.

You will experience dilution in the net tangible book value of your shares of our common stock equal to the offering costs associated with your shares.

You will incur immediate dilution equal to the costs of the offering associated with the sale of your shares. This means that investors who purchase our shares of common stock will pay a price per share that exceeds the amount available to us to purchase assets and therefore, the value of these assets upon purchase.

The current purchase price stockholders pay for shares of each class of our common stock in this offering is higher than the estimated NAV per share we have disclosed. Neither the estimated NAV per share nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we liquidated or dissolved or the amount you would receive upon the sale of your shares.

Pursuant to various rules or contractual arrangements, we may from time to time disclose a per share estimated value or an NAV per share. The price at which we sell our shares is likely to be in excess of such values. For example, the estimated NAV per share of our common stock determined by our board of directors in August 2015 is 11.5% and 6.0%, respectively, lower than the offering prices with respect to Class A shares and Class T shares as of the date of this prospectus.

The per share estimated NAV and the primary offering price per share of each class of shares are likely to differ from the price that you would receive upon a resale of your shares or upon our liquidation because: (i) there is no public trading market for the shares at this time; (ii) the primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher purchase price than could otherwise be obtained; (iii) under the current Financial Industry Regulatory Authority, or “FINRA,” rules such values are not required to reflect or be derived from, the fair market value of our assets and estimates may include sales commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iv) such values do not take into account how market fluctuations affect the value of our investments, including how disruptions in the financial and real estate markets may affect the values of our investments; and (v) such values do not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

The SEC has approved an amendment to National Association of Securities Dealers, or “NASD,” Conduct Rule 2340, which took effect in April 2016 and sets forth the obligations of FINRA members to provide per share values in customer account statements calculated in a certain manner. Because we use a portion of the proceeds from this offering to pay sales commissions, dealer manager fees and organization and offering expenses, which reduce the amount of funds available for investment, unless and until our aggregate investments increase in value to compensate for these up-front fees and expenses, the value shown on your account statement will be lower than the purchase price paid by our stockholders in this offering.

The per share estimated value or NAV and the primary offering price per share of each class of shares may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that our stockholders could realize upon a sale of the Company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the price at which shares of our common stock would trade if they were listed on a national securities exchange. In addition, such values may not be the equivalent of the disclosure of a market price by an open-ended real estate fund. See “Description of Capital Stock—Valuation Policy” for a description of our policy with respect to valuations of our common stock. Any methodologies used to determine per share estimated value of our common stock or NAV may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an estimated value per share that is significantly different.

You are limited in your ability to sell your shares of our common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with only a limited opportunity to have your shares of our common stock redeemed by us at a price that may reflect a discount from the purchase price of the shares of our common stock being redeemed, after you have held them for a minimum of one year. Our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we cap the number of shares to be redeemed during any calendar quarter and our board of directors retains the right, in its sole discretion, to apply the quarterly cap on a per class basis. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate amount of proceeds received from our distribution reinvestment plan, although our board of directors, in its sole discretion, could determine to use other sources of funds to make redemptions; provided that we will not redeem, during any consecutive 12-month period, more than five percent of the number of shares of common stock outstanding at the beginning of such 12-month period. Our board of directors may also determine from time to time to further limit redemptions when funds are needed for other business purposes. Any request by the holders of our OP Units to redeem some or all of their OP Units, may further limit the funds we have available to redeem shares of our common stock pursuant to our share redemption program, should our board of directors determine to redeem OP Units for cash. Our board of directors, in its sole discretion, may determine to redeem OP Units for shares of our common stock, cash or a combination of both. In addition, our board of directors reserves the right to reject any redemption request for any reason or to amend, suspend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to sell any of your shares of common stock back to us pursuant to our share redemption program. Any amendment, suspension or termination of our share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program,” for a description of other restrictions and limitations of our share redemption program.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares currently may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares and (c) whether the redemptions are sought upon a stockholder’s death or disability. As described above, the offering price of each class of shares of our common stock in this offering was arbitrarily determined. Although the offering price represents the most recent price at which investors are willing to purchase such shares, it will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Based on the estimated NAV per share of our common stock effective on August 13, 2015, we have repurchased shares of our common stock above the estimated NAV and, accordingly, the repurchases have been and any future repurchases may be dilutive to our remaining stockholders.

The availability and timing of cash distributions to our stockholders is uncertain.

We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash from operations available for distributions to our stockholders. In addition, there are ongoing distribution fees payable on Class T shares, which will reduce the amount of cash available for distribution to holders of Class T shares. Distributions could also be negatively impacted by the failure to invest available cash on an expeditious basis, the inability to find suitable investments that are not dilutive to distributions, potential poor performance of our investments, an increase in expenses or capital expenditures for any reason, an increase in funds expended for redemptions in excess of the proceeds from our distribution reinvestment plan and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. There can be no assurance that sufficient cash will be available to make distributions to our stockholders or that the amount of distributions will be maintained and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gain), we would not qualify for the favorable tax treatment accorded to REITs.

We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by the Advisor or from expense support provided by the Advisor, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Until the proceeds from our public offerings are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operating activities, as determined on a GAAP basis, to fully fund distributions to you. Therefore, particularly in the earlier part of this offering, we have funded and may continue to fund distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses and proceeds from the sales of assets. However, there is no limit on the amount of time that we may use such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. We have relied on and expect to continue to rely on cash resulting from expense support from the Advisor to help fund our distributions, pursuant to the Expense Support Agreement. The Expense Support Agreement has an effective term through June 30, 2018, but may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days’ written notice to the Advisor. Upon the earlier of the termination or expiration of the Expense Support Agreement or upon reaching the maximum support amount of $30.0 million as further described in the Expense Support Agreement, the Advisor will not be obligated to waive or defer fees or otherwise support our distributions, which could adversely impact our ability to pay distributions. In addition, the Advisor’s obligations will cease when the aggregate amount of the payments under the Expense Support Agreement, when added to all amounts deferred or paid by the Advisor prior to August 14, 2015 under the prior versions of the Expense Support Agreement that were in effect prior to August 14, 2015 (approximately $5.4 million), exceed $30.0 million. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Advisory Agreement, (ii) the delivery by us of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the maximum support amount. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2018 will remain operative and in full force and effect through the end of such quarter. To the extent the Expense Support Agreement is no longer available, we may need to borrow additional money under our debt financings to support distributions at our current distribution rate. For the three months ended March 31, 2016, 100% of our total distributions were funded from sources other than cash flows from operating activities, specifically 48.0% were funded with proceeds from financing activities, which consisted of debt financings, and 52.0% were funded with proceeds from the issuance of shares under our distribution reinvestment plan, as so elected by certain stockholders. For the year ended December 31, 2015, 10.1% of our total distributions were funded from operating activities, as determined on a GAAP basis, and 89.9% were funded from sources other than cash flows from operating activities, specifically 37.8% were funded with proceeds from financing activities, which consisted of debt financing, and 52.1% were funded with proceeds from the issuance of shares under our distribution reinvestment plan, as so elected by certain stockholders. For the year ended December 31, 2014, 100.0% of our total distributions were funded from sources other than cash flows from operating activities, specifically 51.6% were funded with proceeds from financing activities, which consisted of debt financings, and 48.4% were funded with proceeds from the issuance of DRIP shares, as so elected by certain stockholders. Further, for the period from inception (August 28, 2012) to March 31, 2016, our total distributions declared exceeded our FFO.

The use of these sources for distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our FFO could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock, which would be reflected when we establish an estimated per share value of each class of our common stock. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder’s adjusted basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder’s adjusted tax basis in our stock will be reduced; and (ii) exceed a stockholder’s adjusted basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

In addition, the Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

There is very limited liquidity for our shares of common stock. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various Liquidity Events. There can be no assurance that we will ever seek to effect, or be successful in effecting, a Liquidity Event. Our charter does not require us to pursue a Liquidity Event or any transaction to provide liquidity to our stockholders. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through any share redemption program.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

Payments to the holder of the Special Units or cash redemptions by holders of OP Units will reduce cash available for distribution to our stockholders and our ability to honor their redemption requests under our share redemption program.

The Sponsor, in its capacity as the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership’s assets and/or redemption of the Special Units upon the earliest to occur of (i) the termination or non-renewal of the Advisory Agreement, upon a merger or sale of assets or other transaction in which the directors then in office are replaced or removed, by the Advisor for good reason, or by us or the Operating Partnership other than for cause, or (ii) a Liquidity Event. Such payments will reduce cash available for distribution to our stockholders and may negatively affect the value of our shares of common stock upon consummation of a Liquidity Event. Furthermore, if Special Units are redeemed pursuant to the termination of the Advisory Agreement, there will not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to our stockholders.

The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. Our election to redeem OP Units for cash will reduce funds available for other purposes, including for distributions and for redemption requests under our share redemption program.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may internalize the functions performed for us by the Advisor, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a Liquidity Event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire the Advisor or its assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock, which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the Sponsor. Such costs also may limit or preclude our ability to successfully achieve a Liquidity Event. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by the Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If another investment program, whether sponsored by the Sponsor or otherwise, hires the current executives or key personnel of the Advisor in connection with an internalization transaction or otherwise, or if we were to internalize our management but cannot retain some or all of our current executives or key personnel of the Advisor, our ability to conduct our business may be adversely affected.

We rely on key personnel of the Advisor to manage our day-to-day operating and acquisition activities. In addition, all of our current executives and other key personnel of the Advisor provide services to one or more other investment programs, including other public investment programs sponsored or advised by affiliates of the Sponsor. These programs or third parties may decide to retain or hire some or all of our current executives and the Advisor’s other key personnel in the future through an internalization transaction or otherwise. If this occurs, we may not be able to retain some or all of our current executives and other key personnel of the Advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business. If we were to effectuate an internalization of the Advisor, we may not be able to retain all of the current executives and the Advisor’s other key personnel or to maintain a relationship with the Sponsor, which also may adversely affect our ability to conduct our business.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of an investment in shares of our common stock.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels could cause us to incur higher interest charges, could result in higher debt service obligations, could be accompanied by restrictive covenants, and generally could make us subject to the risks associated with higher leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of an investment in shares of our common stock.

RISKS RELATED TO OUR GENERAL BUSINESS OPERATIONS AND OUR CORPORATE STRUCTURE

If we are delayed in finding or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

We could suffer from delays in identifying suitable investments due to, among other factors, competition we face for real property investments from other REITs and institutional investors, as well as from certain other entities sponsored or advised by affiliates of the Sponsor, which may have greater financial resources than we do, may be able to accept more risk than we can and may possess other significant competitive advantages over us, including a lower cost of capital. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed in finding or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you. In addition, such delays in our ability to find suitable investments would increase the length of time that offering proceeds are held in short term liquid investments that are expected to only produce minimal returns.

We anticipate that our investments will be concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S., and our business could be adversely affected by an economic downturn in that sector or in those geographic areas.

We anticipate that our investments will be concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S. Such industry concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included investing a more significant portion of the net proceeds of this offering in other sectors of the real estate industry; and such market concentrations may expose us to the risk of economic downturns in these areas. In addition, if our customers are concentrated in any particular industry, any adverse economic developments in such industry could expose us to additional risks. These concentration risks could negatively impact our operating results and affect our ability to make distributions to our stockholders.

The geographic concentration of our properties in certain markets makes our business vulnerable to adverse conditions in those markets.

Because of the geographic concentration of certain of our properties, we may be vulnerable to adverse conditions, including general economic conditions, increased competition, real estate conditions, terrorist attacks, potential impacts from labor disputes at California or other ports, earthquakes and wildfires, and other natural disasters occurring in such markets. As of December 31, 2015, there were two markets that each represented 10% or more of our total annualized base rent, including Atlanta at 13.6% and Chicago at 10.6%. In addition, we cannot assure you that the markets in which our properties are located will continue to grow or remain favorable to the industrial real estate industry.

We are dependent on customers for revenue and our inability to lease our properties or to collect rent from our customers will adversely affect our results of operations and returns to you.

Our revenues from property investments depend on the creditworthiness of our customers and will be adversely affected by the loss of or default by significant lessees. Much of our customer base is presently comprised of and is expected to continue to be comprised of non-rated and non-investment grade customers. In addition, certain of our properties are occupied by a single customer, and as a result, the success of those properties depends on the financial stability of that customer. Lease payment defaults by customers could cause us to reduce the amount of distributions to you and could force us to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the property. In the event of a customer default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a lease is terminated, the value of the property may be immediately and negatively affected and we may be unable to lease the property for the rent previously received or at all or sell the property without incurring a loss.

A prolonged national or world-wide economic downturn or volatile capital market conditions could harm our operations, cash flows and financial condition and lower returns to you.

If disruptions in the capital and credit markets occur again, as have been experienced during recent years, they could adversely affect our ability to obtain loans, credit facilities, debt financing and other financing, or, when available, to obtain such financing on reasonable terms, which could negatively impact our ability to implement our investment strategy.

If these disruptions in the capital and credit markets should occur again as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic downturn if these periods are accompanied by declining values in real estate. For example, a prolonged economic downturn could negatively impact our property investments as a result of increased customer delinquencies and/or defaults under our leases, generally lower demand for rentable space, potential oversupply of rentable space leading to increased concessions, and/or tenant improvement expenditures, or reduced rental rates to maintain occupancies.

Our operations could be negatively affected to a greater extent if an economic downturn occurs again, is prolonged or becomes more severe, which could significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to you.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

We generally plan to hold cash in permitted liquid investments. Subject to applicable REIT rules, such investments include money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. Continuous or unusual declines in the financial markets may result in a loss of some or all of these funds. In particular, during times of economic distress, money market funds have experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, income from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We will seek to diversify our excess cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation generally only insures amounts up to $250,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial additional funds, which would negatively impact our business.

Our securities are sold primarily through the independent broker dealer channel (i.e., U.S. broker dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations, such as FINRA, adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker dealers.

As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker dealer channel for non-traded REITs, and accordingly we may face increased difficulty in raising capital in this offering. If we are unable to raise substantial additional funds in this offering, the number and type of investments we may make will be limited, which would negatively impact our overall business plan. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation, distracting to our management and may negatively impact our ability to raise capital.

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of violence, civilian unrest, or war may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our customers’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Our business could suffer in the event the Advisor, the Dealer Manager, our transfer agent or any other party that provides us with services essential to our operations experiences system failures or cyber incidents or a deficiency in cybersecurity.

The Advisor, the Dealer Manager, our transfer agent and other parties that provide us with services essential to our operations are vulnerable to service interruptions or damages from any number of sources, including computer viruses, malware, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that may include, but is not limited to, gaining unauthorized access to systems to disrupt operations, corrupt data, steal assets or misappropriate Company funds and/or confidential information, including, for example, confidential information regarding our stockholders. As reliance on technology in our industry has increased, so have the risks posed to our systems, both internal and those we have outsourced. In addition, the risk of cyber incidents has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Cyber incidents may be carried out by third parties or insiders, including by computer hackers, foreign governments and cyber terrorists, using techniques that range from highly sophisticated efforts to more traditional intelligence gathering and social engineering aimed at obtaining information. The remediation costs and lost revenues experienced by a victim of a cyber incident may be significant and significant resources may be required to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. There also may be liability for any stolen assets or misappropriated Company funds or confidential information. Any material adverse effect experienced by the Advisor, the Dealer Manager, our transfer agent and other parties that provide us with services essential to our operations could, in turn, have an adverse impact on us.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, listing, redemptions and distributions. Our board of directors may amend or revise these and other policies without providing notice to or obtaining the consent of our stockholders, which could result in investments that are different than those described in this prospectus. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

Certain provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent an unsolicited acquisition of us or a change of our control.

Provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent an unsolicited acquisition of us or a change of our control. These provisions include, among others:

•	redemption rights of qualifying parties;

•	a requirement that we may not be removed as the general partner of the operating partnership without our consent;

•	transfer restrictions on our OP Units;

•	our ability, as general partner, in some cases, to amend the partnership agreement without the consent of the limited partners; and

•	the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or a change of our control, although some stockholders might consider such proposals, if made, desirable. Our charter and bylaws, the partnership agreement of our Operating Partnership and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or that our stockholders otherwise might believe to be in their best interests. See “The Operating Partnership Agreement—Transferability of Operating Partnership Interests” and “Description of Capital Stock—Business Combinations,” “—Control Share Acquisitions,” and “—Advance Notice of Director Nominations and New Business.”

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with your interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We may acquire co-ownership interests in property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We may acquire co-ownership interests, especially in connection with the Operating Partnership’s potential private placements, such as tenancy-in-common interests in property, interests in Delaware statutory trusts that own property and/or similar interests, which are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The Operating Partnership’s potential private placements of tenancy-in-common interests in properties, Delaware statutory trust interests and/or similar interests could subject us to liabilities from litigation or otherwise.

The Operating Partnership may offer undivided tenancy-in-common interests in properties, interests in Delaware statutory trusts that own properties and/or similar interests to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests, Delaware statutory trust interests and/or similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the properties associated with any tenancy-in-common interests, Delaware statutory trust interests and/or similar interests sold to investors pursuant to such private placements are expected to be 100% leased by the Operating Partnership, and such leases would be expected to contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests, Delaware statutory trust interests and/or similar interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests, Delaware statutory trust interests and/or similar interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

When we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

We have invested, and may continue to invest, in limited partnership entities through joint ventures or other co-ownership arrangements, in which we acquire all or a portion of our interest in such partnership as a general partner. Such general partner status could expose us to all the liabilities of such partnership. Additionally, we may take a non-managing general partner interest in the limited partnership, which would limit our rights of management or control over the operation of the partnership, expose our investment to increased risks, make us potentially liable for all liabilities of the partnership and reduce your returns. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may be greater than the amount or value of our initial, or then current, investment in the entity.

Maryland law and our organizational documents limit your rights to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders have more limited rights against these persons than might otherwise exist under common law.

In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, the Advisor and its affiliates for any liability or loss suffered by them or hold our directors, the Advisor and its affiliates harmless for any liability or loss suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

We have issued shares of common stock as dividends and may issue preferred stock, additional shares of common stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Holders of our common stock do not have preemptive rights to any shares issued by us in the future. We issued additional shares of common stock as a stock dividend to stockholders of record for the first three quarters of 2014, which may dilute the value of the shares. In addition, we may issue additional shares of common stock, without stockholder approval, at a price which could dilute the value of existing stockholders’ shares. In addition, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of our stockholders’ shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue a total of 1.7 billion shares of capital stock. Of the total number of shares of capital stock authorized (a) 1.5 billion shares are designated as common stock, including 900.0 million classified as Class A shares and 600.0 million classified as Class T shares and (b) 200.0 million shares are designated as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series that we have authority to issue without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	A merger, tender offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; and/or

•	The removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

A change in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a customer as a capital lease if the significant risks and rewards of ownership are considered to reside with the customer. Under capital lease accounting, both the leased asset and liability are reflected on the customer’s balance sheet. If the terms of the lease do not meet the criteria for a capital lease, the lease is considered an operating lease and no leased asset or contractual lease obligation is recorded on the customer’s balance sheet. Accordingly, under the current accounting standards for leases, the entry into an operating lease with respect to real property could appear to enhance a customer’s reported financial condition or results of operations in comparison to the customer’s direct ownership of the property.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the FASB issued ASU 2016-02 on February 25, 2016, which substantially changes the current lease accounting standards, primarily by significantly changing the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the customer’s balance sheet for all lease arrangements. In addition, ASU 2016-02 will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the new lease accounting standards, customers may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms, which could generally have less impact on their balance sheets. Also, customers may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to our stockholders. The new leasing standard is effective on January 1, 2019, with early adoption permitted.

RISKS RELATED TO INVESTMENTS IN PROPERTY

Changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions may adversely affect our results of operations and returns to you.

We are subject to risks generally incident to the ownership of property including changes in global, national, regional or local economic, demographic, political, real estate, or capital market conditions and other factors particular to the locations of the respective property investments. We are unable to predict future changes in these market conditions. For example, an economic downturn or a rise in interest rates could make it more difficult for us to lease properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of our existing real estate investments.

Adverse economic conditions in the regions where our assets are located may adversely affect our levels of occupancy, the terms of our leases, and our ability to lease available areas, which could have an adverse effect on our results of operations.

Our results of operations depend substantially on our ability to lease the areas available in the properties that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase rental rates and force us to lower rental rates and/or offer customer incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected. The following factors, among others, may adversely affect the operating performance of our properties:

•	Economic downturn and turmoil in the financial markets may preclude us from leasing our properties or increase the vacancy level of our assets;

•	Periods of increased interest rates could result in, among other things, an increase in defaults by customers, a decline in our property values, and make it more difficult for us to dispose of our properties at an attractive price;

•	Rising vacancy rates for commercial property, particularly in large metropolitan areas;

•	Our inability to attract and maintain quality customers;

•	Default or breaches by our customers of their contractual obligations;

•	Increases in our operating costs, including the need for capital improvements;

•	Increases in the taxes levied on our business; and

•	Regulatory changes affecting the real estate industry, including zoning rules.

We anticipate that our investments in real estate assets will continue to be concentrated in industrial properties, and the demand for industrial space in the U.S. is related to the level of economic activity. Accordingly, reduced economic activity may lead to lower occupancy and/or rental rates for our properties.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return to our stockholders.

If property vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the cash flow generated by the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce the return to our stockholders.

Risks related to the development of properties may have an adverse effect on our results of operations and returns to our stockholders.

The risk associated with development and construction activities carried out by real estate companies like ours include, among others, the following:

•	Long periods of time may elapse between the commencement and the completion of our projects;

•	Construction and development costs may exceed original estimates;

•	The developer/builder may be unable to index costs or receivables to inflation indices prevailing in the industry;

•	The level of interest of potential customers for a recently launched development may be low;

•	There could be delays in obtaining necessary permits;

•	The supply and availability of construction materials and equipment may decrease and the price of construction materials and equipment may increase;

•	Construction and sales may not be completed on time, resulting in a cost increase;

•	It may be difficult to acquire land for new developments or properties;

•	Labor may be in limited availability;

•	Changes in tax, real estate and zoning laws may be unfavorable to us; and

•	Unforeseen environmental or other site conditions.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

Companies in the real estate industry, including us, depend on a variety of factors outside of their control to build, develop and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. Any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our revenues, results of operations and financial condition and our ability to make distributions to you and the value of your investment.

Delays in the acquisition, development and construction of properties may have adverse effects on portfolio diversification, results of operations, and returns on your investment.

Delays we encounter in the acquisition, development and construction of properties could adversely affect your returns. To the extent that such disruptions continue, we may be delayed in our ability to invest our capital in property investments that meet our acquisition criteria. Such delays would result in our maintaining a relatively higher cash balance than expected, which could have a negative effect on your returns until the capital is invested.

In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and distributions to you could suffer. Delays in the completion of construction could give customers the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a property will be based on our projections of rental income and expenses and estimates of the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Changes in supply of or demand for similar properties in a particular area may increase the price of real estate assets we seek to purchase or adversely affect the value of the properties we own.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar properties in a particular area. For example, if demand for the types of real estate assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to you. Likewise, a sharp increase in supply could adversely affect lease rates and occupancy, which could result in lower operating results and overall returns to you.

Actions of joint venture partners could negatively impact our performance.

We have entered, and may continue to enter, into joint ventures with third parties, including entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise be unable to meet its capital contribution obligations;

•	That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	That actions by such venture partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by such a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. For example, certain actions by the joint venture partnership may require joint approval of our affiliated partners, on the one hand, and our joint venture partner, on the other hand. An impasse among the partners could result in a “deadlock event”, which could trigger a buy-sell mechanism under the partnership agreement and, under certain circumstances, could lead to a liquidation of all or a portion of the partnership’s portfolio. In such circumstances, we may also be subject to the 100% penalty tax on “prohibited transactions.” See “Material U.S. Federal Income Tax Considerations—Prohibited Transactions.” It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-customer is an affiliate of the Advisor, certain conflicts of interest will exist. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor.”

Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may also be required to expend funds to correct defects or to make improvements before a property can be sold. There can be no assurance that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. All of these provisions would restrict our ability to sell a property.

Properties that have significant vacancies, especially value-add or other types of development real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties and the return on your investment.

Value-add properties or other types of development properties may have significant vacancies at the time of acquisition. If vacancies continued for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues, resulting in less cash available for distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the return on your investment.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to our customers, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, we may not be able to pass these increases on to our customers. To the extent such increases cannot be passed on to our customers, any such increases would cause our cash flow and our operating results to decrease.

We compete with numerous other parties or entities for property investments and customers and may not compete successfully.

We compete with numerous other persons or entities seeking to buy or develop real estate assets or to attract customers to properties we already own, including with entities sponsored or advised by affiliates of the Sponsor, ILT, DPF and DC Industrial Liquidating Trust. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire or develop real estate assets or attract customers on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential customers and pressuring us to reduce our rental rates to retain existing customers or convince new customers to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new customers, because the proximity of new competitors may divert existing or new customers to such competitors. Each of these factors may lead to a reduction in our cash flow and operating income and could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

The operating results of the assets that we own may be impacted by our customers’ financial condition.

Our income is derived primarily from lease payments made by our customers. As such, our performance is indirectly affected by the financial results of our customers, as difficulties experienced by our customers could result in defaults in their obligations to us. Furthermore, certain of our assets may utilize leases with payments directly related to customer sales, where the amount of rent that we charge a customer is calculated as a percentage of such customer’s revenues over a fixed period of time, and a reduction in sales can reduce the amount of the lease payments required to be made to us by customers leasing space in such assets.

The financial results of our customers can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. An economic downturn can be expected to negatively impact all of these factors, some to a greater degree than others.

In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the customers located in the assets that we own and manage. A drop in demand, as a result of a slowdown in the U.S. and global economy or otherwise, could result in a reduction in customer performance and consequently, adversely affect us.

If we enter into long-term leases with customers, those leases may not result in market rental rates over time, which could adversely affect our revenues and ability to make distributions to you.

We expect that the majority of our leases will be long-term operating leases. Long-term leases, as well as leases with renewal options that specify a maximum rent increase, may not allow for market-based or significant increases in rental payments during the term of the lease. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. These circumstances could negatively impact our operating results and affect our ability to make distributions to you.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to customers, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: if we planned to vacate a given unit in order to change or adapt an asset’s mix of customers, the customer could remain in that unit by filing a lease renewal action and interfere with our strategy; and if we desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

Certain of our lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, taxes, and property management expenses with respect to all of our leases that are not “triple net.”

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain customers to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to, among other things, zoning, environmental protection and historical heritage, all of which may affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, which generally took effect in 2011, contains a sweeping overhaul of the regulation of U.S. financial institutions and financial markets. Key provisions of the Dodd-Frank Act require extensive rulemaking by the SEC and the U.S. Commodity Futures Trading Commission, some of which remains ongoing. Thus, the full impact of the Dodd-Frank Act on our business cannot be fully assessed until all final implementing rules and regulations are promulgated.

Various rules currently in effect under the Dodd-Frank Act may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities.

For example, but not by way of limitation, the Dodd-Frank Act and the rules and regulations promulgated thereunder provides for significantly increased regulation of the derivatives markets and transactions that affect our interest rate hedging activities, including: (i) regulatory reporting, (ii) subject to limited exemptions, mandated clearing through central counterparties and execution on regulated exchanges or execution facilities, and (iii) margin and collateral requirements. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be fully assessed until all final implementing rules and regulations are promulgated, the foregoing requirements may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to the Dodd-Frank Act. For example, subject to an exception for “end-users” of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. To the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and on your return.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

Our properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our customers may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to property may adversely affect our operating results.

We attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. There can be no assurance that funding will be available to us for repair or reconstruction of damaged property in the future or for liability payments to accident victims.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

We have, and intend to continue to, invest in properties historically used for industrial, manufacturing and commercial purposes. Some of our properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties and future property acquisitions may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our properties and future property acquisitions may be on or adjacent to or near other properties upon which others, including former owners or customers of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost, as applicable. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Our properties are generally subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Nonetheless, an environmental liability that could have a material adverse effect on our business, financial condition or results of operations taken as a whole, may exist at the time of acquisition or may arise in the future, with respect to any properties that we acquire. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, it is possible that (i) future laws, ordinances or regulations may impose a material environmental liability or (ii) the then current environmental condition of the properties that we acquire may be affected by customers, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All property and the operations conducted on property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Customers’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to customers that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to you.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies we use to comply with the act will reduce the amount of cash available for distribution to you.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to you.

If a customer at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new customers, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be used to acquire property, debt and other investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and customer refurbishments in order to attract new customers. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, and it may be more difficult for us to attract or retain customers to such properties or the amount of rent we can charge at such properties may decrease. There can be no assurance that we will have any sources of funding available to us for repair or reconstruction of damaged property in the future.

Property investments made outside of the U.S. will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may invest outside of the U.S., most likely in Mexico or Canada, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in property located outside of the U.S., in addition to risks inherent in an investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS RELATED TO DEBT FINANCING

We intend to continue to incur mortgage indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to you.

We intend to continue to finance a portion of the purchase price of our investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding limitation provides for borrowings of up to 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. In addition, we may incur mortgage debt and pledge some or all of our properties or other assets as security for that debt to obtain funds to acquire additional property, debt or other investments. We may also borrow funds to make distributions, to redeem securities, to satisfy the REIT distribution requirements or for any working capital purposes. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt secured by our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders could be adversely affected.

We may not be able to obtain debt financing necessary to run our business.

We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, we expect to need to borrow capital for acquisitions, the improvement of our properties, and for other purposes. Under current or future market conditions, we may not be able to borrow all of the funds we may need. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments to expand our operations will be adversely affected. As a result, we would be less able to achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to you.

Increases in mortgage interest rates and/or unfavorable changes in other financing terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher or other financing terms, such as principal amortization, are not as favorable when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Our debt may be subject to the fluctuation of market interest rates such as the London Interbank Offered Rate, or “LIBOR”, Prime rate, and other benchmark rates. Should such interest rates increase, our debt payments may also increase, reducing cash available for distributions. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments. Additionally, as it relates to any real estate assets that we may own, an increase in interest rates may negatively impact activity in the consumer market and reduce consumer purchases, which could adversely affect us.

Lenders may require us to enter into restrictive covenants that relate to or otherwise limit our operations, which could limit our ability to make distributions to you, to replace the Advisor or to otherwise achieve our investment objectives.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage property, discontinue insurance coverage, or make distributions under certain circumstances. In addition, provisions of our loan documents may deter us from replacing the Advisor because of the consequences under such agreements and may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

We may enter into financing arrangements that require us to use and pledge offering proceeds to secure and repay such borrowings, and such arrangements may adversely affect our ability to make investments and operate our business.

We may enter into financing arrangements that require us to use and pledge future proceeds from this offering or future offerings, if any, to secure and repay such borrowings. Such arrangements may cause us to have less proceeds available to make investments or otherwise operate our business, which may adversely affect our flexibility and our ability to achieve our investment objectives.

We may enter into financing arrangements involving balloon payment obligations, which may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

The derivative instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative instruments to hedge exposure to changes in interest rates on certain of our variable rate loans, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging of these transactions will not result in losses. Any settlement charges incurred to terminate unused derivative instruments may result in increased interest expense, which may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

RISKS RELATED TO INVESTMENTS IN DEBT

The mortgage loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: customer mix, success of customer businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flows from operating activities and limit amounts available for distribution to you. If current market conditions deteriorate, it is possible that a loan which was adequately secured when it was acquired or originated will not remain adequately collateralized. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process due to, among other things, state statutes and rules governing foreclosure actions and defenses and counterclaims that may be raised by defaulting parties, and therefore such process could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, to the extent we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans, B-notes, and other junior financings in which we may invest would involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in mezzanine loans, B-notes, and other junior financings that substantially take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a mortgage loan borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off such senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment. If we cure the default by paying off the senior debt and ultimately foreclose on the property, we could become subject to liabilities associated with the property, including liabilities relating to taxes and environmental matters. In addition, mezzanine loans typically have higher overall loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

The B-notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-notes. A B-note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain B-note investments, particularly in situations where the A-note holders have the right to trigger an appraisal process pursuant to which control would shift from the holder of the B-note when it is determined, for instance, that a significant portion of the B-note is unlikely to be recovered. We cannot predict the terms of each B-note investment. Further, B-notes typically are secured by a single property, and, as a result, reflect the increased risks associated with a single property compared to a pool of properties. Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. Acquiring or paying off the A-note could require a significant amount of cash, and we may not have sufficient cash to be able to do so.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse effect on our results of operations and financial condition.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect our value.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower of a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments of interest or principal to us.

Interest rate fluctuations and changes in prepayment rates could cause the value of our debt investments to decrease or could reduce our ability to generate income from such investments.

Interest rate risk is the risk that debt investments will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such investments will decline, and vice versa. Accordingly, the yield on our debt investments may be sensitive to changes in prevailing interest rates and corresponding changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations could also cause a borrower to prepay a mortgage loan more quickly than we expect, which could lead to our expected return on the investment being adversely affected.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise registered in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine, B-note and bridge loans we may originate or purchase in the future may be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under mortgage or other types of loans that we make, we may not be able to repossess and sell the underlying properties or equity collateral quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor or other borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or other equity collateral or to obtain proceeds sufficient to repay all amounts due to us on the mortgage or other type of loan.

We may make investments in non-U.S. dollar denominated debt, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

If we invest in debt related investments, some may be denominated in foreign currencies and, therefore, we could have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated debt investments, in addition to risks inherent in debt investments as generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

We may invest in real estate-related preferred equity securities, which may involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which are currently volatile and which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment. Since there may be a number of debt obligations that have priority over our preferred stock investment, any determination by us to cure defaults could be costly and we may not have the cash to be able to do so. If we become the equity owner of the issuer, we would be responsible for other liabilities of the issuer, including liabilities relating to taxes and environmental matters.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED ENTITIES

Investments in securities of real estate-related entities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated securities of real estate-related entities.

We may invest in debt or equity securities of both publicly traded and private real estate-related entities (including preferred equity securities having some of the same characteristics as debt). Our investments in such securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of such securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Equity securities of real estate-related entities are typically unsecured and subordinated to other obligations of the issuer. Investments in such equity securities are subject to risks of: limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; substantial market price volatility in the case of traded equity securities; subordination to the debt and other liabilities of the issuer, in situations in which we buy equity securities; the possibility that earnings of the issuer may be insufficient to meet its debt service and other obligations and, therefore, to make payments to us on any debt securities we may purchase or to make distributions to us on any equity securities we may purchase; and the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

RISKS RELATED TO THE ADVISOR AND ITS AFFILIATES

The Advisor’s management personnel, other employees and affiliates face conflicts of interest relating to time management and, accordingly, the Advisor’s management personnel, other employees and affiliates may not be able to devote adequate time to our business activities and the Advisor may not be able to hire adequate additional employees.

All of the Advisor’s management personnel, other personnel, affiliates and related parties may also provide services to other entities, including, but not limited to, WL II, and to other Sponsor affiliated entities and related parties, including, but not limited to, ILT, DPF and DC Industrial Liquidating Trust. We are not able to estimate the amount of time that such management personnel, other personnel, affiliates and related parties will devote to our business. As a result, the Advisor’s management personnel, other personnel, affiliates and related parties may have conflicts of interest in allocating their time between our business and their other activities, which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline. Accordingly, there is a risk that the Advisor’s affiliates and related parties may not devote adequate time to our business activities and the Advisor may not be able to hire adequate additional personnel.

The Advisor and its affiliates and related parties, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us, other Sponsor affiliated entities and related parties and joint venture partners or co-owners, which could result in actions that are not in your best interests.

The Advisor and its affiliates and related parties receive substantial fees from us in return for their services and these fees could influence the Advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

•	Property dispositions, which allow the Advisor to earn additional asset management fees and distributions from sales;

•	Property acquisitions from third parties or Sponsor affiliated entities or related parties, which may allow the Advisor or its affiliates or related parties to earn additional acquisition, asset management and other fees;

•	Investment opportunities, which may result in more compensation to Sponsor affiliated entities or related parties if allocated to other programs or business ventures instead of us; and

•	Various liquidity events.

Further, the Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Similarly, the Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor could increase if we raise the level of debt financing in connection with the acquisition of certain properties. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, the Advisor is also entitled to a fee equal to a percentage of the total consideration paid in connection with a disposition. This fee may incentivize the Advisor to recommend the disposition of a property or properties through a sale, merger, or other transaction that may not be in our best interests at the time. In addition, the premature disposition of an asset may add concentration risk to the portfolio or may be at a price lower than if we held the property. Moreover, the Advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. The Dealer Manager is paid an annual distribution fee with respect to Class T shares until the earliest to occur of several events, including: (i) a listing of shares of our common stock on a national securities exchange, and (ii) such Class T shares no longer being outstanding, which could incentivize the Advisor not to recommend a sale, merger or other liquidity event until the Dealer Manager has been paid all distribution fees, because the completion of such transactions would cause the Dealer Manager to no longer be paid such fees. The Advisor or its affiliates or related parties may receive various fees for providing services to any joint venture in which we invest, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners or co-owners of our properties. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to compensation from us to the Advisor and its affiliates or related parties, other Sponsor affiliated entities and related parties and other business ventures could result in decisions that are not in your best interests, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See “The Advisor and the Advisory Agreement,” “Management Compensation” and “Plan of Distribution.” Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with us.

The time and resources that Sponsor affiliated entities and related parties devote to us may be diverted and we may face additional competition due to the fact that Sponsor affiliated entities and related parties are not prohibited from raising money for another entity that makes the same types of investments that we target.

Sponsor affiliated entities and related parties are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in separate public offerings for two other entities sponsored or advised by affiliates of the Sponsor. In addition, we may compete with other entities sponsored or advised by affiliates of the Sponsor, including, but not limited to, ILT and DPF for the same investors and investment opportunities.

We may co-invest or joint venture an investment with a Sponsor affiliated entity or related party.

We may also co-invest or joint venture with other Sponsor affiliated entities and related parties. Even though all such co-investments will be subject to approval by a majority of our board of directors, including a majority of our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. In addition, we may share control with or cede control of the venture to the Sponsor affiliated entity or related party and decisions could be made that are not in our best interests.

We may enter into transactions with the Advisor or affiliates or other related entities of the Advisor; as a result, in any such transaction, we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and we may incur additional expenses.

We may enter into transactions with the Advisor or with affiliates or other related entities of the Advisor. For example, we may purchase assets from affiliates or other related entities of the Advisor that they currently own or hereafter acquire from third parties. The Advisor may also cause us to enter into a joint venture with its affiliates or to dispose of an interest in a property to its affiliates.

We may also purchase properties developed and completed by affiliates of the Advisor or provide loans for the development of properties being developed by affiliates of the Advisor. The Advisor and/or its management team could experience a conflict in representing our interests in these transactions. In any such transaction, we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may receive terms that are less beneficial to us than if such transactions were with a third party. In addition, our independent directors may request that independent legal counsel be provided to them on any matter in which they deem such counsel appropriate or necessary. If the independent directors request independent legal counsel, we will pay the cost of such counsel, which could reduce the cash available to us for other purposes, including paying distributions to our stockholders.

We depend on the Advisor and its key personnel; if any of such key personnel were to cease employment with the Advisor or its affiliates, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of our investments, the selection of customers for our properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor’s key personnel, including, in alphabetical order, John A. Blumberg, David M. Fazekas, Andrea L. Karp, Thomas G. McGonagle, Dwight L. Merriman III, Lainie P. Minnick, James R. Mulvihill, Scott W. Recknor, Gary M. Reiff, Peter M. Vanderburg, J. R. Wetzel, Joshua J. Widoff, Brian C. Wilkinson and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain, key man life insurance on any of the Advisor’s key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals through their resignation, retirement, or due to an internalization transaction effected by another investment program sponsored by the Sponsor or its affiliates, or due to such individual or individuals becoming otherwise unavailable because of other activities on behalf of the Sponsor or its affiliates, our operating results could suffer.

The fees we pay to the Advisor and its affiliates and related parties in connection with our public offerings and the operation of our business and the acquisition, management and disposition of our investments were not determined on an arm’s length basis and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Substantial fees will be paid to the Advisor, the Dealer Manager and other affiliates and related parties of the Advisor for services they provide to us in connection with this offering and the operation of our business and the acquisition, management and disposition of our investments. None of these arrangements were determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Management Compensation.”

We will compete with entities sponsored or advised by affiliates of the Sponsor, for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire or sell investments, and for customers, which may have an adverse impact on our operations.

We will compete with entities sponsored or advised by affiliates of the Sponsor, whether existing or created in the future, as well as entities for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as these entities are buying, financing or selling properties. In this regard, there is a risk that we will purchase a property that provides lower returns to us than a property purchased by entities sponsored or advised by affiliates of the Sponsor and entities for whom affiliates of the Sponsor provide certain advisory or management services. Certain entities sponsored or advised by affiliates of the Sponsor own and/or manage properties in geographical areas in which we expect to own properties. Therefore, our properties may compete for customers with other properties owned and/or managed by these entities. The Advisor may face conflicts of interest when evaluating customer leasing opportunities for our properties and other properties owned and/or managed by these entities and these conflicts of interest may have a negative impact on our ability to attract and retain customers.

We and ILT have implemented lease allocation guidelines to assist with the process of the allocation of leases when we, ILT, the BTC Partnership, DC Industrial Liquidating Trust and WL II have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and ILT’s management committee.

Notwithstanding the foregoing, the Sponsor and the Advisor have agreed, subject to any future changes approved by the Conflicts Resolution Committee, that if an investment is equally suitable for us and ILT: (i) until such time as all of the proceeds from our public offerings have been fully invested, or the “Core Trigger,” and except as noted below, we will have priority over ILT with respect to (A) industrial properties (including all new stabilized, value add, and forward commitment opportunities, collectively “Core Industrial Investment Opportunities”) located in the U.S. or Mexico; and (B) debt investments related to industrial properties located in the U.S. or Mexico; and (ii) until the later of the Core Trigger or the expiration of the investment period of the BTC Partnership (the later of the foregoing, the “Development Trigger”), and other than development or re-development opportunities associated with ILT’s existing investments (e.g., development on excess land or expansion of an existing facility) which opportunities shall remain with ILT, we will have priority over ILT with respect to development of industrial properties (including all new speculative and build-to-suit opportunities, collectively, “Industrial Development Opportunities”) located in the U.S. or Mexico. Subject in both cases to the exceptions noted below, after the Core Trigger ILT will have priority over us with respect to Core Industrial Investment Opportunities, and after the Development Trigger ILT will have priority over us with respect to Industrial Development Opportunities. Notwithstanding the foregoing to the contrary; (I) if we have additional capital to deploy from our public offerings, but we determine that, for portfolio balance purposes, we do not for any period of time desire to invest further in certain markets either for certain industrial product classes or all industrial product classes, then ILT shall be permitted to invest in such markets and such product classes without us having priority in such markets and product classes for such time periods; and (II) when, from time to time, (x) after the Core Trigger, we have additional capital to deploy (either through the sale of assets or otherwise) into Core Industrial Investment Opportunities, (y) after the expiration of the Development Trigger, we have additional capital to deploy (either through the sale of assets or otherwise) into Industrial Development Opportunities, or (z) ILT has capital to deploy into Core Industrial Investment Opportunities or Industrial Development Opportunities, our Chief Executive Officer and regional Managing Directors (who currently serve in similar positions at ILT) will determine in their sole discretion for which program the investment is most suitable by utilizing the following allocation factors:

•	Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value add and opportunistic);

•	The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•	The cash requirements of each program;

•	The strategic proximity of the investment opportunity to other assets;

•	The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

•	The policy of each program relating to leverage of investments;

•	The effect of the acquisition on loan maturity profile;

•	The effect on lease expiration profile;

•	Customer concentration;

•	The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

•	The effect of the acquisition on the applicable entity’s intention not to be subject to regulation under the Investment Company Act;

•	Legal considerations, such as Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and Foreign Investment in Real Property Tax Act, or “FIRPTA,” that may be applicable to specific investment platforms;

•	The financial attributes of the investment;

•	Availability of financing;

•	Cost of capital;

•	Ability to service any debt associated with the investment;

•	Risk return profiles;

•	Targeted distribution rates;

•	Anticipated future pipeline of suitable investments;

•	Expected holding period of the investment and the applicable entity’s remaining term;

•	Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

•	Whether the applicable entity was formed for the purpose of making a particular type of investment;

•	Affiliate and/or related party considerations;

•	The anticipated cash flow of the applicable entity and the asset;

•	Tax effects of the acquisition, including on REIT or partnership qualifications;

•	The size of the investment; and

•	The amount of funds available to each program and the length of time such funds have been available for investment.

Any such determinations will be reported, at least quarterly, to our Conflicts Resolution Committee in order to evaluate whether we are receiving an appropriate share of opportunities.

In addition, DPF may seek to acquire industrial properties and industrial debt investments. Because DPF currently has a separate day-to-day asset acquisitions team, the Sponsor and the Advisor have agreed, subject to any future changes approved or required by our Conflicts Resolution Committee, that: (i) if an industrial property or industrial debt opportunity is a widely-marketed, brokered transaction, DPF, on the one hand, and us and ILT (collectively, “IPT/ILT”), on the other hand, may simultaneously and independently pursue such transaction; and (ii) if an industrial property or industrial debt opportunity is not a widely-marketed, brokered transaction, then, as between DPF, on the one hand, and IPT/ILT, on the other hand, the management team and employees of each company generally are free to pursue any such industrial property or industrial debt opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors.

On November 4, 2015, IIT completed its merger with and into WL II. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT’s former stockholders. In connection with the merger, an affiliate of IIT’s former advisor entered into a transition services agreement to provide certain accounting, asset management, lease management, risk management, treasury and other services to Western Logistics LLC and WL II on a transition basis. The transition services agreement has a term of one year, with a six-month extension option for certain lease management services. The transition services agreement contains certain confidentiality and non-solicitation provisions that are subject to a number of qualifications but may restrict the Advisor’s ability to take certain actions that could benefit the properties we may own in the future. In addition, another affiliate of IIT’s former advisor entered into a management services agreement with DC Industrial Liquidating Trust to provide asset management, development and construction, and operating oversight services for each excluded property, to assist in the sale of the excluded properties and to provide administrative services to DC Industrial Liquidating Trust and its subsidiaries. The management services agreement will continue in force throughout the duration of the existence of DC Industrial Liquidating Trust and will terminate as of the date of termination of DC Industrial Liquidating Trust. The affiliates of IIT’s former advisor will not provide advisory services with respect to acquisitions under either of the transition services agreement or the management services agreement, but because lease management services will be provided under the transition services agreement and the management services agreement, the Advisor may face a conflict of interest when evaluating customer leasing opportunities for our properties and properties owned by WL II or DC Industrial Liquidating Trust, which could negatively impact our ability to attract and retain customers.

If we invest in joint venture or co-ownership arrangements with the Advisor or its affiliates, they may retain significant control over our investments even if our independent directors terminate the Advisor.

While a majority of our independent directors may terminate the Advisor upon 60 days’ written notice, our ability to remove co-general partners or advisors to any entities in which the Advisor or its affiliates serve in such capacities and in which we may serve as general partner or manager is limited. As a result, if we invest in such joint-venture or co-ownership arrangements; an affiliate of the Advisor may continue to maintain a substantial degree of control over our investments despite the termination of the Advisor.

RISKS RELATED TO OUR TAXATION AS A REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We have operated and have elected to be treated as a REIT for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. Although we do not intend to request a ruling from the Internal Revenue Service, or “IRS”, as to our REIT status, we have received the opinion of our counsel, Greenberg Traurig, LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. You should be aware, however, that opinions of counsel are not binding on the IRS or on any court.

The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets, the sources of our income, the amount of distributions that we pay, the composition of our stockholders, and various other matters relating to the requirements for qualification as a REIT. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig, LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. We have not requested a ruling from the IRS as to our REIT status.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. However, any distributions made would be subject to the favorable tax rate applied to “qualified dividend income.” To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we believe we have operated in such a manner as to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the IRS successfully determines that the Operating Partnership should be treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition if the Operating Partnership were not treated as a taxable REIT subsidiary, we could fail to qualify as a REIT, with the resulting consequences described above. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, in addition to other qualification requirements, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be invested in acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. It is possible that we might not always be able to continue to make distributions sufficient to meet the annual distribution requirements required to maintain our REIT status, avoid corporate tax on undistributed income and/or avoid the 4% excise tax.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect our value.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. There can be no assurance that the IRS will not challenge our characterization of any such sale-leaseback transaction as a ‘true lease.’ In the event that any such sale-leaseback transaction is challenged and successfully recharacterized as a financing or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests,” the “income tests” or the “distribution requirements” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year in the event we cannot make a sufficient deficiency distribution.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, to the extent such distribution is properly treated as being paid out of “earnings and profits,” even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, each of our stockholders that is not a tax-exempt entity may have to use funds from other sources to pay such tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is currently 20%. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient on ordinary income, rather than the 20% preferential rate. Although this tax rate does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our stockholders would be treated as if they had earned that income and paid the tax on it directly, would be eligible to receive a credit or refund of the taxes deemed paid on the income deemed earned, and shall increase the adjusted basis of its shares by the excess of such deemed income over the amount of taxes deemed paid. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock, or gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% after December 31, 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences or, generally, must have “reasonable cause” for the failure and pay a penalty, in addition to satisfying such requirements. See “Material U.S. Federal Income Tax Considerations—Taxation of REITs Generally.” As a result, we may be required to liquidate otherwise attractive investments.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock. In addition, our charter generally prohibits beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our lessees that would cause us to own, actually or constructively, 10% or more of any of our lessees. Our board of directors may grant an exemption, prospectively or retroactively, in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT 75% asset test, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect us or our stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person (other than a “qualified foreign pension plan”) disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under FIRPTA on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor (other than a “qualified foreign pension plan”) on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. We are not currently traded on an established securities market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the gross income and asset tests that apply to REITs. Moreover, any income from a transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income that would be qualifying REIT income under the REIT gross income tests, and any gain from the unwinding of any such transaction, does not constitute gross income for purposes of the REIT annual gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions may not be treated as qualifying income for purposes of the REIT gross income tests, and might also give rise to an asset that does not qualify for purposes of the REIT asset tests.

Each of our Subsidiary REITs must individually qualify as a REIT, and failure of any one of our Subsidiary REITs to qualify as a REIT could also cause us to fail to qualify as a REIT.

We indirectly own equity interests in wholly-owned subsidiaries of the BTC Partnership (the “Subsidiary REITs”) and we currently intend to directly or indirectly own additional Subsidiary REITs. Each Subsidiary REIT has elected or will elect to be treated as a REIT, and we intend that each Subsidiary REIT will qualify as a REIT. Each Subsidiary REIT is subject to, and must comply with the same requirements that we must satisfy in order to qualify as a REIT, together with all other rules applicable to REITs. The risks described under the caption “Risks Related to Our Taxation as REIT” also apply to each of the Subsidiary REITs. If a Subsidiary REIT fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates, and such Subsidiary REIT would remain disqualified as a REIT for four years following the year in which it lost its REIT status. Moreover, we may also fail to qualify as REIT in the event that one or more of our Subsidiary REITs fails to qualify as a REIT.

INVESTMENT COMPANY RISKS

We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

The Company, the Operating Partnership, and our subsidiaries intend to conduct our businesses so that we are not required to register as “investment companies” under the Investment Company Act. We expect that the focus of our activities will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments, such as real estate-related securities, and will otherwise be considered to be in the real estate business.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	Limitations on the capital structure of the entity;

•	Restrictions on certain investments;

•	Prohibitions on transactions with affiliated entities; and

•	Public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an “investment company” under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and SEC staff interpretations. The Company and the Operating Partnership intend to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. The securities issued by any subsidiary that is excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other “investment securities” (as used in the Investment Company Act) its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). In other words, even if some interests in other entities were deemed to be investment securities, so long as such investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no other exemption from registration was available, then that entity might be required to register as an investment company.

We do not expect that we, the Operating Partnership, or other subsidiaries will be an investment company because, if we have any securities that are considered to be investment securities held by an entity, then we will seek to assure that holdings of investment securities in such entity will not exceed 40% of the total assets of that entity as calculated under the Investment Company Act. In order to operate in compliance with that standard, each entity may be required to conduct its business in a manner that takes account of these provisions. We, our Operating Partnership, or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain, if we deem it necessary to remain in compliance with the 40% test. In addition, we may also have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase, if we deem it necessary to remain in compliance with the 40% test.

If the Company, the Operating Partnership or any subsidiary owns assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of its total assets, the entity could be deemed to be an investment company. In that case the entity would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company. Certain of the subsidiaries that we may form in the future could seek to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of that Act, which is available for entities, among other things, “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption, as interpreted by the staff of the SEC, generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying assets and other real estate-related assets (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying assets nor real estate-related assets. Qualifying assets for this purpose include certain mortgage loans and other assets that the SEC staff, in various no-action letters, has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets those assets that do not qualify for treatment as qualifying assets, including any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC staff positions and/or interpretations regarding qualifying assets. In order to assure that the composition of assets of an entity meets the required standard, an entity may have to buy, hold, or sell an asset that it might otherwise prefer not to buy, sell, or hold at that time.

In addition, we, the Operating Partnership and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exemption provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon the exemptions discussed above or other exemptions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced. Our business could be materially and adversely affected if we fail to qualify for an exemption or exclusion from regulation under the Investment Company Act.

If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we become an investment company or are otherwise required to register as an investment company, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

The U.S. Department of Labor (“DOL”) has issued a final regulation revising the definition of “fiduciary” under ERISA and the Code, which may affect the marketing of investments in our shares.

On April 8, 2016, the DOL issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and benefit plans. The final regulation and the related exemptions will become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of shares of our common stock before that date. The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements relate to, without limitation, our ability to successfully complete this offering, our ability to deploy effectively and timely the net proceeds of this offering, the expected use of proceeds from this offering, our reliance on the Advisor and the Sponsor, our understanding of our competition and our ability to compete effectively, our financing needs, our expected leverage, the effects of our current strategies, rent and occupancy growth, general conditions in the geographic area where we operate, our future debt and financial position, our future capital expenditures, future distributions and acquisitions (including the amount and nature thereof), other developments and trends of the real estate industry, and the expansion and growth of our operations. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “project,” or the negative of these words or other comparable terminology. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to raise proceeds in this offering and effectively deploy the proceeds raised in this offering in accordance with our investment strategy and objectives;

•	The failure of properties to perform as we expect;

•	Risks associated with acquisitions, dispositions and development properties;

•	Our failure to successfully integrate acquired properties and operations;

•	Unexpected delays or increased costs associated with any development projects;

•	The availability of cash flows from operating activities for distributions and capital expenditures;

•	Defaults on or non-renewal of leases by customers, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	Difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	Our failure to obtain, renew, or extend necessary financing or access the debt or equity markets;

•	Conflicts of interest arising out of our relationships with the Sponsor, the Advisor, and their affiliates;

•	Risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	Increases in interest rates, operating costs, or greater than expected capital expenditures;

•	Changes to GAAP; and

•	Our ability to qualify as a REIT.

Any of the assumptions underlying forward-looking statements could prove to be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares of each class as well as a specified number of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of each class of our common stock to be offered, including the number of shares of each class of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. We are offering up to $450.0 million in shares of our common stock in our primary offering and up to $150.0 million in shares of our common stock in the DRIP offering in any combination of Class A shares and Class T shares. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.44 per Class A share and $9.83 per Class T share and issued pursuant to the DRIP offering at $9.92 per Class A share and $9.83 per Class T share. As a result, the allocation of shares of our common stock sold between each class of shares as well as pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The tables below assume that the full dealer manager fee and maximum sales commissions are paid on all Class A shares and Class T shares of our common stock offered in our primary offering to the public on a best efforts basis. The sales commissions, and, in some cases, dealer manager fees, may be reduced or eliminated in connection with certain categories of Class A share sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these commissions and fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investment. After paying the sales commissions, the dealer manager fees and the organization and offering expense reimbursement, we will use the net proceeds of this offering to acquire property, debt and other investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (i) the maximum offering of $450.0 million in shares pursuant to our primary offering, (ii) the maximum offering of $150.0 million in shares pursuant to our DRIP offering, (iii) the maximum offering of $600.0 million in shares (including $450.0 million in shares pursuant to our primary offering and $150.0 million in shares pursuant to our DRIP offering) and (iv) 45% of our gross offering proceeds are from the sale of Class A shares and 55% of our gross offering proceeds are from the sale of Class T shares. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, the number of shares of each class of common stock sold, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Cash distributions have been and may continue to be paid from other sources, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses, proceeds from the sales of assets, and interest income from our cash balances. We have not placed a cap on the amount of our distributions that may be paid from any of these sources. The estimated amount to be invested, presented in the table below, will be impacted to the extent we use proceeds from our public offerings to pay distributions. The following tables are presented solely for informational purposes.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A shares, using the assumptions described above.

	Maximum Primary Offering of Class A Shares (No DRIP Shares) (1)		Offering of $67,500,000 in Class A DRIP Shares (2)		Maximum Primary Offering Plus Offering of $67,500,000 in Class A DRIP Shares (3)
	Amount	%	Amount	%	Amount	%
Gross Proceeds	$202,500,000	100.0%	$67,500,000	100.0%	$270,000,000	100.0%
Less:
Sales Commissions (4)	$14,175,000	7.0%	—	0.0%	$14,175,000	5.3%
Dealer Manager Fees (4)	$5,062,500	2.5%	—	0.0%	$5,062,500	1.9%
Organization and Offering Expense Reimbursement: (5)(6)
Underwriting Compensation (6)	$1,012,500	0.5%	—	0.0%	$1,012,500	0.4%
Other Organization and Offering Expenses (7)	$3,037,500	1.5%	$1,350,000	2.0%	$4,387,500	1.6%
Net Proceeds/Amount Available for Investments (8)	$179,212,500	88.5%	$66,150,000	98.0%	$245,362,500	90.9%
Less:
Acquisition Fees (9)(10)(13)	$3,513,971	1.7%	$1,297,059	1.9%	$4,811,029	1.8%
Working Capital Reserve (11)	—	0.0%	—	0.0%	—	0.0%

Estimated Amount to be Invested (8)(10)(11)(12)(13)	$175,698,529	86.8%	$64,852,941	96.1%	$240,551,471	89.1%

(1)	Assumes we sell the maximum $202.5 million in Class A shares in our primary offering, which represents 45% of the maximum primary offering amount, but issue no shares pursuant to our DRIP offering and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(2)	Assumes we issue $67.5 million in Class A shares pursuant to our DRIP offering, which represents 45% of the DRIP offering amount and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(3)	Assumes we sell the maximum $202.5 million in Class A shares in our primary offering, which represents 45% of the maximum primary offering amount and issue $67.5 million in Class A shares pursuant to our DRIP offering, which represents 45% of the DRIP offering amount and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(4)	The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers and the assistance of such participating broker dealers in marketing the offering. The Advisor may pay up to approximately $1.0 million (or 0.5% of the gross offering proceeds from the sale of the maximum primary offering amount of Class A shares of our common stock, which, based on the assumptions used in this table, represents 45% of the maximum primary offering amount) to the Dealer Manager, participating broker dealers and servicing broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and, in the case of participating broker dealers, as a marketing support fee, which payment will be deemed additional underwriting compensation. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commissions and dealer manager fees are not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commissions and dealer manager fees are calculated only on amounts sold in the primary offering.
(5)	The Advisor or an affiliate of the Advisor will be responsible for the payment of our cumulative organization expenses and expenses of this and any future public offering, other than the sales commissions, the dealer manager fees and distribution fees, to the extent the total of such cumulative expenses exceeds the 2.0% organization and offering expense reimbursements from our public offerings, without recourse against or reimbursement by us.

(6)	As noted above, organization and offering expenses of approximately $1.0 million (or 0.5% of the gross offering proceeds from the sale of the maximum primary offering amount of Class A shares of our common stock, which, based on the assumptions used in this table, represents 45% of the maximum primary offering amount) are anticipated to be used for non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. The non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310 is not paid in connection with sales pursuant to our DRIP offering. Thus, the non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310 is calculated only on amounts sold in the primary offering.
(7)	Other organization and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other issuer expenses from this offering and any future public offering. The table assumes that none of the other organization and offering expenses would be deemed additional underwriting compensation pursuant to FINRA Rule 2310. Please see “Plan of Distribution” for additional information with respect to the circumstances in which the Advisor may pay certain accountable, out-of-pocket expenses out of the organization and offering expense reimbursement payable to the Advisor that would be deemed additional underwriting compensation pursuant to FINRA Rule 2310, provided that the maximum compensation payable to members of FINRA participating in this offering would not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering.
(8)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and the acquisition of debt and other investments, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to money market funds, government obligations, bank certificates of deposit, short-term debt obligations, and interest bearing accounts. The number of real properties we are able to acquire or develop and the amount of debt and other investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, whether we use offering proceeds to make distributions, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the terms of such debt and the purchase price of the real properties we acquire or develop and the debt and other investments we make. We are not able to estimate the number of real properties we may acquire or develop or the number of debt and other investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.
(9)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with (i) the purchase, whether directly or indirectly, or the development, construction, or improvement of real properties or (ii) the origination or acquisition of debt or other investments. Acquisition fees are payable to the Advisor in connection with the acquisition of real property, and will vary depending on whether the Advisor provides development services or development oversight services, each as described below, in connection with the acquisition (including, but not limited to, forward commitment acquisitions) or stabilization (including, but not limited to, development and value add transactions) of such real property, or both. We refer to such properties for which the Advisor provides development services or development oversight services as development real properties. For each real property acquired for which the Advisor does not provide development services or development oversight services, the acquisition fee is an amount equal to 2.0% of the total purchase price of the properties acquired (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of development real properties, which we refer to collectively as development services, or overseeing the provision of these services by third parties on our behalf, which we refer to as development oversight services, the acquisition fee, which we refer to as the development acquisition fee, will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed (or our proportional interest therein with respect to real properties held in joint ventures or co-ownership arrangements). If the Advisor engages a third party to provide development services directly to us, the third party will be compensated directly by us and the Advisor will receive the development acquisition fee if it provides the development oversight services. For an acquisition of an interest in a real estate related entity, the acquisition fee will equal (i) 2.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 2.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity. Additionally, the Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment in connection with the acquisition or origination of any type of debt investment or other investment.
(10)

The amounts in this table assume (a) that all real properties acquired are in the operational stage, (b) there is zero leverage in the portfolio and (c) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire investments, then the acquisition fees and amounts used to acquire investments could exceed the amounts stated above. For illustrative purposes: (a) assuming we raise the maximum $270.0 million in Class A shares pursuant to this offering, we only acquire direct real estate, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $18.2 million or approximately 6.7% of gross proceeds; and (b) assuming we raise the maximum $270.0 million, 20% of our investments are in the development or construction phase, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $21.5 million or approximately 8.0% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings. In addition, if we were unable to fully invest the proceeds from this offering, or if more or less of these proceeds were invested in properties in the development or construction stage or in entities in which we acquire interests, then these amounts could change.
(11)	We do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.
(12)	Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired, which are expensed. For real properties that are not acquired, these costs are also expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s purchase price vary. However, in no event will total acquisition fees and acquisition expenses on real property, debt investments and other investments, including acquisition expenses on such investments which are not acquired, exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed), unless a majority of the directors, including a majority of the independent directors, approves fees and expenses in excess of these limits in accordance with our charter. The payment of acquisition expenses will reduce the proceeds available for investment.
(13)	Except with respect to the amount presented assuming that we sell only the minimum offering amount, the estimated amount to be invested includes amounts anticipated to be invested in securities of real estate-related entities and/or debt, including any transaction costs involved in acquiring and/or originating such securities and/or debt.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares, using the assumptions described above.

	Maximum Primary Offering of Class T Shares (No DRIP Shares) (1)		Offering of $275,000,000 in Class T DRIP Shares (2)		Maximum Primary Offering Plus Offering of $275,000,000 in Class T DRIP Shares (3)
	Amount	%	Amount	%	Amount	%
Gross Proceeds	$247,500,000	100.0%	$82,500,000	100.0%	$330,000,000	100.0%
Less:
Sales Commissions (4)	$4,950,000	2.0%	—	0.0%	$4,950,000	1.5%
Dealer Manager Fees (4)	$4,950,000	2.0%	—	0.0%	$4,950,000	1.5%
Organization and Offering Expense Reimbursement: (5)(6)
Underwriting Compensation (6)	$1,237,500	0.5%	—	0.0%	$1,237,500	0.4%
Other Organization and Offering Expenses (7)	$3,712,500	1.5%	$1,650,000	2.0%	$5,362,500	1.6%
Net Proceeds/Amount Available for Investments (8)	$232,650,000	94.0%	$80,850,000	98.0%	$313,500,000	95.0%
Less:
Acquisition Fees (9)(10)(14)	$4,561,765	1.8%	$1,585,294	1.9%	$6,147,059	1.9%
Working Capital Reserve (11)	—	0.0%	—	0.0%	—	0.0%

Estimated Amount to be Invested (8)(10)(11)(12)(13)	$228,088,235	92.2%	$79,264,706	96.1%	$307,352,941	93.1%

(1)	Assumes we sell the maximum of $247.5 million in Class T shares in our primary offering, which represents 55% of the maximum offering amount but issue no shares pursuant to our DRIP offering.
(2)	Assumes we issue $82.5 million in Class T shares pursuant to our DRIP offering, which represents 55% of the DRIP offering amount.
(3)	Assumes we sell the maximum $247.5 million in Class T shares in our primary offering, which represents 55% of the maximum primary offering amount and issue $82.5 million in Class T shares pursuant to our DRIP offering, which represents 55% of the DRIP offering amount.
(4)

The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers and the assistance of such participating broker dealers in marketing the offering. The Advisor may pay up to approximately $1.2 million (or 0.5% of the gross offering proceeds from the sale of the maximum primary offering amount of Class T shares of our common stock, which based on the assumptions used in this table represents 55% of the maximum primary offering amount) to the Dealer Manager, participating broker dealers and servicing broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and, in the case of participating broker dealers, as a marketing support fee, which payment will be deemed additional underwriting compensation. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commissions and dealer manager fees are not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commissions and dealer manager fees are calculated only on amounts sold in the primary offering. In addition, with respect to our Class T shares only, we will pay the Dealer Manager a distribution fee that accrues daily and is calculated on Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. The distribution fees are not intended to be a principal use of offering proceeds and are not included in the above table. See “Plan of Distribution” for a description of these fees.
(5)	See footnote 5 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(6)	As noted above, organization and offering expenses of approximately $1.2 million (or 0.5% of the gross offering proceeds from the sale of the maximum primary offering amount of Class T shares of our common stock, which, based on the assumptions used in this table, represents 55% of the maximum primary offering amount) are anticipated to be used for non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. The non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310 is not paid in connection with sales pursuant to our DRIP offering. Thus, the non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310 is calculated only on amounts sold in the primary offering.
(7)	See footnote 7 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(8)	See footnote 8 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(9)	See footnote 9 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(10)	The amounts in this table assume (a) that all real properties acquired are properties for which the Advisor does not provide development services or development oversight services, (b) there is zero leverage in the portfolio and (c) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire investments, then the acquisition fees and amounts used to acquire investments could exceed the amounts stated above. For illustrative purposes: (a) assuming we raise the maximum $330.0 million in Class T shares pursuant to this offering, we only acquire direct real estate, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $23.2 million or approximately 7.0% of gross proceeds; and (b) assuming we raise the maximum $330.0 million, 20% of our investments are in the development or construction phase, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $27.5 million or approximately 8.3% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings. In addition, if we were unable to fully invest the proceeds from this offering, or if more or less of these proceeds were invested in properties in the development or construction stage or in entities in which we acquire interests, then these amounts could change.
(11)	See footnote 11 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(12)	See footnote 12 to the table above regarding the estimated use of proceeds with respect to Class A shares.
(13)	See footnote 13 to the table above regarding the estimated use of proceeds with respect to Class A shares.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation upon the potential sale of our assets or other Liquidity Event.

There is no assurance that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases, these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

We will supplement this prospectus during the offering period in connection with the acquisition of any significant investments.

Investment Strategy

As of July 6, 2016, we owned and managed, either directly or through our 20.0% ownership interest in the BTC Partnership, a real estate portfolio that included properties with an aggregate total purchase price of approximately $2.5 billion, comprised of 218 industrial buildings totaling approximately 34.4 million square feet located in 27 markets throughout the U.S., with 434 customers, and was 92.8% occupied (94.0% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes both occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date:

•	209 industrial buildings totaling approximately 32.6 million square feet comprised our operating portfolio, which includes stabilized properties, and were 96.4% occupied (96.7% leased). Our operating portfolio has an estimated weighted-average aggregate purchase price capitalization rate of approximately 5.4% (5.6% excluding contractual free rent during a portion of the year following acquisition for certain of the properties).

•	Nine industrial buildings totaling approximately 1.8 million square feet comprised our development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or achieving 90% occupancy.

As of July 6, 2016, we owned and managed 23 buildings totaling approximately 4.1 million square feet of the total 34.4 million square feet (discussed above) through our 20.0% ownership interest in the BTC Partnership. Additionally, as of that date, the BTC Partnership had three buildings under construction totaling approximately 1.7 square feet, and four buildings in the pre-construction phase for an additional 0.9 million square feet.

The weighted-average aggregate purchase price capitalization rate is calculated based on the aggregate projected cash net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Advisor and its affiliates.

We will continue to focus our investment activities on and use the proceeds raised in this offering principally for building a national industrial warehouse operating company. Our investment activities include the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Creditworthiness does not necessarily mean investment grade, and it is anticipated that much of our portfolio will be comprised of non-investment grade customers. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market and economic information that is generally publicly available. In general, our investment strategy adheres to the following core principles:

•	Careful selection of target markets and submarkets, with an intent to overweight locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution hubs;

•	Primary focus on highly functional, generic bulk distribution and light industrial facilities;

•	Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

•	Emphasis on a mix of creditworthy national, regional and local customers.

We use the term “highly functional, generic” to describe bulk distribution and light industrial facilities with property and building specifications that address the respective market and submarket demands regarding usage. Such specifications may include, among others, clear heights, building depths, number of dock doors, truck court depths, trailer storage, lighting and fire protection technologies and key transportation (interstate, port, rail, air) access. We target properties to appeal to the widest array of potential customers, typically needing relatively minor additional tenant improvement expenditures in order to attract a new customer to fill a vacant or soon-to-be vacant space.

Although we expect that our investment activities will focus primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. However, we will not invest more than 25% of the net proceeds we receive from the sale of shares of our common stock in this offering in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our Company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include: (i) equity investments in commercial real property; (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate; and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Subject to the 25% limitation described above, we may invest in any of these asset classes, including those that present greater risk.

Target Market and Submarket Selection

We intend to build a portfolio of industrial properties that emphasizes markets that favor existing and growing demand for industrial warehousing and distribution. Such markets have characteristics such as high to moderate barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs, including primary port and infill markets as described below.

High barriers to entry: Primary target markets including Baltimore/Washington D.C., New York/New Jersey, the San Francisco Bay Area, Seattle, South Florida and Southern California have high land costs and fewer opportunities for additional development.

Moderate barriers to entry with a growing and/or large demographic base: Primary target markets including Atlanta, Charlotte, Chicago, Dallas, Eastern and Central Pennsylvania, Houston, Nashville and Orlando have moderate barriers to entry and opportunities for additional development.

Proximity to a large demographic base: Primary target markets including Atlanta, Chicago and Dallas have a large population base within a one hundred mile radius.

Access to major distribution hubs: Primary target markets including Chicago, Eastern Pennsylvania, Houston, Louisville, Memphis, New Jersey, Seattle/Tacoma, South Florida and Southern California are supported by significant intermodal rail, interstate, airport and seaport infrastructures.

In an effort to achieve our goal of building a national industrial platform, we intend to acquire properties in these distribution and logistics markets, as well as other national markets which could include, but are not limited to, Austin, Cincinnati, Columbus, Denver, Indianapolis, Kansas City, Las Vegas, Minneapolis, Phoenix, Portland, Reno, Salt Lake City, San Antonio and St. Louis. Within each of these markets, certain submarkets will be targeted based on a number of factors, including submarket size and depth, interstate highway, rail, and airport access, construction of new supply, and potential for rental rate growth.

Although this reflects our current strategy with respect to target markets, the actual mix of markets will be determined over time by the Advisor and our board of directors. The actual mix of market locations may differ based on the availability of product for the returns we seek for our investors.

Bulk Distribution and Light Industrial Facilities

We intend to invest primarily in industrial buildings selected for their location, functionality, and potential cash flow characteristics, as well as their stability and their generally low maintenance and capital improvement costs.

Our industrial properties, which consist primarily of warehouse distribution facilities suitable for single or multiple customers, are typically comprised of multiple buildings. The following table describes the types and characteristics of our industrial buildings

Building Type	Description
Bulk distribution	Building size of 150,000 to 1 million square feet, single or multi-tenant
Light industrial	Building size of 75,000 to 150,000 square feet, single or multi-tenant
Flex industrial	Includes assembly or research and development, primarily multi-tenant

Portfolio Diversification

Our objective is to build a high-quality, diversified industrial portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio in the following ways:

•	Markets: We intend to focus on the distribution and logistics markets in the U.S. described under “—Target Market and Submarket Selection,” although we may invest in other markets.

•	Customers: As our portfolio grows, we will generally seek to avoid having any single customer account for a significant portion of our annual aggregate net rental income.

•	Industry exposure: We intend to seek broad based exposure to multiple industries within our customer base.

•	Lease rollovers: To the extent reasonably possible, we intend to manage our portfolio over time to avoid an excessive level of lease rollover and/or expirations in any given year.

Creditworthy National, Regional and Local Customers

We lease space to large, multi-national companies as well as smaller local and regional businesses. We consider the creditworthiness of our customers an important factor to limit our exposure to lost future rents and to maintain high occupancy rates. The evaluation of the creditworthiness of potential customers of our properties depends on the type of property. Although we are authorized to enter into leases with any type of customers, we anticipate that a majority of our customers that occupy larger spaces at our industrial properties will be corporations or other entities that have a substantial net worth (or other relevant financial metrics, including capital availability and stability of cash flows), or whose lease obligations are guaranteed by another corporation or entity with similar financial metric characteristics. Generally, all major customers are subject to a credit review. However, it is important to keep in mind that creditworthiness does not necessarily mean that our customers will be investment grade, and, in fact, it is anticipated that much of our portfolio will be comprised of non-investment grade customers.

Investments in Real Properties

We expect that the substantial majority of our real property investments will consist of: (i) core or core-plus assets, which are income-producing properties that have been fully constructed and substantially leased; (ii) value-add situations, which are properties that have some level of vacancy at the time of closing, may be undervalued or newly constructed, or where product repositioning, capital expenditures, and/or improved property and leasing management may increase cash flows; and (iii) development opportunities, which are properties to be constructed or are under development or construction.

The Advisor has substantial discretion with respect to the selection of real property investments. In determining the specific types of real property investments to recommend to our board of directors, the Advisor utilizes the following criteria:

•	Broad assessment of macro and microeconomic, employment and demographic data and trends;

•	Regional, market and property specific supply/demand dynamics;

•	Credit quality of in-place customers and the potential for future rent increases;

•	Physical condition and location of the asset;

•	Barriers to entry in the relevant market and other property specific sources of sustainable competitive advantages;

•	The possibility of competition from other assets in the market;

•	Market rents and opportunity for revenue and net operating income growth;

•	Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	Liquidity and income tax considerations; and

•	Additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property, real property type or location. The specific number and mix of real properties we acquire will depend upon real estate market conditions and other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Development and Construction of Real Properties

We may invest a portion of the net proceeds from this offering in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of our total assets within our portfolio in unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year of the acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Joint Venture Investments

We have entered and may in the future enter into additional joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we may make a significant equity contribution relative to the overall equity requirement for any given venture. These agreements also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property and to be paid acquisition, asset management, disposition and other fees by us or the joint venture, and the Advisor may agree to reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments. The Advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners or co-owners of our properties.

Our board of directors or the appropriate committee of our board of directors must approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

•	A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture.

Actions by a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing the returns generated by such property, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests. See “Risk Factors—Risks Related to Investments in Real Property—Actions of joint venture partners could negatively impact our performance.”

Acquisition of Assets from the Advisor, its Affiliates or Other Related Entities

We may acquire assets from the Advisor, its affiliates or other related entities. It is important to note that our board of directors has adopted a policy that under no circumstances will we acquire any asset from the Advisor or any of its affiliates or from any entity advised by an affiliate of the Sponsor, unless: (i) all of the members of our board of directors present and voting, including all of the independent directors present and voting (and in any event, at least two-thirds of all our independent directors), not otherwise interested in the transaction, determines that such transaction is fair and reasonable to us; (ii) the price to us for such asset is no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable; (iii) the price to us does not exceed the asset’s appraised value, as determined by a reasonably current appraisal produced by an independent appraiser approved by a majority of our board of directors, including a majority of the independent directors; and (iv) any agreements associated with the acquisition of such asset include provisions to avoid duplication of fees paid by us. See “Conflicts of Interest—Conflict Resolution Procedures.”

Due Diligence

While local laws and market customs vary from country to country, our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate and available:

•	Environmental reports, including Phase I environmental assessments;

•	Property level agreements, such as lease agreements and brokerage agreements;

•	Evidence of marketable title subject to such liens and encumbrances; and

•	Operating and financial information.

In certain circumstances, however, we may acquire real properties without some of the items outlined above assuming the Advisor and our board of directors are comfortable with the risks associated with doing so.

Terms of Leases

The terms and conditions of any lease we enter into with our customers may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be long-term (generally two to 10 years) operating leases generally referred to as “net” leases. A “net” lease provides that the customer will be required to pay or reimburse us for certain repairs and maintenance, property taxes, utilities, insurance and certain other operating costs. We, as landlord, will generally have responsibility for certain capital repairs or replacement of specific structural components for a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We anticipate that certain tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties could be funded from our offering proceeds. In addition, at such time as a customer at one of our real properties does not renew its lease or otherwise vacates its space, it is likely that, in order to attract new customers, we will be required to expend funds for tenant improvements and customer refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required for such tenant improvements and customer refurbishments in order to attract new customers to lease vacated space. We anticipate that most of our leases will be for fixed rentals with periodic increases based on the consumer price index or similar contractual adjustments, and that none of the rentals will be based on the income or profits of any person.

Debt Investments

In addition to making investments in real properties, we may make debt investments, including but not limited to originations of and participations in commercial mortgage loans, mezzanine loans, construction loans, bridge loans, and other loans relating to real estate. Our charter provides that we may not make debt investments unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property does not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See “Investment Strategy, Objectives and Policies—Investment Limitations.” We are not specifically limited in the number or size of debt investments we can make, or on the percentage of the net proceeds from this offering that we may allocate to debt investments, either individually or in the aggregate.

We also will be required to consider regulatory requirements and SEC staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we, our Operating Partnership, or our subsidiaries might otherwise make in order to continue to assure that under Section 3(a)(1)(C) “investment securities” do not exceed the 40% limit required to avoid registration as an investment company or that under Section 3(c)(5)(C) not less than 55% of our assets are treated as qualifying assets.

The following describes some, but not all, of the types of debt investments we may invest in and/or originate:

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be non-recourse, which means they will not be the borrower’s personal obligations.

We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, the Advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make or acquire a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are of equal priority or senior to our loan exceeds 100% of the appraised value of the underlying real property.

Loans with “participating” features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of any participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Mezzanine Loans

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinate to a first mortgage loan on, a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed upon formula.

If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off the senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment.

Construction Loans

Loans made for original development, redevelopment or renovation of property are considered construction loans. We may invest in construction loans if, and only if, they are secured by first mortgages or deeds of trust on real property for terms generally not exceeding six months to two years.

Bridge Loans

If a borrower is seeking short-term capital for an acquisition, development or refinancing of a particular property, then we may make a bridge loan to such borrower. Shorter term bridge financing is beneficial to the borrower because it does not create restrictive long-term debt and provides the borrower with time to increase the value of the property. These loans typically will have a maximum term of three years.

B-notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinate interests referred to as B-notes. B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A-note. The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and in consequence generally carry a higher rate of interest. When we acquire and/or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide them, securitizing or selling the A-note and keeping the B-note for investment.

Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. In some cases, the owner of the A-note may be able to foreclose or modify the note against our wishes as holder of the B-note. As a result, our economic and business interests may diverge from the interests of the holders of the A-note.

We may also retain or acquire interests in A-notes and notes sometimes referred to as “C-notes,” which are junior to B-notes.

Investments in Real Estate-Related Entities

We may seek to invest in and/or acquire real estate-related entities, either publicly traded or privately held, that own commercial real estate assets. These entities may include REITs and other real estate-related entities, such as private real estate funds, real estate management companies, real estate development companies and debt funds. We may also invest in companies with substantial real estate portfolios for the purpose of obtaining ownership interests in the real estate. We do not have, and do not expect to adopt, any policies limiting our investment in and/or acquisitions of REITs or other real estate-related entities to those conducting a certain type of real estate business or owning a specific property type or real estate asset class. However, no duplicative fees will be paid to the Advisor or its affiliates in connection with investments in the equity interests of affiliated entities. In most cases, we will evaluate the feasibility of investing in and/or acquiring these entities using the same criteria we will use in evaluating a particular property. As part of any entity acquisition or shortly thereafter, we may sell certain properties to affiliates of the Advisor or others that, in our view, would not fit within our investment strategy or intended portfolio composition. We may invest in these entities in the open market, in negotiated transactions or through tender offers. Any such investment and/or acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT. We will not invest in the equity securities of affiliated entities if, as a result of such investments and based on our proportionate interest in such entities, more than 10% of our total assets would be deemed to be invested in unimproved property, as described in the section “—Investment Limitations,” below.

Disposition Policies

We generally acquire assets with an expectation of holding them for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. An asset may be sold before the end of the expected holding period if:

•	There are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	The asset has realized its expected total return;

•	An opportunity has arisen to pursue a more attractive investment opportunity;

•	The asset value is declining and our board of directors determines it would be appropriate to dispose of it;

•	A major customer has involuntarily liquidated or is in default under its lease;

•	The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	Capital is required to fund our share redemption program or for other uses;

•	There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	In the judgment of our board of directors, the sale of the asset is in our best interests.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. In connection with the sale of assets, we may lend the purchaser all or a portion of the purchase price, subject to the limitations set forth in our charter if the purchaser is an affiliate. In these instances, our taxable income may exceed the cash received in the sale. See “Material U.S. Federal Income Tax Considerations—Distribution Requirements.” The terms of payment may be affected by custom in the area in which the asset being sold is located and by the then-prevailing economic conditions.

Borrowing Policies

We use secured and unsecured debt as a means of providing additional funds for the acquisition of assets, to pay distributions, and for other corporate purposes. Such debt may be fixed or floating rate. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if the credit markets are closed or limited and banks and other lending institutions maintain severe restrictions on the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Related to Debt Financing—We may not be able to obtain debt financing necessary to run our business.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase assets for cash with the intention of obtaining debt financing at a later time.

Our board of directors has delegated to our Chief Financial Officer the authority to review and approve unaffiliated financing obligations with respect to any secured and unsecured debt, on such terms as the Chief Financial Officer deems necessary, advisable or appropriate, provided that the amount of any single proposed borrowing does not exceed $30.0 million. In addition, our board of directors has delegated to our Management Committee the authority to review and approve unaffiliated financing obligations with respect to any secured and unsecured debt, on such terms as the Management Committee deems necessary, advisable or appropriate, provided that the amount of any single borrowing does not exceed $100.0 million, and the aggregate amount of borrowings approved by the Management Committee in any quarter does not exceed $100.0 million. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, unless a satisfactory showing can be made that a higher level of borrowing is appropriate and such excess is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than certain intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess borrowings would be disclosed to stockholders in our next quarterly report, along with justification for any such excess.

In certain circumstances, we may borrow from the party or parties from whom we acquire assets in the form of seller carryback notes.

By operating on a leveraged basis, we would hope to have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to our offering proceeds or to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will use commercially reasonable efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is due to mature or if the proceeds from the refinancing can be used to purchase an attractive investment which becomes available or for other reasons which are believed to be in our best interests. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds and provides that we may not:

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

Make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

•	Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants issuable to the directors, the Advisor or any of their affiliates shall not exceed 10% of our outstanding shares on the date of grant. Options or warrants may be issued to persons other than the directors, the Advisor or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•	Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	Make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans secured by such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	Borrow in excess of 300% of the value of our net assets (which, for purposes of this calculation, is defined to be our total assets (other than certain intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to be up to 75% of the aggregate cost of our real property assets before non-cash reserves and depreciation; unless there is a satisfactory showing that a higher level of indebtedness is appropriate and such excess is approved by a majority of the independent directors and disclosed to stockholders in the next quarterly report of the REIT along with the justification for the excess;

•	Make investments in excess of 10% of our total assets in unimproved real properties or indebtedness secured by a deed of trust or mortgage loans on unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year; or

•	Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Limitations

We intend to conduct our operations so that neither the Company, nor the Operating Partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our direct or indirect wholly-owned or majority-owned subsidiaries. The Company and the Operating Partnership do not and will not hold themselves out as investment companies. Both the Company and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, may not have a value in excess of 40% of the value of the Operating Partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither the

Company nor the Operating Partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority-owned subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership satisfies the 40% test. However, we expect that most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

One or more of our current or to-be-formed subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption, as interpreted by the staff of the SEC, generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying assets and other real estate-related assets (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying assets nor real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets such as certain “B” notes and tier one mezzanine loans, which the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC positions and/or interpretations regarding qualifying assets and that are not, themselves, indirect wholly-owned subsidiaries of the Operating Partnership. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of our subsidiaries.

In addition, we, the Operating Partnership and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exemption provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the SEC has not deemed qualifying assets.

However, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or the SEC staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon such exceptions, exemptions, or exclusions, or other exemptions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced, and our business will be materially and adversely affected if we fail to qualify for an exemption or exclusion from regulation under the Investment Company Act. If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors—Investment Company Risks—We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.” Please also see “Risk Factors—Investment Company Risks—If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

Private Placements By the Operating Partnership

The Operating Partnership, through a wholly-owned taxable REIT subsidiary or a subsidiary thereof, may offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire, beneficial interests in specific Delaware statutory trusts that will directly or indirectly own properties, and/or similar interests in certain real properties that it directly or indirectly owns, to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common, beneficial and similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, it is expected that any tenancy-in-common, beneficial and similar interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership or a wholly- owned subsidiary thereof, as applicable. The Operating Partnership is expected to be given a purchase option giving it the right, but not the obligation, to acquire the tenancy-in-common, beneficial and similar interests from the investors at a later time in exchange for OP Units.

The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor will be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership will be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership will be obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership also will be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

If the Operating Partnership were to exercise its right to acquire tenancy-in-common, beneficial or similar interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders’ equity as a selling cost of the OP Units.

The Operating Partnership may also offer undivided tenancy-in-common, beneficial or similar interests in certain real properties to accredited investors in private placements exempt from registration under the Securities Act whereby (i) the Operating Partnership would not lease such real properties, (ii) up-front fees and expenses would be borne directly by the purchasers of such tenancy-in-common, beneficial or similar interests, and (iii) such real properties would be subject to a purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common, beneficial or similar interests from investors at a later time for cash or, upon mutual agreement between the investor and the Operating Partnership, for OP Units.

Hedging Policies

We may be exposed to interest rate changes primarily as a result of variable-rate debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We expect to continue to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Similarly, we may be exposed to the effects of currency changes, for example as a result of international investments, so we may enter into foreign exchange swaps, caps, floors, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate such currency risk. As a result of these hedging activities, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk (unless we are required to post collateral to our counterparty). We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by periodically identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has established policies and procedures consistent with our underlying investment strategy, corporate objectives, level of risk tolerance, borrowing capacity and flexibility regarding our use of derivative financial instruments for hedging or other purposes.

INVESTMENTS IN REAL PROPERTIES, REAL ESTATE SECURITIES

AND DEBT RELATED INVESTMENTS

Real Estate Portfolio Overview as of March 31, 2016

As of March 31, 2016, we owned and managed, either directly or through our 20.0% ownership interest in the BTC Partnership, a real estate portfolio that included properties with an aggregate total purchase price of approximately $2.0 billion, comprised of 188 industrial buildings totaling approximately 26.3 million square feet located in 23 markets throughout the U.S., with 377 customers, and was 88.9% occupied (93.4% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes both occupied square footage and additional square footage with leases in place that have not yet commenced. As of March 31, 2016:

•	180 industrial buildings totaling approximately 25.0 million square feet comprised our operating portfolio, which includes stabilized properties, and was 92.1% occupied (95.4% leased).

•	Eight industrial buildings totaling approximately 1.3 million square feet comprised our development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

As of March 31, 2016, we owned and managed 22 buildings totaling approximately 3.7 million square feet of the total 26.3 million square feet (discussed above) through our 20.0% ownership interest in the BTC Partnership. Additionally, as of that date, the BTC Partnership had two buildings under construction totaling approximately 0.6 million square feet, and three buildings in the pre-construction phase for an additional 1.6 million square feet.

Unless otherwise indicated, the term “property” as used herein refers to one or more buildings in the same market that were acquired by us in the same transaction.

Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of March 31, 2016:

		Percent of Rentable Square Feet
Building Type	Description	Total (1)	Consolidated (2)
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	63.5%	64.5%
Light industrial	Building size of 75,000 to 150,000 square feet, single or multi-customer	34.2	34.1
Flex industrial	Includes assembly or research and development, primarily multi-tenant	1.3	1.4
Freezer/Cooler	Food distribution, primarily single customer	1.0	—

		100.0%	100.0%

(1)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our 20.0% ownership interest in the BTC Partnership. Assumes 100% ownership of our unconsolidated properties.
(2)	Represents only our consolidated properties.

Portfolio Overview and Market Diversification. As of March 31, 2016, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual customer concessions (cash basis), by total occupied square footage) was approximately $4.72 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of March 31, 2016:

	Number of Buildings	Rentable Square Feet		Occupied Rate (2) (4)	Leased Rate (2) (4)	Annualized Base Rent (1)
($ and square feet in thousands)		Total (2)	Consolidated (3)			Total (2)		Consolidated (3)
Operating Properties:
Atlanta	28	3,415	2,586	83.7%	92.4%	$12,833	11.6%	$9,224	9.4%
Austin	4	352	—	96.4	96.4	2,269	2.1	—	—
Baltimore/D.C.	7	766	664	90.8	90.8	3,470	3.1	2,858	2.9
Central Valley	2	295	295	80.1	80.1	342	0.3	342	0.3
Chicago	11	1,861	1,861	96.9	96.9	9,764	8.9	9,764	9.9
Cincinnati	4	661	661	100.0	100.0	2,337	2.2	2,337	2.4
Dallas	6	2,080	804	74.3	96.5	4,838	4.4	2,799	2.8
Houston	19	2,061	2,061	99.2	99.2	11,206	10.2	11,206	11.4
Indianapolis	3	1,068	1,068	66.1	66.1	2,068	1.9	2,068	2.1
Louisville	1	150	150	100.0	100.0	600	0.5	600	0.6
Memphis	5	1,435	1,435	97.1	97.1	3,792	3.4	3,792	3.9
Nashville	1	557	557	100.0	100.0	1,703	1.5	1,703	1.7
New Jersey	5	932	932	100.0	100.0	5,730	5.2	5,730	5.8
Oklahoma City	1	80	80	100.0	100.0	245	0.2	245	0.2
Pennsylvania	13	1,827	1,640	99.5	99.5	8,355	7.6	7,408	7.5
Phoenix	9	691	691	95.7	95.7	4,448	4.0	4,448	4.5
Portland	14	1,810	1,810	97.2	97.2	7,582	6.9	7,582	7.7
Salt Lake City	1	208	208	100.0	100.0	996	0.9	996	1.2
San Francisco Bay Area	14	2,018	2,018	95.3	98.3	11,506	10.4	11,506	11.7
San Antonio	1	248	248	100.0	100.0	726	0.7	726	0.7
Seattle	16	1,046	936	96.7	96.7	5,951	5.4	5,343	5.4
South Florida	2	111	111	100.0	100.0	766	0.7	766	0.8
Southern California	13	1,324	962	97.4	97.4	7,422	6.7	5,797	5.9

Total Operating	180	24,996	21,778	92.1	95.4	108,949	98.8	97,240	98.8

Development and Value-Add Properties:
Austin	1	90	—	—	—	—	—	—	—
Dallas	2	488	347	—	71.2	—	—	—	—
Houston (5)	1	225	—	35.5	35.5	—	—	—	—
Pennsylvania	1	385	385	45.1	45.1	808	0.8	808	0.9
San Francisco Bay Area	2	77	77	100.0	100.0	385	0.3	385	0.3
Seattle	1	28	—	43.3	43.3	120	0.1	—	—

Total Development and Value-Add	8	1,293	809	26.5	53.3	1,313	1.2	1,193	1.2

Total Portfolio	188	26,289	22,587	88.9%	93.4%	$110,262	100.0%	$98,433	100.0%

(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual customer concessions (cash basis) per the terms of the lease as of March 31, 2016, multiplied by 12.
(2)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our 20.0% ownership interest in the BTC Partnership. Assumes 100% ownership of our unconsolidated properties.
(3)	Represents only our consolidated properties.
(4)	The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(5)	The in-place lease includes contractual free rent as of March 31, 2016.

Lease Terms. Our industrial properties are typically subject to leases on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases. Lease terms typically range from one to 10 years, and often include renewal options.

Lease Expirations. As of March 31, 2016, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 4.8 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of March 31, 2016, without giving effect to the exercise of renewal options or termination rights, if any:

	Number of Leases (1)	Annualized Base Rent (3)				Occupied Square Feet
($ and square feet in thousands)		Total (1)		Consolidated (2)		Total (1)		Consolidated (2)
2016	51	$7,940	7.1%	$7,757	7.9%	1,656	7.1%	1,637	7.8%
2017	61	9,372	8.5	7,826	8.0	1,822	7.8	1,558	7.5
2018	75	17,925	16.3	16,386	16.6	3,644	15.6	3,330	16.1
2019	55	13,002	11.8	11,866	12.1	2,500	10.7	2,254	10.9
2020	53	12,020	10.9	9,690	9.8	2,523	10.8	2,026	9.8
2021	33	12,625	11.5	11,610	11.8	3,096	13.2	2,784	13.5
2022	24	10,883	9.9	8,547	8.7	2,648	11.3	1,999	9.7
2023	11	6,927	6.3	6,927	7.0	1,549	6.6	1,458	7.0
2024	7	2,300	2.1	2,300	2.3	391	1.7	391	1.9
2025	15	8,784	8.0	7,040	7.2	1,773	7.6	1,478	7.1
Thereafter	13	8,484	7.6	8,484	8.6	1,774	7.6	1,774	8.7

Total occupied	398	$110,262	100.0%	$98,433	100.0%	23,376	100.0%	20,689	100.0%

(1)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our 20.0% ownership interest in the BTC Partnership. Assumes 100% ownership of our unconsolidated properties.
(2)	Represents only our consolidated properties.
(3)	Annualized base rent is calculated as monthly base rent including the impact of any contractual customer concessions (cash basis) per the terms of the lease as of March 31, 2016, multiplied by 12.

Customer Diversification. As of March 31, 2016, there were no customers that individually represented more than 5.0% of total annualized base rent or total occupied square feet. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 4.7 million square feet as of March 31, 2016:

Customer	Percent of Total Annualized Base Rent (1)	Percent of Total Occupied Square Feet (1)
FedEX Corporation	3.7%	2.1%
Victory Packaging	3.2	4.3
Osram Sylvania Inc.	2.0	2.2
American Tire Distributors Inc.	1.9	1.8
Niagara Bottling, LLC	1.7	2.2
Diamond Comic Distributors, Inc.	1.6	2.6
Navistar International Corporation	1.6	1.1
McLane/Suneast, Inc.	1.5	1.1
Goodman Manufacturing Company, L.P.	1.3	1.3
Peerless Industries, Inc.	1.3	1.4

Total	19.8%	20.1%

(1)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our 20.0% ownership interest in the BTC Partnership. Assumes 100% ownership of our unconsolidated properties.

The majority of our customers do not have a corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.

Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of March 31, 2016:

($ and square feet in thousands)	Number of Leases (1)	Annualized Base Rent (3)				Occupied Square Feet
		Total (1)		Consolidated (2)		Total (1)		Consolidated (2)
Food & Beverage	32	$12,546	11.4%	$9,603	9.8%	2,461	10.5%	1,941	9.4%
Transportation / Logistics	54	10,629	9.6	10,404	10.6	2,607	11.2	2,470	11.9
Manufacturing	39	9,276	8.4	9,014	9.2	1,737	7.4	1,686	8.1
Specialty Retail	26	8,041	7.3	7,775	7.9	2,019	8.6	1,976	9.6
Packaging	13	7,209	6.5	7,209	7.3	1,743	7.5	1,743	8.4
Auto	19	6,616	6.0	6,550	6.7	1,652	7.1	1,646	8.0
Home Improvement	27	5,795	5.3	4,661	4.7	1,308	5.6	1,071	5.2
Professional Services	25	4,254	3.9	2,945	3.0	840	3.6	569	2.8
Construction / Engineering	31	4,080	3.7	3,761	3.8	760	3.3	702	3.4
Post & Courier Services	2	4,059	3.7	4,059	4.1	488	2.1	488	2.4
Other	130	37,757	34.2	32,452	32.9	7,761	33.1	6,397	30.8

Total	398	$110,262	100.0%	$98,433	100.0%	23,376	100.0%	20,689	100.0%

(1)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our 20.0% ownership interest in the BTC Partnership. Assumes 100% ownership of our unconsolidated properties.
(2)	Represents only our consolidated properties.
(3)	Annualized base rent is calculated as monthly base rent including the impact of any contractual customer concessions (cash basis) per the terms of the lease as of March 31, 2016, multiplied by 12.

Debt Obligations. Our consolidated indebtedness is currently comprised of borrowings under our line of credit, term loan and mortgage note debt. As of March 31, 2016, we had approximately $730.3 million of consolidated indebtedness with a weighted-average interest rate of 2.35% (2.50% including the effects of interest rate swap agreements that became effective in April 2016 and relate to our $92.4 million variable-rate mortgage note). The weighted-average remaining term of our consolidated debt as of March 31, 2016 was 5.1 years, excluding extension options. The total gross book value of properties encumbered by our consolidated debt as of March 31, 2016 was $310.4 million.

Acquisition Activity

As of July 6, 2016, we owned and managed, either directly or through our 20.0% ownership interest in the BTC Partnership, a real estate portfolio that included properties with an aggregate total purchase price of approximately $2.5 billion, comprised of 218 industrial buildings totaling approximately 34.4 million square feet located in 27 markets throughout the U.S., with 434 customers, and was 92.8% occupied (94.0% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes both occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date:

•	209 industrial buildings totaling approximately 32.6 million square feet comprised our operating portfolio, which includes stabilized properties, and were 96.4% occupied (96.7% leased). Our operating portfolio has an estimated weighted-average aggregate purchase price capitalization rate of approximately 5.4% (5.6% excluding contractual free rent during a portion of the year following acquisition for certain of the properties).

•	Nine industrial buildings totaling approximately 1.8 million square feet comprised our development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or achieving 90% occupancy.

As of July 6, 2016, we owned and managed 23 buildings totaling approximately 4.1 million square feet of the total 34.4 million square feet (discussed above) through our 20.0% ownership interest in the BTC Partnership. Additionally, as of that date, the BTC Partnership had three buildings under construction totaling approximately 1.7 square feet, and four buildings in the pre-construction phase for an additional 0.9 million square feet.

The weighted-average aggregate purchase price capitalization rate is calculated based on the aggregate projected cash net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Advisor and its affiliates.

Completed Real Property Acquisitions

The following table sets forth descriptions of all of our acquisitions as of July 6, 2016:

($ in thousands)	Completion Date (1)	Ownership Percentage		Purchase Price	Acquisition Fees Paid to the Advisor (2)	Purchase Price Capitalization Rate (3)		Rentable Square Feet (4)	Occupied Rate (4)
West Valley Distribution Center—Kent, WA	1/15/2014	100%		$7,852	$157	5.6%		97,000	100%
Century Distribution Center—Houston, TX	3/17/2014	100%		$11,512	$230	5.7%		150,000	100%
Oakesdale Commerce Center—Renton, WA	3/28/2014	100%		$4,001	$79	5.0%		43,000	100%
Medley Distribution Center—Medley, FL	5/9/2014	100%		$4,060	$81	5.6%		41,000	100%
Rialto Distribution Center—Rialto, CA	6/6/2014	100%		$19,950	$399	4.6%		247,000	100%
Palm Beach Commerce Center—Boca Raton, FL	6/20/2014	100%		$7,200	$144	5.8%		71,000	100%
Windham Industrial Center—Romeoville, IL	6/30/2014	100%		$10,900	$218	5.3%		163,000	65%
Meadows Distribution Center—Alpharetta, GA	9/4/2014	100%		$7,728	$155	4.0	%(5)	138,000	100%
Corridor Industrial Center—Savage, MD	9/16/2014	100%		$9,900	$198	5.4%		121,000	100%
O’Hare Distribution Center—Elmhurst, IL	9/17/2014	100%		$27,125	$543	6.2%		249,000	100%
Lehigh Valley Commerce Center—Kutztown, PA	9/25/2014	100%		$6,000	$120	6.2%		83,000	100%
Corridor Industrial Center II—Savage, MD	9/29/2014	100%		$27,000	$540	5.5%		429,000	84%
Bolingbrook Industrial Center—Bolingbrook, IL	9/30/2014	100%		$4,150	$83	7.5%		55,000	100%
Normal Junction Commerce Center—Tempe, AZ	10/21/2014	100%		$12,453	$249	N/A	(6)	140,000	79%
Mechanicsburg Distribution Center—Mechanicsburg, PA	10/23/2014	100%		$8,375	$168	6.7%		147,000	100%
West Valley Distribution Center II—Kent, WA	10/24/2014	100%		$5,873	$117	N/A	(6)	70,000	87%
CentrePort Distribution Center—Fort Worth, TX	10/31/2014	100%		$16,725	$335	5.6%		310,000	100%
Tacoma Commerce Center—Tacoma, WA	10/31/2014	100%		$3,350	$67	4.7%		50,000	100%
Richmond Distribution Center—Richmond, CA	10/31/2014	100%		$18,350	$367	4.3%		249,000	100%
Auburn Industrial Center—Auburn, WA	11/12/2014	100%		$7,850	$157	6.1%		80,000	100%
Dallas Distribution Portfolio—Dallas, TX	11/26/2014	20	%(7)	$74,643	$1,493	N/A	(6)	1,276,000	58%
Dorsey Run Distribution Center—Elkridge, MD	12/9/2014	100%		$7,085	$142	5.9%		64,000	100%
Portland Industrial Center—Portland, OR	12/18/2014	100%		$57,551	$1,151	5.3%		776,000	100%
Peachtree Industrial Center—Atlanta, GA	12/24/2014	20	%(7)	$50,200	$1,004	5.4%		708,000	95%
Newark Distribution Center—Newark, NJ	1/6/2015	100%		$20,000	$400	N/A	(6)	157,000	100%
Totowa Commerce Center—Totowa, NJ	1/23/2015	100%		$26,250	$525	6.1%		206,000	100%
8A Distribution Center—Monroe, NJ	2/2/2015	100%		$23,474	$469	N/A	(6)	293,000	100%
Bayport Distribution Center—Pasadena, TX	2/17/2015	100%		$39,215	$784	N/A	(6)	564,000	100%
Mesa Distribution Center—Mesa, AZ	3/4/2015	100%		$6,500	$130	5.6%		81,000	100%
Tuscany Industrial Center—Austin, TX	3/12/2015	20	%(8)	$11,524	$241	5.7%		108,000	100%
Iron Run Distribution Center II—Lehigh Valley, PA	4/17/2015	100%		$9,423	$188	6.7%		151,000	100%
Cabot Business Center—Alpharetta, GA	4/27/2015	20%		$9,300	$118	6.7%		120,000	88%
Hayward Industrial Center—Hayward, CA	4/27/2015	100%		$3,055	$61	5.0%		28,000	100%
West Valley Distribution Center III—Kent, WA	4/27/2015	20%		$11,200	$142	N/A	(6)	138,000	89%
Drew Court Commerce Center—King of Prussia, PA	4/30/2015	100%		$11,900	$238	7.6%		147,000	100%
8A Distribution Center II—Jamesburg, NJ	5/1/2015	100%		$15,450	$309	6.2%		206,000	100%
Livermore Distribution Center—Livermore, CA	5/1/2015	100%		$25,882	$518	4.8%		267,000	100%
Iron Run Distribution Center—Allentown, PA	5/21/2015	20%		$12,755	$161	N/A	(6)	188,000	100%
Chastain Meadows Distribution Center—Kennesaw, GA	6/1/2015	100%		$45,650	$913	5.4%		511,000	93%
Auburn Distribution Center—Auburn, WA	6/10/2015	100%		$17,015	$340	5.4%		162,000	100%
North Atlanta Portfolio—Alpharetta and Kennesaw, GA	6/17/2015	100%		$7,770	$155	N/A	(6)	120,000	44%
Richmond Distribution Center II—Richmond, CA	6/22/2015	100%		$12,875	$258	6.6%		124,000	100%
Commerce Industrial Center—Commerce, CA	7/9/2015	20%		$13,651	$173	N/A	(6)	91,000	—%
Carol Stream Distribution Center—Carol Stream, IL	7/20/2015	100%		$21,400	$428	7.2%		167,000	100%
Houston Industrial Portfolio—Houston, TX	7/30/2015	100%		$19,668	$393	5.6%		223,000	100%
Tuscany Industrial Center II—Austin, TX	8/3/2015	20%		$30,743	$389	N/A	(6)	334,000	69%
Wilson Commerce Center—Nashville, TN	8/7/2015	100%		$27,900	$558	5.7%		557,000	100%

($ in thousands)	Completion Date (1)	Ownership Percentage	Purchase Price	Acquisition Fees Paid to the Advisor (2)	Purchase Price Capitalization Rate (3)		Rentable Square Feet (4)	Occupied Rate (4)
North Kent Industrial Center—Kent, WA	8/7/2015	100%	$10,358	$207	5.3%		104,000	100%
Long Beach Industrial Center—Long Beach, CA	8/12/2015	100%	$8,900	$178	4.6%		70,000	100%
Interstate South Distribution Center—McDonough, GA	8/25/2015	100%	$19,366	$387	2.9%		438,000	41%
Airtex Distribution Center—Houston, TX	8/27/2015	20%	$16,564	$196	N/A	(6)	225,000	36%
Kelley Point Distribution Center—Portland, OR	9/9/2015	100%	$73,500	$1,470	5.2%		1,035,000	95%
Aurora Distribution Center—Aurora, IL	9/21/2015	100%	$21,000	$420	6.6%		320,000	100%
Junction Industrial Center—Annapolis Junction, MD	9/24/2015	100%	$5,000	$100	5.7%		50,000	100%
Houston Industrial Portfolio—Houston, TX	9/25/2015	100%	$24,072	$481	5.9%		300,000	100%
Demarest Distribution Center—Wayne, NJ	10/7/2015	100%	$8,941	$179	5.7%		70,000	100%
Salt Lake City Distribution Center—Salt Lake City, UT	10/23/2015	100%	$15,900	$336	6.0%		207,000	100%
Auburn Distribution Center II—Auburn, WA	11/2/2015	100%	$11,100	$222	5.2%		64,000	100%
FAA Distribution Center—Irving, TX	11/4/2015	20%	$8,100	$102	N/A	(6)	141,000	—%
York Distribution Center—York, PA	11/10/2015	100%	$16,500	$330	6.2%		313,000	100%
Etiwanda Industrial Center—Ontario, CA	11/13/2015	100%	$17,250	$345	4.6%		222,000	92%
Cincinnati Industrial Center—Cincinnati, OH	11/23/2015	100%	$35,050	$701	6.3%		661,000	100%
Belt Line Distribution Center—Carrollton, TX	12/1/2015	100%	$9,600	$192	5.4%		166,000	100%
Mid Countries Distribution Center—Santa Fe Springs, CA	12/1/2015	100%	$18,200	$364	5.0%		125,000	100%
Airwest Distribution Center I—Plainfield, IN	12/14/2015	100%	$14,600	$292	6.6%		322,000	100%
Airwest Distribution Center II—Plainfield, IN	12/15/2015	100%	$7,100	$142	1.3	%(5)	135,000	100%
Chicago Industrial Portfolio—Bolingbrook and Romeoville, IL	12/17/2015	100%	$69,600	$1,392	5.2%		796,000	100%
Atlanta Industrial Portfolio—Forest Park, Doraville, and Tucker, GA	12/17/2015	100%	$75,575	$1,512	6.3%		1,380,000	93%
Lehigh Valley Distribution Center—Bethlehem, PA	12/22/2015	100%	$37,600	$752	5.9%		526,000	100%
Valencia Industrial Center—Valencia, CA	12/22/2015	100%	$11,000	$220	5.3%		77,000	100%
Phoenix Industrial Portfolio—Phoenix, AZ	12/22/2015	100%	$37,983	$760	6.0%		341,000	100%
Golden State Portfolio—Newark, San Jose, Pico Rivera, Chula Vista, and Bakersfield, CA	12/23/2015	100%	$173,500	$3,470	4.9%		1,272,000	95%
Northwest Industrial Center—Houston, TX	12/29/2015	100%	$37,200	$744	6.0%		229,000	100%
I-215 Distribution Center—San Bernardino, CA	12/30/2015	20%	$27,901	$326	5.7%		271,000	100%
Northwest Industrial Center—Houston, TX	1/5/2016	100%	$28,450	$569	6.0%		273,000	94%
Golden State Portfolio—San Jose, CA	1/12/2016	100%	$15,500	$310	4.9%		82,000	100%
Victory Industrial Portfolio—Oklahoma City, OK, Louisville, KY, Houston, San Antonio, and Fort Worth, TX	1/13/2016	100%	$59,850	$1,197	6.3%		997,000	100%
GSW Distribution Center—Grand Prairie, TX	1/27/2016	100%	$17,003	$340	N/A	(6)	347,000	—%
National Distribution Portfolio—Stockton, CA, Memphis, TN, Olive Branch, MS, and Greenwood, IN	1/29/2016	100%	$114,500	$2,290	4.9%		2,559,000	82%
Horizon Distribution Center—King of Prussia, PA	2/12/2016	100%	$9,550	$191	6.1%		92,000	100%
Houston Industrial Portfolio—Houston, TX	2/25/2016	100%	$10,793	$216	5.9%		132,000	100%
Stockton Industrial Center—Stockton, CA	2/26/2016	100%	$2,468	$49	N/A	(6)	37,000	100%
Baseline Industrial Center—Phoenix, AZ	3/1/2016	100%	$14,000	$280	6.4%		128,000	100%
Lehigh Valley Distribution Center II—Kutztown, PA	3/7/2016	100%	$27,500	$550	N/A	(6)	385,000	45%
Largo Industrial Center—Largo, MD	3/11/2016	20%	$10,100	$81	5.9%		102,000	100%
Stockton Industrial Center—Stockton, CA	3/23/2016	100%	$2,500	$50	N/A	(6)	39,000	100%
Lehigh Valley Business Center—Allentown, PA	3/24/2016	100%	$12,385	$248	5.9%		182,000	95%
Kent Industrial Portfolio—Kent, WA	3/28/2016	100%	$31,602	$632	4.9%		266,000	100%

($ in thousands)	Completion Date (1)	Ownership Percentage	Purchase Price	Acquisition Fees Paid to the Advisor (2)	Purchase Price Capitalization Rate (3)		Rentable Square Feet (4)	Occupied Rate (4)
O’Hare Industrial Center—Bensenville, IL	3/31/2016	100%	$8,800	$176	6.4%		110,000	100%
Auburn 167 Industrial Center—Auburn, WA	4/14/2016	100%	$22,000	$440	5.8%		174,000	100%
Atlanta Industrial Portfolio—College Park, GA	4/15/2016	100%	$3,344	$67	6.8%		80,000	100%
Silver Springs Distribution Center—Carlisle, PA	4/15/2016	20%	$23,568	$279	N/A	(6)	422,000	—%
Clackamas Distribution Center V—Clackamas, OR	4/18/2016	100%	$16,823	$466	4.7	%(9)	191,000	—%
Trade Port Distribution Center III—Louisville, KY	4/26/2016	100%	$9,700	$194	7.3%		213,000	100%
Upland Distribution Center—Aurora, CO	4/27/2016	100%	$6,100	$122	5.0%		100,000	100%
Corona Industrial Center—Corona, CA	4/27/2016	100%	$20,393	$408	3.9%		193,000	78%
Turnpike Industrial Center—Avenel, NJ	5/4/2016	100%	$6,700	$134	N/A	(6)	79,000	82%
National Distribution Portfolio II—Redlands, CA; Kennesaw GA; Romeoville, IL; Shepherdsville, KY; and Charlotte, NC	5/19/2016	100%	$187,500	$3,750	4.6%		2,959,000	100%
Carlisle Distribution Center—Carlisle, PA	5/19/2016	100%	$28,850	$577	5.5%		401,000	100%
Central Valley Portfolio—Stockton and Tracy, CA	5/24/2016	100%	$41,594	$832	5.5%		685,000	93%
Cheyenne Distribution Center—Las Vegas, NV	5/25/2016	100%	$30,441	$609	4.3%		382,000	100%
Peoria Distribution Center—Denver, CO	6/15/2016	100%	$21,250	$425	5.5%		229,000	100%
Trade Port Distribution Center II—Louisville, KY	6/17/2016	100%	$52,300	$1,046	6.2%		960,000	100%
Northeast Distribution Center—Robbinsville, NJ and East Windsor, CT	6/20/2016	100%	$29,400	$588	5.9%		329,000	100%
Pinnacle Distribution Center II—Romeoville, IL	6/22/2016	100%	$33,600	$672	5.7%		541,000	100%
Marina Vista Business Center—Lewisville, TX	6/30/2016	100%	$7,480	$150	N/A	(6)	105,000	—%

(1)	The completion date represents the acquisition date or date of building shell completion.
(2)	Acquisition fees paid to the Advisor are pursuant to the terms of the Advisory Agreement and are calculated based on our percentage of ownership of such properties at acquisition date. Refer to the section of the Prospectus titled “Prospectus Summary—Compensation to the Advisor and Affiliates” and “Management Compensation” for further detail regarding acquisition fees.
(3)	Purchase price capitalization rate is calculated as the aggregate projected net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs, including acquisition costs and fees paid to our Advisor or its affiliates.
(4)	Occupancy rates are calculated as of December 31, 2015 except for acquisitions completed subsequent to December 31, 2015, which are calculated as of the date of acquisition.
(5)	We acquired this building with a lease in-place that has contractual free rent. Excluding the contractual free rent, the purchase price capitalization rate is 4.7% for Meadow Distribution Center and 6.6% for Airwest Distribution Center II.
(6)	These properties are considered development or value-add properties, as they have certain occupancy, lease term, and/or projected capital improvement requirements that differ from our core operating portfolio.
(7)	We originally owned a 100% interest in these properties, but due to the admission of the BCIMC Limited Partner (defined below) to the BTC Partnership, our indirect interest in these properties as of July 6, 2016 is 20.0%.
(8)	We originally owned a 100% interest in this property. We contributed this property to the BTC Partnership upon closing of Tuscany Industrial Center II and our indirect interest in this property as of July 6, 2016 is 20.0%.
(9)	This building was a development project that was vacant upon its shell completion date. The building has an in-place lease that commences June 1, 2016 and has contractual free rent for the first two months of the lease.

Joint Venture

Build-To-Core Industrial Partnership I LP

On January 28, 2016, which we refer to as the “Effective Date”, pursuant to that certain Interest Purchase Agreement, dated as of December 28, 2015, which we refer to as the “Interest Purchase Agreement,” IPT BTC I LP LLC, or the “IPT Limited Partner,” sold and assigned to bcIMC (USA) Realty Div A2 LLC, or the “BCIMC USA Limited Partner,” a portion of its interest equal to a 31.0% interest in the BTC Partnership, which we refer to as the “Acquired Interest,” for a purchase price equal to $58.6 million. As a result of this transaction, the IPT Limited Partner and IPT BTC I GP LLC, or the “General Partner,” and together with the IPT Limited Partner, the “IPT Partners,” have a 20.0% ownership interest in the BTC Partnership and bcIMC International Real Estate (2004) Investment Corporation, or the “BCIMC Pension Partner,” bcIMC (WCBAF) Realpool Global Investment Corporation, or the “BCIMC Accident Fund Partner,” and the BCIMC USA Limited Partner, which we refer to collectively as the “BCIMC Limited Partner,” own the remaining 80.0% interest in the BTC Partnership.

Concurrently with the closing of the sale pursuant to the Interest Purchase Agreement, the amended and restated agreement of limited partnership of the BTC Partnership was amended and restated in its entirety and the IPT Partners and the BCIMC Limited Partner entered into the Second Amended and Restated Agreement of Limited Partnership of the BTC Partnership, which we refer to as the “BTC Partnership Agreement,” in order to, among other things, reflect the admission of the BCIMC USA Limited Partner to the BTC Partnership. Further, the closing of the sale was subject to the execution by an affiliate of the IPT Limited Partner, which we refer to as the “Administrative Manager,” of an agreement to provide certain management and administrative services to the BCIMC USA Limited Partner in connection with the BCIMC USA Limited Partner’s investment in the Acquired Interest, which provides that the BCIMC USA Limited Partner will reimburse the Administrative Manager for its costs incurred in connection with providing the services, but will not provide for the payment of any fees to the Administrative Manager.

We refer to the IPT Partners, collectively with the BCIMC Limited Partner and the Sell-Down Transferee (as defined below) (as applicable) as the “Partners.” The IPT Partners are both wholly-owned subsidiaries of us. The BTC Partnership Agreement includes the following key provisions:

•	As of the Effective Date, the IPT Partners own a 20.0% interest in the BTC Partnership and the BCIMC Limited Partner owns the remaining 80.0% interest. The IPT Limited Partner has the right to transfer a portion of its interest in the BTC Partnership in connection with the IPT Sell-Down (as defined below). The BTC Partnership has a ten year term ending on February 12, 2025 or such other date as may be established by the Executive Committee (defined below), which we refer to as the “Term,” and has an investment period, which we refer to as the “Investment Period,” ending on the earliest to occur of: (i) February 12, 2020 and (ii) twelve months after the expiration of the four year period commencing on February 12, 2015, in which the General Partner is obligated to present investment opportunities to the BTC Partnership, which we refer to as the “Identification Period.” The Identification Period may be shortened upon the rejection by the BCIMC USA Limited Partner’s representative on the Executive Committee of the BTC Partnership, which we refer to as the “BCIMC Representative,” of a certain number of presented investment opportunities. The “Executive Committee” is comprised of the BCIMC Representative, one representative appointed by the General Partner and one representative appointed by the IPT Limited Partner.

•	Investments made by the BTC Partnership will be held indirectly through wholly-owned subsidiaries of the BTC Partnership, which we refer to individually as a “Partnership Subsidiary.” Each Partnership Subsidiary is expected to elect to be treated as a real estate investment trust for U.S. federal income tax purposes.

•	The General Partner will manage the day-to-day operations of the BTC Partnership, subject to the rights of the Executive Committee to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of the BTC Partnership; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of the BTC Partnership; and any merger or consolidation of the BTC Partnership.

•	The General Partner is required to have the properties in the BTC Partnership portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core investments and within the calendar year following the date of stabilization (as defined in the BTC Partnership Agreement) with respect to development and value-add investments. Thereafter, the General Partner is required to have such investments appraised by an independent appraiser annually.

•	The BTC Partnership Agreement contains procedures for making distributions to the Partners, including incentive distributions to the General Partner, which are subject to certain return thresholds being achieved.

•	The Partners will be obligated to make capital contributions in proportion to their respective partnership interests with respect to each approved investment during the Investment Period. In addition, both during and after the Investment Period, the General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items.

•	The failure of a Partner to make a required capital contribution will result in the non-defaulting Partner having the right, but not the obligation, to: (i) require the Partner who made the capital call to revoke or revise the capital call notice and return the capital contributed by the non-defaulting Partner pursuant to such capital call; (ii) fund the shortfall which, if funded, will be treated as a preferred equity capital contribution to the BTC Partnership which accrues a preferred return; or (iii) make a capital contribution to the BTC Partnership equal to the shortfall which will result in the dilution of the defaulting Partner’s interest in the BTC Partnership. In addition, the defaulting Partner may forfeit certain rights under the BTC Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting Partner repays the loan in full. If the defaulting Partner is an IPT Partner, then during the default period, it will be grounds to remove the General Partner for “cause,” as described below.

•	Subject to certain exceptions, during the remainder of the Identification Period, the General Partner is required to present all development industrial property investment opportunities to the BTC Partnership for consideration. The General Partner is not obligated to present any core industrial property investment opportunities or value-add industrial property investment opportunities to the BTC Partnership for consideration, unless the Executive Committee determines otherwise. If the BTC Partnership declines to invest in any such opportunity due to the rejection by the BCIMC Representative of the potential investment, we or our affiliates will be permitted to pursue the opportunity. The General Partner’s obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the General Partner or the rejection by the BCIMC Representative of a certain number of presented opportunities, as described above.

•	The General Partner may be removed for “cause,” as defined in the BTC Partnership Agreement, which includes, but is not limited to: (i) the commission by the General Partner of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on the BTC Partnership; (ii) an unpermitted change in control of us; or (iii) the bankruptcy of the General Partner. If the BCIMC Limited Partner requests the removal of the General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the General Partner, then the BCIMC Limited Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies. The commencement of an arbitration proceeding to remove the General Partner will result in the BCIMC Limited Partner having the right to trigger the “buy-sell mechanism” described below with respect to the BTC Partnership’s entire investment portfolio.

•	Each of the IPT Limited Partner, the BCIMC Limited Partner will not be permitted to transfer their respective interests in the BTC Partnership to a third party until the date on which 85% of the rentable space of the BTC Partnership’s last acquired development investment has been leased to customers under leases for which the lease commencement date has occurred and such customers have taken occupancy of their premises and have commenced base rent payments, which we refer to as the “Trigger Date,” at which time each of the IPT Limited Partner, the BCIMC Limited Partner will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the IPT Limited Partner’s interest in the BTC Partnership to a transferee, the requirement that there be a concurrent transfer by the General Partner of its interest in the BTC Partnership to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the General Partner also will be permitted to transfer its interest in the BTC Partnership to a third party institutional transferee meeting certain conditions set forth in the BTC Partnership Agreement, subject to the approval of the BCIMC Limited Partner. Each Partner may transfer its respective interest to an affiliate of such Partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring Partner will have a right of first offer with respect to the transferring Partner’s interest, as well as customary tag-along rights.

•	The IPT Limited Partner may further transfer a portion of its interest in the BTC Partnership, which we refer to as the “IPT Sell-Down,” to a third party approved in writing by the BCIMC Limited Partner, which we refer to as the “Sell-Down Transferee,” provided that the IPT Limited Partner maintains at least a 10.0% interest in the BTC Partnership following the IPT Sell-Down.

•	At any time after the Trigger Date, the IPT Limited Partner, the BCIMC Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IPT Partners will be deemed a single party. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any party offering to purchase the entire interest of the other party and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The IPT Partners will have a one-time right to delay any liquidation of the portfolio and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if we are pursuing a transaction by which our common shares would become listed on a national securities exchange.

•	Not more than 12 months prior to the expiration of the Term, each of the IPT Limited Partner and the BCIMC Limited Partner will have the right to cause a forced sale of the investment portfolio and other assets of the BTC Partnership for a proposed portfolio price, subject to a right of first offer in favor of the non-initiating Partners to acquire the entire interest of the initiating Partner for a price determined in accordance with the terms of the BTC Partnership Agreement, which we refer to as the “ROFO Price.” In the event the non-initiating Partners decline to purchase the interest of the initiating Partner for the ROFO Price, the initiating Partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating Partner’s original proposed portfolio price. The initiating Partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating Partner’s original proposed portfolio price, subject to a right of first refusal in favor of the non-initiating Partners.

•	In the event of (i) a dispute as to “cause” (as described above) or (ii) a deadlock event prior to the Trigger Date, each of the IPT Limited Partner, the BCIMC Limited Partner may deliver a written arbitration notice to the other Partners and initiate a final and binding arbitration procedure as described in the BTC Partnership Agreement.

•	As compensation for the General Partner providing acquisition and asset management services and, to the extent applicable, development management and development oversight services or acting as the sole guarantor of indebtedness of the BTC Partnership, the BTC Partnership will pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC Partnership Agreement. See “The Advisor and the Advisory Agreement—The Advisory Agreement” for more information.

Material Debt Obligations

Corporate Revolving Facility and Term Facility

On December 8, 2015, we, through the Operating Partnership, amended and increased the amount of our then existing $400.0 million credit facility by entering into a $500.0 million revolving credit facility, which we refer to as the “Revolving Facility,” and a $250.0 million term loan facility, which we refer to as the “Term Facility,” pursuant to that certain Third Amended and Restated Credit Agreement and Term Loan Agreement, which we refer to as the “Credit Facility Agreement,” with JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger; Bank of America, N.A., as Co-Documentation Agent; U.S. Bank National Association, as Joint Lead Arranger and Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent, all of whom we collectively refer to as the “Credit Facility Lenders.” The Credit Facility Agreement provides us with the ability from time to time to increase the size of the aggregate commitment made under the agreement by an additional $250.0 million up to a total of $1.0 billion, subject to receipt of lender commitments and other conditions. The maturity date of the Revolving Facility is January 31, 2020, and may be extended pursuant to a one-year extension option, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee. The Term Facility has a maturity date of January 31, 2021. At our election, borrowings under the Credit Facility Agreement will be charged interest based on: (i) LIBOR multiplied by a statutory reserve rate plus a margin ranging from 1.40% to 2.30% for the Revolving Facility and 1.35% to 2.20% for the Term Facility; or (ii) an alternative base rate plus a margin ranging from 0.40% to 1.30% for the Revolving Facility and 0.35% to 1.20% for the Term Facility, each depending on our consolidated leverage ratio and whether we have received investment grade ratings. Borrowings under the Credit Facility Agreement are available for general corporate purposes, including but not limited to the acquisition and operation of permitted investments. As of March 31, 2016, we had $295.0 million outstanding under the Revolving Facility with an interest rate of 1.84% and $250.0 million outstanding under the Term Facility with an interest rate of 2.52%, which includes the effect of the interest rate swap agreements. The unused and available portion under the Term Facility was $205.0 million.

Borrowings under the Credit Facility Agreement are guaranteed by us and certain of our subsidiaries. The Credit Facility Agreement requires the maintenance of certain financial covenants, including covenants concerning: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) secured indebtedness; (v) secured recourse indebtedness; (vi) unencumbered interest coverage ratio; (vii) maximum unencumbered property pool leverage ratio; and (viii) unencumbered property pool criteria.

In addition, the Credit Facility Agreement contains customary affirmative and negative covenants, which, among other things, require us to deliver to the Credit Facility Lenders specified quarterly and annual financial information, and limit us, subject to various exceptions and thresholds from: (i) creating liens (other than certain permitted liens) on the unencumbered asset pool; (ii) merging with other companies (other than certain permitted mergers); (iii) selling all or substantially all of our assets or properties; (iv) transferring a material interest in the Operating Partnership; (v) entering into certain transactions with affiliates, unless such transactions are on terms obtainable on arms-length transactions; (vi) making certain types of investments; and (vii) if in default under the Credit Facility Agreement, paying certain distributions.

The Credit Facility Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility Agreement, the Credit Facility Lenders may accelerate the repayment of amounts outstanding under the Credit Facility Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board’s direction, oversight and approval.

We have a total of five directors, three of whom are independent of us, the Advisor and our respective affiliates. Our full board of directors has determined that each of our independent directors is independent within the meaning of the applicable provisions set forth in our charter; requirements set forth in the Exchange Act and the applicable SEC rules; and although our shares are not listed on the New York Stock Exchange, which we refer to as the “NYSE”, independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Our charter defines an “independent director” as a person who has not been, directly or indirectly, associated with the Sponsor or the Advisor within the previous two years by virtue of:

•	Ownership interests in the Sponsor, the Advisor or any of their affiliates (other than shares granted for serving as a director of a real estate investment trust organized by the Sponsor or advised by the Advisor, as permitted below);

•	Employment by the Sponsor, the Advisor or any of their affiliates;

•	Service as an officer or director of the Sponsor, the Advisor or any of their affiliates;

•	Performance of services, other than as a director for us;

•	Service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or

•	Maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

We refer to our directors who are not independent as our “related directors.” As of the date of our final prospectus, our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than five percent of his annual gross income in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor.

Our charter also provides that the number of our directors may be established by a majority of our board of directors but may not be fewer than three, and our bylaws provide that the number may be no more than 15. The foregoing is the exclusive means of determining the number of directors. Our charter provides that a majority of the directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. Our charter also provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Except as described below, each director will be elected by the stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of a vacancy among the independent directors, the director elected to fill such vacancy must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or related directors in office, successor directors shall be elected by the stockholders.

Responsibilities of Directors

Our charter has been reviewed and ratified by a majority vote of the directors and of the independent directors. A majority of the independent directors approved matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, the payment to the Advisor or affiliates of fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.

The responsibilities of our board of directors include:

•	Approving and overseeing our overall investment strategy, which consist of elements such as investment selection criteria, asset management procedures, and asset disposition strategies;

•	Approving all investments, including real property portfolio acquisitions and developments for a purchase price or total project cost greater than $40.0 million, including the financing of such investments. Our board of directors has delegated to the Investment Committee the authority to review and approve any unaffiliated investments (including real property portfolio acquisitions and developments), for a purchase price or total project cost of $40.0 million or less, including the financing of such investments;

•	Approving all asset dispositions for a sales price greater than $20.0 million. Our board of directors has delegated to the Management Committee the authority to review and approve any unaffiliated real property dispositions on such terms as the Management Committee deems necessary, advisable or appropriate, provided that the sales price of any single disposition is equal to $20.0 million or less and the aggregate amount of dispositions approved by the Management Committee in any quarter have a total sales price of $50.0 million or less;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring the relationship between the Operating Partnership and the Advisor;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Approving a potential Liquidity Event;

•	Determining our distribution policy and authorizing distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out.

Committees of Our Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors, except for those committees that are required to be composed entirely of independent directors. Members of each committee will be appointed by our board of directors to serve a one year term or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. Our board of directors has established an Investment Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee.

Investment Committee

The Investment Committee has certain responsibilities with respect to specific investments proposed by the Advisor and the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is comprised of Messrs. Marshall M. Burton, John S. Hagestad, Charles B. Duke and Stanley A. Moore, each of whom is an independent director, and Messrs. Evan H. Zucker and Dwight L. Merriman III, each of whom is a related director. The Investment Committee has the authority to approve all unaffiliated investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of $40.0 million or less, including the financing of such investments. Our board of directors, including a majority of the independent directors, must approve all investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $40.0 million, including the financing of such investments.

Management Committee

Our board of directors adopted a delegation of authority policy in June 2014 and pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee is not a committee of our board of directors. Our board of directors has delegated to the Management Committee certain responsibilities with respect to certain disposition, leasing, capital expenditure and borrowing decisions. The Management Committee does not have authority over any transactions between us and the Advisor, a member of our board of directors, or any of their respective affiliates. The Management Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chairman of the Board, General Counsel, Senior Vice President of Asset Management, General Counsel of the Advisor, Managing Director—Eastern Region, Managing Director- Western Region and the managers of the Advisor.

With respect to real property investments, the board of directors has delegated to the Management Committee the authority to approve all unaffiliated real property dispositions for a sales price of up to $20.0 million, provided that the aggregate amount of dispositions approved by the Management Committee in any quarter may not exceed $50.0 million. Our board of directors, including a majority of the independent directors, must approve all real property dispositions (i) for a sales price greater than $20.0 million, and (ii) once the total dispositions approved by the Management Committee in any quarter equals $50.0 million, for any sales price through the end of such quarter.

With respect to the lease of real property, our board of directors has delegated (i) to the Senior Vice President of Asset Management the authority to approve any lease of real property, on such terms as the Senior Vice President of Asset Management deems necessary, advisable, or appropriate, for total base rent up to and including $20.0 million over the base term of the lease, and (ii) to the Management Committee the authority to approve the lease of real property, on such terms as the Management Committee deems necessary, advisable, or appropriate, for total base rent up to $50.0 million over the base term of the lease.

With respect to capital expenditures (excluding capital expenditures approved by the board of directors in the ordinary course of budget approvals), (i) the Senior Vice President of Asset Management is authorized to approve any capital expenditure of up to $3.0 million over the line item approved by our board of directors in the budget for the specified property, and (ii) the Management Committee is authorized to approve any capital expenditure of up to $7.0 million over the line item approved by our board of directors in the budget for the specified property.

With respect to borrowing decisions, our board of directors has authorized (i) the Chief Financial Officer to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $30.0 million, and (ii) the Management Committee to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $100.0 million, provided that the total borrowings approved by the Management Committee in any quarter may not exceed $100.0 million. The functions delegated to our officers and to the Management Committee are subject to an annual review by our board of directors to ensure that the delegation of authority remains appropriate.

Audit Committee

The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by (i) reviewing the financial information to be provided to our stockholders and others, (ii) reviewing our system of internal controls, which management has established, (iii) overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and (iv) overseeing certain areas of risk management. The Audit Committee is comprised of Messrs. Burton, Hagestad and Duke, each of whom is an independent director in accordance with the requirements set forth in Rule 10A-3 promulgated under the Exchange Act. Our board of directors has determined that Mr. Duke qualifies as an audit committee financial expert, as defined by the rules of the SEC.

Nominating and Corporate Governance Committee

The primary function of the Nominating and Corporate Governance Committee is to assist our board of directors in (i) identifying individuals qualified to become members of our board of directors; (ii) recommending candidates to our board of directors to fill vacancies on the board; (iii) recommending committee assignments for directors to the full board; (iv) periodically assessing the performance of our board of directors; and (v) advising our board of directors on certain other corporate governance matters. The Nominating and Corporate Governance Committee is comprised of Messrs. Burton, Duke and Moore, each of whom is an independent director.

Conflicts Resolution Committee

Our board of directors has delegated to the Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise between or among us, IIT and DPF, including conflicts that may arise as a result of the investment opportunities that are suitable for each of us, IIT and/or DPF. See “Conflicts of Interest—Conflict Resolution Procedures—Board of Directors—Allocation of Investment Opportunities Among Affiliates and Other Related Entities” for a description of the types of investments for which IIT and DPF have priority, subject to changes to the allocation policy by the Conflicts Resolution Committee. The Conflicts Resolution Committee is comprised of Messrs. Burton and Moore, each of whom is an independent director.

Compensation Committee

We do not have a standing compensation committee. Our board of directors may establish a compensation committee to administer our equity incentive plan. The primary function of the compensation committee would be to administer the granting of awards to the independent directors and selected individuals eligible to participate in our equity incentive plan, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The compensation committee, if formed, would be comprised entirely of independent directors.

Compensation of Directors

We pay each of our independent directors $8,750 per quarter plus $2,500 for each board of directors or committee meeting attended in person or by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our board committees:

•	$12,500 to the Chairperson of our Audit Committee;

•	$10,000 to the Chairperson of our Investment Committee; and

•	$5,000 to the Chairperson of our Nominating and Corporate Governance Committee.

On April 15, 2014, we issued 5,000 shares of restricted common stock to each of our independent directors at that time, Messrs. Burton, Duke and Moore, pursuant to the terms of our equity incentive plan. In addition, on September 4, 2015, we issued 5,000 Class A shares of our common stock to Mr. Hagestad pursuant to the terms of our equity incentive plan. These shares immediately vested. In addition, our board of directors has determined that each of our independent directors will receive $35,000 in restricted stock in connection with such independent director’s re-election (or election, as the case may be) each year at our annual stockholder meeting, which we refer to as the “Annual Award”. Each of our independent directors received an Annual Award following our annual stockholder meeting in 2015. Independent directors appointed after the annual meeting will, upon appointment, receive a pro rata Annual Award based on the pro rata portion of the year for which they will serve as an independent director. As Mr. Hagestad was appointed to our board of directors subsequent to our annual meeting of stockholders held in 2014, he received, on September 4, 2015, a pro rata Annual Award of $10,000 in restricted Class A shares of our common stock, based on the pro rata portion of the year for which he served as an independent director. The restricted stock issued pursuant to the Annual Award will vest on the earliest of the following: (i) the date that is one year following the grant date; (ii) the day immediately before the Company’s subsequent annual meeting of stockholders; (iii) the date of termination of service as a director due to death or “permanent and total disability” (as defined under Section 22(e)(3) of the Code); or (iv) immediately before and contingent upon the occurrence of a change in control (as defined in the equity incentive plan).

Equity Incentive Plans

Equity Incentive Plan

We have adopted an equity incentive plan. We believe that our equity incentive plan will:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor and the Property Manager; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

The equity incentive plan provides for the grant of awards to our independent directors and to our employees (if any), as well as to any advisor or consultant who is a natural person performing bona fide services to us, provided that the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our stock. Participants may also be employees of the Advisor or the Property Manager, so long as any such employee is performing bona fide advisory or consulting services for us. Eligible individuals will be selected by our board of directors, including our independent directors, or, if formed, by our Compensation Committee, for participation in the equity incentive plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards; provided, that, the equity incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our stock is listed on a national securities exchange. However, any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards to be issued to independent directors, employees, advisors and consultants shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors. Please see “Investment, Strategy, Objectives and Policies—Investment Limitations” for a description of limitations imposed by our charter on our ability to issue options and warrants under the equity incentive plan.

We have authorized and reserved for issuance under the equity incentive plan a total of 2.0 million shares of our common stock, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the equity incentive plan. In addition, no more than 200,000 shares of our common stock may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 shares of our common stock may be made subject to share-based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, any dividend or other distribution (whether in the form of cash, shares or other property) recapitalization, stock-split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, our board of directors, or, if formed, our Compensation Committee, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Our board of directors, including our independent directors, or, if formed, our Compensation Committee, will administer the equity incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Our board of directors, or, if formed, our Compensation Committee, may also take action with respect to any awards in the event of a change in control, including a determination to pay cash equal to an amount that could have been obtained upon vesting or exercise of an award, a determination that awards cannot vest, be exercised or payable, a determination to accelerate vesting or exercise, or a determination that awards shall be substituted for by similar awards covering the stock of a successor or survivor corporation.

No award granted under the equity incentive plan will be transferable except through the laws of descent and distribution. Shares underlying awards once vested are transferable.

Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the equity incentive plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code (which we refer to as “incentive stock options”) or options that are not incentive stock options (which we refer to as “nonqualified stock options”). Incentive stock options and nonqualified stock options will have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted stock awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted stock may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash dividends prior to the time that the restrictions on the restricted stock have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted stock. The equity incentive plan permits us to issue director restricted stock to our independent directors on the same terms as restricted stock awards. See “—Compensation of Directors” above for a description of director restricted stock received by our independent directors.

Stock appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the stock appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid with respect to a specified number of shares. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

Restricted stock units entitle the recipient to cash or shares upon the end of the deferral period specified. Restricted stock units may be subject to the attainment of performance goals. Restricted stock units would typically be forfeited upon termination of the recipient’s employment or other relationship with us unless waived by our board of directors, or, if formed, our Compensation Committee.

No restricted stock will be awarded under the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

Private Placement Equity Incentive Plan

On February 26, 2015, our board of directors adopted a private placement equity incentive plan, which we refer to as the “Private Placement Plan.” The Private Placement Plan is substantially similar to the equity incentive plan, except that under the Private Placement Plan, an eligible participant is any person, trust, association or entity to which the plan administrator desires to grant an award. An aggregate maximum of 2.0 million shares may be issued upon grant, vesting or exercise of awards under the Private Placement Plan.

Compensation Committee Interlocks and Insider Participation

We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our Compensation Committee, if formed.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the Maryland General Corporation Law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will generally indemnify and advance expenses to our directors and officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify and advance expenses to our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, notwithstanding the above provisions of the Maryland General Corporation Law, our charter provides that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

•	Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of related directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to our directors, the Advisor and its affiliates for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered and sold as to indemnification for violations of securities laws.

We may advance funds to directors, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	The party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance. The indemnification agreements that we enter into with our officers and directors will require that in the event of a change in control of the Company, we will use commercially reasonable efforts to maintain in force any directors’ and officers’ liability insurance policies in effect immediately prior to the change in control for a period of six years.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the SEC, as well as certain states, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The Advisory Agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Dwight L. Merriman III	55	Chief Executive Officer and Director
Evan H. Zucker	51	Chairman and Director
Marshall M. Burton	47	Independent Director
Charles B. Duke	58	Independent Director
Stanley A. Moore	77	Independent Director
John S. Hagestad	69	Independent Director
Thomas G. McGonagle	56	Chief Financial Officer
Joshua J. Widoff	46	Executive Vice President, Secretary and General Counsel

Dwight L. Merriman III, age 55, has served as our Chief Executive Officer, as a member of our board of directors, and as a member of the Advisor’s board of managers since January 2013. Mr. Merriman also served as a member of IIT’s board of directors and as the Chief Executive Officer of IIT from February 2011 until November 2015. He has also served as a member of the board of managers of Industrial Income Advisor LLC, the former advisor to IIT, since March 2010. Mr. Merriman has also served as the Chief Executive Officer of ILT and as a member of the board of managers of ILT Property Advisors LLC (formerly known as Logistics Property Advisors LLC), or “ILT Advisor,” the advisor to ILT, since November 2014. Mr. Merriman has also served as a Trustee of DC Industrial Liquidating Trust since September 2015 and as the Chief Executive Officer of DC Industrial Liquidating Trust since October 2015. Mr. Merriman has over 25 years of real estate investment and development experience. Prior to joining our company, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC, or “Stockbridge”, a real estate investment management company based in San Francisco, California, which had more than $3 billion in real estate under management. While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds, or “RREEF”, a real estate investment management company, in charge of RREEF’s development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees’ Retirement System. Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica Realty Corporation, where he was responsible for the company’s acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles. Mr. Merriman is a member of the Urban Land Institute.

We believe that Mr. Merriman’s qualifications to serve on our board of directors include his extensive real estate investment and development experience, including specifically his experience serving in leadership positions and on the investment committees of significant real estate investment funds.

Evan H. Zucker, age 51, serves as the Chairman of our board of directors and has served as a director since January 2013. Mr. Zucker also served as President of IIT from October 2009 until his election to the board of directors of IIT as Chairman in March 2010. He served as Chairman of IIT until November 2015. Mr. Zucker is a manager of the Advisor and is a manager of Dividend Capital Total Advisors LLC, the advisor to DPF. He is also a manager of Industrial Income Advisors LLC, the former advisor to IIT. Mr. Zucker has also served as the chairman of the board of directors and as a director of ILT and as a member of the board of managers of ILT Advisor, since November 2014. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust (NYSE: DCT), which listed on the NYSE in December 2006. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2015, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $15.4 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was later acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

We believe that Mr. Zucker’s qualifications to serve on our board of directors are demonstrated by his proven business acumen, including his over 20 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, and his vast experience as a leader of an advisor to real estate investment companies, including DCT Industrial Trust, DPF and American Real Estate Investment Corp (which subsequently became Keystone Property Trust, NYSE: KTR).

Marshall M. Burton, age 47, has served as an independent director of our board of directors since March 2013. Mr. Burton served as an independent director on the board of directors of IIT December 2009 until November 2015. He has also served as a Trustee of DC Industrial Liquidating Trust since September 2015 and has also served as an independent director of ILT since August 2015. Mr. Burton has approximately 20 years of commercial real estate experience, including development, leasing, investment and management. In March 2014, Mr. Burton founded Confluent Holdings, L.L.C. to develop and invest in office, industrial and multi-family projects throughout the U.S. In April 2015, Mr. Burton expanded Confluent Holdings, L.L.C. and co-founded Confluent Development, L.L.C. in a merger with MVG, Inc., to form a diverse real estate investment and development platform with projects in various stages of development totaling $500 million. Mr. Burton is a board member and President of both MVG, Inc. and Confluent Development, L.L.C. From March 2011 to March 2014, Mr. Burton served as Senior Vice President and General Manager of Opus Development Company L.L.C., an affiliate of The Opus Group, a real estate developer, or “Opus”, where he was responsible for managing operations and seeking new development opportunities in Denver, Colorado and in the western region of the U.S. Prior to joining Opus, Mr. Burton founded the Denver office of McWhinney, a real estate development company, in February 2010. As Senior Vice President of McWhinney, Mr. Burton oversaw operations for the commercial development team in the Denver metropolitan area and other strategic locations across the western U.S. Mr. Burton served as the Senior Vice President of Opus Northwest, L.L.C., a full-service real estate developer, from May 2009 through February 2010, and previously served as Vice President from October 2002 through September 2008 and in other capacities beginning in 1996. From September 2008 through June 2009, Mr. Burton served as Executive Vice President of Opus East, L.L.C., an interim position where he was charged with restructuring and winding down operations of Opus East, L.L.C. Opus East, L.L.C. and certain of its subsidiaries voluntarily filed for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2009. Prior to joining Opus in 1996, Mr. Burton was co-founder of Denver Capital Corporation, a multi-bank community lending organization. Mr. Burton is a licensed Colorado Real Estate Broker and is active in many civic and real estate associations, including serving as Treasurer and President-elect of the National Association of Industrial and Office Properties and as an executive committee member of the Urban Land Institute. Mr. Burton received his Bachelor of Science in Business Administration from the University of Denver.

We believe that Mr. Burton’s qualifications to serve on our board of directors include his over 16 years of experience overseeing the development, leasing, investment and management of commercial real estate. This experience provides a valuable perspective on the commercial real estate industry.

Charles B. Duke, age 58, has served as an independent director of our board of directors since March 2013. Mr. Duke has also served as an independent director on the board of directors of DPF since January 2006 and served as an independent director on the board of directors of IIT from December 2009 until November 2015. He has also served as an independent director on the board of directors of ILT since February 2016. Mr. Duke founded To-Table Inc., a retailer of specialty gourmet foods in November 2014 and is currently the Chief Executive Officer. Prior to founding To-Table Inc., Mr. Duke was the Executive Vice President of IJR, Inc., a manufacturer of printing supplies in Phoenix, Arizona from October 2012 to July 2014. Prior to that, Mr. Duke founded and has been the President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and a member of FINRA based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved primarily in mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

Our board of directors has determined that Mr. Duke is the audit committee financial expert. In that role, we believe that Mr. Duke brings a unique perspective to the audit committee, as he is the only audit committee member with investment banking experience. We believe Mr. Duke’s qualifications to serve on our board of directors include his considerable business and financial experience, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization.

Stanley A. Moore, age 77, has served as an independent director of our board of directors since March 2013. He also served as an independent director on the board of directors of IIT from February 2011 until November 2015. Mr. Moore has also served as a Trustee of DC Industrial Liquidating Trust since September 2015 and as an independent director of ILT since August 2015. Mr. Moore is a co-founder and chairman and the former Chief Executive Officer of Overton Moore Properties, or “OMP”, a leading commercial real estate development firm in Los Angeles County that develops, owns and manages office, industrial and mixed-use space. He served as Chief Executive Officer of OMP from 1975 until January 2014 and has served as a director since 1972. Since its founding, OMP has developed and/or invested in over 30 million square feet of commercial space in California. Mr. Moore has served as a member of the board of directors of The Macerich Company (NYSE: MAC), a leading owner, operator and developer of major retail properties, from 1994 through May 2015. Mr. Moore is past President of the Southern California Chapter of the National Association of Industrial and Office Parks, and is currently a board member of the Economic Resources Corporation of South Central Los Angeles and the Los Angeles Economic Development Council (“LAEDC”). His many awards and citations include the Humanitarian of the Year awarded to him by the National Conference of Christians and Jews, and Developer of the Year awarded by the LAEDC.

We believe that Mr. Moore’s qualifications to serve on our board of directors include his over 36 years of experience as a Chief Executive Officer of a leading commercial real estate development firm, his expertise in the areas of acquisitions, development and management of commercial real estate, and more specifically, industrial properties, his leadership experience with the National Association of Industrial and Office Parks, and his service on civic and private and public company boards.

John S. Hagestad, age 69, has served as an independent director of our board of directors since September 2015. He has also served as an independent director of ILT since August 2015. Mr. Hagestad is a Senior Managing Director and co-founder of SARES●REGIS Group, a vertically integrated real estate development services company focusing on both commercial and residential real estate. Mr. Hagestad has served in this role since 1993 and is responsible for overseeing all of SARES●REGIS Group’s commercial activities which includes the development, investment and management divisions. Mr. Hagestad serves on SARES●REGIS Group’s Executive Management Committee, which approves all property acquisitions and investment decisions and provides strategic planning for the future. During his career, Mr. Hagestad has been responsible for the acquisition and development of over 85 million square feet of commercial, office and industrial property totaling more than $6 billion in value. SARES●REGIS Group is currently developing over three million square feet of industrial properties annually. In 1972, he joined the Koll Company as a Vice President for project acquisition and development. Three years later he joined The Sammis Company as a founding partner responsible for all matters of finance and administration, with emphasis on lender and partner relationships. In 1990, Mr. Hagestad became President and Chief Executive Officer of the SARES Company (the successor to The Sammis Company), where he was instrumental in its merger with The Regis Group to create the SARES●REGIS Group in 1993. Mr. Hagestad is a Certified Public Accountant (inactive) and holds a bachelor’s degree in Business Administration and a master’s degree in Finance from the University of Southern California. He is a trustee of the Urban Land Institute, a member of the Marshall School of Business Board of Leaders at the University of Southern California, the UCI Center for Real Estate, The Fisher Center for Real Estate and Urban Economics at UC Berkeley and the Real Estate Roundtable. He is also on the Board of Trustees / Directors for the Cystinosis Research Foundation and for California Republic Bank.

We believe that Mr. Hagestad’s qualifications to serve on our board of directors include his over 40 years of involvement in overseeing the development, acquisition and management of commercial, office and industrial real estate, in addition to his valuable accounting background. This experience provides a valuable perspective on the various facets of the real estate industry.

Thomas G. McGonagle, age 56, has served as our Chief Financial Officer since March 2014 and served as our Chief Financial Officer and Treasurer from January 2013 to March 2014. Mr. McGonagle served as the Chief Financial Officer of IIT from March 2014 until November 2015, and served as the Chief Financial Officer and Treasurer of IIT from March 2010 to March 2014. Mr. McGonagle has also served as the Chief Financial Officer of ILT since November 2014 and as the Chief Financial Officer of DC Industrial Liquidating Trust since October 2015. Prior to joining our company, Mr. McGonagle consulted for several different corporate clients, including as Chairman of the Board of Directors of Pinnacle Gas Resources, Inc., an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (formerly listed on Nasdaq: PINN), from March 2009 until the sale of the company in January 2011. From March 2007 to December 2008, Mr. McGonagle was Senior Vice President—Corporate Development at MacDermid, Incorporated, a global, specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid’s nine global business units, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer of Vistar Corporation (“Vistar”), at the time a $3 billion food distribution company with 36 distribution and warehouse facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, tax, audit, banking and capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. Prior to joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse, which he joined in 1987. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. From August 2007 until the sale of the company in January 2011, Mr. McGonagle served as a director of Pinnacle. From 2006 until the sale of the company in 2012, Mr. McGonagle was a director and chairman of the audit committee of Consolidated Container Company LLC, a private $750 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Joshua J. Widoff, age 46, has served as our Executive Vice President, Secretary and General Counsel since September 2012. Mr. Widoff also served as Executive Vice President, Secretary and General Counsel of IIT from December 2013 until November 2015, and served as Senior Vice President, Secretary and General Counsel of IIT from May 2009 to December 2013. Mr. Widoff has served as General Counsel and Secretary of DPF since December 2007, and Executive Vice President since October 2010, and served as its Senior Vice President, Secretary and General Counsel from September 2007 to October 2010. Mr. Widoff has also served as the Executive Vice President, Secretary and General Counsel of ILT since November 2014 and as Executive Vice President, General Counsel and Secretary of DC Industrial Liquidating Trust since October 2015. He has also served as a Managing Director of Black Creek Group LLC, a Denver based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group since 2010. Prior to joining DPF and Black Creek Group LLC in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff currently serves as a Vice-Chair and Commissioner for the Denver Urban Renewal Authority. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are parties to a third amended and restated advisory agreement, dated as of August 14, 2015, as amended on February 17, 2016, which we refer to herein as the “Advisory Agreement.” The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

The Advisor

Under the terms of the Advisory Agreement, the Advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	Participate in formulating an investment strategy consistent with achieving our investment objectives;

•	Manage and supervise the offering process;

•	Research, identify, review and recommend for approval to our board of directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various Liquidity Events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or by third parties engaged by the Advisor.

The key members of the Advisor’s management team include the following individuals:

John A. Blumberg

David M. Fazekas

Andrea L. Karp

Thomas G. McGonagle

Dwight L. Merriman III

Lainie P. Minnick

James R. Mulvihill

Scott W. Recknor

Gary M. Reiff

Peter M. Vanderburg

Joshua J. Widoff

J.R. Wetzel

Brian C. Wilkinson

Evan H. Zucker

For biographical information regarding Messrs. McGonagle, Merriman III, Widoff and Zucker, see “Management—Directors and Executive Officers.”

John A. Blumberg, age 56, has served as a manager of the Advisor since January 2013. Mr. Blumberg has also served as a manager of ILT Advisor since November 2014, and served as a manager of Industrial Income Advisors LLC, the former advisor to IIT, since May 2009. Mr. Blumberg served as a member of IIT’s board of directors from May 2009 to March 2010 and as Chairman of the board of directors of IIT from October 2009 until March 2010. Mr. Blumberg also has served as a manager of Dividend Capital Total Advisors LLC, the advisor to DPF, since April 2005. Mr. Blumberg has served as the Chairman of the Board of Directors of DPF from January 2006 to September 2012 and as a member of DPF’s board of directors since September 2012. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Since 2006, Mr. Blumberg has also been chairman of Mexico Retail Properties, a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of December 31, 2015, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $15.4 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

David M. Fazekas, age 43, has served as our Managing Director—Eastern Region since January 2013. Mr. Fazekas has also served as the Managing Director—Eastern Region of ILT since November 2014, and served as the Managing Director—Eastern Region of IIT from November 2010 until November 2015. From 2008 through September 2010, Mr. Fazekas served as the Senior Vice President and Project Principal for Panattoni Development Company Inc., a leading international development company that leases and owns industrial, office and retail properties in more than 175 cities throughout the U.S., Canada and Europe. From 2007 to 2008, he was the Director of Acquisitions for ZAIS Group LLC, which during his tenure managed over $11 billion of assets across a wide spectrum of investment platforms. Prior to ZAIS, Mr. Fazekas spent six years as the Director of Real Estate Acquisitions for RREEF Deutsche Bank, one of the largest real estate investment advisors in the world. Early in his career, he served as the Vice President of Acquisitions for Delma Properties, Inc., and as a Financial Advisor for Northwestern Mutual Life in Springfield, New Jersey. Mr. Fazekas holds a Master’s degree in real estate from New York University and a Bachelor’s degree in business and economics from Rutgers University. He is also a member of the New York University Real Estate Alumni Association and the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP) and Urban Land Institute (ULI), New York District.

Andrea L. Karp, age 44, has responsibilities for due diligence and dispositions at the Advisor and has served as our Senior Vice President of Real Estate since inception. Ms. Karp has served as Senior Vice President of Real Estate of ILT since November 2014. Ms. Karp also served as Senior Vice President of Real Estate of IIT from August 2010 until November 2015, and has served as the Senior Vice President of Real Estate of DPF since May 2007. From 2006 to 2007, Ms. Karp was Vice President of Fremont Investment & Loan, a California-based bank where she was responsible for originating commercial loans. From 1997 through 2006, Ms. Karp served as First Vice President of ProLogis. In this capacity, Ms. Karp was responsible for overseeing the Asset Services team, which handled all due diligence and underwriting activities of corporate mergers, joint ventures, financings, acquisitions and dispositions with activity levels in excess of $6 billion per year. Ms. Karp holds a Bachelor’s Degree in Economics from the University of Colorado.

Lainie P. Minnick, age 43, has served as our Senior Vice President of Finance since inception and as our Treasurer since March 2014. Ms. Minnick has also served as the Senior Vice President of Finance and as Treasurer of ILT since November 2014. Ms. Minnick also served as Senior Vice President of Finance of IIT from August 2010 until November 2015; as Treasurer of IIT from March 2014 until November 2015; as Senior Vice President of Finance for DPF since August 2010; and as Vice President of Finance for DPF from 2007 to August 2010. Ms. Minnick is primarily responsible for executing financing and hedging strategies, managing lending relationships, and providing certain treasury management oversight and has executed over $5.0 billion of financings for DPF, IIT, and IPT, collectively. From 2005 through 2007, Ms. Minnick was a Project Executive for Urban Villages, Inc., a real estate development firm. In 1996, Ms. Minnick joined the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for portfolio management and loan asset management efforts. She subsequently worked directly for Goldman Sachs from 1998 through 2004 as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing over $3 billion of real estate-related financings for Whitehall throughout the U.S. and Europe. Ms. Minnick holds a Bachelors of Business Administration degree from Southern Methodist University and a Masters of Business Administration from the Wharton School at the University of Pennsylvania.

James R. Mulvihill, age 51, serves as a manager of the Advisor. Mr. Mulvihill also serves as a manager of Dividend Capital Total Advisors LLC, the advisor to DPF, and a manager of ILT Advisor. Mr. Mulvihill also serves as a manager of Industrial Income Advisors LLC, the former advisor to IIT. Mr. Mulvihill is a co-founder and managing partner of both Dividend Capital Group LLC and Black Creek Group LLC. Mr. Mulvihill co-founded the first Black Creek affiliated entities in 1991 with Mr. Blumberg and Mr. Zucker, and co-founded Dividend Capital Group in 2002 with Mr. Blumberg and Mr. Zucker. As of December 31, 2015, with Mr. Blumberg and Mr. Zucker and other affiliates, Mr. Mulvihill has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate related assets with an aggregate value in excess of approximately $15.4 billion. Mr. Mulvihill was a co-founder and formerly served as a director of DCT Industrial Trust, formerly known as Dividend Capital Trust, a NYSE-listed industrial REIT (NYSE: DCT). He is also a co-founder and former Chairman of the Board of Corporate Properties of the Americas (CPA), one of the largest owners and developers of industrial properties in Mexico. In

1993, Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust (NYSE: KTR)), which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to 1991, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s degree in Political Science from Stanford University.

Scott W. Recknor, age 48, has served as our Senior Vice President—Asset Management since January 2013. Mr. Recknor has also served as the Senior Vice President—Asset Management of ILT since November 2014. He also served as the Senior Vice President—Asset Management of IIT from November 2010 until November 2015. From 2005 through October 2010, Mr. Recknor served as a Vice President for AMB Property Corporation (now ProLogis), a leading global owner, operator and developer of industrial real estate, where he was responsible for leasing, capital expenditures, budgeting and re-forecasting and property management oversight in the greater Los Angeles area. From 2001 through 2004, Mr. Recknor was a District Manager for RREEF (Real Estate Investment Managers) where he managed three offices responsible for the leasing, property management, capital expenditure and budgeting and re-forecasting for a number of separate pension fund accounts. Prior to RREEF, Mr. Recknor was the West Region Real Estate Manager for the Goodyear Tire & Rubber Company where he was responsible for all operating aspects of Goodyear’s West Region real estate portfolio in six states (California, Hawaii, Nevada, Arizona, New Mexico and Texas). Prior to the Goodyear Tire & Rubber Company, Mr. Recknor was a real estate broker with The Seeley Company (now Colliers International) in the Los Angeles area. Mr. Recknor graduated from the University of California (Irvine) and has previously served on the Board of Directors for NAIOP (SoCal) and has been an affiliate member of SIOR (Los Angeles).

Gary M. Reiff, age 56, serves as Executive Vice President and General Counsel of the Advisor. Since March 2008, Mr. Reiff has also served as the Chief Operating Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as General Counsel, Chief Legal Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including as Executive Vice President and General Counsel of ILT Advisor since November 2014, Executive Vice President and General Counsel of Industrial Income Advisors LLC, the former advisor to IIT, from October 2012 until November 2015, and of Dividend Capital Total Advisors LLC, the advisor to DPF, since July 2007. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of private legal practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves as the Chair of the Colorado Transportation Commission and on the High Enterprise Transportation Enterprise and has been an Adjunct Professor at the University of Colorado Law School. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School.

Peter M. Vanderburg, age 60, has served as our Senior Vice President in charge of development in the Western Region since December 2013 and as our Vice President in charge of acquisitions in the Western Region since January 2013. Mr. Vanderburg has also served as Senior Vice President in charge of development in the Western Region and as Vice President in charge of acquisitions in the Western Region of ILT since November 2014, and served as the Senior Vice President of IIT in charge of development in the Western Region from December 2013 until November 2015 and as the Vice President of IIT in charge of acquisitions in the Western Region from March 2011 until November 2015. From January 2001 to February 2011, Mr. Vanderburg served as Principal of Development and Construction at PGP Partners, Inc., a commercial real estate investment, development and management firm focusing on industrial and office real estate. During his career, Mr. Vanderburg has been responsible for the development of approximately 7.8 million square feet of industrial and office projects. Prior to joining PGP Partners in January 2001, Mr. Vanderburg spent 12 years at Insignia/O’Donnell, where he held several positions, including Senior Vice President, Acquisition Manager, and Development Manager.

J.R. Wetzel, age 58, has served as our Managing Director—Western Region since January 2013. Mr. Wetzel has also served as Managing Director—Western Region of ILT since November 2014 and served as the Managing Director—Western Region of IIT from March 2011 until November 2015. From November 2000 to February 2011, Mr. Wetzel served as Managing Partner of PGP Partners Inc., a company he founded during his tenure at PGP Partners. While at PGP Partners, Mr. Wetzel was responsible for the acquisition and development of more than $250 million of commercial real estate assets in California and Las Vegas. Prior to forming PGP Partners, from 1997 through 2000, Mr. Wetzel served as the Chief Operating Officer for Pacific Gulf Properties, a publicly traded REIT, where he was responsible for establishing target markets, including Seattle, Portland, Northern California, Los Angeles, Orange County, San Diego, Phoenix and Las Vegas, for acquisitions and development of industrial and office projects. In 2000, he was instrumental in directing the sale of Pacific Gulf Properties’ industrial portfolio, totaling 13.5 million square feet, to RREEF, one of the world’s largest pension fund managers, and CalWest for a purchase price of $925 million. Prior to joining Pacific Gulf Properties in 1997, Mr. Wetzel served as the Vice President of Acquisitions and Development for Industrial Developments

International (IDI), where he was instrumental in completing more than five million square feet of build-to-suits and speculative industrial projects for nationally and internationally recognized customers. Prior to joining IDI, Mr. Wetzel spent 11 years at Insignia/O’Donnell and was responsible for a portfolio of approximately 19 million square feet of industrial and office product throughout the western U.S. Mr. Wetzel received his B.A. in Economics from Claremont Men’s College and an M.B.A. in Real Estate Finance from the University of Southern California.

Brian C. Wilkinson, 47, has served as our Chief Accounting Officer since January 2013. Mr. Wilkinson has also served as the Chief Accounting Officer of ILT since November 2014 and served as Chief Accounting Officer of IIT from April 2012 until November 2015. From March 2011 to April 2012, Mr. Wilkinson served as Vice President and Controller of Colony Capital LLC, a private real estate investment firm, where he was responsible for all aspects of accounting, financial reporting, budgeting, and asset valuation. From 1996 to 2011, Mr. Wilkinson held various leadership positions within finance, accounting and investment management at Archstone, a leader in apartment investment and operations; most recently, he served as Group Vice President of Investment Management. Prior to joining Archstone, Mr. Wilkinson worked at the public accounting firm PricewaterhouseCoopers. Mr. Wilkinson is a CPA and received his B.S. in Accounting from University of Texas El Paso.

The Advisory Agreement

The current term of the Advisory Agreement ends August 14, 2016, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The Advisory Agreement may be terminated:

•	Immediately by us for “cause” or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause or penalty by either the Advisor or a majority of our independent directors, in each case upon 60 days’ written notice to the other party;

•	With “good reason” by the Advisor upon 60 days’ written notice; or

•	Immediately by us and/or the Operating Partnership in connection with a merger, sale of our assets or transaction involving the Company pursuant to which a majority of our directors then in office are replaced or removed.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any uncured material breach of the Advisory Agreement of any nature whatsoever by us that remains uncured for 30 days after written notice of such material breach has been provided to us by the Advisor. If the Advisor wishes to terminate the Advisory Agreement for “good reason,” the Advisor must provide us with 60 days’ written notice after we have failed to cure a material breach during the 30-day cure period described above. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct or willful misconduct by the Advisor or a material breach of the Advisory Agreement by the Advisor, which has not been cured within 30 days of such breach.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisitions or dispositions of real estate-related investments or develop any properties, without the prior approval of the majority of our Investment Committee or our board of directors, including a majority of the independent directors, as the case may be. The actual terms and conditions of transactions involving our investments shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

We reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Up to 2.0% of the aggregate gross offering proceeds from the sale of shares in our public offerings, including shares issued pursuant to our distribution reinvestment plan, including legal, accounting, printing and other offering expenses, as well as distribution-related costs and expenses of the Dealer Manager and participating broker dealers, including bona-fide due diligence expenses;

•	The annual cost of goods and materials used by us including brokerage fees paid in connection with the purchase and sale of our investments; and

•	Administrative services, including related costs of all or a portion of the wages or other compensation of employees or other personnel incurred by the Advisor or its affiliates in performing certain services for us, including but not limited to the compensation payable to our principal executive officer and our principal financial officer, provided however, that we will not reimburse the Advisor if the Advisor receives a specific fee for the activities which generate such expenses.

The Advisor will be obligated to pay any of our cumulative organization and offering expenses from our public offerings, other than the sales commissions, dealer manager fees and distribution fees, in excess of 2.0% of the aggregate gross offering proceeds from the sale of shares in our public offerings. Other than the organization and offering expenses, all of our other expenses may be paid directly by us.

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (i) 2.0% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, or (ii) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with GAAP (if it is still applicable under the then current accounting standards) and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organization and offering expense reimbursement, amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor, acquisition expenses, real estate commissions paid on the sale of the properties and other expenses connected with the acquisition, disposition, management and ownership of our investments, including the payments in connection with the sale of assets or the non-renewal or termination of the Advisory Agreement. The independent directors have the fiduciary responsibility of limiting operating expenses to amounts that do not exceed the limits described above, unless they determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, in which case the Advisor may be reimbursed for the full amount of the excess expenses. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee. See “Management Compensation” for a description of the compensation paid to the Advisor and its affiliates, as well as for a description of the Expense Support Agreement we entered into with the Advisor.

The Advisor may enter into arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property, securities or debt investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. In such event, the Advisor generally shall pay these entities out of the compensation the Advisor receives from us. In addition, we may determine to retain the services of certain affiliated or unaffiliated entities that have specialized expertise in lieu of having the Advisor either provide these services or retain the services of other entities on our behalf, and in such instances we shall pay an amount that is usual and customary for comparable services.

Services Agreement

The Advisor and its affiliates are paid fees in connection with services they provide to us. The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including, without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. Effective February 12, 2015, the General Partner of the BTC Partnership and the Advisor entered into an agreement, which we refer to as the “Services Agreement,” pursuant to which the General Partner appointed the Advisor to provide acquisition and asset management services and, to the extent applicable, development management and development oversight services to the BTC Partnership, which we refer to as the “BTC Advisory Services” and has assigned to the Advisor the fees payable pursuant to the BTC Partnership Agreement for providing the BTC Advisory Services. As a result of the payment of the fees pursuant to the Services Agreement, the fees payable to the Advisor pursuant to the Advisory Agreement by and among us, the Advisor and the Operating Partnership will be reduced by the product of (i) the fees actually paid to the Advisor pursuant to the Services Agreement, and (ii) the percentage interest of the BTC Partnership owned by the IPT Partners. In addition, the General Partner has agreed to share with the Advisor a portion of any incentive distributions paid to the General Partner by the BTC Partnership in an amount equal to 60% of the percentage interest of the BTC Partnership held by partners other than the IPT Partners. Further, the Services Agreement provides that it will terminate upon termination of the Advisory Agreement with the exception that if the Advisory Agreement is terminated other than for “cause,” the Advisor shall have the right, in its sole discretion, to require the General Partner to seek the consent of the BCIMC Limited Partner to sell 50% of the General Partner’s general partner interest in the BTC Partnership to the Advisor for the fair market value of the interest. In such event, the General Partner will seek the BCIMC Limited Partner’s consent to the sale and the admission of the Advisor as an administrative general partner of the BTC Partnership. If the Advisor is made the administrative general partner, then the Services Agreement will terminate and the Advisor will continue to provide the BTC Advisory Services and receive the same fees and the same portion of any incentive distributions as those to which the Advisor was entitled under the Services Agreement prior to its termination, but the Advisor will not control or manage the BTC Partnership. If the BCIMC Limited Partner does not provide its consent or if the Advisor determines not to purchase the interest, then the Services Agreement will terminate. See “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Joint Venture” for a description of the BTC Partnership.

Holdings of Shares of Common Stock, OP Units and Special Units

In connection with our formation, the Advisor initially purchased 20,000 shares of our common stock for which it paid $200,000. The Advisor may not sell its initial investment in 20,000 shares of our common stock during the period it serves as our advisor, but may transfer such shares to its affiliates. As of June 24, 2015, the Advisor owned 23,828 shares of our common stock. We are the sole general partner of the Operating Partnership and a limited partner of the Operating Partnership. We contributed $198,000 received from the Advisor to the Operating Partnership in exchange for 19,800 OP Units. In addition, IPT-GP contributed $2,000 to the Operating Partnership in exchange for 200 OP Units. Subsequently, IPT-GP was dissolved and its 200 OP Units were distributed to us. As a result, we own 20,000 OP Units. The Sponsor owns all of the Special Units, for which it contributed $1,000. The holder of the Special Units will receive 15% of the net sales proceeds received by the Operating Partnership upon the disposition of assets held by it directly or indirectly, remaining after the stockholders have received (or are deemed to have received) an aggregate amount equal to their capital contributions and a specified return thereon. The Special Units will be redeemed by the Operating Partnership upon the listing of our common stock or other Liquidity Event and in certain other instances, including the termination or non-renewal of the Advisory Agreement. See “The Operating Partnership Agreement—Redemption Rights of Special Units.” The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Affiliated and Related Companies

Property Manager

Certain of our real properties may be managed and leased by the Property Manager or its affiliates. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Sponsor affiliated entities and related parties or third parties.

We may pay the Property Manager or its affiliates a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as retail, industrial, office and other property types). We would expect such fee to range from 2% to 5% of the annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties, in an amount not to exceed the usual and customary fee charged in arm’s length transactions by others rendering comparable services for similar assets in the same geographic area of such assets (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.

In the event that the Property Manager or its affiliates assists a customer with tenant improvements, a separate fee may be charged to the customer and paid by the customer. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager or its affiliates will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Material U.S. Federal Income Tax Considerations—Requirements for Qualification—Gross Income Tests—Rents From Real Property.”

The Property Manager or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property the Property Manager or one of its affiliates manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager or its affiliates may be employed on a part-time basis and may also be employed by the Advisor, or certain companies affiliated with them. The Property Manager or its affiliates may also sub-contract with third parties, including affiliates of the Advisor, for the performance of certain services. The Property Manager or its affiliates will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager or its affiliates will include, without additional expense to us, all of the general overhead costs of the Property Manager or its affiliates that provide property management services to us.

Dealer Manager

The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Sponsor affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Management Compensation” and “Plan of Distribution,” for a description of the compensation we will pay to the Dealer Manager.

Management Decisions of the Advisor

Messrs. Blumberg, Fazekas, McGonagle, Merriman, Mulvihill, Recknor, Reiff, Vanderburg, Widoff, Wetzel, Wilkinson and Zucker and Mss. Karp and Minnick will have primary responsibility for management decisions of the Advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

MANAGEMENT COMPENSATION

The Advisory Agreement provides that the Advisor will assume principal responsibility for managing our affairs and we compensate the Advisor for these services. We do not compensate our officers. The Advisor, through an affiliate, compensates our officers who also serve as officers of the Advisor and of other affiliates. Our officers also may receive additional compensation in the form of indirect equity interests in the Sponsor.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager, the Dealer Manager and their affiliates. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below and is presented based on the assumptions that (i) we sell the maximum offering amount, (ii) the maximum amount of commissions and fees are paid for each primary offering share, and (iii) there is no reallocation of shares between our primary offering and our distribution reinvestment plan. The allocation of amounts between the Class A shares and Class T shares assumes that 45% of the common shares sold in the primary offering are Class A shares and 55% are Class T shares. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. The Dealer Manager, the Exchange Facilitator and the Property Manager are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/or their affiliates. A majority of our board of directors, including a majority of the independent directors, will determine, from time to time but at least annually, that (i) the total fees and expenses paid to the Advisor are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (ii) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Each such determination will be reflected in the minutes of the meeting of our board of directors. A majority of our board of directors, including a majority of the independent directors, will also supervise the performance of the Advisor to determine that the provisions of the Advisory Agreement are carried out.

Management Compensation Table

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage Sales Commission— the Dealer Manager (1)	Up to 7.0% of gross proceeds from the sale of Class A shares in the primary offering and 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering. All of the sales commissions may be reallowed to participating broker dealers. The sales commissions are not payable with respect to shares issued under our distribution reinvestment plan.

$19,125,000 ($14,175,000 for the Class A shares and $4,950,000 for the Class T shares).

Assuming we sell the maximum offering amount and 100% of shares sold are either Class A shares or Class T shares, the maximum aggregate sales commissions will equal $31,500,000 or $9,000,000, respectively.

Dealer Manager Fee—the Dealer Manager

Up to 2.5% of the gross proceeds from the sale of Class A shares in the primary offering and 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering.

The Dealer Manager may reallow a portion of the dealer manager fees to participating broker dealers and to broker dealers servicing investors’ accounts, referred to as servicing broker dealers. The dealer manager fees are not payable with respect to shares issued under our distribution reinvestment plan.

$10,012,500 ($5,062,500 for the Class A shares and $4,950,000 for the Class T shares).

Assuming we sell the maximum offering amount and 100% of shares sold are either Class A shares or Class T shares, the maximum aggregate dealer manager fees will equal $11,250,000 or $9,000,000, respectively.

Distribution Fee—the Dealer Manager	With respect to our Class T shares only, we will pay the Dealer Manager a distribution fee that accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering	Assuming 55% of the shares sold are Class T shares, the aggregate distribution fees will equal $13,612,500.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount

price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. If we report an estimated per share value prior to the termination of the offering, the distribution fee will continue to be calculated as a percentage of the current gross offering price per Class T share until we report an estimated per share value following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated per share value. In the event the current gross offering price changes during the offering or an estimated per share value reported after termination of the offering changes, the distribution fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new gross offering price or the new estimated per share value, without regard to the actual price at which a particular Class T share was issued.

The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year. We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. See “Description of Capital Stock—Common Stock—Class T Shares.”

All or a portion of the distribution fee may be reallowed or advanced by the Dealer Manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T shares, referred to as servicing broker dealers.

Assuming 100% of the shares sold are Class T shares, the maximum aggregate distribution fees will equal $24,750,000.

Assuming we sell $225,000,000 in shares in the initial year of the offering rather than the maximum offering amount, and assuming 100% of shares sold are Class T shares, we estimate that the aggregate distribution fees in the initial year of the offering will equal $1,125,000. This estimate also assumes that we sell the $225,000,000 in equal amounts throughout the year.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager (2)	Up to 2.0% of the aggregate gross offering proceeds from the sale of shares in our public offerings, including shares issued pursuant to our distribution reinvestment plan, to reimburse the Advisor for paying cumulative organization expenses and expenses of our public offerings including certain distribution-related expenses of the Dealer Manager, participating broker dealers and servicing broker dealers.	$12,000,000 ($5,400,000 for the Class A shares and $6,600,000 for the Class T shares).
Acquisition Stage
Acquisition Fees—the Advisor (3)

Acquisition of Real Properties

Acquisition fees are payable to the Advisor in connection with the acquisition of real property, and will vary depending on whether the Advisor provides development services or development oversight services, each as described below, in connection with the acquisition (including, but not limited to, forward commitment acquisitions) or stabilization (including, but not limited to, development and value add transactions) of such real property, or both. We refer to such properties for which the Advisor provides development services or development oversight services as development real properties. For each real property acquired for which the Advisor does not provide development services or development oversight services, the acquisition fee is an amount equal to 2.0% of the total purchase price of the properties acquired (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of development real properties, which we refer to collectively as development services, or overseeing the provision of these services by third parties on our behalf, which we refer to as development oversight services, the acquisition fee, which we refer to as the development acquisition fee, will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed (or our proportional interest therein with respect to real properties held in joint ventures or co-ownership arrangements). If the Advisor engages a third party to provide development services directly to us, the third party will be compensated directly by us and the Advisor will receive the development acquisition fee if it provides the development oversight services.

Operational Stage:

Assuming no debt financing to purchase assets, the estimated acquisition fees are $10,958,088 ($4,811,029 for the Class A shares and $6,147,059 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, the estimated acquisition fees are $41,397,222 ($18,175,000 for the Class A shares and $23,222,222 for the Class T shares).

Development, Construction, or Improvement Stage:

Assuming no debt financing to purchase assets, the estimated acquisition fees are $21,494,712 ($9,437,019 for the Class A shares and $12,057,692 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, the estimated acquisition fees are $77,084,483 ($33,843,103 for the Class A shares and $43,241,379 for the Class T shares).

Acquisition of Interest in Real Estate-Related Entities

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
	With respect to real properties other than development real properties, the Advisor is also entitled to receive acquisition fees of (i) 2.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 2.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity.	Amount will depend on our proportional share and cannot be determined at the present time.

Acquisition of Debt and Other Investments

The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.

For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.

Assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time, the estimated acquisition fees are $5,333,292 ($2,429,332 for the Class A shares and $3,103,960 for the Class T shares).

Assuming debt financing equal to 75% of the aggregate value of our assets, but no third party expenses, which cannot be determined at the present time, the estimated acquisition fees are $21,494,712 ($9,437,019 for the Class A shares and $12,057,692 for the Class T shares).

Operational Stage
Asset Management Fees—the Advisor (4)	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 2.5% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement. The term “disposition” shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash,	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock.

Property Management and Leasing Fees—the Property Manager or its affiliates	Property management fees may be paid to the Property Manager or its affiliates in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.
Liquidity Stage
Special Units—Industrial Property Advisors Group LLC, the parent of the Advisor (5)

In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions. The Special Units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement or (ii) the listing of our common stock on a national securities exchange, or other Liquidity Event.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. The stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement. See “The Operating Partnership Agreement—Redemption Rights of Special Units.”

Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

(1)	The sales commission may be reduced or waived in connection with certain categories of sales of Class A shares, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)	The organization and offering expense reimbursement will be used in whole or in part to pay for incurrence on our behalf of the cumulative legal, accounting, printing and other organization and offering expenses related to the distribution of our public offerings, as well as payments to the Dealer Manager, participating broker dealers and servicing broker dealers of expense reimbursements, marketing support fees and bona-fide due diligence expense reimbursements. Of the estimated $12.0 million organization and offering expense reimbursement, approximately $2.3 million of the expenses (or 0.5% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) may be paid to the Dealer Manager, participating broker dealers and servicing broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of our public offerings, which, in the case of participating broker dealers, may be paid as a marketing support fee, and which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. The Advisor or an affiliate of the Advisor will be responsible for the payment of our cumulative organization expenses and offering expenses, other than the sales commissions, the dealer manager fee and the distribution fee, to the extent the total of such cumulative expenses from our public offerings exceeds the 2.0% organization and offering expense reimbursements from our public offerings, without recourse against or reimbursement by us.
(3)	The estimated maximum acquisition fees are presented based on the assumption that we sell the maximum offering, that the maximum sales commission and dealer manager fee is paid for each primary offering share, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the investment, including acquisition expenses on such investments which are not acquired, would exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed); provided, that, a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.
(4)	The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our total operating expenses to exceed the greater of (i) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (ii) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless a majority of our board of directors, including a majority of the independent directors, has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans relating to real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP (if still applicable under the then current accounting standards), that are in any way related to our operation, including asset management fees and other operating fees paid to the Advisor, but excluding the expenses of (i) raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive compensation based on the gain in the sale of our assets; (vi) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property); and (vii) distributions made with respect to interests in the Operating Partnership.
(5)	Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid (or deemed to have been paid) in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Unit) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive rate; provided, however, that in connection with the termination or nonrenewal of the Advisory Agreement other than for “cause,” any payment upon repurchase shall be made in the form of a promissory note and not cash.

The table and the accompanying disclosure below provide information regarding fees paid to the Dealer Manager, the Advisor, and their affiliates in connection with our operations and the Initial Offering. The table includes amounts incurred for the three months ended March 31, 2016 and 2015, as well as amounts receivable (payable) as of March 31, 2016 and December 31, 2015.

	Incurred
	For the Three Months Ended March 31,		Receivable (Payable) as of
			March 31, 2016	December 31, 2015
(in thousands)	2016	2015
Sales commissions—the Dealer Manager	$6,758	$9,397	$(106)	$(498)
Dealer manager fees—the Dealer Manager	4,171	3,401	(123)	(500)
Offering costs—the Advisor or its affiliates,including the Dealer Manager	2,570	2,741	143	(377)
Distribution fees—the Dealer Manager (1)	622	—	(250)	(110)
Acquisition fees—the Advisor	7,129	1,545	(176)	(941)
Asset management fees—the Advisor (2)	3,395	875	(1,173)	(961)
Asset management fees related to dispositions—the Advisor (3)	1,466	—	—	—
Other expense reimbursements—the Advisor	890	485	(14)	(119)
Development acquisition fees—the Advisor (4)	116	—	(39)	(39)

Total	$27,117	$18,444	$(1,738)	$(3,545)

(1)	Amount payable is included in distributions payable on the condensed consolidated balance sheets contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference. As of March 31, 2016, approximately $16.4 million in distribution fees may be paid to the Dealer Manager within the next five years to the extent such fees become contractually payable.
(2)	Includes asset management fees other than asset management fees related to dispositions.
(3)	These fees were incurred in conjunction with the sell down of our ownership interest in the BTC Partnership and were netted against the gain from the sale. Amount is included in net loss on sell down of joint venture ownership interest on the condensed consolidated statements of operations contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference.
(4)	Development acquisition fees are included in the total development project costs of the respective properties and are capitalized in construction in progress, which is included in net investment in real estate properties on the condensed consolidated balance sheets contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated herein by reference.

As set forth in “The Advisor and The Advisory Agreement” section of this Prospectus, in addition to the fees we pay to the Advisor and its affiliates in connection with services they provide to us, the Advisor may, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. For the three months ended March 31, 2016 and for the year ended December 31, 2015, the BTC Partnership incurred approximately $0.4 and $2.2 million, respectively, in acquisition and asset management fees which were paid to the Advisor pursuant to the services agreement between the general partner of the BTC Partnership and the Advisor. See “The Advisor and The Advisory Agreement—Services Agreement.”

We reimburse or otherwise pay the Advisor for all of the expenses it incurs on our behalf. These expenses include the costs of all or a portion of the wages or other compensation of employees or other personnel incurred by the Advisor or its affiliates in performing certain services for us, including but not limited to the compensation payable to our principal executive officer and our principal financial officer, provided however, that we will not reimburse the Advisor if the Advisor receives a specific fee for the activities which generate such expenses.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described above if such change is approved by a majority of our board of directors, including a majority of the independent directors.

Expense Support Agreement

We entered into an Expense Support and Conditional Reimbursement Agreement, or the “Expense Support Agreement, with the Operating Partnership and the Advisor. Pursuant to the Expense Support Agreement, the Advisor has agreed to defer payment of all or a portion of the asset management fees otherwise payable to it pursuant to the Advisory Agreement if Company-defined funds from operations, or “CDFFO,” as disclosed in our quarterly and annual reports, for a particular quarter is less than the aggregate distributions that would have been declared for such quarter assuming daily distributions at a specified quarterly rate per share of common stock, which we refer to as “Baseline Distributions.” Baseline Distributions were equal to: $0.11250 per share from January 1 through June 30, 2014; $0.11875 per share from July 1 through September 30, 2014; and $0.1250 per share from October 1, 2014 through June 30, 2015. In addition, pursuant to the Expense Support Agreement that was in effect through June 30, 2015, prior to the amendment and restatement of the agreement as described below, the Advisor, in its sole discretion, could elect to fund certain expenses of ours and the Operating Partnership as expense support payments. Subject to certain conditions and limitations, the Advisor is entitled to reimbursement from us for any asset management fees that were deferred and any expense support payments that it made pursuant to the agreement that was in effect through June 30, 2015. The amounts potentially reimbursable to the Advisor will begin to expire within three years after the quarter in which such reimbursable amount originated. The amounts deferred or supported through June 30, 2015 will begin to expire in the fourth quarter of 2016 and will fully expire in the second quarter of 2018. As of December 31, 2015, the cumulative amount of expense support payments that is potentially reimbursable to the Advisor was approximately $5.4 million.

The Expense Support Agreement was amended and restated in August 2015, effective from July 1, 2015 through June 30, 2018. Pursuant to the amended and restated Expense Support Agreement, for the period from July 1, 2015 through June 30, 2018, Baseline Distributions means the aggregate cash distributions that are declared on our common stock in accordance with the quarterly distribution rate for such quarter; provided that for purposes of calculating the amount of payment by the Advisor pursuant to the Expense Support Agreement, such amount will not exceed the amount that would have been declared on shares of our common stock assuming a quarterly distribution rate of $0.13515 per share (which is the rate that our board of directors has authorized for the fourth quarter of 2015 with respect to our Class A shares). Starting with any asset management fees waived pursuant to the Expense Support Agreement on or after July 1, 2015, the Advisor will not be entitled to reimbursement from us.

In addition, beginning on July 1, 2015 and ending upon the termination or expiration of the Expense Support Agreement, if, in a given calendar quarter, our CDFFO is less than the Baseline Distributions for such quarter, and the waived asset management fee is not sufficient to satisfy the shortfall for such quarter, or a “Deficiency,” the Advisor will be required to fund certain expenses of us or the Operating Partnership in an amount equal to such Deficiency. Starting with any such payments made by the Advisor on or after July 1, 2015 to cover a Deficiency, the Advisor is not entitled to reimbursement from us. The Expense Support Agreement, as amended, will govern all waivers and payments made by the Advisor from July 1, 2015 through the second quarter of 2018. The Advisor will still be entitled to reimbursement of amounts owed to it by us prior to July 1, 2015 pursuant to the prior versions of the agreement in accordance with the terms thereof.

For the period beginning on July 1, 2015 and terminating on the earlier of the expiration or termination of the Expense Support Agreement, in no event will the aggregate of the waived asset management fees and the Deficiency support payments, when added to all amounts deferred or paid by the Advisor prior to August 14, 2015 under the prior versions of the Expense Support Agreement (approximately $5.4 million), exceed $30.0 million, or the “Maximum Amount.”

Although the Expense Support Agreement has an effective term through June 30, 2018, it may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days’ written notice to the Advisor. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Advisory Agreement, (ii) the delivery by us of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2018 will remain operative and in full force and effect through the end of such quarter.

The table below provides information regarding expense support payment obligations incurred by the Advisor:

	For the Three Months Ended March 31,
(in thousands)	2016	2015
Asset management fees	$267	$542
Other expense support	—	—

Total expense support from the Advisor (1)	$267	$542

(1)	As of March 31, 2016, approximately $0.3 million of expense support was payable to us by the Advisor.

As of March 31, 2016, the cumulative amount of expense support deferred or paid by the Advisor was approximately $7.4 million, of which approximately $5.4 million is potentially reimbursable to the Advisor.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed as a Delaware limited partnership on August 28, 2012, to own real property, debt and other investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in the Operating Partnership or in direct or indirect subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership and a limited partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. As of the date of this prospectus, the Sponsor owns 100 Special Units as a limited partner.

The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units representing our ownership interest as a limited partner of the Operating Partnership. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (ii) avoid any federal income or excise tax liability, and (iii) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flows from operating activities and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the stockholders have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing debt investments, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of our existence, including taxes, fees and assessments associated therewith;

•	All cumulative expenses relating to our public offerings and registration of securities, including, without limitation, underwriting discounts and sales commissions applicable to the offering (provided that the Advisor will be obligated to pay any of our cumulative organization and offering expenses from our public offerings, other than sales commissions, dealer manager fees and distribution fees, in excess of 2.0% of the gross proceeds from the sale of shares in our public offerings), and any costs and expenses associated with any claims made by our stockholders or any underwriters or placement agents that may be involved in the offering;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with compliance by us with applicable laws, rules and regulations promulgated by any regulatory body, including the SEC and any securities exchange; and

•	All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights of OP Units

The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our Class A common stock, cash, or a combination of both. The right of the holders of the OP Units to cause us to redeem their OP Units is not subject to any limitation applicable to the redemption of shares under our share redemption program. If we elect to redeem OP Units for shares of our Class A common stock, we will generally deliver one share of our Class A common stock for each OP Unit redeemed and such shares may, subsequently, only be redeemed for cash in accordance with the terms of our share redemption program. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program (without application of either of the Redemption Caps (as defined in “Description of Capital Stock—Share Redemption Program”)), which amount may be at a discount to the purchase price paid by the limited partner for a tenancy-in-common or similar interest. The amount paid will vary based upon the length of time that the OP Units subject to redemption have been held, as described in the table applicable to the redemption of our common stock. See “Description of Capital Stock—Share Redemption Program.” In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of OP Units (other than the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Redemption Rights of Special Units

Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid (or deemed to have been paid) in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Units) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive market rate; provided, however, that in connection with the termination or nonrenewal of the Advisory Agreement other than for “cause,” any payment upon repurchase shall be made in the form of a promissory note and not cash. In connection with the termination or nonrenewal of the Advisory Agreement other than for “cause,” such promissory note shall be payable in 12 equal quarterly installments and shall bear interest on the unpaid balance at a rate determined by our board of directors to be fair and reasonable; provided, however, that no payment will be made in any quarter in which such payments would impair our capital or jeopardize our REIT status, in which case any such payment or payments may be delayed until the next quarter in which payment would not impair our capital or jeopardize our REIT status; and provided, further, that payment of the outstanding balance on any promissory note and all interest due on such note shall be accelerated upon the occurrence of a Liquidity Event. Upon the termination of the Advisory Agreement for “cause,” the redemption value of Special Units will be $1.

Notwithstanding anything herein to the contrary, no redemption of Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon.

Transferability of Operating Partnership Interests

We may not voluntarily withdraw as the general partner of the Operating Partnership; engage in any merger, consolidation or other business combination; or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) determined with reference to the implied net value of the Operating Partnership’s assets and the amount that would be distributed to the holders of the OP Units if the Operating Partnership were to sell its assets at such time and, after satisfying its liabilities, distribute such amount to the holders of the OP Units in complete liquidation or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Sponsor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain of the Advisor’s affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel, (iii) conflicts related to our potential acquisition of assets from affiliates of the Advisor, and (iv) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, members of the Advisor’s management team, are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities, including present and future involvement with institutional real estate funds and other non-traded REITs, some of which may compete for investments with us. Present activities of affiliates of the Advisor include:

•	Acting as advisor to ILT in the acquisition, development, ownership, management and disposition of industrial real property, debt and other investments;

•	Acting as advisor to DPF in the acquisition, ownership, management and disposition of real property, debt and other investments;

•	Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico through various affiliates of the Advisor;

•	Making investments in the acquisition, ownership, development and management of other real estate assets;

•	Providing transition services, including asset management and lease management services, to Western Logistics LLC and WL II, the entity that survived the merger with IIT (excluding advisory services with respect to acquisitions); and

•	Providing asset management, development and construction, and operating oversight services to the DC Industrial Liquidating Trust, which holds the properties that were excluded from the IIT merger with and into WL II (excluding advisory services with respect to acquisitions).

The Advisor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of debt investments. None of the Sponsor affiliated entities is prohibited from raising money for, or advising, another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The managers, directors, officers and other employees of the Advisor and certain of its affiliates and related parties, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate programs and activities which are unrelated to us and may change as programs are closed or new programs are formed. As a result of these activities, the Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. For example, certain of our officers and directors (other than our independent directors) serve in the same capacities for the Advisor; and certain of these officers and their affiliates currently hold similar positions with ILT, DPF, the Exchange Facilitator, the Property Manager, other affiliated entities and related parties, and the other private programs that are presently operating. They may also engage in the future in additional projects and business activities and in new programs.

The Advisor and its employees will devote only as much of its time to our business as the Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Sponsor affiliated entities and related parties and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Sponsor affiliated entities and related parties than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Sponsor activities in which they are involved.

Competition

We may compete with other entities sponsored or advised by affiliates of the Sponsor, including, but not limited to, ILT and DPF, and with other entities that Sponsor affiliated entities and related parties may advise or own interests in, for opportunities to acquire or sell investments. As a result of this competition, certain investment opportunities may not be available to us. See “—Conflict Resolution Procedures—Allocation of Investment Opportunities Among Affiliates and Other Related Entities” below for a description of the allocation process for investment opportunities.

We and the Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other affiliated programs. The Advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied. With respect to potential conflicts of interest that may arise between or among us, ILT and/or DPF, including conflicts that may arise as a result of the investment opportunities that are suitable for each of us, ILT and/or DPF, our board of directors has delegated to the Conflicts Resolution Committee the responsibility to consider and resolve any such conflicts. See “—Conflict Resolution Procedures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Affiliates of our officers, including executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers, including executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. The Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate programs that they sponsor or have involvement with.

Certain of the Advisor’s affiliates or other related parties currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Sponsor affiliated entities or related parties are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Sponsor affiliated entity or related party were to compete for the same customers in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Sponsor affiliated entity or related party were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related parties managing real property on our behalf seek to employ developers, contractors or building managers. See “—Conflict Resolution Procedures” for information about how potential leasing opportunities will be allocated between us and ILT.

Additionally, concurrently with IIT’s merger with and into WL II pursuant to the merger transaction that closed in November 2015, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT’s former stockholders. In connection with the merger, an affiliate of IIT’s former advisor entered into a transition services agreement to provide certain accounting, asset management, lease management, risk management, treasury and other services to Western Logistics LLC and WL II on a transition basis. The transition services agreement has a term of one year, with a six-month extension option for certain lease management services. The transition services agreement contains certain confidentiality and non-solicitation provisions that are subject to a number of qualifications but may restrict the Advisor’s ability to take certain actions that could benefit the properties we may own in the future. In addition, another affiliate of IIT’s former advisor entered into a management services agreement with DC Industrial Liquidating Trust to provide asset management, development and construction, and operating oversight services for each excluded property, to assist in the sale of the excluded properties and to provide administrative services to DC Industrial Liquidating Trust and its subsidiaries. The management services agreement will continue in force throughout the duration of the existence of DC Industrial Liquidating Trust and will terminate as of the date of termination of DC Industrial Liquidating Trust. The affiliates of IIT’s former advisor will not provide advisory services with respect to acquisitions under either of the transition services agreement or the management services agreement, but because lease management services will be provided under the transition services agreement and the management services agreement, the Advisor may face a conflict of interest when evaluating customer leasing opportunities for our properties and properties owned by WL II or DC Industrial Liquidating Trust, which could negatively impact our ability to attract and retain customers.

Dealer Manager

The Dealer Manager, the Sponsor and the Advisor are related parties and these relationships may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager and the Advisor are related parties and the Dealer Manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. The Dealer Manager may be involved in offerings for other Sponsor affiliated entities or related parties.

Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Sponsor affiliated entities or related parties that may have some or all investment objectives similar to ours.

Affiliated Property Manager

We anticipate that the Property Manager or its affiliates may perform certain property management services for us and the Operating Partnership. The Property Manager may be affiliated with the Advisor, and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. Alternatively, we are permitted to hire third parties to manage one or more of our properties. Given that we are expected to employ an affiliated Property Manager with respect to many of our properties, any agreements with such Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our agreement with the Property Manager has an initial term of one year from the date of the agreement. Thereafter, the term of the agreement will continue from year to year unless written notice of termination is given at least 60 days prior to any anniversary of the commencement of the term of the agreement. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days’ written notice without cause or penalty.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Dealer Manager, and the Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also serves and may in the future serve, as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Dealer Manager, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and/or manage real property, debt and other investments. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner, in managing the joint venture and in resolving any conflicts or exercising any rights in connection with the joint venture arrangements. Since the Advisor will make various decisions on our behalf, agreements and transactions between the Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor for the acquisition of investments, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

Acquisition of Assets from Affiliates of the Advisor and Other Related Entities

We may acquire assets from affiliates of the Advisor or other related entities. It is important to note that under no circumstance will we acquire any asset from the Advisor, its affiliates or other related entities unless the contracts governing such acquisition include provisions to avoid the duplication of fees payable by us and such acquisition meets all of the criteria outlined under “Conflicts of Interest—Conflict Resolution Procedures—Acquisitions Involving Affiliates and Other Related Entities.”

Fees and Other Compensation to the Advisor and its Affiliates

A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, asset management fees, property management and leasing fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us in relation to the services to be performed. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative non-compounded annual returns on such capital. The Advisor may also receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests.

Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties or debt investments acquired or the services provided to us. The Dealer Manager will be paid an annual distribution fee with respect to Class T shares until the earliest to occur of several events, including (i) a listing of shares of our common stock on a national securities exchange, and (ii) such Class T shares no longer being outstanding, which may incentivize the Advisor not to recommend a sale, merger or other liquidity event until the Dealer Manager has been paid all distribution fees, because the completion of such transactions would cause the Dealer Manager to no longer be paid such fees.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. Except as otherwise provided in our charter, a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us in relation to the services being performed. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

We do not currently expect to make debt investments in any other REIT or company which may be affiliated with us. However, if any such investments are made, we, and/or the affiliated REIT or company would waive those fees which are necessary to avoid any duplication of the acquisition fees and asset management fees payable by us.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, our anticipated acquisition of assets from affiliates of the Advisor, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Board of Directors

In order to reduce or eliminate certain potential conflicts of interest, our board of directors will review and approve all matters it believes may involve a conflict of interest, with the exception of matters for which it has delegated such authority to a committee, as is the case with the Conflicts Resolution Committee. These matters must be approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction. Among the matters the board will review and act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	Transactions with our directors, officers and affiliates;

•	Awards under the equity incentive plan; and

•	Pursuit of a potential Liquidity Event.

The independent directors may request that independent legal counsel be provided for them on any matter in which they deem such legal counsel is appropriate or necessary. The cost of such independent legal counsel shall be paid by us.

Compensation Involving the Advisor. Our board of directors, including the independent directors, will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our board of directors, including the independent directors, will supervise the performance of the Advisor and monitor the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our board of directors, including the independent directors:

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The quality and extent of the services and advice furnished by the Advisor;

•	The performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of the assets relative to the investments generated by the Advisor for its own account, if any.

Acquisitions Involving Affiliates and Other Related Entities. Our board of directors has determined that we will not purchase or lease real properties in which the Advisor, its affiliates or any of our directors has an interest (or from any entity advised by an affiliate of the Sponsor) without a determination by all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or such director, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value, as determined by a reasonably current appraisal produced by an independent appraiser approved by our independent directors. We will not sell or lease real properties to the Advisor or its affiliates or to our directors without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans if the transaction is with the Advisor or our directors or any of their affiliates (except the Operating Partnership or a wholly-owned subsidiary of our Company or of the Operating Partnership) unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors or any of their affiliates. In addition, our board of directors has determined that we will not make a mortgage loan to (or accept a mortgage loan from) any entity advised by an affiliate of the Sponsor unless all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or any of their affiliates (i) on terms, if any, more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock. Our charter prohibits us from paying a fee to the Advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans and Expense Reimbursements Involving Affiliates. We will not make any loans to the Advisor, our directors or any of their affiliates, except as set forth in this paragraph and in “Conflict Resolution Procedures—Mortgage Loans Involving Affiliates.” In addition, we will not borrow from the Advisor, our directors or any of their affiliates unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that may be viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates. In addition, our board of directors intends to adopt a policy that, if otherwise permitted by our charter, we will not make any loan to (or accept a loan from) any entity advised by an affiliate of the Sponsor unless all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of our operating expenses and our share of operating expenses of any joint venture to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by the Advisor, its Affiliate or Our Directors. The Advisor or a director or any of their affiliates may not vote their shares of common stock regarding (i) their removal or (ii) any transaction between them and us. In addition, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Allocation of Leasing Opportunities Among Us and ILT. We and ILT have implemented lease allocation guidelines to assist with the process of the allocation of leases when we, ILT, the BTC Partnership and certain other entities to which affiliates of the Advisor are providing certain advisory services have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and ILT’s management committee.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities. Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, affiliated with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. The Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another program affiliated with us, the Advisor or its affiliates. In determining whether or not an investment opportunity is suitable for us or another affiliated program, the Advisor shall examine, among others, the following factors as they relate to us and each other program, which we refer to as the “Allocation Factors”:

•	Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and opportunistic);

•	The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•	The cash requirements of each program;

•	The strategic proximity of the investment opportunity to other assets;

•	The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

•	The policy of each program relating to leverage of investments;

•	The effect of the acquisition on loan maturity profile;

•	The effect on lease expiration profile;

•	Customer concentration;

•	The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

•	The effect of the acquisition on the applicable entity’s intention not to be subject to regulation under the Investment Company Act;

•	Legal considerations, such as ERISA and FIRPTA, that may be applicable to specific investment platforms;

•	The financial attributes of the investment;

•	Availability of financing;

•	Cost of capital;

•	Ability to service any debt associated with the investment;

•	Risk return profiles;

•	Targeted distribution rates;

•	Anticipated future pipeline of suitable investments;

•	Expected holding period of the investment and the applicable entity’s remaining term;

•	Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

•	Whether the applicable entity was formed for the purpose of making a particular type of investment;

•	Affiliate and/or related party considerations;

•	The anticipated cash flow of the applicable entity and the asset;

•	Tax effects of the acquisition, including on REIT or partnership qualifications;

•	The size of the investment; and

•	The amount of funds available to each program and the length of time such funds have been available for investment.

Except with respect to certain circumstances set forth below, in the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable. This responsibility has been delegated to the Conflicts Resolution Committee. The Advisor is required to obtain and provide to our board of directors or the Conflicts Resolution Committee the necessary information to make this determination.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment.

Notwithstanding the foregoing, the Sponsor and the Advisor have agreed, subject to any future changes approved by the Conflicts Resolution Committee, that if an investment is equally suitable for ILT and us: (i) until such time as all of the proceeds from our public offerings have been fully invested, or the “Core Trigger,” and except as noted below, we will have priority over ILT with respect to (A) industrial properties (including all new stabilized, value add, and forward commitment opportunities, collectively “Core Industrial Investment Opportunities”) located in the U.S. or Mexico; and (B) debt investments related to industrial properties located in the U.S. or Mexico; and (ii) until the later of the Core Trigger or the expiration of the investment period of ours build-to-core fund (the later of the foregoing, the “Development Trigger”), and other than development or re-development opportunities associated with ILT’s existing investments (e.g., development on excess land or expansion of an existing facility) which opportunities shall remain with ILT, we will have priority over ILT with respect to development of industrial properties (including all new speculative and build-to-suit opportunities, collectively, “Industrial Development Opportunities”) located in the U.S. or Mexico. Subject in both cases to the exceptions noted below, after the Core Trigger ILT will have priority over us with respect to Core Industrial Investment Opportunities, and after the Development Trigger ILT will have priority over us with respect to Industrial Development Opportunities. Notwithstanding the foregoing to the contrary: (I) if we have additional capital to deploy from our public offerings, but we determine that, for portfolio balance purposes, we do not for any period of time desire to invest further in certain markets either for certain industrial product classes or all industrial product classes, then ILT shall be permitted to invest in such markets and such product classes without us having priority in such markets and product classes for such time periods; and (II) when, from time to time, (x) after the Core Trigger, we have additional capital to deploy (either through the sale of assets or otherwise) into Core Industrial Investment Opportunities, (y) after the expiration of the Development Trigger, we have additional capital to deploy (either through the sale of assets or otherwise) into Industrial Development Opportunities, or (z) ILT has capital to deploy into Core Industrial Investment

Opportunities or Industrial Development Opportunities, our Chief Executive Officer and regional Managing Directors (who currently serve in similar positions at ILT) will determine in their sole discretion for which program the investment is most suitable by utilizing the Allocation Factors listed above. Any such determinations above will be reported, at least quarterly, to our Conflicts Resolution Committee in order to evaluate whether we are receiving our fair share of opportunities.

In addition, DPF may seek to acquire industrial properties and industrial debt investments. Because DPF currently has a separate day-to-day asset acquisitions team, the Sponsor and the Advisor have agreed, subject to any future changes approved or required by our Conflicts Resolution Committee, that: (i) if an industrial property or industrial debt opportunity is a widely-marketed, brokered transaction, DPF, on the one hand, and us and ILT (collectively, “IPT/ILT”), on the other hand, may simultaneously and independently pursue such transaction; and (ii) if an industrial property or industrial debt opportunity is not a widely-marketed, brokered transaction, then, as between DPF, on the one hand, and IPT/ILT, on the other hand, the management team and employees of each company generally are free to pursue any such industrial property or industrial debt opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors.

While this is the current allocation process for allocating the Sponsor’s investment opportunities as between us, ILT and DPF, the Sponsor may at any time or from time to time revise this allocation procedure, subject to the confirmation by our Conflicts Resolution Committee that the proposed method for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments is reasonable. These allocation procedures may result in investment opportunities that are attractive to us being directed to ILT, DPF or another entity sponsored or advised by affiliates of the Sponsor. In addition, the Sponsor (or its affiliates) may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by the Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets. For example, if the Sponsor sponsors an additional real estate fund that is exclusively or primarily focused on the acquisition of a particular asset class, we may agree, with the approval of a majority of our board of directors, including a majority of the independent directors, that such fund will have priority with respect to the acquisition of such asset class.

To the extent that an affiliate, the Advisor or another related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of our board of directors, including a majority of the independent directors.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK AND OP UNITS OF THE

OPERATING PARTNERSHIP

The Advisor initially purchased 20,000 shares of our common stock in connection with our formation. The Sponsor contributed $1,000 to the Operating Partnership in exchange for 100 Special Units and is currently a limited partner of the Operating Partnership. For so long as the Advisor serves as our advisor, the Advisor may not sell its initial investment in 20,000 shares of our common stock and the Sponsor may not sell its Special Units.

The following table shows, as of July 6, 2016, the amount of our common stock beneficially owned (unless otherwise indicated) by any person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock; our directors; our executive officers; and all of our directors and executive officers as a group. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, Suite 1700, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name of Beneficial Owner (1)	Title	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock
Industrial Property Advisors Group LLC (Sponsor) (2)	—	100 Special Units	(4)	N/A
Industrial Property Advisors LLC (Advisor) (2)	—	23,828 shares		*
Evan H. Zucker (2)	Chairman, Director	52,430 shares	(5)	*
Dwight L. Merriman III (3)	CEO and Director	23,509 shares		*
Marshall M. Burton	Director	15,261 shares		*
Charles B. Duke	Director	15,261 shares		*
Stanley A. Moore	Director	15,261 shares		*
John S. Hagestad	Director	13,042 shares		*
Thomas G. McGonagle (3)	CFO	8,396 shares		*
Joshua J. Widoff (3)	EVP, General Counsel and Secretary	2,239 shares		*
Beneficial ownership of common stock by all directors and executive officers as a group		169,227 shares		*

*	Less than one percent.
(1)	All shares currently owned by our directors and executive officers are Class A shares of common stock. Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Advisor and the Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg, James R. Mulvihill and Mr. Zucker and/or their affiliates. The amount of shares indicated in the table as being owned by Mr. Zucker does not include the shares owned by the Advisor.
(3)	Includes shares held by accounts for the benefit of the respective officer’s children and shares held by the spouse of each of the respective officers. Each of the respective officers disclaims beneficial ownership of the shares held by his respective spouse and children.
(4)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.
(5)	The shares indicated in the table as being owned by Mr. Zucker are owned indirectly through a limited liability company.

SELECTED FINANCIAL DATA

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are incorporated herein by reference.

(in thousands, except per share data, building count and number of customers)	For the Three Months Ended March 31, 2016 (1)	For the Year Ended December 31,			For the Period from Inception (August 28, 2012) to December 31, 2012 (1)
		2015 (1)	2014 (1)	2013 (1)
Operating data:
Total revenues	$33,252	$51,134	$6,645	$—	$—
Total operating expenses	$(42,914)	$(83,006)	$(20,838)	$(530)	$—
Total other expenses	$(4,611)	$(9,048)	$(1,001)	$(3)	$—
Total expenses before expense support from Advisor	$(47,525)	$(92,054)	$(21,839)	$(533)	$—
Expense support from Advisor	$267	$3,370	$3,496	$306	$—
Net expenses after expense support from Advisor	$(47,258)	$(88,684)	$(18,343)	$(227)	$—
Net loss	$(14,006)	$(37,550)	$(11,698)	$(227)	$—
Net loss attributable to common stockholders	$(14,006)	$(37,550)	$(11,698)	$(227)	$—
Net loss per common share—basic and diluted	$(0.12)	$(0.72)	$(1.27)	$(2.49)	$—
Weighted-average shares outstanding	$114,323	$51,801	$9,229	$91	$20

Distributions:
Gross cash distributions declared (2)	$15,450	$26,621	$4,422	$39	$—
Cash distributions declared per common share	$0.135	$0.510	$0.469	$0.225	$—
Distribution fees (3)	$622	$148	$—	$—	$—
Total stock dividends declared	$—	$—	$772	$—	$—
Stock dividends declared per common share	$—	$—	$0.131	$—	$—

Company-defined FFO (4):
Reconciliation of net loss to Company-defined FFO:
Net loss	$(14,006)	$(37,550)	$(11,698)	$(227)	$—
Total NAREIT-defined adjustments (5)	$19,063	$30,864	$4,020	$—	$—
Total Company-defined adjustments (6)	$10,393	$33,307	$12,100	$139	$—

Company-defined FFO	$15,450	$26,621	$4,422	$(88)	$—

Cash flow data:
Net cash used in operating activities	$(785)	$(7,132)	$(6,464)	$(338)	$—
Net cash used in investing activities	$(291,437)	$(1,076,656)	$(417,519)	$(197)	$—
Net cash provided by financing activities	$293,589	$1,083,098	$429,231	$3,205	$201

	As of March 31, 2016 (1)	As of December 31,
		2015 (1)	2014 (1)	2013 (1)	2012 (1)
Balance sheet data:
Net investment in real estate properties	$1,720,760	$1,374,195	$412,769	$—	$—
Cash and cash equivalents	$8,796	$7,429	$8,119	$2,871	$201
Total assets	$1,790,597	$1,509,222	$433,955	$4,052	$201
Debt, net	$730,269	$615,000	$235,000	$—	$—
Total liabilities	$790,040	$661,816	$247,076	$498	$—
Total stockholders’ equity	$1,000,556	$847,405	$186,878	$3,553	$200
Total gross equity raised (during the period)	$198,339	$806,170	$224,938	$3,787	$200
Shares outstanding	122,898	102,985	23,030	420	20

Portfolio data (7):
Total buildings	188	152	41	—	—
Total rentable square feet	26,289	20,558	5,755	—	—
Total number of customers	377	310	93	—	—

(1)	The SEC declared our registration statement for the Initial Offering effective in July 2013. We broke escrow in September 2013 and commenced real estate operations in January 2014 in connection with the acquisition of our first property. We are in the acquisition phase of our life cycle, and the results of our operations are primarily impacted by the timing of our acquisitions and the equity raised through this offering. Accordingly, our year-over-year financial data is not directly comparable.
(2)	Gross distributions are total distributions before the deduction of distribution fees.
(3)	Distribution fees are paid monthly to the Dealer Manager with respect to Class T shares only. See the “Management Compensation” section of this Prospectus.
(4)	See “How We Measure Our Performance” for the definition of Company-defined FFO, as well as a detailed reconciliation of our net loss to Company-defined FFO.

(5)	Included in our NAREIT-defined adjustments are real estate-related depreciation and amortization.
(6)	Included in our Company-defined adjustments are acquisition and organization costs.
(7)	Represents our total portfolio, which includes our consolidated and unconsolidated properties. Assumes 100% ownership of our unconsolidated properties.

How We Measure Our Performance

We believe that FFO, Company-defined FFO, and MFFO, in addition to net loss and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. Fees deferred or waived by the Advisor and payments received from the Advisor pursuant to the Expense Support Agreement are included in determining our net loss, which is used to determine FFO, Company-defined FFO, and MFFO. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts, or “NAREIT,” FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization, and also excludes acquisition-related costs (including acquisition fees paid to the Advisor) and organization costs, each of which are characterized as expenses in determining net loss under GAAP. Organization costs are excluded as they are paid in cash and relate to one-time costs paid in conjunction with the organization of the Company. The purchase of operating properties is a key strategic objective of our business plan focused on generating growth in operating income and cash flow in order to make distributions to investors. However, the corresponding acquisition-related costs are driven by transactional activity rather than factors specific to the on-going operating performance of our properties or investments. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

MFFO. As defined by the Investment Program Association, or “IPA,” MFFO is a non-GAAP supplemental financial performance measure used to evaluate our operating performance. Similar to FFO, MFFO excludes items such as real estate-related depreciation and amortization, but includes organization costs. Similar to Company-defined FFO, MFFO excludes acquisition-related costs. MFFO also excludes straight-line rent and amortization of above- and below-market leases. In addition, there are certain other MFFO adjustments as defined by the IPA that are not applicable to us and are not included in our presentation of MFFO.

We are currently in the acquisition phase of our life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once our acquisition phase is complete. In addition, management does not include one-time organization costs as those costs are also not expected to be incurred now that we have commenced operations. We use Company-defined FFO and MFFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO and MFFO facilitate a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO and MFFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO and MFFO.

The following unaudited table presents a reconciliation of net loss to FFO, Company-defined FFO and MFFO:

	For the Three Months Ended March 31, 2016	For the Year Ended December 31,			For the Period From Inception (August 28, 2012) to March 31, 2016
(in thousands, except per share data)		2015	2014	2013
GAAP net loss applicable to common stockholders	$(14,006)	$(37,550)	$(11,698)	$(227)	$(63,481)

GAAP net loss per common share	$(0.12)	$(0.72)	$(1.27)	$(2.49)	$(2.48)

Reconciliation of GAAP net loss to NAREIT FFO:
GAAP net loss applicable to common stockholders	$(14,006)	$(37,550)	$(11,698)	$(227)	$(63,481)
Add NAREIT-defined adjustments:
Real estate-related depreciation and amortization	18,299	28,225	4,020	—	50,544
Our share of real estate-related depreciation and amortization of unconsolidated joint venture	700	2,639	—	—	3,339
Net loss on sell down of joint venture ownership interests	64	—	—	—	64

NAREIT FFO applicable to common stockholders	$5,057	$(6,686)	$(7,678)	$(227)	$(9,534)

NAREIT FFO per common share	$0.04	$(0.13)	$(0.83)	$(2.49)	$(0.37)

Reconciliation of NAREIT FFO to Company-defined FFO:
NAREIT FFO applicable to common stockholders	$5,057	$(6,686)	$(7,678)	$(227)	$(9,534)
Add Company-defined adjustments:
Acquisition costs	10,281	31,822	12,083	63	54,249
Our share of acquisition costs of unconsolidated joint venture	112	1,485	—	—	1,597
Organization costs	—	—	17	76	93

Company-defined FFO applicable to common stockholders	$15,450	$26,621	$4,422	$(88)	$46,405

Company-defined FFO per common share	$0.14	$0.51	$0.47	$(0.97)	$1.81

Reconciliation of Company-defined FFO to MFFO:
Company-defined FFO applicable to common stockholders	$15,450	$26,621	$4,422	$(88)	$46,405
Deduct MFFO adjustments:
Straight-line rent and amortization of above/below market leases	(2,335)	(5,266)	(719)	—	(8,320)
Our share of straight-line rent and amortization of above/below market leases of unconsolidated joint venture	(129)	(503)	—	—	(632)
Organization costs	—	—	(17)	(76)	(93)

MFFO applicable to common stockholders	$12,986	$20,852	$3,686	$(164)	$37,360

MFFO per common share	$0.11	$0.40	$0.40	$(1.80)	$1.46

Weighted-average shares outstanding	114,323	51,801	9,229	91	25,568

See “Description of Capital Stock—Distributions” for details regarding our aggregated FFO loss since inception as compared to aggregate total distributions declared since inception.

Net Tangible Book Value of Our Shares of Common Stock

In connection with this offering, we are providing information about our net tangible book value per share, which is calculated as total book value of assets (excluding deferred acquisition deposits and deferred financing costs, net) minus total liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time as reflected in the annual depreciation and amortization expenses of real estate investments. Real estate values have historically risen or fallen with market conditions and net tangible book value is used generally as a conservative measure of net worth, but it is a measure that we do not believe reflects market value per share. It is not intended to reflect the market value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. However, net tangible book value calculated as of December 31, 2015 does reflect certain dilution in the book value of our common stock from the offering price as a result of: (i) the fees paid in connection with this offering, including selling commissions (all or a portion of which may be reallowed to participating broker dealers); (ii) the acquisition costs incurred, most of which are paid to the Advisor and its affiliates; and (iii) distributions. As of December 31, 2015, our calculation of net tangible book value per share was $8.02.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of real estate-related investment programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

Messrs. Blumberg, Mulvihill and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, seven programs with investment objectives similar to ours. These seven programs are: (i) ILT; (ii) IIT; (iii) DPF; (iv) DCT; (v) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as “DCX-TIC I;” (vi) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as “DCX-TIC II;” and (vii) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as “DCX-DST.”

ILT is a real estate investment trust that was organized to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. On February 18, 2016, ILT’s initial public offering for up to $2.0 billion in shares of common stock went effective with the SEC. ILT’s initial public offering includes $1.5 billion in shares of common stock offered at a price of $10.00 per Class A share and $9.4149 per Class T share and $500.0 million in shares offered under ILT’s distribution reinvestment plan at a price of $9.50 per Class A share and $9.4149 per Class T share. ILT filed a post-effective amendment to its registration statement on July 1, 2016 in order to offer Class A shares, Class T shares and Class W shares of its common stock. Until the post-effective amendment to ILT’s registration statement is declared effective, ILT will not be offering Class W shares of its common stock.

IIT was a real estate investment trust that was organized to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that were leased to creditworthy corporate customers. On December 18, 2009, IIT commenced its initial public offering of up to $2.0 billion in shares of common stock, including $1.5 billion in shares of common stock offered at a price of $10.00 per share and $500.0 million in shares offered under IIT’s distribution reinvestment plan at a price of $9.50 per share. This initial public offering closed on April 16, 2012. On April 17, 2012, IIT commenced its second public offering of up to $2.4 billion in shares of common stock, including $1.8 billion in shares of common stock offered at a price of $10.40 per share and $600.0 million in shares offered under IIT’s distribution reinvestment plan at a price of $9.88 per share. On July 18, 2013, IIT closed the offering of primary shares pursuant to its follow-on offering. From inception through November 4, 2015, IIT had raised gross proceeds of $2.2 billion from the sale of 219.9 million shares of its common stock, including $193.2 million from the sale of 19.4 million shares of its common stock through its distribution reinvestment plan, from approximately 53,568 investors. IIT announced an estimated NAV per share of its common stock of $11.04 as of December 31, 2014.

As of June 30, 2015, which is the last quarter for which IIT filed a periodic report prior to the closing of its merger described below, IIT had directly acquired properties consisting of 305 industrial buildings totaling approximately 61.2 million square feet in 20 markets throughout the U.S. for an aggregate total purchase price of approximately $3.9 billion, exclusive of transfer taxes, due diligence expenses, and other closing costs. Of these buildings, 297 (or approximately 97%) were “used” buildings, meaning they were not under construction or development when acquired and were previously owned by another entity or individual, while the remaining eight buildings (or approximately 3%) were newly-developed buildings. Of these 305 industrial buildings, 72 buildings are located in the Northeastern U.S.; 54 buildings are located in the Southeastern U.S.; 92 buildings are located in the Midwestern U.S.; and 87 buildings are located in the Western U.S. As of June 30, 2015, 20 of these buildings had been sold.

On November 4, 2015, IIT completed its merger with and into WL II in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT’s former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per DC Industrial Liquidating Trust unit would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT’s management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust currently anticipates completing its liquidation within the 12 to 24 months following November 4, 2015. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT’s former stockholders in connection with DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust.

DPF is a real estate investment trust that acquires, owns and manages a diversified portfolio of real property assets and other real estate-related investments. As of December 31, 2015, DPF had raised approximately $2.3 billion in equity capital from approximately 36,000 investors in conjunction with four public offerings, and had acquired, directly and in some cases in joint ventures with third parties, a total of 127 real properties that had an aggregate purchase price of approximately $3.7 billion. These properties (all of which were used and none of which were development projects) consisted of industrial properties (comprising approximately 20% of DPF’s total properties), retail properties (comprising approximately 25% of DPF’s total properties), and office properties (comprising approximately 55% of DPF’s total properties). Of these 127 real properties, 48 were located in the Northeastern U.S.; 15 were located in the Southeastern U.S.; 25 were located in the Midwestern U.S.; 19 were located in the Southwestern U.S.; and 20 were located in the Western U.S. As of December 31, 2015, 67 of these properties had been sold. DPF had aggregate gross real estate assets of $2.4 billion as of December 31, 2015. Additionally, DPF had acquired approximately $685.7 million of real estate-related debt and securities investments, of which approximately $669.8 million had been repaid, disposed of or impaired as of December 31, 2015.

Unfavorable economic conditions during the 2008-09 financial crisis adversely affected the market values of certain of DPF’s investments and DPF has disclosed significant other-than-temporary impairment charges for certain assets in its financial statements. Specifically, DPF recorded approximately $3.4 million, $5.4 million and $13.1 million, respectively, for the years ended December 31, 2011, 2010 and 2009, in other-than-temporary impairment charges for real estate-related securities. For the years ended December 31, 2012 through 2015, DPF recorded no other-than-temporary impairment charges for real estate-related securities.

In December 2015, DPF adopted a Class E share redemption program, or the “Class E SRP,” whereby redemptions are only available with respect to Class E shares of common stock in the event of the death or disability of a stockholder, subject to certain limitations. Prior to this time, redemptions were not limited to requests made in the event of the death or disability of a stockholder, but were limited in the number of shares to be redeemed during any calendar quarter, which we refer to herein as the “DPF Redemption Caps.” For each year since 2009, DPF received redemption requests that exceeded its corresponding DPF Redemption Caps with respect to Class E shares of common stock. Based on the application of such DPF Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter (exclusive of requests made in connection with the death or disability of a stockholder) which ranged from approximately 1.0% to 26.1%.

With respect to Class E stockholders desiring liquidity other than in the event of death or disability, DPF evaluates each quarter whether to make liquidity available through the Class E SRP or through a tender offer process. Although there can be no assurance, DPF currently intends to make liquidity available to Class E stockholders each quarter (other than liquidity made available in the event of the death or disability of a stockholder through the Class E SRP) in an amount that would result in repurchases or redemptions, during any consecutive twelve month period, of at least five percent of the number of Class E shares outstanding at the beginning of such twelve-month period. DPF may at any time decide to reduce or cease making Class E liquidity available through self-tender offers. During the year ended December 31, 2015, DPF completed two self-tender offers, including (i) a modified “Dutch Auction” tender offer, pursuant to which DPF accepted for purchase approximately 17.2 million Class E shares of common stock for an aggregate cost of approximately $124.4 million, and (ii) a self-tender offer, pursuant to which DPF accepted for purchase approximately 2.7 million Class E shares of common stock for an aggregate cost of approximately $20.1 million. In addition, in February 2016, DPF completed a self-tender offer pursuant to which DPF accepted for purchase approximately 4.1 million Class E shares of common stock for an aggregate cost of approximately $30.0 million.

DPF also has a separate Class A, W and I share redemption program, or the “Class AWI SRP,” for holders of DPF’s Class A, Class W or Class I shares, that limits redemptions of such shares to a quarterly cap on the aggregate “net redemptions” of DPF’s Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. As of December 31, 2015, DPF has redeemed all redemption requests made under the Class AWI SRP.

DPF sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in two fixed-priced primary public offerings and from January 2006 through February 2011 at a share price of $9.50 per share pursuant to its distribution reinvestment plan. On March 11, 2011, DPF announced an estimated value per share of $8.45 and began to sell shares of common stock pursuant to its ongoing distribution reinvestment plan at that price. On July 12, 2012, DPF commenced a third public offering of primary shares and distribution reinvestment plan shares, consisting of three new classes of common stock with daily NAV based pricing. In addition, it amended its distribution reinvestment plan for its existing stockholders such that shares are now sold at the applicable daily NAV per share. DPF’s third public offering closed in September 2015 and DPF commenced a fourth public offering of primary shares and distribution reinvestment plan shares immediately thereafter. DPF announced an NAV per share of $7.36 as of March 31, 2016. DPF lowered its quarterly distribution rate from $0.15 per share to $0.125 per share for the first three quarters of 2012, and further lowered its quarterly distribution rate to $0.0875 per share for the fourth quarter of 2012 through the fourth quarter of 2014. In the first quarter of 2015, DPF raised its quarterly distribution rate to $0.09 per share and has since continued to pay quarterly distributions at that rate.

DCT is a real estate investment trust that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external advisor to DCT, were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of the Sponsor.

DCT, through four continuous public offerings, had sold approximately 153 million shares of common stock for gross proceeds of at least $1.5 billion, which consisted of approximately 25 million shares of common stock for gross proceeds of approximately $254 million related to DCT’s first offering, approximately 30 million shares of common stock for gross proceeds of approximately $303 million related to DCT’s second public offering; approximately 41 million shares of common stock for gross proceeds of approximately $425 million related to DCT’s third public offering; and 38 million shares for gross proceeds of approximately $393 million in connection with DCT’s fourth public offering as of December 31, 2005. In addition during 2006, DCT raised additional net proceeds of $137 million in connection with its fourth public offering. Although the primary offering component of the fourth continuous public offering was closed on January 23, 2006, DCT continued to offer shares through its dividend reinvestment plan through the third quarter 2006 distribution.

As of December 31, 2006, DCT had acquired a total of 377 used industrial buildings (approximately 99% of DCT’s total properties) and various industrial land and development projects (approximately 1% of DCT’s total properties) that had an aggregate gross book value of approximately $2.8 billion. Of these 377 operating projects, 28 were located in the Northeastern U.S., 89 were located in the Southeastern U.S., 93 were located in the Midwestern U.S., 117 were located in the Southwestern U.S., and 50 were located in the Western U.S. As of December 31, 2006, DCT disposed of a total of 21 operating properties comprising approximately 5 million rentable square feet in eleven markets.

DCX-TIC I and DCX-TIC II represent a series of investments through which tenancy-in-common interests in real properties were purchased primarily by accredited investors in private placements. DCX-TIC I’s offerings, which concluded on September 28, 2006, raised a total of approximately $304 million of equity capital from approximately 350 investors through the sale of tenancy-in-common interests in a total of 27 real properties with a total cost of approximately $304 million. These properties (all of which were used and none of which were development projects) consisted entirely of industrial buildings. Of these 27 properties, nine were located in the Southeastern U.S., five were located in the Midwestern U.S., 11 were located in the Southwestern U.S., and two were located in the Western U.S. As of January 31, 2008, tenancy-in-common interests in all 27 real properties had been sold and exchanged for DCT operating partnership units through DCX-TIC I.

DCX-TIC II’s offerings, which concluded on October 31, 2008, raised a total of approximately $188 million of equity capital from approximately 250 investors through the sale of tenancy-in-common interests in a total of 12 real properties with a total cost of approximately $188 million. These properties (all of which were used and none of which were development projects) consisted of industrial properties (comprising approximately 36% of DCX-TIC II’s total properties), retail properties (comprising approximately 46% of DCX-TIC II’s total properties), and office properties (comprising approximately 18% of DCX-TIC II’s total properties). Of these 12 properties, three were located in the Northeastern U.S., three were located in the Southeastern U.S., and six were located in the Midwestern U.S. As of March 4, 2015, tenancy-in-common interests in all twelve real properties had been sold and exchanged for DPF operating partnership units through DCX-TIC II.

DCX-DST was an investment program through which Delaware statutory trust interests in trusts that owned a real property were purchased primarily by accredited investors in private placements. DCX-DST’s offering, which concluded on September 4, 2009, raised a total of approximately $22 million of equity capital from 44 investors through the sale of Delaware statutory trust interests with a total cost of approximately $22 million. The Delaware statutory trust owns one used industrial property located in the Southeastern U.S., and does not own any development projects. In December 2011, all of the Delaware statutory trust interests had been sold and exchanged for DPF operating partnership units through DCX-DST.

In addition to their participation in the sponsorship of the above programs, Messrs. Blumberg, Mulvihill and/or Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in 61 private real estate programs.

As of December 31, 2015, the 61 private real estate programs described above had raised approximately $2.7 billion of equity capital and equity capital commitments from approximately 760 investors, and had acquired or developed 196 real estate projects that had an aggregate total cost of approximately $2.6 billion. These projects consisted of industrial properties (comprising 22% of the private programs’ total properties), multifamily properties (comprising 9% of the private programs’ total properties), land assets (comprising 11% of the private programs’ total properties), golf course and residential properties (comprising 9% of the private programs’ total properties), infrastructure assets (comprising 5% of the private programs’ total properties), and retail properties (comprising 45% of the private programs’ total properties). Of these 196 projects, 29% were acquisitions of used properties and 71% were new developments. Additionally, of these 196 projects, five were located in the Northeastern U.S., 28 were located in the Midwestern U.S., and 163 were located in Mexico.

Two private programs affiliated with the Sponsor together raised in aggregate less than $29 million in gross proceeds, one program for an investment in a golf course and the other program for an investment in a resort development project in Mexico. Each program owned its respective investment through a separate joint venture in which the affiliated program had a non-controlling interest. The joint venture that owned the golf course received a notice of default from its lender and the property was transferred to the lender. The other joint venture received a notice of default from its lender and subsequently was restructured such that the affiliated program is no longer part of the joint venture that owns the project.

Collectively, as of December 31, 2015, the public and private real estate programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including Messrs. Blumberg, Mulvihill and Zucker, had purchased interests in real estate projects and loans secured by real estate having combined acquisition and development costs of approximately $15.4 billion.

For more information regarding certain of the programs described above, see “Appendix A: Prior Performance Tables.” Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with public programs sponsored by affiliates of the Sponsor, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Certain of the public offering materials and reports prepared in connection with these public programs are also available at www.industrialpropertytrust.com. Neither the contents of that website nor any of the materials or reports related to other public programs sponsored by affiliates of the Sponsor are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

DESCRIPTION OF CAPITAL STOCK

Throughout this prospectus, references to our “charter” refer to our amended and restated charter as amended and supplemented from time to time. The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1.7 billion shares of capital stock. Of the total number of shares of capital stock authorized, 1.5 billion shares are classified as common stock with a par value of $0.01 per share, including 1.2 billion shares classified as Class A shares and 300.0 million shares classified as Class T shares, and 200.0 million shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
Dividend Capital	Dividend Capital
P.O. Box 219079	c/o DST Systems, Inc.
Kansas City, MO 64121-9079	430 W. 7th Street, Suite 219079
Kansas City, MO 64121-9079

Class A Shares

With respect to each Class A share issued in the primary offering, we will pay a sales commission of up to 7.0% per share and a dealer manager fee of up to 2.5% per share. We will not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan.

Class T Shares

With respect to each Class T share, we will pay a sales commission of up to 2.0% per share and a dealer manager fee of up to 2.0% per share. In addition, we will pay the Dealer Manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. If we report an estimated per share value prior to the termination of the offering, the distribution fee will continue to be calculated as a percentage of the current gross offering price per Class T share until we report an estimated per share value following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated per share value. In the event the current gross offering price changes during the offering or an estimated per share value reported after termination of the offering changes, the distribution fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new gross offering price or the new estimated per share value, without regard to the actual price at which a particular Class T share was issued. The ongoing distribution fees with respect to Class T shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any sales commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The distributions paid with respect to all outstanding Class T shares will be reduced by the distribution fees calculated with respect to Class T shares issued in the primary offering.

We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account was reached. Stockholders will receive a transaction confirmation from the transfer agent, on our behalf, that their Class T shares have been converted into Class A shares. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. See “Description of Capital Stock—Distributions.” Assuming a constant gross offering price or estimated per share value of $9.83 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the 10% limit being reached, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $550 in distribution fees will be paid to the Dealer Manager over approximately 5.5 years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.83, an investor would pay approximately $0.54 in distribution fees to the Dealer Manager over approximately 5.5 years.

If we redeem a portion, but not all of the Class T shares purchased pursuant to this offering and held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares purchased pursuant to this offering and held in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

The per share amount of distributions on Class A shares and Class T shares will differ because of different class-specific expenses. Specifically, distribution amounts paid with respect to all Class T shares will be lower than those paid with respect to Class A shares because distributions paid with respect to Class T shares will be reduced by the payment of the distribution fees. All Class T shares will receive the same per share distribution.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding. In addition, we would expect that an investment in Class T shares would have a better overall return than an investment in Class A shares over the life of such an investment in shares of our common stock.

Preferred Stock

The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation

Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of our stockholders will be held not less than 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by the secretary to act on any matter that may be properly considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter, (ii) our dissolution, (iii) our merger into another entity, our consolidation, our conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets, and (iv) the removal of our directors.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of our receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of sales or using the list for a commercial purpose or any other purpose not related to the requesting stockholder’s interest in the affairs of the Company.

In addition, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of the amount of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Statements of stock and securities will only include the number of shares issued during the period and the consideration received per share, in conformity with Maryland law, and will not include any personal identifying information concerning the holders of the shares. Requests to inspect and/or copy our corporate records must be made in writing to our address as set forth in the section of this prospectus titled “Additional Information.” It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of our stock to a person who makes a tender offer which does not comply with the provisions set forth above unless such stockholder has first offered such shares of our stock to us at the tender offer price offered in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with enforcing our charter provisions concerning that offeror’s noncompliance.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ended December 31, 2013. In addition, we must meet requirements regarding the nature of our gross income, composition of our assets, amount of distributions and various other tests in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). The rents received by the Operating Partnership from any customer will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that customer. In order to assist us in preserving our status as a REIT, among other purposes, our charter provides generally that (i) no person may beneficially or constructively own shares of common stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of common stock; (ii) no person may beneficially or constructively own shares in excess of 9.8% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in the Company owning (actually or constructively) an interest in a customer that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such customer would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in shares being owned beneficially by fewer than 100 persons.

Our charter provides that if any of the restrictions on transfer or ownership described above are violated, the shares that, if transferred, would cause the violation will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the purported transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The purported transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that we may redeem shares upon the terms and conditions specified by our board of directors in its sole discretion if our board of directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

The trustee will sell the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The sale shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of purchasing such shares of our capital stock. Upon any such sale or purchase, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) in the case of a sale, the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust or in the case of a purchase, the market price on the date we or our designee accept the offer to purchase. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our charter, such excess shall be paid to the charitable trustee upon demand.

Any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions, or any person who would have owned shares that resulted in a transfer to the charitable trust pursuant to our charter, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 10 business days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits do not apply to a person or persons which our board of directors has, in its sole discretion, determined to exempt (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Distributions

We intend to continue to accrue and make cash distributions on a quarterly basis. Quarterly cash distributions and stock dividends for each stockholder will be calculated for each day the stockholder has been a stockholder of record during such quarter. Cash distributions for stockholders participating in our distribution reinvestment plan will be reinvested into shares of the same class as the shares to which the distributions relate. Cash distributions have been and may continue to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses and proceeds from the sales of assets. We have not established a cap on the amount of our distributions that may be paid from any of these sources. For the three months ended March 31, 2016, 100% of our total distributions were funded from sources other than cash flows from operating activities, specifically 48.0% were funded with proceeds from financing activities, which consisted of debt financings, and 52.0% were funded with proceeds from the issuance of DRIP shares, as so elected by certain stockholders. For the year ended December 31, 2015, approximately 10.1% of our total distributions were funded from operating activities, as determined on a GAAP basis, and 89.9% were funded from sources other than cash flows from operating activities, specifically 37.8% were funded with proceeds from financing activities, which consisted of debt financings, and 52.1% were funded with proceeds from the issuance of DRIP shares, as so elected by certain stockholders.

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year, and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. See “Material U.S. Federal Income Tax Considerations—Distribution Requirements.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. For a discussion of various risks relating to the payment and source of distributions, see “Risk Factors—Risks Relating to Investing in This Offering—The availability and timing of cash distributions to our stockholders is uncertain” and “—We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in our public offerings, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by the Advisor or from expense support provided by the Advisor, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of our stockholders’ investment by creating future liabilities, reducing the return on their investment or otherwise.”

Amounts available for distributions will be affected by our expenses, including any fees paid and distributions made to the Advisor and any of its affiliates. The amounts available for distributions will also be affected by any redemption payments made pursuant to our share redemption program or any distributions made to the holders of the OP Unit or Special Units.

We are not prohibited from distributing securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Our board of directors authorized daily cash distributions at a quarterly rate of $0.1125 per share of common stock to all common stockholders of record as of the close of business on each day commencing on the date that we met the minimum offering requirements in connection with Initial Offering and ending on the last day of the quarter in which the minimum offering requirements were met in connection with the Initial Offering, which we refer to as the “Initial Quarter.” Accordingly, the Initial Quarter commenced on September 6, 2013 and ended on September 30, 2013. Our board of directors also authorized daily cash distributions at a quarterly rate of $0.1125 per share of common stock to all common stockholders of record as of the close of business on each day for the fourth quarter of 2013 and the first and second quarters of 2014.

For the third quarter of 2014, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the quarter at a quarterly rate of $0.11875 per share of common stock. This distribution rate represented an increase of $0.00625 per share, or 5.6%, compared to our quarterly cash distribution rate of $0.1125 per share from September 6, 2013 through June 30, 2014.

For the fourth quarter of 2014, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the quarter at a quarterly rate of $0.1250 per share of common stock. This distribution rate represented an increase of $0.00625 per share, or 5.3%, compared to our quarterly cash distribution rate of $0.11875 per share for the third quarter of 2014.

For the first and second quarters of 2015, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the respective quarter at a quarterly rate of $0.1250 per share of common stock.

For the third quarter of 2015, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the third quarter of 2015 at a quarterly rate of $0.1250 per Class A share of common stock and $0.1250 per Class T share of common stock less the annual distribution fees that are payable monthly with respect to such Class T shares (calculated on a daily basis). We did not have any Class T shares of common stock outstanding prior to the third quarter of 2015.

For the fourth quarter of 2015 and the first, second and third quarters of 2016, our board of directors authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the respective quarter at a quarterly rate of $0.13515 per Class A share of common stock and $0.13515 per Class T share of common stock less the annual distribution fees that are payable monthly with respect to such Class T shares (calculated on a daily basis). This distribution rate represents an increase of $0.01015 per share with respect to the Class A shares, or 8.1%, compared to our quarterly cash distribution rate of $0.1250 per Class A share for the third quarter of 2015.

In addition to the cash distributions described above, our board of directors authorized special daily stock dividends to all common stockholders of record as of the close of business on each day for the first, second and third quarters of 2014 in an amount equal to 0.000047945 of a share of common stock on each outstanding share of common stock (which is equal to a quarterly distribution rate of $0.04375 based on the $10.00 per share offering price). The special stock dividends were issued and recorded in our stockholder records on or about the first business day of the calendar month immediately following the last day of the applicable calendar quarter. There were no stock dividends declared in 2015.

The per share amount of distributions on Class A shares and Class T shares will differ because of different class-specific expenses. Specifically, distribution amounts paid with respect to all Class T shares will be lower than those paid with respect to Class A shares because distributions paid with respect to all Class T shares will be reduced by the payment of the distribution fees. We expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. All Class T shares will receive the same per share distribution.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution and allocable to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding. In addition, we would expect that an investment in Class T shares would have a better overall return than an investment in Class A shares over the life of such an investment in shares of our common stock.

We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period. Accordingly, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. In the event that the Class T shares held in a stockholder’s account convert into Class A shares at the end of the month in which the 10% underwriting compensation limit described above in “—Common Stock—Class T Shares” has been reached, the stockholder will be entitled to the distributions payable on the Class T shares for the number of days during the quarter such shares are outstanding prior to the conversion and the distributions payable on the Class A shares for the number of days during the quarter such shares are outstanding post-conversion.

There can be no assurances that the current cash distribution rate will be maintained. In the near-term, we expect that we may need to continue to utilize cash flows from financing activities, as determined on a GAAP basis, and cash resulting from the expense support received from the Advisor to pay cash distributions, which if insufficient could negatively impact our ability to pay cash distributions. See “Prospectus Summary—Compensation to the Advisor and Affiliates—Expense Support Agreement” and “Management Compensation—Expense Support Agreement” for further detail regarding the waiver and expense support agreement among us, the Operating Partnership and the Advisor.

The following table outlines sources used, as determined on a GAAP basis, to pay total distributions (which are paid in cash or reinvested in shares of our common stock through our distribution reinvestment plan) for the periods indicated below:

	Source of Distributions
($ in thousands)	Provided by Operating Activities (1)		Proceeds from Financing Activities (2)		Proceeds from Issuance of DRIP Shares (3)		Total Gross Distributions (4)
2016
March 31	$—	—%	$7,410	48.0%	$8,040	52.0%	$15,450

Total	$—	—%	$7,410	48.0%	$8,040	52.0%	$15,450

2015
December 31	$—	—%	$4,899	47.4%	$5,443	52.6%	$10,342
September 30	—	—	3,392	47.7	3,725	52.3	7,117
June 30	2,700	48.2	—	—	2,900	51.8	5,600
March 31	—	—	1,756	49.3	1,806	50.7	3,562

Total	$2,700	10.1%	$10,047	37.8%	$13,874	52.1%	$26,621

(1)	For the quarters ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, the Advisor provided expense support of $0.3 million, $1.4 million, $0.4 million, $1.0 million and $0.5 million, respectively.
(2)	For the periods presented, all distributions provided by financing activities were funded from debt financings.
(3)	Stockholders may elect to have distributions reinvested in shares of our common stock through our distribution reinvestment plan.
(4)	Gross distributions are total distributions before the deduction of distribution fees.

For the three months ended March 31, 2016 and for the year ended December 31, 2015, our cash flows used in operating activities, as determined on a GAAP basis, were $0.8 million and $7.1 million, respectively, as compared to our aggregate total gross distributions declared (which are paid in cash or reinvested in DRIP shares) of $15.5 million and $26.6 million, respectively.

We believe that our aggregate FFO loss of $9.5 million, or $0.37 per share, as compared to the aggregate total distributions (which are paid in cash or reinvested in DRIP shares) declared of $46.5 million, or $1.34 per share, each for the period from inception (August 28, 2012) to March 31, 2016, are not indicative of future performance as we are in the acquisition phase of our life cycle. See Section “Selected Financial Data” for details regarding our FFO.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares you own automatically reinvested in additional shares of the same class at a price equal to $9.92 per Class A share and $9.83 per Class T share. The estimated NAV per share of our common stock determined by our board of directors in August 2015 is 6.8% and 6.0% lower than the offering price of shares under our distribution reinvestment plan for Class A shares and Class T shares, respectively. Consequently, participants in our distribution reinvestment plan will pay more for their shares than the estimated NAV per share of our common stock. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus.

As described below, our board of directors has the discretion to suspend or terminate the plan or to amend the price at which shares are reinvested pursuant to the plan, but in no event will the shares of each class of our common stock be reinvested pursuant to the plan for less than 95% of the current gross offering price of such class of shares in the primary offering, or if we are no longer offering primary shares in a public offering, the estimated per share value of such class of shares.

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator, including an acknowledgment that the current prospectus has been made available to you. Participation in the plan will begin with the next distribution made after acceptance of your written notice, and for all payment dates thereafter. Participants will be able to terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us. In order for the termination to be effective for any quarter, the termination notice must be received by us prior to the last day of such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the plan for any prior quarter). A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant in the distribution reinvestment plan who terminates his or her interest in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again by notifying us and completing any required forms, including an acknowledgment that the then current version of the prospectus or a separate current prospectus relating solely to the distribution reinvestment plan has been delivered or made available to you. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We may amend or terminate the distribution reinvestment plan for any reason at any time; provided, however, that if we materially amend the distribution reinvestment plan or terminate the distribution reinvestment plan, such material amendment or termination, as applicable, will only be effective upon 10 days’ written notice, which we will provide by filing a Current Report on Form 8-K with the SEC, and, if we are still engaged in this offering, we will also provide notice in a supplement to this prospectus filed with the SEC. While the distribution reinvestment plan is still in effect and has not been terminated, we will not amend the plan in a manner that would eliminate your right to terminate your participation in the plan. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. In addition, we will terminate a stockholder’s participation in the distribution reinvestment plan if we receive a request from the stockholder for redemption of all of the stockholder’s shares of our common stock. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, (iii) the shares of our common stock are listed on a national securities exchange, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date, or (iv) our board of directors, in its sole discretion, determines for any reason to modify our distribution reinvestment plan to provide for a higher or lower price at which shares of our common stock may be purchased. Any such price modification may be arbitrarily determined by our board of directors, or may be determined on a different basis, including but not limited to a price equal to an estimated value per share or the then current NAV per share for each class of shares, as calculated in accordance with policies and procedures adopted by our board of directors. Additionally, upon the listing of our common stock on a national securities exchange, the reinvestment agent will send each participant a check for the cash value of any fractional shares held in such participant’s account.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in Class A shares at a price equal to $9.92 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions on our Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Distributions” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

Our charter requires that all material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Our charter requires that each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information. These charter provisions may not be amended without the affirmative vote of stockholders entitled to cast of a majority of all votes entitled to be cast on the matter.

We will not pay sales commissions or dealer manager fees in connection with the purchase of shares pursuant to the distribution reinvestment plan. Ongoing distribution fees payable to the Dealer Manager will be calculated based on outstanding Class T shares issued in the primary offering only, however distributions on all Class T shares, including Class T shares issued pursuant to the distribution reinvestment plan, will be reduced by the distribution fees. See “Plan of Distribution” for a description of these fees.

Share Redemption Program

Our share redemption program may provide eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or any portion of their shares of our common stock in accordance with the procedures outlined below, subject to certain conditions and limitations described below and applicable law. At the time that a stockholder submits a request for redemption, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established. For the years ended December 31, 2015 and 2014, we received eligible redemption requests related to approximately 105,000 and 12,000 shares of our common stock, respectively, all of which we redeemed using cash flows from financing activities, for an aggregate amount of approximately $1.0 million, or an average price of $9.85 per share, and $0.1 million, or an average price of $10.00 per share, respectively. For the quarter ended March 31, 2016, we received eligible redemption requests related to approximately 59,192 shares of our common stock, all of which we redeemed using cash flows from financing activities, for an aggregate amount of approximately $0.6 million, or an average price of $9.63 per share.

Based on the estimated NAV per share of our common stock determined by our board of directors on August 13, 2015, we have repurchased shares of our common stock at prices that are higher than the estimated NAV per share and, accordingly, these repurchases have been dilutive to our remaining stockholders.

Only those stockholders who purchased their shares directly from us (including through our distribution reinvestment plan, except as set forth below), or received their shares through one or more transactions that were not for cash or other consideration, are eligible to participate in our share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by management of the Company in its sole discretion, to participate in the share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment plan.

After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price currently equal to or at a discount from the initial purchase price you paid for the shares being redeemed and the amount of the discount, or the “Holding Period Discount”, will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialpropertytrust.com:

Share Purchase Anniversary	Redemption Price as a Percentage of the Purchase Price
Less than one year	No redemption allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

As described below, our board of directors, in its sole discretion, may determine at any time to modify the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. If you have made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. Neither the one-year holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder and such shares will be redeemed at a price equal to 100% of the price paid by the deceased stockholder for the shares without regard to the date of purchase of the shares to be redeemed; provided, however, that any such redemption request with respect to the death of a stockholder must be submitted to us within 18 months after the date of death, as further described below. Our board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and either of the Redemption Caps (defined below) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (b) reject any request for redemption for any reason, or (c) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. A stockholder’s request for redemption in reliance on any of the waivers that may be granted in the event of the disability of the stockholder must be submitted within 18 months of the initial determination of the stockholder’s disability, as further described below. If our board of directors waives the one-year holding period in the event of the disability of a stockholder, such stockholder will have its shares redeemed at the discounted amount listed in the above table for a stockholder who has held its shares for one year. In all other cases in the event of the disability of a stockholder, such stockholder will have its shares redeemed as described in the above table. Furthermore, any shares redeemed in excess of the Quarterly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s redemption limitations. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering. If we are engaged in a public offering and the redemption price calculated in accordance with the share redemption program would result in a price that is higher than the then-current public offering price of such class of common stock, then the redemption price will be reduced and will be equal to the then-current public offering price of such class of common stock.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly Redemption Cap” which will equal the lesser of: (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is 12 months prior to the end of the current quarter and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, less the number of shares redeemed in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder or stockholders during such quarter, which amount may be less than the Aggregate Redemption Cap described below. In addition, our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than five percent of the number of shares of common stock outstanding at the beginning of such 12-month period (referred to herein as the “Aggregate Redemption Cap” and together with the Quarterly Redemption Cap, the “Redemption Caps”) unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, debt related or other investments, or redemptions of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock under any circumstances. Our board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued or other guidance provided by the SEC staff that would not object to such an increase. There can be no assurance that our board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that our board of directors will be able to obtain, if necessary, a no-action letter from the SEC staff. In any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter.

Our board of directors reserves the right, in its sole discretion, to limit the number of shares to be redeemed for each class of shares by applying the Quarterly Redemption Cap on a per class basis. In order for our board of directors to change the application of the Quarterly Redemption Cap from a general basis to a per class basis, we will notify stockholders through a prospectus supplement and/or a current or periodic report filed with the SEC, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new application will apply.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. In addition, our board of directors, in its sole discretion, may determine at any time to modify the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. Any such price modification may be arbitrarily determined by our board of directors, or may be determined on a different basis, including but not limited to a price equal to an estimated value per share or the then current NAV per share. If our board of directors decides to materially amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice, which we will provide by filing a Current Report on Form 8-K with the SEC. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension, amendment or termination of our share redemption program.

We intend to redeem shares of our common stock quarterly under the program. All requests for redemption must be made in writing and received by us at least 15 days prior to the end of the applicable quarter, or the “Applicable Quarter End”. If we receive a request from a stockholder for redemption of all of the stockholder’s shares of our common stock and the stockholder is a participant in our distribution reinvestment plan, we will terminate the stockholder’s participation in the distribution reinvestment plan. Stockholders may also withdraw their redemption request in whole or in part by submitting a request in writing that is received by us at any time up to three business days prior to the Applicable Quarter End.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, or the total amount of shares requested for redemption exceed a Redemption Cap, we plan to redeem the shares of our common stock on a pro rata basis. In addition, we will redeem shares of our common stock in full that are timely presented for redemption in connection with the death and, if approved by our board of directors in its sole discretion, the disability of a stockholder, regardless of whether we redeem all other shares on a pro rata basis. Moreover, such determinations regarding our share redemption program will not affect any determinations that may be made by our board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

We will determine whether to approve redemption requests no later than 15 days following the Applicable Quarter End, which we refer to as the “Redemption Determination Date.” No later than three business days following the Redemption Determination Date, we will pay the redemption price in cash for shares approved for redemption and/or, as necessary, will notify each stockholder in writing if the stockholder’s redemption request was not honored in whole or in part. The redemption request of a stockholder that is not honored in whole or in part will be held and considered for redemption in the subsequent quarter, unless such stockholder withdraws the redemption request by sending us notification in writing. Such pending redemption requests generally will be considered on a pro rata basis with any new redemption requests we receive in the applicable quarter. If a pro rata redemption would result in a stockholder owning less than the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock unless the stockholder’s holdings are the result of a prior partial transfer.

As previously described, our share redemption program, including redemption upon the death or disability of a stockholder, is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by management of the Company in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from the Company, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to benefit from the exceptions to the one-year holding period, the Redemption Caps and the Holding Period Discount, described above for redemptions in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to be disabled (as such term is defined in Section 72(m)(7) of the Internal Revenue Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders becomes disabled (as such term is defined in Section 72(m)(7) of the Internal Revenue Code). If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Shares of our common stock approved for redemption on the Redemption Determination Date will be redeemed by us under the share redemption program effective as of the Applicable Quarter End and will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Valuation Policy

Our board of directors has adopted a valuation policy, pursuant to which we will provide an estimated per share NAV, or estimated per share NAV, of shares for each class of our common stock consistent with FINRA requirements and will disclose such estimated per share NAV, as applicable, in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K as well as in our annual reports to our stockholders. If we have an ongoing public offering at the time of such disclosure, we will also include the disclosure in the prospectus for the offering. Our board of directors will appoint the Audit Committee or another committee comprised of a majority of our independent directors, which we refer to herein as the Valuation Committee, to be responsible for the oversight of the valuation process, subject to the final approval of our board of directors. At a minimum, the estimated per share NAV will be based on the fair value of our assets less liabilities under market conditions existing as of the date of the valuation.

We expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. See “Description of Capital Stock—Distributions.” Subject to the approval of the Valuation Committee and our board of directors, we will engage one or more independent third-party firms, which we refer to herein as independent valuation firms, for purposes of the independent valuation. The engagement of an independent valuation firm will be our sole responsibility and we will have the sole discretion to select the independent valuation firm to perform the independent valuation. The disclosure date of the estimated per share NAV of our common stock based on an independent valuation will be no more than 45 days after the date as of which the independent valuation is determined. Subsequent to the initial independent valuation, we will have an independent valuation firm perform an independent valuation no less frequently than every other year.

As part of each independent valuation performed, the independent valuation firm will obtain a new appraisal, utilizing recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practice or the similar industry standard for the country where the property appraisal is conducted, of each of the real estate properties we own and will assign a discrete value for each property. All appraisals will be conducted by appraisers possessing a Member Appraisal Institute designation or similar designation or, for international appraisals, by a public certified expert for real estate valuations, qualified to perform and oversee the appraisal work of the scope and nature required. All appraisals will be conducted on the basis of the discounted cash flow approach, the income capitalization approach, the sales comparison approach, and/or the cost approach, using whichever approaches and timing assumptions as are deemed the most appropriate by the independent valuation firm based on the highest and best use of the properties being appraised, which method(s) will be disclosed when we disclose the estimated per share NAV in our filings with the SEC and in our annual reports to stockholders.

In each year between required independent valuations, our board of directors, in its sole discretion, will either engage an independent valuation firm to conduct an independent valuation in accordance with the procedures set forth above or provide its own valuation, which will be reviewed and confirmed by an independent valuation firm, which we refer to herein as an interim valuation. If our board of directors determines to obtain an interim valuation in the year between required independent valuations, then the role of the independent valuation firm with respect to the interim valuation will include a review and confirmation of each of the following items:

•	the reasonableness of the valuation process and methodology and conformity with real estate industry standards and practices relating to valuations;

•	the reasonableness of the assumptions and data used in connection with the valuation of each real estate investment, including but not limited to rental rates, tenant improvements and concessions, lease renewal and option exercise probabilities, revenue and expense growth rates, going-in and residual capitalization rates, discount rates, and other assumptions and data deemed material to the valuation; and

•	the reasonableness of the final real estate investment valuation determined by our board of directors.

For both independent and interim valuations, we will obtain from the independent valuation firm a written report, which will set forth a summary analysis of the independent valuation firm’s processes and methodologies undertaken in the valuation, a description of the scope of the reviews performed and any limitations thereto, the data and assumptions used for the review, the applicable industry standards used for the valuation, any other matters related to the valuation analysis and a conclusion as to a reasonable range of NAV and an estimated per share NAV.

Our board of directors will be solely responsible for the final determination of NAV and an estimated per share NAV. To the extent the valuation provided by the independent valuation firm is different from the valuation determined by our board of directors and disclosed by us, we will provide an explanation in our filings with the SEC and in our annual reports to stockholders.

When we disclose an estimated per share NAV for each class of our common stock in our filings with the SEC and in our annual reports to stockholders, we will include narrative disclosure that complies with all applicable SEC, FINRA or other regulatory requirements and provides the reader with a narrative description of how the value was determined, including the methodologies employed. In addition, if subsequent to the date as of which the valuation is determined we have knowledge of a material impairment or appreciation, or a material other-than-temporary change in the value of any real property or real estate-related asset, which would result in a material change in the NAV or estimated per share NAV, then we will consider such change prior to the disclosure of an estimated per share NAV in our filings with the SEC and in our annual reports to stockholders. In no event will we engage in a follow-on offering or any subsequent offering of non-listed securities without first obtaining and disclosing an independent valuation as described herein. For a description of the risks associated with the determination of and reliance on an estimated per share NAV of our common stock, see “Risk Factors—Risks Related to Investing in This Offering—The current purchase price stockholders pay for shares of each class of our common stock in this offering is higher than the estimated NAV per share we have disclosed. Neither the estimated NAV per share nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we liquidated or dissolved or the amount our stockholders would receive upon the sale of their shares.”

We may determine to disclose a new estimated per share value of our common stock prior to or following the conclusion of this offering and the purchase price stockholders pay for shares of our common stock in this offering may be higher than such estimated per share value. The estimated per share value of each class may not be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

On August 13, 2015, based on the recommendation of the Valuation Committee, our board of directors unanimously approved an estimated NAV of our common stock of $9.24 per share based on the number of shares issued and outstanding as of June 30, 2015. The estimated NAV per share was determined in accordance with our valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01—“Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than November 2016. For further information regarding our valuation process, please see “Plan of Distribution—Determination of Offering Price per Class A Share and per Class T Share.”

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various Liquidity Events, including but not limited to:

•	Listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock);

•	Our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

•	A sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Business Combinations

Under the Maryland General Corporation Law, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We may consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by the Advisor is in our best interests.

If our board of directors should make this determination in the future, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with the Advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination. In any event, before we can complete any business combination with the Advisor, the following three conditions must be satisfied:

•	the special committee receives an opinion from a qualified investment banking firm concluding that the consideration to be paid to acquire the Advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with the Advisor. Also, the Sponsor has informed us that, in connection with an internalization, it would be willing to limit remuneration for its ownership interest in the Advisor to the extent necessary to ensure that, after taking into consideration payment of such remuneration, the Advisor determines that our stockholders in the aggregate would reasonably be expected to receive, or have the option to receive, aggregate distributions from all sources (including any anticipated future liquidity event) equal to their capital contributions plus a 6% cumulative non-compounded annual pre-tax return thereon. The foregoing, however, does not limit the ability of each of the Advisor and the Sponsor to receive any fees, commissions, distributions with respect to the Special Units and any shares of our common stock held by the Advisor or Sponsor, or other amounts to which they might otherwise be entitled. The foregoing is subject to approval of our board and documentation of a final agreement between us and the Sponsor.

Control Share Acquisitions

The Maryland General Corporation Law provides that a holder of Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of issued and outstanding Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved or, if no such meeting is held, as of the date of the last Control Share acquisition by the acquirer.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not less than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with the Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the SEC and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholder may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other matter and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Forum for Certain Litigation

Our bylaws provide that the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies:

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

REIT Qualification

We were formed on August 28, 2012 as a Maryland corporation. We have operated and have elected to be treated as a REIT for federal income tax purposes, commencing with the taxable year ended December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT, however, no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

Prior to the commencement of this offering, Greenberg Traurig, LLP will deliver an opinion to us that, commencing with the taxable year ended on December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. The opinion of Greenberg Traurig, LLP will speak as of the date issued, and will be based on various assumptions, representations and covenants relating to our organization and operation, including the nature of our gross income and assets, the amount of distributions that we pay, the composition of our stockholders, and various other requirements relating to our qualification as a REIT. In addition, Greenberg Traurig, LLP’s opinion will be based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively.

While we intend to operate so that we will qualify, and continue to qualify, as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Further, as of the date of this prospectus, we have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus. Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

We may own an equity interest in one or more entities that will elect to be treated as REITs (each such entity a “Subsidiary REIT”). Each such Subsidiary REIT will be subject to, and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT. Discussions of our qualification under the REIT rules and the consequences of a failure to so qualify, also apply to each of the Subsidiary REITs.

Taxation of REITs in General

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders, provided such distribution qualifies for the deduction for dividends paid. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders), would receive a credit or refund for its proportionate share of the tax we paid and would increase the adjusted basis of its shares by the excess of the amount deemed distributed over the proportionate share of the tax paid.

•	We may be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary, or “TRS,” that are not conducted on an arm’s-length basis.

•	In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset, provided that no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	The amount of gain that we recognize at the time of the subsequent sale or disposition, and

•	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on its taxable income.

We and our Subsidiary REITs could recognize deferred tax liabilities in the future. Deferred tax liabilities include, but are not limited to, tax liabilities attributable to built-in gain assets and tax liabilities attributable to taxable income for which we will not receive cash. In addition, notwithstanding their status as REITs, (i) Subsidiary REITs may have to pay certain state and local income taxes, because not all states and localities treat REITs and such subsidiaries in the same manner in which they are treated for federal income tax purposes, (ii) Subsidiary REITs will be subject to the federal income taxes applicable to REITs, as described herein, and (iii) we and/or the Subsidiary REITs also could be subject to tax in other situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have operated and have elected to be treated as a REIT for federal income tax purposes, commencing with the taxable year ended December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in satisfying the share ownership requirements in 5 and 6 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include dividends that we pay in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

Effect of Subsidiary Entities

Subsidiary REITs. As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We believe that each such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “—Failure to Qualify” below, and (ii) our interest in such Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership of securities of corporations other than REITs, qualified REIT subsidiaries and TRSs. See “—Asset Tests” below. If any of the Subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we too would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the parent REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS or REIT subsidiary, all of the stock of which is owned by the REIT directly and/or indirectly through other wholly-owned subsidiaries that are disregarded for tax purposes. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income, or engage in other activities, that would not comply with the requirements for qualification as a REIT if earned or undertaken directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s current and accumulated earnings and payments, or, if in excess thereof, to the extent such amounts exceed our basis in the shares of the TRS. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Not more than 25% (20% after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT, or the REIT’s customers, that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities, or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity, and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Other than rent received from a TRS that uses health care facilities or lodging facilities for the REIT, rent that we receive from a TRS with respect to other real property will qualify as “rents from real property” for purposes of the gross income requirements applicable to REITs as described below so long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party customers, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other customers of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment in stock and debt instruments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Any gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests, but is subject to a special tax at a rate of 100%. In addition, income and gain from certain “hedging transactions” that we enter into to hedge indebtedness incurred, or to be incurred, to acquire or carry real estate assets, and that are clearly and timely identified as such, will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a customer from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the portion of the rent that is attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our customers, other than certain customary services provided to customers through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our customers, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the customers’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the customers of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our customers without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute qualifying “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our Operating Partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

In addition, in order for rents that we receive to be qualifying income for purposes of the REIT gross income tests, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party customer”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties which do not constitute related party customers. In addition, our charter prohibits transfers of our stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Accordingly, we generally do not expect to own, actually or constructively, 10% or more of any lessee. However, because the constructive ownership rules are broad and it is not possible to continually monitor all direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to constructively own 10% or more of a lessee in a particular case.

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party customer rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party customers, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other customers of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated customers is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party customer. Any increased rent attributable to a modification of a lease with a TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this or other exceptions that permit certain rents from a TRS to be treated as qualifying rents for purposes of the REIT income tests.

The rent attributable to the personal property leased in connection with the lease of a property also must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15%, or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

We cannot furnish or render noncustomary services to the customers of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income or through a TRS. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our customers, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the customers’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the customers of a property, other than through an independent contractor or TRS, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. We may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our customers without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party customer or fails to qualify for the exceptions to the related-party customer rule for qualifying TRSs or (iii) we furnish noncustomary services to the customers of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from such leases would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We expect that any investments we may make in mortgage loans will generally be treated as being secured by mortgages on real property or interests in real property such that the gross interest income generated thereon qualifies for the 75% income test. However, for purposes of the income tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such gross interest income will not qualify under the 75% income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests. Dividends from, and gain on the sale of interests in, any of our Subsidiary REITs will qualify for purposes of both gross income tests.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Gain from the sale of foreclosure property is not subject to the 100% tax on prohibited transactions, as described below.

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent, on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or subsequently if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT does not derive or receive any income.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made, or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test, and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless maintain our qualification as a REIT for that year if we are eligible for certain relief provisions. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with the requirements of certain Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	U.S. government securities;

•	interests in real property, including leaseholds, and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings, or through public offerings of debt that have at least a five-year term.

Second, of our investments that do not qualify for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. This requirement is referred to as the 5% asset test.

Third, of our investments that do not qualify for purposes of the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or 10% of the value of any one issuer’s outstanding securities. These requirements are known as the 10% vote test and the 10% value test, respectively.

Fourth, no more than 25% (20% after December 31, 2017) of the value of our total assets may consist of the securities of issued by one or more of our TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test. This requirement is referred to as the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“straight debt” securities, which are defined as a written unconditional promise to pay on demand, or on a specified date, a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities may include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% per annum, or 5% of the annual yield, or (ii) the aggregate issue price and the aggregate face amount of the issuer’s debt obligations held by us does not exceed $1 million, and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party customer;

•	any obligation to pay “rents from real property”;

•	certain securities issued by governmental entities;

•	any security issued by a REIT;

•	any debt instrument issued by an entity that is treated as a partnership for federal income tax purposes in which we are a partner, to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	any debt instrument issued by an entity that is treated as a partnership for federal income tax purposes and which not described in the preceding bullet points, if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements, pursuant to which we would nominally sell certain of our loan assets to a counterparty, and simultaneously enter into an agreement to repurchase the same assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor contained in IRS Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company, rather than in a direct mortgage on real property, will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test, and interest derived therefrom will be treated as qualified mortgage interest for purposes of the 75% gross income test, as described above. We may make or invest in some mezzanine loans that do not qualify for that safe harbor, and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset and income tests described above, although no assurance can be given that the IRS will not challenge our treatment of such loans.

We expect that any investments we may make in mortgage loans will generally be treated as qualifying real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not entirely clear how to determine what portion of such a loan will be treated as a real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (2) the fair market value of the loan.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) file a description of each asset causing the failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

Distribution Requirements

Each taxable year, in order to qualify as a REIT, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular distribution payment date after such declaration, or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

in such case we would then incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements, and, in general, to avoid corporate income tax as well as the 4% nondeductible excise tax.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in determining our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends in the form of our common stock or in debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for distributions paid for the earlier year. Although we may be able to avoid entity-level income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction that we take for deficiency dividends.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which is known as a “prohibited transaction.” We believe that none of our assets will be held primarily for sale to customers and that any sale of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor, which prevents a sale of property by a REIT from being treated as a prohibited transaction, applies if all of the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (i) during the year in question, the REIT did not make more than seven sales of property, other than of foreclosure property, or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year; provided that the average annual sales during the three year period that includes the year of the sale does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will be able to avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests as described above, based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years, absent the availability of the deficiency dividend procedure, or might result in a larger portion of our distributions being treated as ordinary income to our stockholders.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for failures of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax, and any applicable alternative minimum tax, on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In such a case, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as dividend income which is “qualified dividend income” and which is taxed at favorable capital gain rates. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate that applies to dividends received from taxable C corporations. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Tax Aspects of Our Investments in Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership. The discussion does not cover state or local tax laws, or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income our distributive share of the Operating Partnership’s income and will deduct our distributive share of the Operating Partnership’s losses provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member) for federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income consists of certain specified types of passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends. This exception is referred to as the “90% passive income exception”. Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We and the Operating Partnership believe that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that the Operating Partnership presently qualifies for the Private Placement Exclusion. Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to the Operating Partnership’s Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for operating units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.

The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Tax Allocations With Respect to the Operating Partnership’s Properties.” Any remaining gain or loss recognized by the Operating Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Taxation of Holders of Our Common Stock

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement that is treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Distributions on Our Common Stock.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account, as ordinary income, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction which is generally available to stockholders that are corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum marginal tax rate on ordinary income for stockholders taxed at individual rates, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the reduced rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the reduced tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) that are attributable to dividends received by us from non REIT corporations, such as TRSs, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would also receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted tax basis of such stock. A U.S. stockholder will be required to treat a distribution that exceeds both our current and accumulated earnings and profits, and the U.S. stockholder’s adjusted tax basis in his or her stock, as long-term capital gain, or short- term capital gain if the shares of stock have been held for one year or less, provided that the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us, up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Dispositions of Common Stock. A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition, and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains, and reduced by any distributions that are treated as returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions. A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Dispositions of Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Distributions on Our Common Stock.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%, and 35% in the case of U.S. stockholders that are corporations. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends, and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to U.S. stockholders who are taxed at individual rates, at the 20% rate or the 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts, and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.

However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the distributions that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the distributions. That rule potentially applies to a pension trust holding more than 10% of our capital stock, but only if:

•	the percentage of our distributions that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT only by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals, which allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust rather than treating the pension trust as a single individual; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income and other tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (as discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted tax basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted tax basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted tax basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We generally are required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. However, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. A non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder (other than a “qualified foreign pension plan”) may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property, and stock in corporations at least 50% of the assets of which consist of interests in real property. Under FIRPTA, a non-U.S. stockholder (other than a “qualified foreign pension plan”) is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder (other than a “qualified foreign pension plan”) thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property located in the U.S. would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. stockholder (other than a “qualified foreign pension plan”) disposes of our common stock during the 30-day period preceding a distribution payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such distribution payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions. Non-U.S. stockholders (other than a “qualified foreign pension plan”) could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder (other than a “qualified foreign pension plan”) would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Redemptions. A redemption of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

FATCA. The Foreign Account Tax Compliance Act, or “FATCA”, and guidance issued by the IRS regarding the implementation of FATCA, provides that a 30% withholding tax will be imposed on distributions (for payments made after June 30, 2014) and the gross proceeds from a sale of shares (for payments made after December 31, 2016) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, withholding at a rate of 30% on distributions in respect of shares of our common stock and gross proceeds from the sale of shares of our common stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

Conversion of Common Stock

The conversion of Class T shares into Class A shares, as described in the “Description of Capital Stock—Class T Shares” section of the prospectus, will not be a taxable event to the converting stockholder or to us. The tax attributes of the Class A shares received upon such conversion will have the same tax attributes, including the tax basis and the holding period, as the Class T shares converted.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of distributions made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non- U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Statements of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Cost Basis Reporting

There are federal income tax information reporting rules that may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis.

Information reporting (transfer statements) on other transactions may also be required under these rules. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders”);

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within a specified time period;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of our common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that is registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of our common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the estimated current value of our shares to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

On August 13, 2015, based on the recommendation of the Valuation Committee, our board of directors unanimously approved an estimated NAV of our common stock of $9.24 per share based on the number of shares issued and outstanding as of June 30, 2015. The estimated NAV per share was determined in accordance with our valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01—“Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than November 2016. See “Description of Capital Stock—Valuation Policy” for a description of our policy with respect to valuations of our common stock.

If requested, we anticipate that we will provide a letter that includes the estimated per share value for each class of shares of our common stock, determined as described above (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year.

We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•	That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $600.0 million in shares of our common stock in this offering, which may be offered in any combination of Class A shares and Class T shares, through our Dealer Manager, a registered broker dealer, including $450.0 million in any combination of Class A shares and Class T shares of our common stock initially allocated to be offered in the primary share offering and $150.0 million in any combination of Class A shares and Class T shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

Shares of our common stock in the primary share offering are being offered to the public at $10.44 per Class A share and $9.83 per Class T share. See below for a description of the discounts and fee waivers that are available to certain Class A share purchasers. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, additional purchases must be in minimum increments of $100, except for purchases made pursuant to our distribution reinvestment plan. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.92 per Class A share and $9.83 per Class T share. See “—Determination of Offering Price per Class A Share and per Class T Share” below for a description of how our board of directors determined the offering price per share for our Class A shares and Class T shares.

The Dealer Manager has entered into selected dealer agreements with certain other broker dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker dealers will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice.

We commenced the Initial Offering in July 2013. We expect that the Initial Offering will terminate on or before the effective date of this offering. We currently expect that this offering will terminate on the date that is two years after the effective date of this offering, or [●], 2018, unless extended by our board of directors in accordance with Rule 415 of the Securities Act. Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the SEC to register additional Class A shares and Class T shares so that we may continuously offer shares of our common stock. If our board of directors determines to extend the offering beyond [●], 2018, we will notify stockholders by filing a supplement to this prospectus with the SEC. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Our board of directors, in its sole discretion, may determine from time to time during this offering to reclassify shares of our common stock, as permitted by our charter, in order to offer one or more additional classes of common stock in this offering. Any additional class of common stock may be offered at a different price and may be subject to different fees and expenses than the shares currently being offered. Our board of directors, in its sole discretion, also may determine, from time to time, to change the offering price of shares in this offering.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Once the minimum offering requirements have been met, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without deduction within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the SEC, as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. Before they are applied as set forth in this prospectus, offering proceeds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Determination of Offering Price per Class A Share and per Class T Share

Our board of directors determined the offering price for each class of shares of our common stock in its sole discretion and is ultimately and solely responsible for establishing the offering price for shares of our common stock in this offering. The following is a summary of the methodology used by our board of directors in determining the offering price of $10.44 per Class A share and $9.83 per Class T share.

Estimated Net Asset Value Per Share

Overview

Based on the recommendation from the Valuation Committee as described below, on August 13, 2015, our board of directors unanimously approved an estimated NAV of our common stock of $9.24 per share based on the number of shares issued and outstanding as of June 30, 2015. Also on that date, as described below, our board of directors unanimously approved the new offering price of $10.44 per Class A share of our common stock and the initial offering price of $9.83 per Class T share of our common stock.

The estimated NAV per share was determined in accordance with our valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01—“Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than November 2016.

Process

In accordance with our valuation policy described in “Description of Capital Stock—Valuation Policy,” a Valuation Committee comprised of our independent directors was formed in order to: (i) approve the engagement of a third party valuation firm to assist in the valuation of our assets and liabilities; (ii) oversee the valuation process and methodologies used to determine the estimated NAV per share; (iii) review the reasonableness of the estimated NAV per share; and (iv) recommend the final proposed estimated NAV per share to our board of directors. The Valuation Committee approved the engagement of Duff & Phelps, LLC, or “Duff & Phelps,” an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to provide third party appraisals for each of our real estate properties and a calculation of the range in estimated NAV per share of our common stock as of June 30, 2015. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and each of the appraisals was prepared by Duff & Phelps personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or “MAI,” designation. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with us.

From the start of its engagement through the issuance of its valuation report as of August 12, 2015, or the “Valuation Report,” Duff & Phelps held discussions with our management, and conducted such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $8.95 and $9.52 per share for our estimated NAV as determined in the Valuation Report was reasonable, and recommended to our board of directors that it adopt $9.24 as the estimated NAV per share of our common stock, which value falls within the range determined by Duff & Phelps in its Valuation Report. At a special meeting of the Board held on August 13, 2015, our board of directors accepted the recommendation of the Valuation Committee and approved $9.24 as the estimated NAV per share of our common stock as of June 30, 2015, and determined the new Class A Offering Price of $10.44 per share and the initial Class T Offering Price of $9.83 per share.

Methodology

In preparing its Valuation Report, Duff & Phelps, among other things:

•	reviewed property level financial and operating information, requested from, or provided by, us;

•	reviewed and discussed with our senior management the historical and anticipated future financial performance of our properties, including projections prepared by us;

•	conducted MAI appraisals which contained analyses on each of our real property assets and performed analyses and studies for each property;

•	researched each market by means of publications and other resources, including local Duff & Phelps market experts, to measure current market conditions, comparable property and lease data, supply and demand factors, growth patterns, and their effect on the subject properties;

•	reviewed primary terms for each of our mortgage and credit facility liabilities;

•	reviewed calculations related to value allocations to joint venture interests;

•	reviewed estimated incentive fee adjustments;

•	reviewed fully diluted common stock calculations;

•	performed physical inspections of approximately 40% of our properties based on total square footage; and

•	performed such other analyses and studies and considered such other factors as Duff & Phelps considered appropriate.

As of June 30, 2015, we owned and managed, either directly or through our 51% ownership interest in a joint venture partnership, a real estate portfolio, excluding undeveloped land, that included 68 properties and two properties under contract with respect to which the due diligence period had expired and our deposit was no longer refundable, or the “Operating Properties Under Contract.” In aggregate, these 70 industrial properties comprised approximately 9.6 million square feet located in 14 markets throughout the U.S., with 146 customers, and was 83.8% occupied (85.5% leased) with a weighted-average remaining lease term (based on square feet) of 5.0 years. Approximately 2.5 million square feet of the approximate 9.6 million square feet was owned through our 51% ownership interest in a joint venture partnership. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date, inclusive of the properties under contract described above:

•	57 industrial buildings totaling approximately 7.5 million square feet comprised our operating portfolio, including stabilized properties, which was 98.0% occupied (98.5% leased).

•	13 industrial buildings totaling approximately 2.1 million square feet comprised our development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or achieving 90% occupancy.

In addition, as of June 30, 2015, we owned and managed, either directly or through our 51% ownership interest in a joint venture partnership, two undeveloped land assets totaling approximately 17.0 acres and had two undeveloped land assets totaling approximately 72.0 acres under contract with respect to which the due diligence period had expired and our deposit was no longer refundable, or the “Undeveloped Land Assets Under Contract.”

As a result, for purposes of the Valuation Report, our real estate properties were classified into three categories: operating properties, value-add properties and undeveloped land. Our board of directors considered the following valuation methodologies with respect to each category which were applied by Duff & Phelps and are summarized in its Valuation Report.

Valuation of Operating and Value-Add Properties

Duff & Phelps provided appraised values of all of our real estate properties owned and managed as of June 30, 2015, as well as of the two Operating Properties Under Contract as of June 30, 2015, using the income capitalization approach and more specifically utilizing discounted cash flow analyses as the primary methodology. The sales comparison approach was applied as a secondary methodology.

The income capitalization approach is a valuation technique that provides an estimation of the value of an asset based on market expectations about the cash flows that an asset would generate over its remaining useful life. The income capitalization approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period to arrive at an estimate of value.

The sales comparison approach is a valuation technique that provides an estimation of value based on market prices in actual transactions and asking prices for assets. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset.

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of our operating and value-add properties:

	Range of Rates	Weighted- Average Rate
Exit capitalization rate	5.00% to 7.75%	6.27%
Discount rate	5.75% to 8.50%	7.03%

Valuation of Undeveloped Land

As of June 30, 2015, we owned and managed, either directly or through our 51% ownership interest in a joint venture partnership, two undeveloped land assets and had two Undeveloped Land Assets Under Contract, which were valued using the sales comparison approach described above.

Valuation of Cash, Other Assets and Other Liabilities

The fair value of cash and certain other tangible assets and liabilities, estimated as of June 30, 2015, approximated carrying or book value due to the liquid nature of such assets and the short term nature of such liabilities.

Valuation of Debt Obligations

As of June 30, 2015, our debt consisted of floating rate mortgage debt incurred through our 51% ownership interest in a joint venture partnership as well as corporate debt, and we did not have any fixed rate mortgage debt. Floating rate mortgage and corporate debt is reflected in the determination of estimated NAV based on GAAP book or carrying value, given that such debt can be prepaid by us and is not subject to significant prepayment penalties.

Other Valuation Adjustments

Incentive Fee Adjustments

Liabilities were reviewed as to whether they should be adjusted for estimated incentive payment amounts payable to the Sponsor as the holder of Special Units in the Operating Partnership equal to 15% of all distributions of net sales proceeds after our stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax rate return thereon. Based on associated return thresholds, no adjustments were made assuming a hypothetical liquidation of us as of June 30, 2015, net of estimated costs, expenses, and other fees related to such hypothetical liquidation.

Estimated NAV Methodology and Considerations

The estimated NAV methodology determines our value by estimating the current market value of our assets, including the value of our real estate assets based on third-party appraisals, and subtracting the market value of our liabilities, each as described above. In addition, the estimated NAV methodology includes our pro rata share of those assets and liabilities that we own or have incurred through our 51% interest in a joint venture partnership. The resulting amount, which is the estimated NAV of the portfolio as of June 30, 2015, was divided by 50,842,855, the number of shares of our common stock outstanding on that date to determine the estimated NAV per share.

Exclusions from Estimated NAV

The estimated NAV per share approved by the Valuation Committee and our board of directors does not take into consideration certain factors including those described below, which could result in a premium or discount to NAV when determining a hypothetical enterprise value:

•	the size of our portfolio, as some buyers may pay more for the aggregation and management of a large portfolio compared to prices for individual properties;

•	the characteristics of our working capital, capital structure and other financial considerations for which some buyers may ascribe different values based on term, synergies, cost savings or other attributes;

•	certain third party transaction expenses that could be necessary to realize the enterprise value;

•	estimated disposition fees payable upon liquidation of us;

•	services being provided by personnel of the Advisor under the Advisory Agreement and our potential ability to secure the services of a management team on a long-term basis; or

•	our shares could trade at a premium or discount to NAV if we were to list our shares of common stock on a national securities exchange.

Estimated Net Asset Value

The table below sets forth the material items included in the calculation of our estimated NAV per share:

	Estimated NAV As of June 30, 2015
	In Thousands	Per Share
Net real estate values	$693,726	$13.64
Cash, other assets and other liabilities	7,866	0.15
Debt obligations	(231,842)	(4.56)
Incentive fee adjustments	—	—

Estimated net asset value	$469,750	$9.24

Shares of common stock outstanding	50,843

The original gross purchase price of our real properties, including our pro rata portion of the purchase price with respect to our investments in unconsolidated affiliates, in the aggregate, including post-acquisition capital investments, was approximately $647.5 million.

Sensitivity Analysis

While our board of directors believes that the assumptions used in determining the appraised values of our real properties are reasonable, certain changes in these assumptions could impact the calculation of such values.

The table below illustrates the impact on the estimated NAV and the estimated NAV per share if, for example, the exit capitalization rates or discount rates were adjusted by 25 basis points, assuming all other factors remain unchanged, with respect to our real properties.

	Increase (Decrease) to the Estimated NAV due to:
	Decrease of 25 basis points (In Thousands)	Decrease of 25 basis points (Per Share)	Increase of 25 basis points (In Thousands)	Increase of 25 basis points (Per Share)
Exit capitalization rates	$18,046	$0.35	$(17,407)	$(0.34)
Discount rates	$14,136	$0.28	$(14,532)	$(0.29)

Offering Price per Class A Share and per Class T Share

In connection with the determination of the estimated NAV per share of our common stock, our board of directors also determined per share offering prices for the two classes of our common stock. The offering price of the Class A shares is $10.44 per share and the offering price for the Class T shares is $9.83 per share. Our board of directors determined the offering price per share of each class of our common stock by taking the $9.24 estimated NAV per share and adding the per share up-front sales commissions, dealer manager fees and organization and offering expenses to be paid with respect to Class A shares and Class T shares, respectively, such that after the payment of such commissions, fees and expenses, the net proceeds to us will be the same for both Class A shares and Class T shares. Accordingly, as of the date of this prospectus, the estimated NAV per share of our common stock is 11.5% and 6.0%, respectively, lower than the offering prices with respect to Class A shares and Class T shares. The differences between our offering prices and actual value per share will fluctuate depending on the actual value of our assets per share at any given point in time.

Limitations of Estimated NAV Per Share and Offering Prices Per Share

The estimated NAV per share determined by our board of directors and the offering prices per share described above do not represent the fair value of our assets less liabilities in accordance with GAAP, and such estimated NAV per share and offering prices per share are not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the estimated NAV per share or the respective offering price per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share or the respective offering price per share upon our liquidation or sale; (iii) shares of our common stock would trade at the estimated NAV per share or the respective offering price per share on a national securities exchange; (iv) a third party would offer the estimated NAV per share or the respective offering price per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock; or (v) the methodologies used to determine the estimated NAV per share would be acceptable to FINRA. In addition, we can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under ERISA and the Code with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in shares of our common stock.

Further, the estimated NAV per share and the offering prices per share were calculated as of a moment in time, and the value of our common shares will fluctuate over time as a result of, among other things, developments related to individual assets, acquisitions of additional assets, the sale of additional shares of our common stock, changes in the real estate and capital markets, sales of assets and payment of disposition fees and expenses in connection therewith, the distribution of sales proceeds to our stockholders and changes in corporate policies such as our distribution level relative to earnings. As a result, stockholders should not rely on the estimated NAV per share or the respective offering price per share as being an accurate measure of the then-current value of shares of our common stock in making a decision to buy or sell shares of our common stock, including whether to reinvest distributions by participating in our distribution reinvestment plan and whether to request redemption under our share redemption program. Notwithstanding, we are not obligated to redeem shares of our common stock under our share redemption program. Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension, or termination of the share redemption program is in the best interest of our stockholders.

Compensation Paid for Sales of Shares

Prior to the commencement of this offering, we will enter into a dealer manager agreement with our Dealer Manager which will set forth the following compensation arrangements in connection with this offering. We will not pay a referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.

Summary

The following table shows the sales commissions payable by us at the time you subscribe for shares in the primary offering with respect to each class of shares, which sales commissions are subject to a reduction in certain circumstances with respect to Class A shares as described below:

Maximum up-front sales commission
Class A shares	7.0%
Class T shares	2.0%

The following table shows the fees we will pay to the Dealer Manager with respect to each class of shares:

	Class A	Class T
Dealer Manager Fee (1)	2.5%	2.0%
Distribution Fee (2)	None	1.0%

(1)	The dealer manager fee will be paid up-front by us at the time you subscribe for Class A shares and Class T shares in the primary offering. The dealer manager fee will not be paid on shares sold pursuant to our distribution reinvestment plan.
(2)	The ongoing distribution fee is presented on an annualized basis as a percentage of the current gross offering price of Class T shares in the primary offering, or if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. See “Distribution Fee” below for a description of how we calculate this fee and the circumstances under which we will cease paying this fee.

Sales Commission

Subject to the provisions for a reduction of the sales commission described below, we will pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds we raise from the sale of Class A shares in the primary offering and 2.0% of the gross proceeds we raise from the sale of Class T shares in the primary offering, all of which may be reallowed to participating broker dealers who are members of FINRA. We will not pay a sales commission on shares purchased pursuant to our distribution reinvestment plan.

Dealer Manager Fee

We will pay the Dealer Manager a dealer manager fee for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance, part of which may be reallowed to participating broker dealers. With respect to Class A shares, we will pay the Dealer Manager a dealer manager fee in the amount of up to 2.5% of the gross proceeds from the sale of Class A shares in the primary offering. With respect to Class T shares, we will pay the Dealer Manager a dealer manager fee in an amount of 2.0% of the gross proceeds from the sale of Class T shares in the primary offering. We will not pay a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan.

The Dealer Manager, in its sole discretion, may use a portion of the dealer manager fee that it receives to pay a marketing support fee to participating broker dealers based upon consideration of prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker dealer in the past and the level of marketing support to be provided in this offering.

Distribution Fee

With respect to Class T shares only, we will pay the Dealer Manager a distribution fee as additional compensation for selling shares in the offering. The distribution fee will accrue daily and be paid monthly. The distribution fee will be calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of the (i) current gross offering price per Class T share or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T shares of our common stock. If we are no longer offering shares in a public offering, but have not reported an estimated per share value subsequent to the termination of the offering, then the gross offering price in effect immediately prior to the termination of that offering will be deemed the estimated per share value for purposes of the prior sentence. If we report an estimated per share value prior to the termination of the offering, the distribution fee will continue to be calculated as a percentage of the current gross offering price per Class T share until we report an estimated per share value following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated per share value. In the event the current gross offering price changes during the offering or an estimated per share value reported after termination of the offering changes, the distribution fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new gross offering price or the new estimated per share value, without regard to the actual price at which a particular Class T share was issued. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year. We will not pay a distribution fee on Class A shares. The distributions paid with respect to all outstanding Class T shares will be reduced by the distribution fees calculated with respect to Class T shares issued in the primary offering and all Class T shares will receive the same per share distribution.

We will cease paying distribution fees with respect to each Class T share sold in this offering on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account and purchased pursuant to this offering, would be in excess of 10% of the total gross investment amount at the time of purchase of such primary Class T shares held in such account. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account was reached. Stockholders will receive a transaction confirmation from the transfer agent, on our behalf, that their Class T shares have been converted into Class A shares. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T share. See “Description of Capital Stock—Distributions.” Assuming a constant gross offering price or estimated per share value of $9.83 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the 10% limit being reached, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $550 in distribution fees will be paid to the Dealer Manager over approximately 5.5 years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.83, an investor would pay approximately $0.54 in distribution fees to the Dealer Manager over approximately 5.5 years.

If we redeem a portion, but not all of the Class T shares purchased pursuant to this offering and held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares purchased pursuant to this offering and held in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

All or a portion of the distribution fee may be reallowed or advanced by the Dealer Manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T shares, referred to as servicing broker dealers.

Other Compensation

We will also pay the Advisor up to 2.0% of the aggregate gross offering proceeds from the sale of Class A shares and Class T shares in our public offerings, including shares issued pursuant to our distribution reinvestment plan, to reimburse the Advisor for paying the cumulative organization expenses and expenses of our public offerings, including legal, accounting, printing and other expenses related to the distribution of our offerings, and for paying to the Dealer Manager, participating broker dealers and servicing broker dealers expense reimbursements, marketing support fees, and bona fide due diligence expense reimbursements, as described below, but only to the extent that the Advisor has paid such expenses. The Advisor or an affiliate of the Advisor will be responsible for such cumulative organization and offering expenses of our public offerings to the extent that the total of such cumulative expenses exceeds this 2.0% organization and offering expense reimbursement from our public offerings, without recourse against or reimbursement by us.

From the 2.0% organization and offering expense reimbursement, the Advisor will pay up to 0.5% of the gross offering proceeds we raise from the sale of Class A shares and Class T shares in the primary offering (which is equivalent to 0.4% of the aggregate gross offering proceeds from the sale of shares in the primary offering and our distribution reinvestment plan) to reimburse the Dealer Manager, participating broker dealers and servicing broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering, including fees and costs associated with attending or sponsoring conferences. The non-accountable expense reimbursement will be deemed additional underwriting compensation. From the 0.5% non-accountable expense reimbursement or the dealer manager fee paid to the Dealer Manager, the Dealer Manager, in its sole discretion, may approve the payment of a marketing support fee to participating broker dealers based upon consideration of prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker dealer in the past and the level of marketing support to be provided in this offering. Further, pursuant to selected dealer agreements with Ameriprise Financial Services, Inc. and LPL Financial LLC, which we refer to respectively as Ameriprise Financial and LPL, and subject to applicable FINRA limitations, the Dealer Manager has agreed to reimburse Ameriprise Financial and LPL for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by their respective customers. These Ameriprise Financial and LPL technology costs and expenses will be paid from the Advisor’s 0.5% non-accountable expense reimbursement or the Dealer Manager fee. The Advisor will use the remainder of the 2.0% organization and offering expense reimbursement to pay the other cumulative organization and offering expenses of our offerings, as described above.

In addition, the Advisor may determine, in its sole discretion, to reimburse the Dealer Manager, participating broker dealers and servicing broker dealers for these expenses, as well as for marketing support fees in excess of the 0.5% non-accountable expense reimbursement described above. However, the Advisor will not pay or reimburse any of these expenses to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. If the Advisor determines to make any such payments, we will not be obligated to reimburse the Advisor for any of these amounts, except if and to the extent that the Advisor has not been reimbursed for the entire 2.0% organization and offering expense reimbursement that the Advisor is otherwise entitled to receive.

Under FINRA rules, the aggregate of all compensation payable to FINRA members participating in this offering (including any servicing broker dealers) will not exceed 10.0% of gross offering proceeds we raise from the sale of shares in the primary offering, including the sales commissions, distribution fees, dealer manager fees and reimbursement of the Dealer Manager’s, participating broker dealers’ and servicing broker dealers’ expenses and the marketing support fee (except for reimbursement of bona fide due diligence expenses as described below). The Dealer Manager will monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules described above. No underwriting compensation will be paid in connection with shares purchased pursuant to the distribution reinvestment plan.

In order to show the estimated maximum underwriting compensation payable in connection with this offering, the following table assumes that we sell all $1.5 billion in shares of our common stock in the primary offering, that all shares sold are Class A shares, and that all Class A shares are sold with the highest possible 7.0% sales commission:

	Per Share	%	Maximum Amount
Public Offering Price per Class A share	$10.44	—	$1,500,000,000
Dealer Manager Fee	$0.26	2.5%	$37,500,000
Participating Broker Dealer Commission	$0.73	7.0%	$105,000,000
Marketing Support Fee/Expenses*	$0.05	0.5%	$7,500,000
Total Fees, Commissions, and Expenses**	$1.04	10.0%	$150,000,000

*	Includes the marketing support fee and reimbursement of out-of-pocket expenses that may be paid by the Advisor. Also includes payments by the Advisor and affiliates of the Advisor to the Dealer Manager for salaries and bonuses of certain employees of the Dealer Manager while participating in this offering.
**	The Dealer Manager, participating broker dealers and servicing broker dealers may also be reimbursed for bona fide due diligence expenses.

The bona fide due diligence expenses of the Dealer Manager, participating broker dealers and servicing broker dealers that are included in the organization and offering expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating dealers, servicing broker dealers and their personnel when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the participating dealer or servicing broker dealer conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the Dealer Manager of an invoice or a similar such itemized statement from the participating broker dealers or servicing broker dealers that demonstrates the actual due diligence expenses incurred by that broker dealer. Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify us, our officers and our directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. In addition, in connection with selected dealer agreements entered into between the Dealer Manager and each of Investment Centers of America, Inc., INVEST Financial Corporation, National Planning Corporation, and SII Investments, Inc., the Sponsor has agreed to indemnify each of the broker dealers and we have agreed to reimburse the Sponsor for any amounts it is required to pay to the broker dealers concerning these matters. However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable. See discussion below of our indemnification obligations pursuant to the selected dealer agreement that we entered into with Ameriprise Financial.

The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold.

Volume Discounts (Class A Shares Only)

As noted above, we generally will pay to the Dealer Manager a sales commission equal to 7.0% of the gross proceeds from the sales of Class A shares in our primary offering. We are offering volume discounts to investors who purchase $500,001 or more in Class A shares from the same broker dealer, whether in a single purchase or as the result of multiple purchases. In order to qualify for a particular volume discount as the result of multiple purchases of shares, all such purchases must be made by an individual or entity with the same social security number or taxpayer identification number, as applicable; provided, that, purchases by an individual investor and his or her spouse living in the same household may also be combined for purposes of determining the applicable volume discount. The sales commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of Class A common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full sales commission was paid. Any reduction in the amount of the sales commissions as a result of volume discounts received will be credited to the investor in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any such reduction of sales commissions. The Dealer Manager and any participating broker dealers and their registered representatives will be responsible for the proper implementation of any applicable volume discounts.

Volume Discounts

Volume discounts will be made available to investors in accordance with the following table, based upon our $10.44 per Class A share offering price:

Dollar Volume of Shares Purchased	Purchase Price per Class A Share in Volume Discount Range	Percentage (Based on $10.00/Class A Share)	Sales Commission per Class A Share in Volume Discount Range	Dealer Manager Fee per Class A Share	Proceeds per Class A Share*
Up to $500,000	$10.44	7.0%	$0.73	$0.26	$9.45
$500,001 to $1,000,000	$10.33	6.0%	$0.62	$0.26	$9.45
$1,000,001 to $1,500,000	$10.22	5.0%	$0.51	$0.26	$9.45
Over $1,500,001	$10.11	4.0%	$0.40	$0.26	$9.45

*	The proceeds per Class A share column does not include organization and offering expenses.

For example, an investor who invests $600,000 in Class A shares will be entitled to a discounted sales commission of 6.0% on the Class A shares purchased in excess of $500,000, reducing the effective purchase price per Class A share purchased in excess of $500,000 from $10.44 per share to $10.33 per share. Thus, a $600,000 investment would purchase 57,570 Class A shares. As another example, for a subscription amount of $1.5 million in Class A shares, the sales commission for the first $500,000 is 7.0%; the discounted sales commission for the next $500,000 (up to $1.0 million) is 6.0%; and the discounted sales commission for the remaining $500,000 of the subscription amount is 5.0%. Thus, a $1,500,000 investment would purchase 145,213 Class A shares. See “Compensation Paid for Sales of Shares” above for a description of expense reimbursements and a marketing support fee that may be paid to the Dealer Manager and participating broker dealers.

In addition, in order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with an investor to reduce the dealer manager fee with respect to all Class A shares purchased by the investor to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all Class A shares purchased by the investor to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.44 per Class A share, if an investor acquired in excess of $3,000,000 of Class A shares, the investor could pay as little as $9.55 per share purchased in excess of $3,000,000. The net proceeds to us would not be affected by such commission and fee reductions.

If you qualify for a particular volume discount as the result of multiple purchases of Class A shares, you will receive the benefit of the volume discount on the shares within the applicable volume discount range or ranges for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Other Discounts (Class A Shares Only)

Investors may also agree with the participating broker dealer selling them (or with the Dealer Manager if no participating broker dealer is involved in the transaction) Class A shares to reduce the amount of sales commission on such shares to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker dealer, such contract absent any investment advisory services will not qualify the investor for a reduction of the sales commission described above), or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust departments. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the Company. You should ask your financial advisor and/or broker dealer about the ability to receive such reductions of the sales commission.

Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase Class A shares in this offering at a reduced rate for certain fees in respect of such purchases. Participating broker dealers, including their registered representatives and their immediate family members, may purchase Class A shares in this offering at a price net of the sales commission; provided, that, no such purchases will be permitted during the initial 90 days following the effective date of this offering. We expect that a limited number of Class A shares will be sold to such persons.

However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The Advisor and its affiliates will be expected to hold their Class A shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, Class A shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote.

Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them Class A shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission and/or dealer manager fees. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions and/or dealer manager fees payable in connection with sales to such institutional investors and affiliates.

Investors qualifying for a volume discount or other reduction of the sales commission and fees will receive a higher return on their investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares of our common stock.

Investments through IRA Accounts

Certain financial institutions are available to act as IRA custodians for investors who would like to purchase shares through an IRA. For any accountholder that makes and maintains an investment equal to or greater than $25,000 in shares of our common stock through an IRA for which such financial institution serves as a custodian, not including investments made through our distribution reinvestment plan, the Dealer Manager or an affiliate may pay the annual base fee for the account. Beginning on the date that their accounts are established, all investors will be responsible for any other fees applicable to their accounts. Further information about custodial services is available through your broker or through our Dealer Manager. See “Questions and Answers About This Offering—Who can help answer my questions?” for the Dealer Manager’s contact information. We are not affiliated with these financial institutions and we do not control the fees that they charges to their customers. We are solely providing this information as a courtesy to our stockholders and recommend that you consult your own financial and legal advisors before choosing a custodian for your IRA account.

Ameriprise Financial

We, the Dealer Manager, the Advisor and the Sponsor entered into a selected dealer agreement with Ameriprise Financial, as amended, pursuant to which Ameriprise Financial was appointed as a participating broker dealer to sell our shares in this offering on a “best efforts” basis. Subject to certain limitations set forth in the agreement, we, the Dealer Manager, the Advisor and the Sponsor, jointly and severally, agreed to indemnify Ameriprise Financial against certain losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in connection with the offering, certain filings with the SEC or certain other public statements, certain liability associated with failure to qualify for an applicable ERISA exception during a specified time period, or the breach by us, the Dealer Manager, the Advisor or the Sponsor or any employee or agent acting on our or their behalf, of any of the representations, warranties, covenants, terms and conditions of the agreement. In addition, we have agreed to reimburse certain principals of the Sponsor for any amounts they are required to pay to Ameriprise Financial concerning these matters. Please see “Conflicts of Interest.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

LEGAL MATTERS

Prior to the effective date of this offering, the legality of the shares of our common stock being offered hereby will have been passed upon for us by Venable LLP. Greenberg Traurig, LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and, prior to the effective date of this offering, will have rendered its opinion with respect to our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements and related financial statement schedule of Industrial Property Trust Inc. as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference certain information into the prospectus. The following supersedes and replaces the list of filings incorporated by reference in the section titled “Incorporation by Reference” on page 197 of the prospectus. The documents listed below are incorporated by reference into the prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed March 10, 2016;

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2016, as supplemented on April 15, 2016 and May 31, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed May 11, 2016;

•	Our Current Reports on Form 8-K filed on January 4, 2016, January 13, 2016, January 20, 2016, February 3, 2016, February 23, 2016, March 22, 2016, April 27, 2016, May 18, 2016, June 9, 2016 and June 20, 2016.

The information contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.industrialpropertytrust.com:

Industrial Property Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Industrial Property Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 339-3650

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.industrialpropertytrust.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets as of December 31, 2015 and 2014	*
Consolidated Statements of Operations for the Year Ended December 31, 2015, 2014 and 2013	*
Consolidated Statements of Equity for the Year Ended December 31, 2015, 2014 and 2013	*
Consolidated Statements of Cash Flows for the Year Ended December 31, 2015, 2014 and 2013	*
Notes to Consolidated Financial Statements	*
Report of Independent Registered Public Accounting Firm	*
Schedule III—Real Estate and Accumulated Depreciation	*

Interim Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2016 (unaudited) and December 31, 2015	*
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Condensed Consolidated Statements of Comprehensive Loss for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Condensed Consolidated Statement of Equity for the Three Months Ended March 31, 2016 (unaudited)	*
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Notes to Condensed Consolidated Financial Statements (unaudited)	*

*	See the “Incorporation by Reference” section of this prospectus.

F-1

APPENDIX A: PRIOR PERFORMANCE TABLES

The tables presented in this section contain summary information relating to current and former programs subject to public reporting requirements with investment objectives similar to ours and sponsored by certain affiliates of the Sponsor and its direct or indirect owners. Although each of the programs described herein has its own specific investment objectives, there are various general investment objectives common to all such programs. These general investment objectives include (i) a focus on investing in core commercial properties, (ii) a focus on acquiring existing properties as opposed to developing new properties, (iii) a focus on investing in properties located in the U.S., (iv) a focus on preserving investors’ capital, and (v) a focus on providing regular cash distributions to investors.

The specific prior public programs included in the tables are: (i) Industrial Income Trust Inc., which we refer to as “IIT;” (ii) Dividend Capital Diversified Property Fund Inc., which we refer to as “DPF;” and (iii) DCT Industrial Trust Inc., formerly known as “Dividend Capital Trust Inc.,” which we refer to as “DCT.”

IIT was a publicly offered non-traded real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets, focusing on industrial properties. On November 4, 2015, IIT completed its merger with and into Western Logistics II LLC, an affiliate of Global Logistic Properties Limited, in an all cash transaction valued at approximately $4.55 billion, which we refer to herein as the “IIT Merger,” subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage, or the “excluded properties,” to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. The DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell the excluded properties with the goal of maximizing the distributions to IIT’s former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per unit of DC Industrial Liquidating Trust would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT’s management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust currently anticipates completing its liquidation within the 12 to 24 months following November 4, 2015. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT’s former stockholders in connection with DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust. As the DC Industrial Liquidating Trust has not yet sold the excluded properties, IIT is not considered a completed program for purposes of these tables and is not included in Table IV.

DPF is a publicly offered non-traded real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets and real estate securities.

DCT (NYSE: DCT) is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the U.S. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external Advisor to DCT, which we refer to as DCT’s “Former Advisor,” were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

The specific tables discussed in this section consist of:

Table I—Experience in Raising and Investing Funds

Table III—Operating Results of Prior Programs

Table IV—Completed Programs

Table V—Sales or Disposals of Real Property

The information in this section should be read together with the summary information in this prospectus under “Prior Performance of the Advisor and its Affiliates.” Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as applicable.

You may use the information in the tables to evaluate the performance of other programs that have been sponsored by affiliates of the Sponsor and its direct or indirect owners. However, by purchasing shares in this offering, you will not acquire ownership interests in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

Table I provides a summary of experience in raising and investing funds for the prior public programs that have closed an offering within the three years ended December 31, 2015. Information is provided as to the timing and length of the offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of December 31, 2015, except where otherwise noted.

Table I

(Unaudited)

Experience in Raising and Investing Funds

Total Since Inception

(Dollar amounts in thousands)

	IIT		DPF
Dollar amount offered	$4,400,000	(1)	$8,000,000	(2)
Dollar amount raised	$2,208,976	(1)	$2,309,814	(2)
Length of offering(s) (months):
First offering	28		24
Second offering	15(3)		20
Third offering	N/A		39
Fourth offering	N/A		N/A(5)
Months to invest 90% of amount available for investment measured from beginning of offering	(4)		(5)

(1)	Data for IIT is presented through June 30, 2015, which is the end of the last quarter for which IIT filed a periodic report prior to the closing of the IIT Merger. IIT’s second public offering commenced in April 2012. IIT stopped offering primary shares pursuant to the second public offering in July 2013, but continued to offer shares to its existing investors pursuant to its distribution reinvestment plan. From April 2012 through June 2015, IIT raised $1.2 billion, or 50%, of its second public offering amount of $2.4 billion, including $160.4 million pursuant to its distribution reinvestment plan. The distribution reinvestment plan was suspended effective as of July 28, 2015, and terminated effective as of the closing of the IIT Merger on November 4, 2015. IIT’s first public offering commenced in December 2009 and closed in April 2012. From December 2009 to April 2012, IIT raised $1.0 billion, or 50%, of its first public offering amount of $2.0 billion, including $16.5 million pursuant to its distribution reinvestment plan. As a result of these public offerings, as of June 30, 2015, IIT had raised a total of $2.2 billion, including $177.0 million pursuant to its distribution reinvestment plan. The aggregate amount of $4.4 billion offered includes $1.1 billion offered through IIT’s distribution reinvestment plan.
(2)	On September 16, 2015, DPF commenced its fourth public offering of $1.0 billion, including $250.0 million offered through DPF’s distribution reinvestment plan. As of December 31, 2015 DPF had raised $13.7 million, or 1% of its fourth public offering amount, including approximately $1.2 million raised through its distribution reinvestment plan. DPF raised $183.0 million, or 6% of its third public offering amount of $3.0 billion, including approximately $3.4 million raised through its distribution reinvestment plan. The third public offering commenced in July 2012 and closed in September 2015. DPF raised $660 million, or 44% of its second public offering amount of $1.5 billion, including approximately $102.1 million raised through its distribution reinvestment plan. The second public offering commenced in January 2008 and closed in September 2009. DPF raised $1.14 billion, or 75.8% of its first public offering amount of $1.5 billion, including approximately $32.8 million raised through its distribution reinvestment plan. The first public offering commenced in January 2006 and closed in January 2008. DPF continues to offer unclassified common stock, or “Class E shares,” pursuant to distribution reinvestment plan offering registered on its Registration Statement on Form S-3 dated October 22, 2009, or the “Class E DRIP Offering.” As of December 31, 2015, DPF raised $178.2 million through its Class E DRIP Offering. As a result of these various offerings from January 27, 2006 through December 31, 2015, DPF raised a total of $2.3 billion, including approximately $317.8 million pursuant to its distribution reinvestment plan. The $8.0 billion offered includes $2.0 billion offered through its distribution reinvestment plan.
(3)	IIT’s second public offering of primary shares had a duration of 15 months. IIT terminated the sale of primary shares pursuant to the second public offering on July 18, 2013 and continued the sale of distribution reinvestment plan shares pursuant to the second public offering until the suspension of the distribution reinvestment plan in July 2015.

(4)	IIT took 32 months to invest 90% of the amount available for investment from its first public offering, measured from the beginning of its first public offering and 17 months to invest 90% of the amount available for investment from its second public offering, measured from the beginning of its second public offering.
(5)	DPF took 45 months and 29 months, respectively, to invest 90% of the amount available for investment, measured from the beginning of its first and second public offerings. As of September 30, 2015, or approximately 38 months following the beginning of its third public offering, DPF had used all of the proceeds raised in its third public offering to invest in real properties and real estate-related debt, to reduce its leverage on its existing investments, to provide liquidity to its stockholders and for general corporate purposes. DPF’s fourth public offering was still open as of December 31, 2015.

Table III provides a summary of the operating results, for the most recent 10 years, of prior public programs that have closed offerings within the five years ended December 31, 2015. All figures are presented as of December 31 of the calendar years indicated, except where otherwise noted.

IIT

Table III

(Unaudited)

Operating Results of Prior Public Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2015 (1)	2014	2013	2012	2011	2010	2009
Selected Operating Results
Gross revenues	$165,473	$312,457	$249,852	$127,893	$51,650	$4,105	$—
Operating expenses (2)	131,889	265,045	239,694	130,671	60,295	11,342	854

Operating income	33,584	47,412	10,158	(2,778)	(8,645)	(7,237)	(854)
Interest expense	(35,596)	(62,869)	(50,898)	(29,021)	(14,674)	(988)	—
Net (loss)—GAAP basis	(2,667)	8,939	(15,140)	(35,580)	(25,353)	(8,225)	(854)
Summary Statements of Cash Flow
Net cash flows provided by (used in) operating activities	$59,645	$110,745	$86,888	$27,372	$2,234	$(6,643)	$(17)
Net cash flows (used in) investing activities	(84,765)	(139,454)	(1,107,276)	(1,250,139)	(743,374)	(228,691)	—
Net cash flows provided by financing activities	28,275	18,404	1,014,196	1,234,383	726,440	262,782	203
Amount and Source of Distributions
Total Distributions paid to common stockholders (3)	$(66,647)	$(131,203)	$(112,104)	(63,826)	(23,321)	(2,937)	—
Distribution data per $1,000 invested:
Total Distributions to common stockholders:	$(28)	$(57)	$(60)	$(60)	$(63)	$(62)	$—
From operations (4)	(14)	(29)	(31)	(25)	(13)	—	—
From sale of properties	—	—	—	—	—	—	—
From financing	(14)	(28)	(29)	(35)	(50)	(59)	—
From offering proceeds	—	—	—	—	—	(3)	—
Summary Balance Sheet
Total Assets (before depreciation and amortization)	$4,067,739	$3,975,094	$3,826,986	$2,386,250	$1,039,691	$262,942	$2,185
Total Assets (after depreciation and amortization)	3,652,300	3,627,650	3,614,064	2,294,948	1,013,225	261,171	2,185
Total Liabilities	2,204,165	2,118,704	2,021,982	1,268,867	540,432	138,271	2,835

(1)	Figures are presented for the six months ended June 30, 2015, because the quarter ended June 30, 2015 is the last quarter for which IIT filed a periodic report prior to the closing of the IIT Merger.
(2)	Operating expense includes real estate taxes.
(3)	Reflects total distributions, which includes both distributions paid in cash and distributions reinvested in shares.
(4)	Source of distributions was cash provided by operating activities, as determined on a basis consistent with United States generally accepted accounting principles (“GAAP”).

DPF

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $ 1,000 amounts)

	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006
Selected Operating Results
Gross revenues	$225,200	$231,597	$217,777	$216,325	$218,857	$175,962	$108,129	$91,483	$61,067	$5,334
Operating expenses (1)	181,275	177,723	158,876	156,875	189,901	115,285	116,763	264,231	47,492	5,648

Operating income	43,925	53,874	58,901	59,450	28,956	60,677	(8,634)	(172,748)	13,575	(314)
Interest expense	(47,508)	(61,903)	(65,325)	(69,844)	(74,406)	(61,324)	(39,821)	(31,953)	(26,306)	(2,076)
Net income (loss)—GAAP basis	131,659	33,994	56,470	(22,371)	(64,566)	(22,407)	(47,081)	(183,732)	10,197	(117)
Summary Statements of Cash Flow
Net cash flows provided by (used in) operating activities	$105,530	$87,229	$86,589	$94,487	$94,342	$50,200	$51,221	$60,266	$31,772	$2,694
Net cash flows provided by (used in) investing activities	74,421	(15,102)	72,847	(39,465)	89,457	(1,297,007)	(245,114)	(127,254)	(1,165,338)	(320,426)
Net cash flows provided by (used in) financing activities	(178,643)	(82,444)	(171,530)	(146,597)	(138,911)	815,580	168,466	315,567	1,357,883	385,047
Amount and Source of Distributions
Total distributions to common stockholders (2)	$(63,145)	$(62,236)	$(62,330)	$(84,259)	$(105,704)	$(110,430)	$(104,366)	$(84,023)	$(51,175)	$(4,090)
Distribution data per $1,000 invested
Total Distributions to common stockholders:	$(36)	$(35)	$(35)	$(46)	$(58)	$(60)	$(60)	$(60)	$(60)	$(42)
From operations (3)	(36)	(35)	(35)	(46)	(51)	(27)	(29)	(43)	(37)	(28)
From sale of properties	—	—	—	—	(7)	(17)	—	—	—	—
From financing	—	—	—	—	—	(16)	(31)	(17)	(23)	(14)
From offering proceeds	—	—	—	—	—	—	—	—	—	—
Summary Balance Sheet
Total Assets (before depreciation and amortization)	$2,473,165	$2,661,216	$2,757,630	$3,142,036	$3,031,776	$3,246,815	$2,509,155	$2,211,386	$1,847,400	$455,562
Total Assets (after depreciation and amortization)	1,967,208	2,148,133	2,305,409	2,659,254	2,670,419	2,999,207	2,362,991	2,123,578	1,811,784	452,971
Total Liabilities	1,241,257	1,384,153	1,500,398	1,817,727	1,671,150	1,842,233	1,090,405	963,712	891,969	159,177

(1)	Operating expense includes real estate taxes and asset management fees.
(2)	Reflects total distributions, which includes both distributions paid in cash and distributions reinvested in shares.
(3)	Source of distributions was cash provided by operating activities, as determined on a GAAP basis.

Table IV includes the prior public program that has completed operations in the ten years ended December 31, 2015. As of December 31, 2015, no other programs were considered to be completed programs for purposes of this table.

Table IV

Completed Prior Public Programs

(Unaudited)

(Dollar amounts in thousands)

DCT (1)(2)
Dollar amount raised	$1,583,298(3)
Date of closing of program	12/13/2006(2)
Length of program (months)	46
Program Annualized Return on Investment	10.7%(4)
Investor Internal Rate of Return	12.0%(5)
Median Annual Leverage	42%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$365,489(6)

(1)	Prior to October 10, 2006, DCT’s activities were managed by its sponsor, which was an affiliate of Dividend Capital Advisors LLC, the former external Advisor to DCT, which we refer to as “DCT’s Former Advisor.” On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in DCT’s Former Advisor were contributed to the operating partnership of DCT in exchange for 15.1 million limited partnership units in DCT’s operating partnership valued at $11.25 per unit. As a result of the Internalization, DCT is no longer considered an affiliate of ours. Amounts presented for DCT are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.
(2)	On December 13, 2006, DCT completed a listing on the New York Stock Exchange, issuing 16.3 million shares for net proceeds of approximately $186.7 million, before expenses of $2.3 million (the “Listing”).
(3)	In January 2006, DCT closed the primary offering component of its fourth continuous public offering, which commenced on June 27, 2005. DCT raised $532.6 million, or 69.7% out of a total primary offering amount of 764.1 million. DCT’s third continuous public offering commenced in October 2004 and closed on June 24, 2005, after having raised a total of $413.2 million, or 98.4% of its total primary offering amount of $1.73 billion. DCT’s second continuous public offering of primary shares, which commenced in April 2004 and ended in October 2004, raised $299.0 million, or 99.7% of its total primary offering amount. DCT’s first continuous public offering commenced in July 2002 and ended in April 2004 and raised $249.2 million, or 99.7% of its total primary offering amount. In addition, between July 17, 2002 and September 30, 2006, DCT raised a total of $89.3 million pursuant to its distribution reinvestment plan.
(4)	Program Annualized Return on Investment is calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors multiplied by the number of years between DCT meeting its escrow requirements on February 10, 2003 and DCT’s Listing on December 13, 2006. For purposes of this calculation, “aggregate amount invested by investors” excludes underwriting fees and commissions paid from the amount invested by investors.
(5)	Investor Internal Rate of Return assumes an investment in DCT in February 2003, the month in which DCT first received offering proceeds at a price of $10.00 per share, participation in DCT’s distribution reinvestment plan, and a liquidation of shares at the closing price of $12.35 per share on the day of DCT’s Listing in December 2006. Assuming that an investor purchased shares on the month-end date nearest the midpoint of the company’s four public offerings, which was February 2005, at a weighted average share price of $10.32 per share, that the investor participated in DCT’s distribution reinvestment plan, and that the investor liquidated his or her shares at the closing price of $12.35 per share on the day of DCT’s Listing in December 2006, then the Investor Internal Rate of Return is 17.0%. For purposes of this table, “Internal Rate of Return,” which is calculated based on the cash flows associated with a particular investment, is defined as the rate of return that makes the net present value of all cash flows (both positive and negative) from a particular investment equal to zero.

(6)	Aggregate compensation includes amounts paid to the sponsor from proceeds of the offerings, operations, property sales and refinancing and amounts paid in connection with DCT’s conversion from external management to an internal management structure.

Table V provides a summary of all dispositions of real property by IIT and DPF during the three years ended December 31, 2015. None of the other prior public programs presented in these tables disposed of real property during the three years ended December 31, 2015.

Table V

Sales or Disposals of Real Property

(Unaudited)

(Dollar amounts in thousands)

Program	Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
				Cash received net of closing costs	Mortgage balance at time of sale		Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total (1)(2)	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Total
IIT	I-20 East Distribution Center	3/29/2011	4/16/2014	43,115	—		—	—	43,115	—	30,388	30,388	10,176
IIT	Garland	9/17/2013	4/17/2014	8,665	—		—	—	8,665	—	7,814	7,814	278
IIT	Eagle Falls Distribution Center	1/19/2011	4/21/2014	11,071	—		—	—	11,071	—	8,896	8,896	2,097
IIT	Farmers Branch & Southridge	9/17/2013	4/21/2014	29,691	—		—	—	29,691	—	27,331	27,331	1,627
IIT	Portland Portfolio	9/30/2010	4/23/2014	35,381	—		—	—	35,381	—	26,410	26,410	11,028
IIT	Freeport Building 7	12/12/2012	8/11/2015	4,436	—		—	—	4,436	—	795	795	111
IIT	IIT Portfolio (4)	Various	11/4/2015	2,262,699	2,311,243	(5)	—	—	4,573,942	—	3,888,201	3,888,201	747,779

IIT Total				$2,395,058	$2,311,243		$—	$—	$4,706,301	$—	$3,989,835	$3,989,835	$773,096
DPF	Waterview Parkway	6/25/2010	1/13/2013	7,879	—		—	—	7,879	5,115	2,863	7,978	1,771
DPF	Pencader	12/6/2006	5/10/2013	26	5,613		—	—	5,639	—	7,752	7,752	2,400
DPF	Hanson Way	12/7/2006	5/10/2013	65	13,972		—	—	14,037	—	24,969	24,969	10,417
DPF	Old Silver Spring	12/8/2006	5/10/2013	20	4,245		—	—	4,265	—	5,922	5,922	1,713
DPF	Marine Drive	12/8/2006	5/10/2013	90	19,359		—	—	19,449	—	19,093	19,093	9,310
DPF	Southfield	3/20/2007	5/10/2013	20	4,378		—	—	4,398	—	6,504	6,504	2,454

DPF	Commerce Circle	3/26/2007	5/10/2013	123	26,801	—	—		26,924	—	34,296	34,296	10,801
DPF	Veterans	3/26/2007	5/10/2013	49	10,632	—	—		10,681	—	12,891	12,891	4,024
DPF	Comerica Bank Tower (6)	3/6/2012	5/31/2013	—	177,273	—	(55,042	)(7)	122,231	124,800	(2,133)	122,667	14,458
DPF	Crown Colony Drive	6/25/2010	6/6/2013	25,021	—	—	—		25,021	12,620	6,543	19,163	4,013
DPF	Inverness Drive West	6/25/2010	7/31/2013	63,799	—	—	—		63,799	27,565	15,026	42,591	12,312
DPF	Millennium Drive	10/1/2008	9/13/2013	20,900	32,641	—	—		53,541	34,500	12,497	46,997	16,935
DPF	North Fairway Drive	6/25/2010	10/15/2013	15,938	—	—	—		15,938	9,897	3,590	13,487	3,876
DPF	Rickenbacker	10/16/2006	1/22/2014	3,632	6,916	—	—		10,548	—	14,272	14,272	6,559
DPF	Park West Q	10/16/2006	1/22/2014	3,198	5,156	—	—		8,354	—	10,620	10,620	4,738
DPF	Eagle Creek East	10/16/2006	1/22/2014	3,811	4,292	—	—		8,103	—	8,989	8,989	4,428
DPF	Park West L	10/31/2006	1/22/2014	4,526	3,581	—	—		8,107	—	7,996	7,996	4,043
DPF	Eagle Creek West	10/31/2006	1/22/2014	4,959	4,862	—	—		9,821	—	10,177	10,177	5,109
DPF	Minnesota Valley III	10/31/2006	1/22/2014	7,913	6,082	—	—		13,995	—	13,852	13,852	5,181
DPF	Greenwood Parkway	10/29/2007	1/22/2014	21,463	—	—	—		21,463	—	22,643	22,643	9,634
DPF	Plainfield III	3/28/2007	1/22/2014	10,954	12,000	—	—		22,954	—	20,163	20,163	8,207
DPF	Patriot Drive I	3/28/2007	1/22/2014	4,302	4,625	—	—		8,927	—	6,438	6,438	2,957
DPF	Patriot Drive II	3/28/2007	1/22/2014	9,738	18,375	—	—		28,113	—	25,486	25,486	8,931
DPF	Creekside V	6/15/2007	1/22/2014	3,003	4,725	—	—		7,728	—	6,335	6,335	3,049
DPF	Westport	1/9/2008	1/22/2014	13,146	9,747	—	—		22,893	—	25,195	25,195	11,456
DPF	Cranston	8/1/2007	2/18/2014	6,560	—	—	—		6,560	2,688	1,607	4,295	712
DPF	Shackleford	3/20/2007	2/25/2014	5,671	13,650	—	—		19,321	—	21,272	21,272	9,501
DPF	Shadelands	6/25/2010	6/13/2014	5,498	—	—	—		5,498	4,982	1,035	6,017	2,247
DPF	Lundy (6)	9/28/2006	10/15/2014	—	13,579	—	—		13,579	14,250	6,834	21,084	13,282
DPF	South Havana	6/25/2010	11/7/2014	9,499	—	—	—		9,499	7,904	4,662	12,566	6,615
DPF	Park Place	12/16/2009	1/16/2015	45,998	—	—	—		45,998	11,365	12,474	23,839	7,335
DPF	Doolittle Drive	6/25/2010	3/11/2015	19,953	10,044	—	—		29,998	13,021	9,879	22,900	10,314
DPF	Sheila Street	6/25/2010	3/11/2015	18,389	8,734	—	—		27,124	11,702	12,044	23,746	9,307

DPF	2000 Corporate Center Drive	6/25/2010	3/11/2015	18,650	12,228	—	—	30,878	9,169	4,481	13,650		5,405
DPF	Sylvan Way	6/25/2010	3/11/2015	32,418	16,027	—	—	48,445	20,777	16,189	36,966		16,184
DPF	1600 SW 80th Street	6/25/2010	3/11/2015	34,917	18,997	—	—	53,914	24,676	19,261	43,937		17,968
DPF	Connection Drive	6/25/2010	3/11/2015	33,363	23,408	—	—	56,771	30,345	23,050	53,395		19,121
DPF	East Maple Avenue	6/25/2010	3/11/2015	42,782	16,595	—	—	59,377	21,513	16,320	37,833		16,586
DPF	N. Glenville Drive	6/25/2010	3/11/2015	6,969	3,494	—	—	10,462	4,529	3,461	7,990		5,054
DPF	Columbia Road	6/25/2010	3/11/2015	16,826	8,516	—	—	25,342	11,089	8,847	19,936		8,379
DPF	200 Corporate Drive	6/25/2010	3/11/2015	16,353	8,734	—	—	25,087	11,323	8,599	19,922		8,431
DPF	Vickery Drive	6/25/2010	3/11/2015	30,386	18,178	—	—	48,564	23,565	17,903	41,468		17,773
DPF	East 28th Avenue	6/25/2010	3/11/2015	3,876	2,740	—	—	6,617	3,552	2,699	6,251		2,801
DPF	Mt. Nebo	5/11/2007	5/5/2015	12,100	—	—	—	12,100	16,000	9,045	25,045		3,813
DPF	2100 Corporate Center Drive	6/25/2010	7/20/2015	12,143	—	—	—	12,143	6,682	7,544	14,226		2,429
DPF	Inverness land parcel	7/31/2013	8/12/2015	7,185	—	—	—	7,185	—	5,200	5,200		n/a
DPF	DeGuigne	11/21/2007	12/14/2015	16,303	6,839	—	—	23,142	9,113	9,673	18,786		8,090
DPF	Rockland 201 Market	8/1/2007	12/18/2015	1,551	—	—	—	1,551	792	493	1,278		630

DPF Total				$621,967	$557,038	$—	$(55,042)	$1,123,963	$473,534	$544,552	$1,018,086	$—	$360,753

Grand Total				$3,017,025	$2,868,281	$—	$(55,042)	$5,830,264	$473,534	$4,534,387	$5,007,921	$—	$1,133,849

(1)	No installment sales transactions have been completed in any of the programs to date.
(2)	Absent any ordinary income recapture under Internal Revenue Code Section 1231(c), 100% of all taxable gains are treated as capital gains.
(3)	Amounts shown have not been reduced for interest expense.
(4)	Represents the assets sold as a result of the IIT Merger.
(5)	Amount represents all debt outstanding, including prepayment penalties, that was paid off at the closing of the IIT Merger in lieu of cash received.
(6)	Disposal was the result of a foreclosure. No cash was received as a result of the disposal.
(7)	Represents the adjustment to the mortgage note carrying amount in connection with the election to use the fair value option to record the assets and liabilities of Comerica Bank Tower at acquisition.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT — CLASS A SHARES AND CLASS T SHARES

Investor Name
Subscription Agreement Class A Shares and Class T Shares

1.	INVESTMENT— See payment instructions on next page.
	Total $ Invested		Please check the appropriate box:
☐ Initial Investment — This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY).
☐ Additional Investment — This is an additional investment: $100 minimum.
State of Sale

2.	ACCOUNT TYPE —Select Class A Shares or Class T Shares below (choose only one).
This Subscription Agreement is for Class A shares and Class T shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Industrial Property Trust Inc. as amended and supplemented as of the date hereof (the “Prospectus”) contains additional information regarding the different share classes.
	☐	Class A Share (Class 3797)
Checkbelow if applicable: ☐ Volume Discount
☐ Net of commission (only available in certain circumstances. Please refer to the Plan of Distribution in the prospectus for eligibility.)
	☐	Class T Share (Class 3799)

3.	TYPEOF OWNERSHIP
		Non-Custodial Ownership		Custodial Ownership
	☐	Individual Ownership — One signature required.	☐	Traditional IRA — Custodian signature required in section 9.
	☐	Transfer on Death — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA — Custodian signature required in section 9.
	☐	Joint Tenants with Rights of Survivorship — All parties must sign.	☐	Decedent IRA — Custodian signature required in section 9.
	☐	Community Property — All parties must sign.		Name of Deceased
	☐	Tenants in Common — All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)
	☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.	☐	Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 9.
		☐ S-Corp ☐ C-Corp ☐ LLC	☐	Non-Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 9.
	☐	Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)	☐	Uniform Gift to Minors Act — Custodian signature required in section 9.
	☐	Non-Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)		State of Custodian for
	☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)
	☐	Estate — Personal representative signature required.
	☐	Name of Executor Include a copy of the court appointment dated within 90 days. Trust Accounts Taxable Trust Include a copy of the first and last page of the trust.		(Required for custodial ownership accounts.) Name of Custodian, Trustee or Other Administrator Mailing Address City State ZIP Custodian Information — To be completed by Custodian listed above.
	☐	Tax-Exempt Trust Include a copy of the first and last page of the trust.
	☐	Other (Specify) Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information		Custodian Tax ID # Custodian Account # Custodian Telephone #

1 of 4

Investor Name	Subscription Agreement Class A Shares and Class T Shares

4. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Advisor of Industrial Property Trust

Investor	Co-Investor
Investor Social Security/ Taxpayer ID #	Co-Investor Social Security/ Taxpayer ID #
Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number	Home Telephone	E-mail Address
Residence Address (no P.O. Box)
Street Address	City	State	ZIP
Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status        ☐ U.S. Citizen                    ☐ Resident Alien                    ☐ Non-Resident Alien

5. INVESTMENT METHOD

☐	By Mail —	Attach a check made payable to Industrial Property Trust Inc.

☐	By Wire —	Account Name: State Street Bank, Boston, MA 02111
ABA Routing Number: 011000028
Account Number: 99058174
Beneficiary: Industrial Property Trust

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Asset Transfer —

☐   Asset transfer form sent to transferring institution.        ☐   Asset transfer form included with subscription.

6. DISTRIBUTIONS

	Non-Custodial Ownership	Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 4.	☐

I prefer to participate in the Distribution Reinvestment Plan (DRP).

In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 3.

☐	I prefer that my distribution be deposited directly into the account listed in section 7.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 3.

☐	I prefer that my distribution be paid by check and sent to the address in section 4.

2 of 4

Investor Name	Subscription Agreement Class A Shares and Class T Shares

7.	BANK OR BROKERAGE ACCOUNT INFORMATION

Name of Financial Institution

	Street Address	City	State	ZIP

Name(s) on Account

	ABA Numbers/Bank Account Number	Account Number

☐ Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

8.	SUITABILITY (required)
	Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:	Investor	Co-Investor
	a) I have (we have) received a copy of the final Prospectus at least five business days before signing this agreement.	(a) Initials	Initials
	b) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(b) Initials	Initials

c) I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the Registered Representative’s firm listed in section 10 the identification number that is assigned to my (our) securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

		(c) Initials	Initials

d) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my (our) behalf.

		(d) Initials	Initials

e) If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(e) Initials	Initials

f) If I am (we are) a resident of AL, CA, IA, KS, KY, MA, ME, NJ, NM, ND, OH, OR or TN. I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(f) Initials	Initials

g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets, on an individual basis, the suitability standards set forth in the “Suitability Standards” section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.

		(g) Initials	Initials

h) If I am (we are) an Alabama resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Industrial Property Trust and other similar public, illiquid direct participation programs.

		(h) Initials	Initials

i) If I am (we are) a California resident, I (we) have either: (i) a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or (ii) an annual gross income of at least $85,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $150,000. In addition, I (we) have a net worth of at least ten times my (our) investment in the shares of Industrial Property Trust.

		(i) Initials	Initials

j) If I am (we are) an Iowa resident, I (we) have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $85,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Industrial Property Trust or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

		(j) Initials	Initials

k) If I am (we are) a Kansas resident, I am (we are) limiting my (our) aggregate investment in the securities of the Company and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.

		(k) Initials	Initials

l) If I am (we are) a Kentucky resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

		(l) Initials	Initials

m)If I am (we are) a New Jersey resident, my (our) investment in this offering and similar direct participation programs shall not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of an investor’s net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

		(m) Initials	Initials
	n) If an affiliate of the Company or its advisor, Industrial Property Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.	(n) Initials	Initials
9.	SUBSCRIBER SIGNATURES
I (we) declare that the information supplied is true and correct and may be relied upon by the Company. I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID # field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

3 of 4

Investor Name	Subscription Agreement Class A Shares and Class T Shares

10. BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 8 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Officer Mailing Address

City State ZIP	City State ZIP

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s E-mail Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor’s financial condition or can no longer make the representations and warranties set forth in section 8, Industrial Property Trust requests that the investor promptly notify Industrial Property Trust and the investor’s Broker/Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to:
Industrial Property Trust Inc.

Direct Overnight Mail:	P.O. Box:
Dividend Capital	Dividend Capital
C/O DST Systems Inc.	P.O. Box 219079
430 W. 7th Street, Suite 219079	Kansas City, MO 64121-9079
Kansas City, MO 64105

Dividend Capital — Industrial Property Trust Contact Information:
Phone	Web Site	E-mail
866.DCG.REIT (324.7348)	industrialpropertytrust.com	operations@dividendcapital.com

4 of 4	IPT-RET-SA-AT-DEC15

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT — CLASS A SHARES ONLY

Investor Name
Subscription Agreement Class A Shares

1.	INVESTMENT— See payment instructions on next page.
	Total $ Invested		Please check the appropriate box:
☐ Initial Investment — This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY).
☐ Additional Investment — This is an additional investment: $100 minimum.
State of Sale

2.	TYPEOF OWNERSHIP

		Non-Custodial Ownership		Custodial Ownership

	☐	Individual Ownership — One signature required.	☐	Traditional IRA — Custodian signature required in section 8.

	☐	Transfer on Death — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA — Custodian signature required in section 8.

	☐	Joint Tenants with Rights of Survivorship — All parties must sign.	☐	Decedent IRA — Custodian signature required in section 8.

	☐	Community Property — All parties must sign.		Name of Deceased

	☐	Tenants in Common — All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

	☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.	☐	Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 8.
		☐ S-Corp ☐ C-Corp ☐ LLC	☐	Non-Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 8.

	☐	Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)	☐	Uniform Gift to Minors Act — Custodian signature required in section 8.

	☐	Non-Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)		State of Custodian for

	☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)

	☐	Estate — Personal representative signature required.
	☐	Name of Executor Include a copy of the court appointment dated within 90 days. Trust Accounts Taxable Trust Include a copy of the first and last page of the trust.		(Required for custodial ownership accounts.) Name of Custodian, Trustee or Other Administrator Mailing Address City State ZIP Custodian Information — To be completed by Custodian listed above.
	☐	Tax-Exempt Trust Include a copy of the first and last page of the trust.

	☐	Other (Specify) Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information		Custodian Tax ID # Custodian Account # Custodian Telephone #

1 of 4

Investor Name	Subscription Agreement Class A Shares

3. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Advisor of Industrial Property Trust

Investor	Co-Investor
Investor Social Security/ Taxpayer ID #	Co-Investor Social Security/ Taxpayer ID #
Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number	Home Telephone	E-mail Address
Residence Address (no P.O. Box)
Street Address	City	State	ZIP
Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status        ☐ U.S. Citizen                    ☐ Resident Alien                    ☐ Non-Resident Alien

4. INVESTMENT METHOD

☐	By Mail —	Attach a check made payable to Industrial Property Trust Inc.

☐	By Wire —	Account Name: State Street Bank, Boston, MA 02111
ABA Routing Number: 011000028
Account Number: 99058174
Beneficiary: Industrial Property Trust

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Asset Transfer —

☐   Asset transfer form sent to transferring institution.        ☐   Asset transfer form included with subscription.

5. DISTRIBUTIONS

	Non-Custodial Ownership	Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.	☐

I prefer to participate in the Distribution Reinvestment Plan (DRP).

In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐	I prefer that my distribution be deposited directly into the account listed in section 6.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 2.

☐	I prefer that my distribution be paid by check and sent to the address in section 3.

2 of 4

Investor Name	Subscription Agreement Class A Shares

6.	BANK OR BROKERAGE ACCOUNT INFORMATION

Name of Financial Institution

	Street Address	City	State	ZIP

Name(s) on Account

	ABA Numbers/Bank Account Number	Account Number

☐ Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

7.	SUITABILITY (required)
	Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:	Investor	Co-Investor
	a) I have (we have) received a copy of the final Prospectus at least five business days before signing this agreement.	(a) Initials	Initials
	b) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(b) Initials	Initials

c) I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the Registered Representative’s firm listed in section 9 the identification number that is assigned to my (our) securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

		(c) Initials	Initials

d) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my (our) behalf.

		(d) Initials	Initials

e) If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(e) Initials	Initials

f) If I am (we are) a resident of AL, CA, IA, KS, KY, MA, ME, NJ, NM, ND, OH, OR or TN. I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(f) Initials	Initials

g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets, on an individual basis, the suitability standards set forth in the “Suitability Standards” section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.

		(g) Initials	Initials

h) If I am (we are) an Alabama resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Industrial Property Trust and other similar public, illiquid direct participation programs.

		(h) Initials	Initials

i) If I am (we are) a California resident, I (we) have either: (i) a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or (ii) an annual gross income of at least $85,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $150,000. In addition, I (we) have a net worth of at least ten times my (our) investment in the shares of Industrial Property Trust.

		(i) Initials	Initials

j) If I am (we are) an Iowa resident, I (we) have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $85,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Industrial Property Trust or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

		(j) Initials	Initials

k) If I am (we are) a Kansas resident, I am (we are) limiting my (our) aggregate investment in the securities of the Company and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.

		(k) Initials	Initials

l) If I am (we are) a Kentucky resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

		(l) Initials	Initials

m)If I am (we are) a New Jersey resident, my (our) investment in this offering and similar direct participation programs shall not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of an investor’s net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

		(m) Initials	Initials
	n) If an affiliate of the Company or its advisor, Industrial Property Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.	(n) Initials	Initials
8.	SUBSCRIBER SIGNATURES
I (we) declare that the information supplied is true and correct and may be relied upon by the Company. I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID # field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

3 of 4

Investor Name	Subscription Agreement Class A Shares

9. BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Officer Mailing Address

City State ZIP	City State ZIP

☐ Purchase Volume Discount	☐ Net of Commission (only available in certain circumstances. Please refer to the Plan of Distribution in the prospectus for eligibility.)

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s E-mail Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor’s financial condition or can no longer make the representations and warranties set forth in section 7, Industrial Property Trust requests that the investor promptly notify Industrial Property Trust and the investor’s Broker/Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to:
Industrial Property Trust Inc.

Direct Overnight Mail:	P.O. Box:
Dividend Capital	Dividend Capital
C/O DST Systems Inc.	P.O. Box 219079
430 W. 7th Street, Suite 219079	Kansas City, MO 64121-9079
Kansas City, MO 64105

Dividend Capital — Industrial Property Trust Contact Information:
Phone	Web Site	E-mail
866.DCG.REIT (324.7348)	industrialpropertytrust.com	operations@dividendcapital.com

4 of 4	IPT-RET-SA-A-DEC15

APPENDIX D: FORM OF SUBSCRIPTION AGREEMENT — CLASS T SHARES ONLY

Investor Name
Subscription Agreement Class T Shares

1.	INVESTMENT — See payment instructions on next page.
	Total $ Invested		Please check the appropriate box:
☐ Initial Investment — This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY).
☐ Additional Investment — This is an additional investment: $100 minimum.
State of Sale

2.	TYPE OF OWNERSHIP

		Non-Custodial Ownership		Custodial Ownership

	☐	Individual Ownership — One signature required.	☐	Traditional IRA — Custodian signature required in section 8.

	☐	Transfer on Death — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA — Custodian signature required in section 8.

	☐	Joint Tenants with Rights of Survivorship — All parties must sign.	☐	Decedent IRA — Custodian signature required in section 8.

	☐	Community Property — All parties must sign.		Name of Deceased

	☐	Tenants in Common — All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

	☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.	☐	Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 8.
		☐ S-Corp ☐ C-Corp ☐ LLC	☐	Non-Governmental Pension or Profit-Sharing Plan — Custodian signature required in section 8.

	☐	Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)	☐	Uniform Gift to Minors Act — Custodian signature required in section 8.

	☐	Non-Governmental Qualified Pension Plan and Profit-Sharing Plan (Non-custodian)		State of Custodian for

	☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)

	☐	Estate — Personal representative signature required.
	☐	Name of Executor Include a copy of the court appointment dated within 90 days. Trust Accounts Taxable Trust Include a copy of the first and last page of the trust.		(Required for custodial ownership accounts.) Name of Custodian, Trustee or Other Administrator Mailing Address City State ZIP Custodian Information — To be completed by Custodian listed above.
	☐	Tax-Exempt Trust Include a copy of the first and last page of the trust.

	☐	Other (Specify) Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information		Custodian Tax ID # Custodian Account # Custodian Telephone #

1 of 4

Investor Name	Subscription Agreement Class T Shares

3. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Advisor of Industrial Property Trust

Investor	Co-Investor
Investor Social Security/ Taxpayer ID #	Co-Investor Social Security/ Taxpayer ID #
Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number	Home Telephone	E-mail Address
Residence Address (no P.O. Box)
Street Address	City	State	ZIP
Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status        ☐ U.S. Citizen                    ☐ Resident Alien                    ☐ Non-Resident Alien

4. INVESTMENT METHOD

☐	By Mail —	Attach a check made payable to Industrial Property Trust Inc.

☐	By Wire —	Account Name: State Street Bank, Boston, MA 02111
ABA Routing Number: 011000028
Account Number: 99058174
Beneficiary: Industrial Property Trust

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Asset Transfer —

☐   Asset transfer form sent to transferring institution.        ☐   Asset transfer form included with subscription.

5. DISTRIBUTIONS

	Non-Custodial Ownership	Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.	☐

I prefer to participate in the Distribution Reinvestment Plan (DRP).

In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐	I prefer that my distribution be deposited directly into the account listed in section 6.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 2.

☐	I prefer that my distribution be paid by check and sent to the address in section 3.

2 of 4

Investor Name	Subscription Agreement Class T Shares

6.	BANK OR BROKERAGE ACCOUNT INFORMATION

Name of Financial Institution

	Street Address	City	State	ZIP

Name(s) on Account

	ABA Numbers/Bank Account Number	Account Number

☐ Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

7.	SUITABILITY (required)
	Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:	Investor	Co-Investor
	a) I have (we have) received a copy of the final Prospectus at least five business days before signing this agreement.	(a) Initials	Initials
	b) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(b) Initials	Initials

c) I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the Registered Representative’s firm listed in section 9 the identification number that is assigned to my (our) securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

		(c) Initials	Initials

d) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my (our) behalf.

		(d) Initials	Initials

e) If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(e) Initials	Initials

f) If I am (we are) a resident of AL, CA, IA, KS, KY, MA, ME, NJ, NM, ND, OH, OR or TN. I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

		(f) Initials	Initials

g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets, on an individual basis, the suitability standards set forth in the “Suitability Standards” section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.

		(g) Initials	Initials

h) If I am (we are) an Alabama resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Industrial Property Trust and other similar public, illiquid direct participation programs.

		(h) Initials	Initials

i) If I am (we are) a California resident, I (we) have either: (i) a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or (ii) an annual gross income of at least $85,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $150,000. In addition, I (we) have a net worth of at least ten times my (our) investment in the shares of Industrial Property Trust.

		(i) Initials	Initials

j) If I am (we are) an Iowa resident, I (we) have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $85,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Industrial Property Trust or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

		(j) Initials	Initials

k) If I am (we are) a Kansas resident, I am (we are) limiting my (our) aggregate investment in the securities of the Company and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.

		(k) Initials	Initials

l) If I am (we are) a Kentucky resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

		(l) Initials	Initials

m)If I am (we are) a New Jersey resident, my (our) investment in this offering and similar direct participation programs shall not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of an investor’s net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

		(m) Initials	Initials
	n) If an affiliate of the Company or its advisor, Industrial Property Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.	(n) Initials	Initials
8.	SUBSCRIBER SIGNATURES
I (we) declare that the information supplied is true and correct and may be relied upon by the Company. I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID # field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

3 of 4

Investor Name	Subscription Agreement Class T Shares

9. BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Officer Mailing Address

City State ZIP	City State ZIP

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s E-mail Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor’s financial condition or can no longer make the representations and warranties set forth in section 7, Industrial Property Trust requests that the investor promptly notify Industrial Property Trust and the investor’s Broker/Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to:
Industrial Property Trust Inc.

Direct Overnight Mail:	P.O. Box:
Dividend Capital	Dividend Capital
C/O DST Systems Inc.	P.O. Box 219079
430 W. 7th Street, Suite 219079	Kansas City, MO 64121-9079
Kansas City, MO 64105

Dividend Capital — Industrial Property Trust Contact Information:
Phone	Web Site	E-mail
866.DCG.REIT (324.7348)	industrialpropertytrust.com	operations@dividendcapital.com

4 of 4	IPT-RET-SA-T-DEC15

APPENDIX E: SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by the board of directors (the “Board”) of Industrial Property Trust Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Industrial Property Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares having the same class designation as the applicable class of OP Units for such Participant to which such Distributions are attributable for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan shall be September 15, 2015.

3. Procedure for Participation. Any Stockholder or holder of OP Interests that has received a prospectus, as contained in a registration statement of the Company registering the class of Shares to be purchased by such Stockholder or holder of OP Interests under this Plan (the “Plan Shares”) and filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer, including an acknowledgment that a prospectus, as contained in the Company’s registration statement filed with the Commission and amended or supplemented to date, has been delivered or made available to such Stockholder or holder of OP Interests. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization, and for all Dividend or Distribution payment dates thereafter. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. If at any time prior to the listing of the Shares on a national stock exchange, the information provided by a Participant in the subscription agreement changes, including but not limited to a Participant no longer being able to make the representations or warranties set forth in the subscription agreement, the Company requests that the Participant promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Plan Shares at a price equal to $9.9187 per Class A Share and $9.8298 per Class T Share until the earliest of (i) all the Plan Shares registered in the Initial Offering and any Future Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, (iii) the shares of the Company’s common stock are listed on a national securities exchange, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of such class of Shares, as determined by the Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date, or (iv) the Board, in its sole discretion, determines for any reason to modify the Plan to provide for a higher or lower price at which Plan Shares may be purchased. Any such price modification may be arbitrarily determined by the Board, or may be determined on a different basis, including but not limited to a price equal to an estimated value per share of such class of Shares or the then current NAV per share of such class of Shares, as calculated in accordance with policies and procedures to be developed by the Board. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

E-1

Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price, which price will be utilized for purposes of issuing such Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE COMMISSION.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide, or cause to be provided, to each Stockholder an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide, or cause to be provided, to each Participant an individualized report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the Plan for any prior quarter). Further, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. In addition, the receipt by the Company of a request from a Participant for redemption of all of the Participant’s Shares will terminate the Participant’s participation in the Plan. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant’s terminating his or her interest in the Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again by notifying the Company and completing any required forms, including an acknowledgment that the then current version of the prospectus or a separate current prospectus relating solely to the Plan has been delivered or made available to the Participant. If the Company intends to list the Shares on a national stock exchange, the Plan may be terminated, and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

9. Amendment or Termination of Plan by the Company. The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason; provided, however, that if the Board materially amends the Plan or terminates the Plan, such material amendment or termination, as applicable, shall only be effective upon 10 days’ written notice to the Participants, which notice shall be provided by the Company in a Current Report on Form 8-K publicly filed with the Commission.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

E-2

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

Until [●], 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as participating broker dealers.

$600,000,000 Maximum Offering

$2,000 Minimum Purchase

CLASS A AND CLASS T COMMON STOCK

PROSPECTUS

[●], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting commissions, fees and expenses) that we expect to incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

Amount
Securities Act registration fee		$—
FINRA filing fee		$—
Blue sky fees and expenses	$
Printing and mailing expenses	$
Legal fees and expenses	$
Accounting fees and other professional expenses	$
Advertising and sales materials expenses	$
Transfer agent and escrow fees and expenses	$
Bona fide due diligence	$
Advisor personnel salaries	$

Total		$9,750,000	*

*	Amounts in table to be provided in an amendment to the Registration Statement.

Item 32. Sales to Special Parties

Not Applicable.

Item 33. Recent Sales of Unregistered Securities

On March 2, 2015 and March 1, 2016, we issued 2,675 and 12,250 shares of our common stock, respectively, to certain employees of the Advisor. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Act as transactions not involving any public offering. See “Management—Equity Incentive Plans” for additional information concerning our private placement equity incentive plan.

Item 34. Indemnification of Directors and Officers

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Our charter provides that we will generally indemnify our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, our charter provides that our directors, the Advisor and its affiliates (the “Indemnitees”) will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (ii) the Indemnitee was acting on our behalf or performing services for us, (iii) in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or in the case that the Indemnitee is an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification, and (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to an Indemnitee for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws.

The Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. Pursuant to our charter, we will generally pay or reimburse reasonable expenses incurred by a present or former director or officer, the Advisor or an affiliate of the Advisor and may pay or reimburse reasonable expenses incurred by an employee or agent in advance of final disposition of a proceeding. However, we may pay or reimburse reasonable expenses to an Indemnitee only if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, Advisor or affiliate of the Company, (ii) the Indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by our charter, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

We have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance. The indemnification agreements that we enter into with our officers and directors will require that in the event of a change in control of the Company, we will use commercially reasonable efforts to maintain in force any directors’ and officers’ liability insurance policies in effect immediately prior to the change in control for a period of six years.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements: The following financial statements are incorporated by reference as part of the prospectus included in this registration statement as set forth in the section of the prospectus titled “Incorporation by Reference.”

Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets as of December 31, 2015 and 2014	*
Consolidated Statements of Operations for the Year Ended December 31, 2015, 2014 and 2013	*
Consolidated Statements of Equity for the Year Ended December 31, 2015, 2014 and 2013	*
Consolidated Statements of Cash Flows for the Year Ended December 31, 2015, 2014 and 2013	*
Notes to Consolidated Financial Statements	*
Report of Independent Registered Public Accounting Firm	*
Schedule III—Real Estate and Accumulated Depreciation	*

Interim Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2016 (unaudited) and December 31, 2015	*
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Condensed Consolidated Statements of Comprehensive Loss for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Condensed Consolidated Statement of Equity for the Three Months Ended March 31, 2016 (unaudited)	*
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2016 and 2015 (unaudited)	*
Notes to Condensed Consolidated Financial Statements (unaudited)	*

*	See the “Incorporation by Reference” section of the prospectus included in this registration statement.

(b) Exhibits: The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Sponsor, the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed for significant properties acquired during the distribution period.

(h) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(i) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on July 21, 2016.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Dwight L. Merriman III
Dwight L. Merriman III Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Industrial Property Trust Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Thomas G. McGonagle and Joshua J. Widoff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

By: /s/ Dwight L. Merriman III Dwight L. Merriman III	Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2016

By: /s/ Evan H. Zucker Evan H. Zucker	Chairman of the Board of Directors and Director	July 21, 2016

By: /s/ Thomas G. McGonagle Thomas G. McGonagle	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2016

By: /s/ Marshall M. Burton Marshall M. Burton	Director	July 21, 2016

By: /s/ Charles B. Duke Charles B. Duke	Director	July 21, 2016

By: /s/ Stanley S. Moore Stanley A. Moore	Director	July 21, 2016

By: /s/ John S. Hagestad John S. Hagestad	Director	July 21, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Dealer Manager Agreement among Industrial Property Trust Inc., Industrial Property Advisors LLC and Dividend Capital Securities LLC.

1.2*	Form of Selected Dealer Agreement.

3.1	Articles of Amendment and Restatement of Industrial Property Trust Inc., dated July 16, 2013. Incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 17, 2013.

3.2	Articles of Amendment of Industrial Property Trust Inc., dated August 13, 2015. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

3.3	Articles Supplementary of Industrial Property Trust Inc., dated August 13, 2015. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

3.4	Certificate of Correction to Articles of Amendment and Restatement of Industrial Property Trust Inc., dated March 20, 2014. Incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 16, 2014.

3.5	Third Amended and Restated Bylaws of Industrial Property Trust Inc. Incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 16, 2014.

4.1	Form of Class A Share and Class T Share Subscription Agreement (included in the Prospectus as Appendix B)

4.2	Form of Class A Share Subscription Agreement (included in the Prospectus as Appendix C)

4.3	Form of Class T Share Subscription Agreement (included in the Prospectus as Appendix D)

4.4	Form of Second Amended and Restated Distribution Reinvestment Plan (included in the Prospectus as Appendix E)

4.5	Amended and Restated Share Redemption Program, effective as of September 15, 2015. Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

5.1**	Opinion of Venable LLP, dated [●].

8.1**	Opinion of Greenberg Traurig, LLP as to tax matters, dated [●].

10.1	Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of August 13, 2013. Incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on August 14, 2013.

10.2	Amendment No. 1 to Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of March 5, 2014. Incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on March 13, 2014.

10.3	Amended and Restated Escrow Agreement, dated as of August 13, 2013, by and among Dividend Capital Securities LLC, Industrial Property Trust Inc. and UMB Bank, N.A. Incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on August 14, 2013.

10.4	Management Agreement, dated as of July 16, 2013, by and between Industrial Property Operating Partnership LP and Dividend Capital Property Management LLC. Incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 17, 2013.

10.5	Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 16, 2014.

10.6	Industrial Property Trust Inc. Equity Incentive Plan, dated as of July 16, 2013. Incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 17, 2013.

Exhibit No.	Description

10.7	Form of Indemnification Agreement entered into between Industrial Property Trust Inc. and each of the following persons as of July 16, 2013: Evan H. Zucker, Dwight L. Merriman III, Thomas G. McGonagle, Joshua J. Widoff, Marshall M. Burton, Charles B. Duke and Stanley A. Moore. Incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 17, 2013.

10.8	Second Amended and Restated Expense Support and Conditional Reimbursement Agreement dated October 14, 2014 by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 15, 2014.

10.9	Purchase and Sale Agreement dated August 5, 2013, by and between West Valley Distribution Associates-I, LP and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed with the SEC on March 7, 2014.

10.10	First Amendment to Purchase and Sale Agreement dated September 4, 2013, by and between West Valley Distribution Associates-I, LP and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K filed with the SEC on March 7, 2014.

10.11	Reinstatement and Second Amendment to Purchase and Sale Agreement dated September 19, 2013, by and between West Valley Distribution Associates-I, LP and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 7, 2014.

10.12	Third Amendment to Purchase and Sale Agreement dated November 22, 2013, by and among IIT Acquisitions LLC and IPT West Valley DC LLC. Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed with the SEC on March 7, 2014.

10.13	Assignment and Assumption Agreement dated December 18, 2013, by and between West Valley Distribution Associates-I, LP and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed with the SEC on March 7, 2014.

10.14	Credit Agreement, dated as of January 13, 2014, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Co-Bookrunner and Co-Lead Arranger; and Wells Fargo Securities, LLC, as Co-Bookrunner and Co-Lead Arranger. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 16, 2014.

10.15	Selected Dealer Agreement, dated as of January 21, 2014, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 23, 2014.

10.16	Amendment to Selected Dealer Agreement, dated as of January 21, 2014, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc. Incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 16, 2014.

10.17	Purchase and Sale Agreement, dated February 10, 2014, by and between Paula Begoun Investments, LLC, and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on March 13, 2014.

10.18	Amended and Restated Credit Agreement, dated as of February 14, 2014, among Industrial Property Operating Partnership LP; the lenders party hereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Co-Lead Arranger and Joint Bookrunner; and Wells Fargo Securities, LLC, as Co-Lead Arranger and Joint Bookrunner; Keybank National Association, as Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent. Incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on March 13, 2014.

10.19	Purchase and Sale Agreement, dated as of February 18, 2014, by and between CPDC III, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on March 13, 2014.

Exhibit No.	Description

10.20	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 8, 2014, by and between IPT Acquisitions LLC and ProLogis-A4 FL I LLC. Incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 16, 2014.

10.21	Purchase and Sale Agreement, dated May 13, 2014, between TPRF III/Rialto Industrial LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 16, 2014.

10.22	Purchase and Sale Agreement and Joint Escrow Instructions, dated May 19, 2014, by and between IPT Acquisitions LLC and Palmtree Acquisition Corporation. Incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 16, 2014.

10.23	Purchase and Sale Agreement, dated June 6, 2014, by and between Kylie Capital LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 16, 2014.

10.24	Purchase and Sale Agreement, dated July 29, 2014, by and between Baird Investment Company, Frederick C. Mansfield, Trustee of the Sylvia Baldwin Mansfield Trust dated November 21, 1975, as amended and restated, and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on October 16, 2014.

10.25	Purchase and Sale Agreement, dated August 5, 2014, by and between IPT Acquisitions LLC and Avera Development, LLC. Incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on October 16, 2014.

10.26	Agreement of Sale, dated September 5, 2014, by and between IPT O’Hare DC LLC and IAC 1000 County Line L.L.C. Incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on October 16, 2014.

10.27	Purchase and Sale Agreement, dated September 5, 2014, by and between CRP-3 BWIC I, LLC, CRP-3 BWIC II, LLC, and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on October 16, 2014.

10.28	Purchase and Sale Agreement, dated September 16, 2014, by and between Elgin Realty Company, LLP and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on October 16, 2014.

10.29	Contract for Sale and Purchase, dated October 15, 2014, by and between CostCo Way 8, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 16, 2014.

10.30	Agreement of Purchase and Sale, dated October 31, 2014, by and between CRP Oakmont Flower Mound, L.L.C., CRP Oakmont Grand Prairie, L.L.C., and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on January 16, 2015.

10.31	Purchase and Sale Agreement, dated November 19, 2014, by and between Totowa Property Associates, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on January 16, 2015.

10.32	Second Amended and Restated Credit Agreement, dated as of November 21, 2014, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Joint Bookrunner and Co-Lead Arranger; Wells Fargo Securities, LLC as Joint Bookrunner and Co-Lead Arranger; Keybank National Association, as Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 25, 2014.

10.33	Real Estate Contract, dated December 4, 2014, by and between Carson Bayport I LP and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on January 16, 2015.

Exhibit No.	Description

10.34	Purchase and Sale Agreement, dated December 8, 2014, by and between Holman Distribution Center of Oregon, Inc., Hawthorne Investment Company, Clark Family LLC, Clark Properties North Wing LLC and Clark Properties South Wing LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on January 16, 2015.

10.35	Sale, Purchase and Escrow Agreement, dated December 9, 2014, among Peachtree North Business Park, LLC, IPT Acquisitions LLC and Calloway Title and Escrow, LLC. Incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on January 16, 2015.

10.36	First Amendment to Second Amended and Restated Credit Agreement, dated as of December 19, 2014, among Industrial Property Operating Partnership LP, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent and as a lender; Wells Fargo Bank, National Association, as Syndication Agent and as a lender; J.P. Morgan Securities LLC, as Joint Bookrunner and Co-Lead Arranger; Wells Fargo Securities, LLC as Joint Bookrunner and Co-Lead Arranger; KeyBank National Association, as Co-Documentation Agent and as a lender; Regions Bank, as Co-Documentation Agent and as a lender; U.S. Bank National Association as a lender; Capital One, National Association as a lender; and Fifth Third Bank as a lender. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 23, 2014.

10.37	Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP, dated as of February 12, 2015, by and among IPT BTC I GP LLC, IPT BTC I LP LLC, bcIMC International Real Estate (2004) Investment Corporation, and bcIMC (WCBAF) Realpool Global Investment Corporation. Incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.38	Amended and Restated Agreement by and between IPT BTC I GP LLC and Industrial Property Advisors LLC, effective as of February 12, 2015. Incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.39	Private Placement Equity Incentive Plan, dated February 26, 2015. Incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.40	Form of Restricted Stock Agreement for Private Placement Equity Incentive Plan. Incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.41	Form of Director Stock Grant Agreement for Equity Incentive Plan. Incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.42	Form of Restricted Stock Grant Agreement for Consultants for Equity Incentive Plan. Incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.43	Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 16, 2015, among Industrial Property Operating Partnership LP, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent and as a lender; Wells Fargo Bank, National Association, as Syndication Agent and as a lender; J.P. Morgan Securities LLC, as Joint Bookrunner and Co-Lead Arranger; Wells Fargo Securities, LLC as Joint Bookrunner and Co-Lead Arranger; KeyBank National Association, as Co-Documentation Agent and as a lender; Regions Bank, as Co-Documentation Agent and as a lender; U.S. Bank National Association as a lender; Capital One, National Association as a lender; and Fifth Third Bank as a lender. Incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.44	Credit Agreement, dated as of June 5, 2015, by and among BTC Intermediate Holdco LP, Build-To-Core Industrial Partnership I LP, each of the subsidiary guarantors party thereto from time to time, Regions Bank, the other lenders party thereto and other lenders that may become parties thereto, U.S. Bank National Association and Regions Capital Markets and U.S. Bank National Association. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 9, 2015.

Exhibit No.	Description

10.45	Amendment to the Second Amended and Restated Expense Support and Conditional Reimbursement Agreement, effective as of June 30, 2015, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on April 17, 2015.

10.46	Third Amended and Restated Advisory Agreement, dated as of August 14, 2015, among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

10.47	Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of August 14, 2015, among Industrial Property Trust, Inc., as general partner, and the Limited Partners thereto. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

10.48	Third Amended and Restated Waiver and Expense Support Agreement, effective as of August 14, 2015, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

10.49	Amendment No. 2 to the Selected Dealer Agreement, dated as of August 28, 2015, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC and Ameriprise Financial Services. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 2, 2015.

10.50	Form of Indemnification Agreement entered into between Industrial Property Trust Inc. and John S. Hagestad as of September 2, 2015. Incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-184126) filed with the SEC on July 17, 2013.

10.51	Loan Agreement, dated as of September 25, 2015, by and among IPT Bayport DC LP, IPT Centreport DC LP, IPT Century DC LP, IPT Livermore DC LP, IPT Rialto DC LP, IPT O’Hare DC LLC and IPT Windham IC LLC, as Borrower, and Teachers Insurance and Annuity Association of America, as Lender. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2015.

10.52	Purchase and Sale Agreements dated November 24, 2015, by and between LBA/MET Partners I-Company II, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.48 to the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

10.53	Purchase and Sale Agreements dated November 24, 2015, by and between LBA/MET Partners I-Company III, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.49 to the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

10.54	Purchase and Sale Agreements dated November 24, 2015, by and between LBA/MET Partners I-Company V, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.50 to the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

10.55	Purchase and Sale Agreements dated November 24, 2015, by and between LBA/MET Partners I-Company IX, LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.51 to the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

10.56	Amendment No. 1 to Amended and Restated Agreement dated as of November 25, 2015 by and between IPT BTC I GP LLC and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.52 to the Annual Report on Form 10-K filed with the SEC on March 10, 2015.

10.57	Purchase and Sale Agreement, dated November 27, 2015, by and between AP Zephyr Street LLC, AP Commerce Parkway LLC, AP Polk Lane LLC, AP Quality Drive LLC, AP Quest Way LLC, AP MIAC Cove LLC, AP Pleasant Hill LLC and IPT Acquisitions LLC. Incorporated by reference to Exhibit 10.53 to the Annual Report on Form 10-K filed with the SEC on March 10, 2015.

10.58	Third Amended and Restated Credit Agreement, dated as of December 8, 2015, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner; Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger; Bank of America, N.A., as Co-Documentation Agent; U.S. Bank National Association, as Joint Lead Arranger and Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2015.

Exhibit No.	Description

10.59	Interest Purchase Agreement, dated December 28, 2015, by and between bcIMC (USA) Realty Div A2 LLC and IPT BTC I LP LLC. Incorporated by reference to Exhibit 10.55 to the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

10.60	Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP, dated as of January 28, 2016, by and among IPT BTC I GP LLC, IPT BTC I LP LLC, bcIMC International Real Estate (2004) Investment Corporation, bcIMC (WCBAF) Realpool Global Investment Corporation, and bcIMC (USA) Realty Div A2 LLC.

10.61	Amendment No. 2 to Amended and Restated Agreement, dated as of January 28, 2016, by and between IPT BTC I GP LLC and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 3, 2016.

10.62	First Amendment to the Third Amended and Restated Advisory Agreement, dated as of February 17, 2016, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 23, 2016.

21.1*	List of Subsidiaries of Industrial Property Trust Inc.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.3**	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 8.1)

24.1	Power of Attorney of certain signatories (included in the signature page to this Registration Statement on Form S-11.

99.1	Consent of Duff & Phelps, LLC. Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2015.

*	Filed herewith.
**	To be filed by amendment.